EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION
                              DATED JUNE 28, 2002




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                                                                  EXECUTION COPY


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           AUTOTRADECENTER.COM INC.,

                             AUTOTRADECENTER, INC.,

                           AUTC AUTODAQ CORPORATION,

                              AUTODAQ CORPORATION,

           AND BUTTERWICK FINANCIAL GROUP, INC. AS PARENT STOCKHOLDER
                                 REPRESENTATIVE

             AND ADAM BOYDEN AS COMPANY STOCKHOLDER REPRESENTATIVE







                           Dated as of June 28, 2002



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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I THE REINCORPORATION MERGER AND STOCK DIVIDEND........................2

   1.1      The Reincorporation Merger.........................................2
   1.2      Reincorporation Effective Time.....................................2
   1.3      Effects of the Reincorporation Merger..............................3
   1.4      Conversion of Shares...............................................3
   1.5      Parent Options and Parent Warrants.................................3
   1.6      Certificate of Incorporation and Bylaws; Directors
            and Officers.......................................................4
   1.7      Treatment of AUTC Delaware Common Stock Reserved for
            Parent Warrants....................................................4
   1.8      Preferred Stock Dividend...........................................5
   1.9      Funding of Parent Escrow Fund......................................5
   1.10     Rounding ..........................................................5
   1.11     Further Action.....................................................5
   1.12     Tax and Accounting Consequences....................................5

ARTICLE II THE MERGER..........................................................6

   2.1      The Merger.........................................................6
   2.2      Merger Effective Time; Closing.....................................6
   2.3      Effect of the Merger...............................................6
   2.4      Certificate of Incorporation and Bylaws; Directors and
            Officers...........................................................6
   2.5      Effect of Merger on the Capital Stock of the Constituent
            Corporations.......................................................7
   2.6      Surrender of Certificates.........................................13
   2.7      No Further Ownership Rights in Company Capital Stock..............15
   2.8      Treatment of Merger Stock Reserved for Company Warrants...........15
   2.9      Lost, Stolen or Destroyed Company Certificates....................15
   2.10     Funding of Company Escrow Fund....................................16
   2.11     Dissenting Shares.................................................16
   2.12     Further Action....................................................16
   2.13     Tax Consequences..................................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................17

   3.1      Organization; Standing and Power; Charter Documents;
            Subsidiaries......................................................17
   3.2      Company Capital Structure.........................................17
   3.3      Authority; Non-Contravention; Necessary Consents..................19
   3.4      Company Financial Statements; Undisclosed Liabilities.............20
   3.5      Absence of Certain Changes or Events..............................21
   3.6      Tax and Other Returns and Reports.................................21
   3.7      Intellectual Property.............................................23
   3.8      Compliance; Permits...............................................25
   3.9      Litigation........................................................25
   3.10     Contracts.........................................................25

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   3.11     Employee Matters and Benefit Plans................................26
   3.12     Real Property.....................................................30
   3.13     Insurance.........................................................30
   3.14     Disclosure........................................................30
   3.15     Board Approval....................................................31
   3.16     Related Party Transactions........................................31
   3.17     Environmental Matters.............................................31
   3.18     Brokers' and Finders' Fees........................................31
   3.19     Restrictions on Business Activities...............................31
   3.20     Accounts Receivable/Inventory.....................................32
   3.21     Minute Books......................................................32
   3.22     Personal Property.................................................32
   3.23     Significant Customers.............................................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT...........................33

   4.1      Organization; Standing and Power; Charter Documents;
            Subsidiaries......................................................33
   4.2      Parent Capital Structure..........................................34
   4.3      Authority; Non-Contravention; Necessary Consents..................35
   4.4      Parent SEC Filings; Parent Financial Statements; Undisclosed
            Liabilities.......................................................37
   4.5      Absence of Certain Changes or Events..............................38
   4.6      Tax and Other Returns and Reports.................................38
   4.7      Intellectual Property.............................................40
   4.8      Compliance; Permits...............................................40
   4.9      Litigation........................................................41
   4.10     Contracts.........................................................41
   4.11     Employee Matters and Benefit Plans................................42
   4.12     Real Property.....................................................45
   4.13     Insurance.........................................................45
   4.14     Disclosure........................................................45
   4.15     Board Approval....................................................45
   4.16     Related Party Transactions........................................46
   4.17     Environmental Matters.............................................46
   4.18     Fairness Opinion..................................................48
   4.19     Brokers' and Finders' Fees........................................48
   4.20     Restrictions on Business Activities...............................48
   4.21     Accounts Receivable/Inventory.....................................49
   4.22     Minute Books......................................................49
   4.23     Personal Property.................................................49
   4.24     Significant Customers.............................................50
   4.25     Operations of AUTC Delaware and Merger Sub........................50

ARTICLE V REPRESENTATIONS AND WARRANTIES OF AUTC DELAWARE.....................50

   5.1      Organization; Standing and Power..................................50
   5.2      Subsidiaries......................................................50
   5.3      AUTC Delaware Capital Structure...................................51
   5.4      Authority; Non-Contravention; Necessary Consents..................51


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   5.5      Reincorporation...................................................52
   5.6      Operations of Merger Sub..........................................52

ARTICLE VI CONDUCT PRIOR TO THE MERGER EFFECTIVE TIME.........................53

   6.1      Conduct of Business by Parent and AUTC Delaware...................53
   6.2      Conduct of Business by the Company................................56

ARTICLE VII ADDITIONAL AGREEMENTS.............................................59

   7.1      Exemption from Registration.......................................59
   7.2      Meetings of Stockholders; Board Recommendation....................60
   7.3      Acquisition Proposals.............................................62
   7.4      Confidentiality; Access to Information; No Modification
            of Representations, Warranties or Covenants.......................65
   7.5      Public Disclosure.................................................66
   7.6      Regulatory Filings; Reasonable Efforts............................66
   7.7      Notification of Certain Matters...................................67
   7.8      Third-Party Consents..............................................68
   7.9      Directors and Officers of AUTC Delaware After the
            Merger Effective Time.............................................68
   7.10     Voting Agreements.................................................68
   7.11     Bridge Loan by August Capital, L.P................................69
   7.12     Interim Loan......................................................69
   7.13     Satisfaction of Obligations to Eagle Capital......................69
   7.14     Equity Investment by August Capital, L.P..........................69
   7.15     Officers and Directors............................................69
   7.16     Employment of Continuing Employees................................70

ARTICLE VIII CONDITIONS TO THE REORGANIZATION.................................70

   8.1      Conditions to Obligations of Each Party to Effect the
            Reorganization....................................................70
   8.2      Additional Conditions to Obligations of the Company...............70
   8.3      Additional Conditions to the Obligations of Parent................73

ARTICLE IX SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COMPANY
           ESCROW; PARENT ESCROW..............................................74

   9.1      Survival of Representations and Warranties........................74
   9.2      Escrow Arrangements...............................................74

ARTICLE X TERMINATION, AMENDMENT AND WAIVER...................................84

   10.1     Termination.......................................................84
   10.2     Notice of Termination; Effect of Termination......................85
   10.3     Fees and Expenses.................................................86
   10.4     Amendment.........................................................86
   10.5     Extension; Waiver.................................................87

ARTICLE XI GENERAL PROVISIONS.................................................87

   11.1     Notices  .........................................................87
   11.2     Interpretation....................................................88


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   11.3     Counterparts......................................................89
   11.4     Entire Agreement; Third-Party Beneficiaries.......................89
   11.5     Severability......................................................89
   11.6     Other Remedies; Specific Performance..............................89
   11.7     Governing Law.....................................................89
   11.8     Rules of Construction.............................................89
   11.9     Assignment........................................................90
   11.10    Waiver of Jury Trial..............................................90






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EXHIBIT           DESCRIPTION

Exhibit A-1       Form of Voting Agreement for Parent Stockholders
Exhibit A-2       Form of Voting Agreement for Company Stockholders
Exhibit B         Form of Employment and Non-Competition Agreement
Exhibit C         Form of Legal Opinion of Counsel to Parent, AUTC Delaware and
                  Merger Sub
Exhibit D         Form of Legal Opinion of Counsel to the Company
Exhibit E         Form of Certificate of Incorporation of AUTC Delaware
Exhibit F         Form of Bylaws of AUTC Delaware
Exhibit G         Form of Agreement and Plan of Merger
Exhibit H         Form of Convertible Promissory Note and Security Agreement
Exhibit I         Form of Guaranty
Exhibit J         Form of Loan Agreement Exhibit K Form of Pay-off Agreement
Exhibit L         Form of Series E Preferred Stock Purchase Agreement
Exhibit M         Form of Stockholder Agreement
Exhibit N         Merger Stock Allocation





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COMPANY SCHEDULES

SCHEDULE             DESCRIPTION

3.2(a)               Capital Stock

3.2(b)               Stock Options and Warrants

3.2(c)               Other Securities

3.3(b)               Non-Contravention

3.3(c)               Consents

3.6                  Tax Returns and Audits

3.8                  Compliance; Permits

3.9                  Litigation

3.10(a)              Company Material Contracts

3.11(b)              Employee Plans and Agreements

3.11(c)              Employee Plan Compliance

3.11(f)              Post-Employment Obligations

3.11(h)              Effect of Transaction

3.11(j)              Labor

3.12                 Real Property

3.13                 Insurance

3.16                 Related Party Transactions

3.17                 Environmental Matters

3.19                 Restrictions on Business Activities

3.20                 Accounts Receivable/Inventory

3.22                 Personal Property

3.23                 Significant Customers

6.2                  Conduct of Business by the Company

7.9 Directors and Officers of AUTC Delaware After the Merger Effective Time

7.15                 Officers and Directors

PARENT AND AUTC DELAWARE SCHEDULES

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SCHEDULE             DESCRIPTION

1.4                  Conversion Terms of Parent Preferred Stock

4.1                  Subsidiaries

4.2(a)               Capital Stock

4.2(b)               Stock Options and Warrants

4.2(c)               Other Securities

4.3(b)               Non-Contravention

4.3(c)               Consents

4.4(a)               SEC Filings

4.4(b)               Financial Statements

4.5                  Absence of Certain Changes or Events

4.6                  Tax and Other Reports and Returns

4.7                  Intellectual Property

4.9                  Litigation

4.10                 Material Contracts

4.11(b)              Employee Plans and Agreements

4.11(c)              Employee Plan Compliance

4.11(f)              Post-Employment Obligations

4.11(h)              Effect of Transaction

4.11(j)              Labor

4.12                 Real Property

4.13                 Insurance

4.16                 Related Party Transactions

4.17                 Environmental Matters

4.19                 Brokers' and Finders' Fees

4.20                 Restrictions on Business Activities

4.21                 Accounts Receivable/Inventory

4.23                 Personal Property

4.24                 Significant Customers

6.1                  Conduct of Business by Parent and AUTC
                     Delaware


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7.11                 Fulfillment of Obligation to Eagle Capital

7.15                 Officers and Directors

8.2(c)               Third Party Consents

8.2(g)               Designees of Company to Serve on AUTC
                     Delaware's Board of Directors

8.2(h)               Key Employees of Parent to sign Employment
                     Agreements

8.2(j)               Termination of Certain Agreements



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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of June 28, 2002, by and among AutoTradeCenter.com Inc., an Arizona corporation ("PARENT"), AutoTradeCenter, Inc., a Delaware corporation ("AUTC DELAWARE"), AUTC Autodaq Corporation, a Delaware corporation and wholly-owned subsidiary of AUTC Delaware (the "MERGER SUB"), Autodaq Corporation, a Delaware corporation (the "COMPANY"), Butterwick Financial Group, Inc., a Colorado corporation, as AUTC Delaware's stockholder representative ("PARENT STOCKHOLDER REPRESENTATIVE"), and Adam Boyden as the Company's stockholder representative ("COMPANY STOCKHOLDER REPRESENTATIVE").

                                    RECITALS

         A. The Board of Directors of each of Parent, AUTC Delaware, Merger Sub and the Company have approved, and deemed it advisable and in the best interests of their respective corporations and stockholders to consummate the business combination transaction provided for herein in which (i) Coyote will, subject to the terms and conditions set forth herein, reincorporate into the state of Delaware by merging with and into AUTC Delaware, with AUTC Delaware surviving such merger (the "REINCORPORATION MERGER"), and (ii) after the Reincorporation Merger, Merger Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of AUTC Delaware (the "MERGER" and, together with the Reincorporation Merger, the "REORGANIZATION").

         B. Parent, AUTC Delaware and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         C. Concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, certain directors, officers and other principal stockholders of Parent are entering into voting agreements in the form of EXHIBIT A-1 attached hereto and certain directors, officers and other principal stockholders of the Company are entering into voting agreements in the form of EXHIBIT A-2 attached hereto (collectively, the "VOTING AGREEMENTS").

         D. Concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, certain key employees of Parent are entering into employment and non-competition agreements in the form of EXHIBIT B attached hereto (collectively, the "EMPLOYMENT AND NON-COMPETITION AGREEMENTS").

         E. Concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, (i) the Company is issuing to August Capital, L.P. ("AUGUST CAPITAL")
(a) a convertible promissory note and (b) a security

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agreement each in the form of EXHIBIT H attached hereto (collectively, the
"CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT"), (ii) Parent is issuing to August Capital a guarantee in the form of EXHIBIT I attached hereto (the "GUARANTY") and (iii) August Capital is delivering to the Company by wire transfer an amount equal to the principal of the Convertible Promissory Note (the "BRIDGE FINANCING").

         F. Concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, the Company and Parent are entering into a loan agreement in the form of EXHIBIT J attached hereto (the "LOAN AGREEMENT").

         G. Concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, Parent and Eagle Capital L.P. ("EAGLE CAPITAL") are entering into a pay-off agreement in the form of EXHIBIT K attached hereto (the "PAY-OFF AGREEMENT").

         H. Concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, Parent, AUTC Delaware, the Company and August Capital are entering into a Series E Preferred Stock purchase agreement in the form of EXHIBIT L attached hereto (the "PURCHASE AGREEMENT"), which provides that, subject to certain closing conditions described therein, the Reincorporation Surviving Corporation shall, immediately following the Merger, issue and sell to the purchasers described therein the number of shares of Series E Preferred Stock, par value $0.00001 per share (the "AUTC DELAWARE SERIES E PREFERRED"), allocated to each of the purchasers therein for an aggregate purchase price of up to $4,000,000.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
             THE REINCORPORATION MERGER AND PREFERRED STOCK DIVIDEND

         1.1 THE REINCORPORATION MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DELAWARE LAW") and Arizona Business Corporation Act ("ARIZONA LAW"), at the Reincorporation Effective Time (as defined in Section 1.2), Parent shall merge with and into AUTC Delaware. AUTC Delaware shall be the surviving corporation (the "REINCORPORATION SURVIVING CORPORATION") in the Reincorporation Merger and shall continue its corporate existence under Delaware Law. Upon consummation of the Reincorporation Merger, the separate corporate existence of Parent shall terminate. As used herein, all references to Parent after the Reincorporation Effective Time shall be deemed to refer to the Reincorporation Surviving Corporation.

         1.2 REINCORPORATION EFFECTIVE TIME. The Reincorporation Merger shall become effective in accordance with the Agreement and Plan of Merger (the "REINCORPORATION AGREEMENT") in the form of EXHIBIT G attached hereto on the Closing Date (as defined in Section 2.2) at the later of the time that is specified in the Certificate or Articles of Merger, as the case may be, relating to the


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Reincorporation Merger filed with the (a) Secretary of State of the State of
Delaware and (b) Secretary of State of the State of Arizona (the
"REINCORPORATION EFFECTIVE TIME"), which shall be, in any case, prior to the Merger Effective Time.

         1.3 EFFECTS OF THE REINCORPORATION MERGER. At and after the Reincorporation Effective Time, the Reincorporation Merger shall have the effects set forth under Delaware Law and Arizona Law. Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Effective Time, all the property, rights, privileges, powers and franchises of Parent shall vest in the Reincorporation Surviving Corporation, and all debts, liabilities and duties of Parent shall become the debts, liabilities and duties of the Reincorporation Surviving Corporation.

         1.4      CONVERSION OF SHARES.

                  (a) Subject to Section 1.9 and Article IX hereof, at the Reincorporation Effective Time, by virtue of the Reincorporation Merger and without any action on the part of Parent, AUTC Delaware or any holder of any class or series of capital stock of Parent ("PARENT CAPITAL STOCK") (i) each share of Parent Preferred Stock (as defined in Section 4.2(a)) issued and outstanding immediately prior to the Reincorporation Effective Time shall convert into shares of Parent Common Stock (as defined in Section 4.2(a)), pursuant to the conversion terms of the Parent Preferred Stock described in the Reincorporation Agreement, (ii) following the conversion of Parent Preferred Stock pursuant to (i), each share of Parent Common Stock issued and outstanding immediately prior to the Reincorporation Effective Time, including the Parent Escrow Amount, shall be converted into one share of common stock, par value $.00001 per share, of AUTC Delaware ("AUTC DELAWARE COMMON STOCK"), (iii) each share of Parent Capital Stock held in the treasury of Parent immediately prior to the Reincorporation Effective Time shall be cancelled and (iv) each share of AUTC Delaware Common Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be cancelled.

                  (b) All of the shares of Parent Common Stock converted into shares of AUTC Delaware Common Stock pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Reincorporation Effective Time, and each certificate previously representing any such shares ("PARENT CERTIFICATE") shall thereafter represent, without the requirement of any exchange thereof, the number of shares of AUTC Delaware Common Stock into which such shares of Parent Common Stock represented by such Parent Certificate have been converted pursuant to Section 1.4(a) (such certificates following the Reincorporation Merger, the "AUTC DELAWARE CERTIFICATES").

         1.5      PARENT OPTIONS AND PARENT WARRANTS

.. Parent and AUTC Delaware shall take all requisite action such that, at the Reincorporation Effective Time, each Parent Option and Parent Warrant (each as defined in Section 4.2(b) hereof) that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Parent Common Stock and shall be converted automatically into an option or warrant, as the case may be, to purchase a number of shares of AUTC Delaware Common Stock equal to the number of shares of Parent Common Stock subject to such Parent Option or Parent Warrant, as the case may be, immediately prior to the Reincorporation Effective Time at an exercise price per share of AUTC Delaware Common Stock equal to the exercise price per share of Parent Common Stock in effect immediately prior to the


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Reincorporation Effective Time (subject to any adjustments required pursuant to the terms of any such warrants). Each Parent Option shall otherwise be subject to the terms of the Parent Stock Plan (as defined in Section 4.2) and/or the Stock Option Agreement under which such Parent Options were issued and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration, vesting schedule and other terms of the new option shall be the same as the original Parent Option except that all references to Parent shall be deemed to be references to AUTC Delaware. Each Parent Warrant shall otherwise be subject to the provisions of the agreement under which such Parent Warrants were issued, including all provisions relating to duration, vesting schedules and other terms, except that any reference in such agreement to Parent shall mean the Reincorporation Surviving Corporation.

         1.6    CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

                  (a) At the Reincorporation Effective Time, the Amended and Restated Certificate of Incorporation of AUTC Delaware in effect immediately prior to the Reincorporation Effective Time and in the form of EXHIBIT E attached hereto (the "RESTATED CERTIFICATE"), shall be the Certificate of Incorporation of the Reincorporation Surviving Corporation until thereafter amended in accordance with applicable law; provided that, the name of the Reincorporation Surviving Corporation shall be "AutoTradeCenter, Inc." The Bylaws of AUTC Delaware (the "AUTC DELAWARE BYLAWS"), as in effect immediately prior to the Reincorporation Effective Time and in the form of EXHIBIT F attached hereto, shall be, at the Reincorporation Effective Time, the Bylaws of the Reincorporation Surviving Corporation until thereafter amended.

                  (b) At the Reincorporation Effective Time, the directors of Parent shall become the directors of the Reincorporation Surviving Corporation, and the officers of Parent shall become the officers of the Reincorporation Surviving Corporation.

         1.7 TREATMENT OF AUTC DELAWARE COMMON STOCK RESERVED FOR PARENT WARRANTS. Following the Reincorporation Merger, the Reincorporation Surviving Corporation shall reserve a sufficient number of shares of AUTC Delaware Common Stock for issuance to holders of Parent Warrants as described in Schedule 3.2(b) of the Parent Schedules (the "PARENT RESERVED COMMON STOCK"). To the extent that any Parent Warrants expire by their terms or are no longer exercisable for any other reason, the shares of Parent Reserved Common Stock underlying such Parent Warrants shall thereafter be issued and distributed on a pro rata basis to those persons who were holders of Parent Common Stock immediately prior to the Reincorporation Merger; provided, however, that if the terms of any Parent Warrant provide that the holder of such Parent Warrant would be entitled to any additional shares of Parent Common Stock upon the exercise of such Parent Warrants as a result of any distribution of Parent Reserved Common Stock pursuant to this Section 1.7, then the Reincorporation Surviving Corporation shall continue to reserve a certain number of shares of Parent Reserved Common Stock to be delivered to the holder of such Parent Warrants upon the exercise of such Parent Warrants. The portion of such shares of Parent Reserved Common Stock to be distributed to each such holder of Parent Common Stock shall be in proportion to the aggregate number of shares of AUTC Delaware Common Stock that such holder received pursuant to Section 1.4 by virtue of ownership of outstanding shares of Parent Common Stock.


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         1.8     PREFERRED STOCK DIVIDEND. Subject to Section 1.9 and Article IX
hereof, immediately following the Reincorporation Merger and prior to the consummation of the Merger, the Reincorporation Surviving Corporation shall declare and pay a pro rata stock dividend to the holders of AUTC Delaware Common Stock consisting of a certain amount of Series D Preferred Stock, par value $0.00001 ("AUTC DELAWARE SERIES D PREFERRED STOCK"), for each share of outstanding AUTC Delaware Common Stock (the "PREFERRED STOCK DIVIDEND"). The actual number of shares of AUTC Delaware Series D Preferred Stock to be received by the holders of AUTC Delaware Common Stock as the Preferred Stock Dividend shall be equal to the difference between (a) the quotient obtained by dividing
(i) the outstanding number of shares of AUTC Delaware Common Stock immediately prior to the Merger Effective Time by (ii) the Preferred Stock Threshold Percentage (as defined in Section 2.5 hereof) and (b) the outstanding number of shares of AUTC Delaware Common Stock immediately prior to the Merger Effective Time. The AUTC Delaware Series D Preferred Stock shall have the rights, preferences, privileges and restrictions described in the Restated Certificate, including but not limited to an aggregate liquidation preference equal to the New Series D Liquidation Preference (as defined in Section 2.5 below).

         1.9 FUNDING OF PARENT ESCROW FUND. Promptly after the Reincorporation Merger and payment of the Preferred Stock Dividend and prior to the consummation of the Merger, the Reincorporation Surviving Corporation shall deposit into an escrow account a number of shares of AUTC Delaware Common Stock and AUTC Delaware Series D Preferred Stock equal to ten percent (10%) of each of (a) the aggregate AUTC Delaware Common Stock otherwise issuable to the holders of AUTC Delaware Common Stock pursuant to Section 1.4(a) hereof (including, for purposes of this calculation, all shares of AUTC Delaware Common Stock underlying all outstanding Parent Options and Parent Warrants) and (b) the aggregate Preferred Stock Dividend otherwise issuable to the holders of AUTC Delaware Common Stock pursuant to Section 1.8 hereof (the "PARENT ESCROW AMOUNT"). The portion of the Parent Escrow Amount contributed on behalf of each holder of AUTC Delaware Common Stock shall be in proportion to the aggregate number of shares of AUTC Delaware Common Stock and AUTC Delaware Series D Preferred Stock that such holder would otherwise be entitled to receive pursuant to Sections 1.4 and 1.8 hereof.

         1.10 ROUNDING. Except as otherwise expressly provided, herein, all calculations made pursuant to the Reincorporation shall be rounded up to the nearest whole share of AUTC Delaware Series D Preferred Stock or AUTC Delaware Common Stock, as the case may be.

         1.11 FURTHER ACTION. At and after the Reincorporation Effective Time, the officers and directors of Parent will be authorized to execute and deliver, in the name and on behalf of Parent, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent, any other actions to vest, perfect or confirm of record or otherwise in the Reincorporation Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Reincorporation Surviving Corporation as a result of, or in connection with, the Reincorporation Merger.

         1.12 TAX AND ACCOUNTING CONSEQUENCES. It is intended that the Reincorporation Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g). At and after the Effective Time, the officers and directors of the Reincorporation Surviving


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Corporation will be authorized to execute and deliver, in the name and on behalf of Parent, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent, any other actions to vest, perfect or confirm of record or otherwise in the Reincorporation Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Reincorporation Surviving
Corporation as a result of, or in connection with, the Reincorporation Merger.

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. At the Merger Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, the Merger shall be effected, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         2.2 MERGER EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER") in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "MERGER EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in
Article VIII other than those conditions which by their terms are to be satisfied or waived on the Closing Date, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         2.3 EFFECT OF THE MERGER. At the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4    CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

                  (a) At the Merger Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Merger Effective Time, until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided that, the name of the Surviving Corporation shall be "AUTC Autodaq Corporation." The Bylaws of Merger Sub, as in effect immediately prior to the Merger Effective Time, shall be, at the Merger Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.




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                  (b)      At the Merger Effective Time, the directors of the
Company shall become the directors of the Surviving Corporation, and the officers of the Company shall become the officers of the Surviving Corporation.

         2.5 EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shallhave the following respective meanings:

         "AGGREGATE MERGER STOCK" shall mean a number of shares of AUTC Delaware Capital Stock equal to the difference between (i) the quotient obtained by dividing (A) the outstanding number of shares of AUTC Delaware Capital Stock immediately prior to the Merger Effective Time, by (B) thirty percent (30%) and
(ii) the number of shares of AUTC Delaware Common Stock outstanding immediately prior to the Merger Effective Time.

         "COMMON MERGER STOCK" shall mean a number of shares of AUTC Delaware Common Stock equal to the product of (i) the Aggregate Merger Stock multiplied by (ii) the quotient obtained by dividing (A) the outstanding number of shares of the Company Common Stock, Company Options, ERAC Common Equity and Company Common Warrants by (B) the Company Capital Stock (calculated on an as-converted to Company Common Stock basis).

         "COMPANY CAPITAL STOCK" shall mean, collectively, (i) Company Common Stock issued and outstanding immediately prior to the Merger Effective Time;
(ii) Company Preferred Stock issued and outstanding immediately prior to the Merger Effective Time (calculated on an as-converted to Company Common Stock basis); (iii) Company Common Stock issued or issuable upon the exercise or conversion of all Company Options outstanding immediately prior to the Merger Effective Time, whether vested or unvested; (iv) Company Common Stock and Company Preferred Stock (calculated on an as-converted to Company Common Stock basis) issuable upon the exercise of all Company Common Warrants and Company Preferred Warrants and (v) ERAC Common Equity; provided that, for the purpose of determining the number of shares of Company Preferred Stock described in (ii), the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "COMPANY COMMON EXCHANGE RATIO" shall mean the quotient obtained by dividing (i) the number of shares of Common Merger Stock by (ii) the sum of (A) the number of shares of outstanding Company Common Stock, (B) ERAC Common Equity and (C) the aggregate number of shares of Company Common Stock issuable upon the exercise of all Company Options and Company Common Warrants.

         "COMPANY COMMON STOCK" shall mean shares of common stock, par value $0.001 per share, of the Company.

         "COMPANY COMMON WARRANTS" shall mean all issued and outstanding rights to purchase or otherwise acquire (by payment of consideration, conversion or otherwise) shares of Company Common Stock identified on Schedule 3.2 of the Company Schedules, other than Company Preferred Stock, Company Preferred Warrants, Company Options or ERAC Common Equity.



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         "COMPANY ESCROW AMOUNT" shall mean a number of shares of Aggregate
Merger Stock equal to five percent (5%) of each of (i) the Preferred Merger Stock and (ii) the Common Merger Stock.

         "COMPANY OPTIONS" shall mean all issued and outstanding options or other rights (including commitments to grant options or other rights) to purchase or otherwise acquire (by payment of consideration, conversion or otherwise) any Company Capital Stock (whether or not vested) held by any person or entity at the Merger Effective Time, other than any Company Preferred Stock, Company Common Warrants, Company Preferred Warrants or ERAC Common Equity.

         "COMPANY PREFERRED STOCK" shall mean shares of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred, each calculated on an as-converted to Company Common Stock basis.

         "COMPANY PREFERRED WARRANTS" shall mean any issued and outstanding rights to purchase or otherwise acquire (by payment of consideration, conversion or otherwise) shares of Company Series B Preferred identified on Schedule 3.2 of the Company Schedules.

         "COMPANY RESTRICTED STOCK" shall mean shares of Company Common Stock subject to a right of repurchase by the Company.

         "COMPANY SERIES A EXCHANGE RATIO" shall mean the quotient obtained by dividing (i) the Series A Preferred Merger Stock by (ii) the number of shares of Company Series A Preferred.

         "COMPANY SERIES A PREFERRED" shall mean all outstanding shares of Series A preferred stock, par value $0.001 per share, of the Company.

         "COMPANY SERIES B EXCHANGE RATIO" shall mean the quotient obtained by dividing (i) the Series B Preferred Merger Stock by (ii) the number of shares of Company Series B Preferred.

         "COMPANY SERIES B PREFERRED" shall mean all outstanding shares of Series B preferred stock, par value $0.001 per share, of the Company.

         "COMPANY SERIES C EARN-OUT" shall mean those certain earn-out obligations described in Article II of the Agreement and Plan of Reorganization by and among the Company, MarketWise Acquisition Corporation, MarketWise Solutions, Inc. and Steven J. Leach, Brent T. Sergot and John E. Kephart, dated as of September 29, 2000.

         "COMPANY SERIES C EXCHANGE RATIO" shall mean the quotient obtained by dividing (i) the Series C Preferred Merger Stock by (ii) the number of shares of Company Series C Preferred; provided that, for the purpose of calculating the Company Series C Exchange Ratio, the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "COMPANY SERIES C PREFERRED" shall mean all outstanding shares of Series C preferred stock, par value $0.001 per share, of the Company.



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         "COMPANY STOCKHOLDERS" shall mean the holders of Company Capital Stock.

         "AUTC DELAWARE CAPITAL STOCK" shall mean shares of AUTC Delaware Common Stock and AUTC Delaware Preferred Stock.

         "AUTC DELAWARE PREFERRED STOCK" shall mean shares of preferred stock, par value $0.00001 per share, of AUTC Delaware.

         "CURRENT COMPANY SERIES A LIQUIDATION PREFERENCE" shall mean the product obtained by multiplying (i) the Company Series A Preferred by (ii) $1.00.

         "CURRENT COMPANY SERIES B LIQUIDATION PREFERENCE" shall mean the product obtained by multiplying (i) the Company Series B Preferred (including the number of shares of Company Series B Preferred issuable upon exercise of the Company Preferred Warrants) by (ii) $3.9257.

         "CURRENT COMPANY SERIES C LIQUIDATION PREFERENCE" shall mean the product obtained by multiplying (i) the Company Series C Preferred by (ii) $3.9257; provided that, for the purpose of calculating the Current Company Series C Liquidation Preference, the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "CURRENT COMPANY AGGREGATE LIQUIDATION PREFERENCE" shall mean the sum of the Current Company Series A Liquidation Preference, Current Company Series B Liquidation Preference and Current Company Series C Liquidation Preference.

         "ERAC COMMON EQUITY" shall mean the aggregate number of shares of Company Common Stock that may be issued to The Crawford Group, Inc. pursuant to that certain Agreement dated October 10, 2000, by and between the Company and The Crawford Group, Inc.

         "NEW AGGREGATE LIQUIDATION PREFERENCE" shall mean $20,702, 670.

         "NEW SERIES A LIQUIDATION PREFERENCE" shall mean the product obtained by multiplying (i) the New Aggregate Liquidation Preference by (ii) the quotient obtained by dividing (A) the Current Company Series A Liquidation Preference by
(B) the Current Company Aggregate Liquidation Preference.

         "NEW SERIES B LIQUIDATION PREFERENCE" shall mean the product obtained by multiplying (i) the New Aggregate Liquidation Preference by (ii) the quotient obtained by dividing (A) the Current Company Series B Liquidation Preference by
(B) the Current Company Aggregate Liquidation Preference.

         "NEW SERIES C LIQUIDATION PREFERENCE" shall mean the product obtained by multiplying (i) the New Aggregate Liquidation Preference by (ii) the quotient obtained by dividing (A) the Current Company Series C Liquidation Preference by
(B) the Current Company Aggregate Liquidation Preference.

         "NEW SERIES D LIQUIDATION PREFERENCE" shall mean $8,872,572.




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         "PREFERRED MERGER STOCK" shall mean a number of shares of AUTC Delaware
Preferred Stock equal to the product of (i) the Aggregate Merger Stock multiplied by (ii) the quotient obtained by dividing (A) the outstanding number of shares of Company Preferred Stock and Company Preferred Warrants by (B) the Company Capital Stock (calculated on an as-converted to Company Common Stock basis); provided that, for the purpose of determining the number of shares of Company Preferred Stock pursuant to (A), the shares of Company Series C
Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "PREFERRED STOCK THRESHOLD PERCENTAGE" shall mean the quotient obtained by dividing (i) the outstanding number of shares of Company Preferred Stock and Company Preferred Warrants by (ii) the Company Capital Stock (calculated on an as-converted to Company Common Stock basis); provided that, for the purpose of determining the number of shares of Company Preferred Stock pursuant to (i), the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "SERIES A PREFERRED MERGER STOCK" shall mean a number of shares of Preferred Merger Stock equal to the quotient obtained by dividing (i) the outstanding number of shares of Company Series A Preferred Stock (calculated on an as-converted to Company Common Stock basis) by (ii) the Company Preferred Stock and Company Preferred Warrants; provided that, for the purpose of calculating the number of shares of Series A Preferred Merger Stock, the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "SERIES B PREFERRED MERGER STOCK" shall mean a number of shares of Preferred Merger Stock equal to the quotient obtained by dividing (i) the outstanding number of shares of Company Series B Preferred and Company Preferred Warrants (each calculated on an as-converted to Company Common Stock basis) by
(ii) the Company Preferred Stock and Company Preferred Warrants; provided that, for the purpose of calculating the number of shares of Series B Preferred Merger Stock, the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

         "SERIES C PREFERRED MERGER STOCK" shall mean a number of shares of Preferred Merger Stock equal to the quotient obtained by dividing (i) the number of shares of Series C Preferred Stock (calculated on an as-converted to Company Common Stock basis) by (ii) the Company Preferred Stock and Company Preferred Warrants; provided that, for the purpose of calculating the number of shares of Series C Preferred Merger Stock, the shares of Company Series C Preferred reserved for issuance to certain Company Stockholders pursuant to the Company Series C Earn-Out shall be deemed outstanding.

                  (b)   CONSIDERATION TO BE PAID.

                        (i) COMPANY SERIES A PREFERRED STOCK. At the Merger Effective Time, each outstanding share of Company Series A Preferred (calculated on an as-converted to Company Common Stock basis), upon the terms and subject to the conditions set forth below and throughout this Agreement, including the escrow provisions set forth in Article IX hereof, will be canceled and



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extinguished and be converted automatically into the right to receive such number of shares of Preferred Merger Stock equal to the Company Series A Exchange Ratio. The Preferred Merger Stock to be exchanged for the Company Series A Preferred shall be designated "Series A Preferred Stock" of AUTC Delaware, as the Reincorporation Surviving Company, and shall have the rights, preferences, privileges and restrictions described in the Restated Certificate, including but not limited to an aggregate liquidation preference equal to the New Series A Liquidation Preference.

                        (ii) COMPANY SERIES B PREFERRED STOCK. At the Merger Effective Time, each outstanding share of Company Series B Preferred (calculated on an as-converted to Company Common Stock basis), including the Company Preferred Warrants, upon the terms and subject to the conditions set forth below and throughout this Agreement, including the escrow provisions set forth in
Article IX hereof, will be canceled and extinguished and be converted automatically into the right to receive such number of shares of Preferred Merger Stock equal to the Company Series B Exchange Ratio. The Preferred Merger Stock to be exchanged for the Company Series B Preferred shall be designated "Series B Preferred Stock" of AUTC Delaware, as the Reincorporation Surviving Company, and shall have the rights, preferences, privileges and restrictions described in the Restated Certificate, including but not limited to an aggregate liquidation preference equal to the New Series B Liquidation Preference; provided, however, that, as to any Company Preferred Warrants that were subject to vesting immediately prior to the Merger Effective Time, the shares of Preferred Merger Stock received pursuant to this Section 2.6(b)(ii) shall be subject to the provisions of the Company Preferred Warrants governing such vesting, except that any reference in such Company Preferred Warrants to the Company shall mean the Surviving Corporation or AUTC Delaware.


                        (iii) COMPANY SERIES C PREFERRED STOCK. At the Merger Effective Time, each outstanding share of Company Series C Preferred (calculated on an as-converted to Company Common Stock basis), including the shares of Company Series C Preferred reserved for issuance pursuant to the Company Series C Earn-Out, upon the terms and subject to the conditions set forth below and throughout this Agreement, including the escrow provisions set forth in Article IX hereof, will be canceled and extinguished and be converted automatically into the right to receive such number of shares of Preferred Merger Stock equal to the Company Series C Exchange Ratio. The Preferred Merger Stock to be exchanged for the Company Series C Preferred shall be designated "Series C Preferred Stock" of AUTC Delaware, as the Reincorporation Surviving Company, and shall have the rights, preferences, privileges and restrictions described in the Restated Certificate, including but not limited to an aggregate liquidation preference equal to the New Series C Liquidation Preference; provided, however, that, as to any shares of Company Series C Preferred that may be issuable pursuant to the Company Series C Earn-Out that were subject to vesting or other restrictions immediately prior to the Merger Effective Time, the shares of Preferred Merger Stock received pursuant to this Section 2.6(b)(iii) shall be subject to the provisions of the agreement governing such vesting or other restrictions, except that any reference in such agreement to the Company shall mean the Surviving Corporation or AUTC Delaware.


                        (iv) COMPANY COMMON STOCK. At the Merger Effective Time, each outstanding share of Company Common Stock, including the Company Common Warrants and shares of Company Common Stock reserved for issuance pursuant to the ERAC Common Equity, upon the terms and subject to the conditions set forth below and throughout this Agreement, including the escrow provisions set forth in Article IX hereof, will be canceled and extinguished and



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be converted automatically into the right to receive such number of shares of
Common Merger Stock equal to the Company Common Exchange Ratio; provided, however, that, (A) as to any of the Company Common Warrants that were subject to vesting immediately prior to the Merger Effective Time, the shares of Common Merger Stock received pursuant to this Section 2.6(b)(iv) shall be subject to the provisions of the Company Common Warrants governing such vesting, except that any reference in such agreement to the Company shall mean the Surviving Corporation or AUTC Delaware and (B) if such Company Common Stock is Company Restricted Stock, then the shares of Common Merger Stock issued in exchange for such shares of Company Restricted Stock will also be unvested and subject to the same right of repurchase, risk of forfeiture or other condition, the certificates representing such shares of Common Merger Stock shall accordingly be marked with appropriate legends, and relevant Company Stockholder shall not be entitled to receive a certificate representing shares of Common Merger Stock with respect to any shares as to which the Company, or any successor to the Company, shall have the right to repurchase, until such right of repurchase lapses or is otherwise terminated.

                  (c) CANCELLATION OF COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Merger Effective Time shall be canceled and extinguished without any conversion thereof.

                  (d) COMPANY OPTIONS. At the Merger Effective Time, all Company Options then outstanding under the 1999 Plan (as defined in Section 3.2(b)) or otherwise shall be assumed by AUTC Delaware in accordance with provisions described below.

                        (i) At the Merger Effective Time, each then outstanding Company Option under the 1999 Plan or otherwise, whether vested or unvested, shall be assumed by AUTC Delaware. Each Company Option so assumed by AUTC Delaware under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the 1999 Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Merger Effective Time, except that (A) such Company Option shall be exercisable (when vested) for that number of whole shares of AUTC Delaware Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Merger Effective Time multiplied by the Company Common Stock Exchange Ratio, rounded down to the nearest whole number of shares of AUTC Delaware Common Stock and (B) the per share exercise price for the shares of AUTC Delaware Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Merger Effective Time by the Company Common Stock Exchange Ratio, rounded up to the nearest whole cent.

                        (ii) It is the intention of the parties that the Company Options assumed by AUTC Delaware qualify following the Merger Effective Time as incentive stock options as defined in Section 422 of the Code, to the extent the Company Options qualified as incentive stock options immediately prior to the Merger Effective Time.


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                        (iii) Promptly following the Merger Effective Time, AUTC
Delaware will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by AUTC Delaware.

                  (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of Merger Sub shall, as of the Merger Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

                  (f) ROUNDING. Except as otherwise expressly provided herein, all calculations made pursuant to the Merger shall be rounded to the nearest share of AUTC Delaware Preferred Stock or AUTC Delaware Common Stock, as the case may be, with .5 being rounded up.

                  (g) EXAMPLES. The table, in the form of EXHIBIT N attached hereto, describes, solely by way of example, the exchange of Company Capital Stock for Merger Stock as provided in this Section 2.5 for a holder of (i) Company Series A Preferred, (ii) Company Series B Preferred, (iii) Company Series C Preferred, (iv) Company Common Stock, (v) Company Preferred Warrants,
(vi) Company Common Warrants and (vii) Company Options.

         2.6      SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. The Company shall select an institution reasonably satisfactory to Parent to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) PARENT TO PROVIDE MERGER STOCK. Promptly after the Merger Effective Time, AUTC Delaware shall make available to the Exchange Agent for exchange in accordance with this Article II, the shares of Merger Stock issuable pursuant to Section 2.5 in exchange for outstanding shares of the Company Capital Stock, none of which will be used or distributed other than in accordance with the terms hereof. In addition, AUTC Delaware shall make available as necessary from time to time after the Merger Effective Time as needed, cash in an amount sufficient for any dividends or distributions which holders of shares of the Company Capital Stock may be entitled pursuant to
Section 2.6(d). Any cash and Merger Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

                  (c) EXCHANGE PROCEDURES. Within 10 business days of the date hereof, Parent shall cause the Exchange Agent to mail to each holder of record (as of the date hereof) of a certificate or certificates (the "COMPANY CERTIFICATES") representing outstanding shares of Company Capital Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Merger Stock and any dividends or other distributions pursuant to Section 2.6(d). If, at the Closing, AUTC Delaware shall have received any Company Certificates from any Company Stockholder, together with the corresponding letter of transmittal, then AUTC Delaware shall cause the Exchange Agent to distribute in exchange therefor, within 10 business days of the Closing, the number of shares of Merger Stock (after taking into account all Company Certificates surrendered by such Company



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Stockholder) to which such Company Stockholder is entitled pursuant to Section
2.5, and any dividends or distributions payable pursuant to Section 2.6(d) below, and the Company Certificates so surrendered shall forthwith be canceled. For all other Company Stockholders, AUTC Delaware shall cause the Exchange Agent to distribute the consideration described in the immediately preceding sentence within 10 business days following the receipt by the Exchange Agent of any Company Certificates from any Company Stockholder, together with the corresponding letter of transmittal. Within 10 days of the Merger Effective Time, AUTC Delaware shall cause the Exchange Agent to mail to each holder of record (as of the Merger Effective Time) who was not mailed a letter of transmittal by Parent pursuant to the first sentence of this paragraph (including any Company Stockholder who was not a holder of record as of the date hereof) (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Merger Stock and any dividends or other distributions pursuant to Section 2.6(d). Until so surrendered, outstanding Company Certificates will be deemed from and after the Merger Effective Time, for all corporate purposes, to evidence the ownership of the number of shares of Merger Stock into which such shares of the Company Capital Stock shall have been so converted and the right to receive any dividends or distributions payable pursuant to Section 2.6(d).

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date hereof with respect to Merger Stock with a record date after the Merger Effective Time will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Merger Stock represented thereby until the holders of record of such Company Certificates shall surrender such Company Certificates.

                  (e) TRANSFERS OF OWNERSHIP. If shares of Merger Stock are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons (as defined in Section 11.2(b)) requesting such exchange will have paid to AUTC Delaware or any agent designated by them any transfer or other Taxes (as defined in Section 3.6) required by reason of the issuance of shares of Merger Stock in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Parent, AUTC Delaware or any agent designated by them that such Tax has been paid or is not payable.

                  (f) REQUIRED WITHHOLDING. Each of the Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirement (as defined in Section 3.2(c)). To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

                  (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 2.6, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Merger Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.




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                  (h)  TERMINATION OF EXCHANGE FUND. Any portion of the Exchange
Fund which remains undistributed to the holders of Company Certificates 18 months after the Merger Effective Time shall, at AUTC Delaware's request, be delivered to AUTC Delaware and any holders of the Company Certificates who have not surrendered such Company Certificates in compliance with this Section 2.6 shall after such delivery to AUTC Delaware look only to AUTC Delaware for the shares of Merger Stock pursuant to Section 2.5 and any dividends or other distributions pursuant to Section 2.6(d) with respect to the shares of Company Capital Stock formerly represented thereby. Any such portion of the Exchange
Fund remaining unclaimed by holders of shares of the Company Capital Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.3(c)) shall, to the extent permitted by law, become the property of AUTC Delaware free and clear of any claims or interest of any Person previously entitled thereto.

         2.7 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Merger Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of the Company Capital Stock that was outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.8 TREATMENT OF MERGER STOCK RESERVED FOR COMPANY WARRANTS AND ERAC COMMON EQUITY. Following the Merger, the Merger Surviving Corporation shall reserve a sufficient number of shares of AUTC Delaware Preferred Stock and AUTC Delaware Common Stock for issuance to holders of Company Warrants and to satisfy the ERAC Common Equity as described in Schedule 3.2(b) of the Company Schedules (the "COMPANY RESERVED CAPITAL STOCK"). To the extent that any Company Warrants or the obligation to issues shares of Company Common Stock pursuant to the ERAC Common Equity expire by their terms or are no longer exercisable for any other reason, AUTC Delaware, as the Merger Surviving Corporation, shall issue and distribute the Company Reserved Capital Stock that had been reserved by AUTC Delaware for issuance upon exercise of such Company Warrants or satisfaction of the ERAC Common Equity to those persons who, immediately prior to the Merger, were holders of Company Series B Preferred, in the case of Company Preferred Warrants, and Company Common Stock, in the case of Company Common Warrants and ERAC Common Equity; provided, however, that if the terms of any Company Warrant provide that the holder of such Company Warrant would be entitled to any additional shares of Company Capital Stock upon the exercise of such Company Warrants as a result of any distribution of Company Reserved Capital Stock pursuant to this Section 2.8, then the Merger Surviving Corporation shall continue to reserve a certain number of shares of Company Reserved Capital Stock to be delivered to the holder of such Company Warrant upon the exercise of such Company Warrant. The portion of the Company Reserved Capital Stock to be issued and distributed on a pro rata basis to each such holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Company Series B Preferred (in the case of the Company Preferred Warrants) and Company Common Stock (in the case of the Company Common Warrants and ERAC Common



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Equity) that such holder received pursuant to Section 2.5(b) by virtue of ownership of outstanding shares of Company Capital Stock.

         2.9 LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Merger Stock and any dividends or distributions payable pursuant to Section 2.6(d); provided, however, that AUTC Delaware may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify against any claim that may be made against Parent, AUTC Delaware, the Company or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

         2.10 FUNDING OF COMPANY ESCROW FUND. Promptly after the Merger Effective Time, AUTC Delaware shall deposit into an escrow account a number of shares of Merger Stock equal to the Company Escrow Amount out of the Aggregate Merger Stock. The portion of the Company Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Merger Stock that such holder would otherwise be entitled to receive under Section 2.5 by virtue of ownership of outstanding shares of Company Capital Stock.

         2.11     DISSENTING SHARES.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Capital Stock that, as of the Merger Effective Time, are or may become "dissenting shares" within the meaning of the California General Corporation Law ("CALIFORNIA LAW") or Delaware Law shall not be converted into or represent the right to receive Merger Stock in accordance with Section 2.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under California Law or Delaware Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Merger Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the Company Certificate or Company Certificates representing such shares of Company Capital Stock) Merger Stock in accordance with Section 2.5.

                  (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Merger Effective Time to require the Company to purchase shares of Company Capital Stock pursuant to California Law or Delaware Law and of any other demand, notice or instrument delivered to the Company prior to the Merger Effective Time pursuant to California Law or Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Merger Effective Time with respect to any such demand.



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         2.12     FURTHER ACTION. At and after the Merger Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         2.13 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g). None of the parties hereto shall take any action that would be reasonably expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and AUTC Delaware, subject to the exceptions specifically disclosed in writing in the disclosure schedules supplied by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY SCHEDULES"), as follows:

         3.1  ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; SUBSIDIARIES.

                  (a) ORGANIZATION; STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing would not have a material adverse effect (as defined in Section 11.2(c)) on the Company, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (b) CHARTER DOCUMENTS. The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS") and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

                  (c) SUBSIDIARIES. Other than Autodaq Marketwise Corporation, a Delaware corporation, the Company has no Subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Person. All the outstanding shares of capital stock of the Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly by the Company, free and clear of all Liens, including any restriction on the right to vote, sell or



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otherwise dispose of such capital stock, except for restrictions imposed by applicable securities laws. For purposes of this Agreement, "SUBSIDIARY," when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         3.2      COMPANY CAPITAL STRUCTURE.

                  (a) CAPITAL STOCK. The authorized Company Capital Stock consists of: (i) 60,000,000 shares of Company Common Stock, of which 11,482,957 shares are issued and outstanding as of the date hereof, (ii) 5,020,000 shares of Company Series A Preferred, all of which is issued and outstanding as of the date hereof, (iii) 10,088,423 shares of Company Series B Preferred, of which 8,260,945 shares are issued and outstanding as of the date hereof, and (iv) 1,300,000 shares of Company Series C Preferred, of which 318,412 shares are issued and outstanding as of the date hereof. The Company has reserved 10,040,000 shares of Company Common Stock for issuance upon conversion of Company Series A Preferred, 10,088,423 shares of Company Common Stock for issuance upon conversion of Company Series B Preferred and 1,300,000 shares of Company Common Stock for issuance upon conversion of Company Series C Preferred. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and except as set forth in Schedule 3.2 of the Company Schedules, are free of any preemptive rights or any similar rights. Except as set forth in Schedule 3.2 of the Company
Schedules: (i) none of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company and (ii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of the Company Capital Stock. As of the date hereof, there are no shares of Company Capital Stock held in treasury by the Company.

                  (b) STOCK OPTIONS AND WARRANTS. As of the date hereof: (i) 3,455,961 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase the Company Common Stock (each, a "COMPANY OPTION") under the Company's 1999 Stock Plan (the "1999 PLAN"), (ii) 466,908 shares of Company Common Stock are reserved for issuance under warrants to purchase Company Common Stock (the "COMPANY COMMON WARRANTS"), and (iii) 817,499 shares of Company Series B Preferred are reserved for issuance under warrants to purchase Company Series B Preferred (collectively with the Company Common Warrants, the "COMPANY WARRANTS"). All shares of Company Common Stock and Company Series B Preferred subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Schedule 3.2(b) of the Company Schedules sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of the Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company



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Option was granted; and (v) the applicable vesting schedule. The Company has delivered or made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such Company Options.
Schedule 3.2(b) of the Company Schedules also sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the number of shares of Company Series B Preferred or Company Common Stock, as the case may be, subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was issued; and (v) the applicable vesting schedule. The Company has delivered or made available to Parent accurate and complete copies of all warrant agreements evidencing the Company Warrants.

                  (c)   OTHER SECURITIES. Except as otherwise set forth in this
Section 3.2 or in Schedule 3.2 of the Company Schedules, as of the date hereof, there are no (i) securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or (iii) stockholder rights plans (or similar plans commonly referred to as a "poison pill") or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. All outstanding shares of Company Capital Stock and all outstanding options and warrants to acquire Company Capital Stock have been issued and granted in compliance with (i) all applicable securities laws and all other applicable Legal Requirements (as defined below) and (ii) all material requirements set forth in applicable Contracts (as defined below). For purposes of this Agreement, "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity. For purposes of this Agreement, "CONTRACT" shall mean any written, oral or other agreement, contact, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

         3.3      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS.

                  (a) AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, other than the approval and adoption of this Agreement and the approval of the Merger by the Company Stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of the Company Series A Preferred and Company Series B Preferred (each voting as a separate class) and the affirmative vote of the holders of a majority of the outstanding



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 shares of the Company Common Stock and Company Preferred Stock (each voting as a separate class) to approve and adopt this Agreement and approve the Merger are the only votes of the holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company does not, and performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, the equivalent documents of any Subsidiary of the Company (the "COMPANY SUBSIDIARY CHARTER DOCUMENTS"), any resolution adopted by the Company Stockholders, Board of Directors or a committee of the Board of Directors of the Company, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company Stockholders and compliance with the requirements set forth in Section 3.3(c), conflict with or violate any Legal Requirement applicable to the Company or its Subsidiary or by which the Company or its Subsidiary or any of their respective properties is bound or affected,
(iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien (as defined below) on any of the material properties or assets of the Company pursuant to, any Company Material Contract (as defined in Section 3.10), except as set forth in Schedule 3.3(b) of the Company Schedules, or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity (as defined below) the right to revoke, withdraw, suspend, cancel, terminate or modify any Company Permit (as defined in Section 3.8) that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company. For purposes of this Agreement, "LIEN" shall mean any lien, encumbrance, mortgage, pledge, security interest, claim, charge, option or other defect in ownership or title.

                  (c) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") or any other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or "blue sky") laws, (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or



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made would not be material to the Company or Parent or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consents, approvals, orders, authorizations, registrations, declarations or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iii) are referred to herein as the "REGULATORY CONSENTS."

         3.4      COMPANY FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) COMPANY FINANCIAL STATEMENTS. The Company has delivered or made available to Parent copies of (i) the audited balance sheets of the Company as of December 31, 1999, 2000 and 2001, together with the related audited statement of operations, stockholders' equity and cash flow for the years then ended and the notes thereto, and (ii) the unaudited balance sheet of the Company as of April 30, 2002, together with the related unaudited statement of operations and cash flow for the four-month period ended April 30, 2002 (collectively, the "COMPANY FINANCIALS"). The Company Financials were (i) prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly presented in all material respects the financial position of the Company as at the respective dates thereof and the results of the Company's operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments). The balance sheet dated as of April 30, 2002 is hereinafter referred to as the "COMPANY BALANCE SHEET."

                  (b) Except as disclosed in the Company Financials, neither the Company nor its Subsidiary has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on the Company, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

         3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company Capital Stock, or any purchase, redemption or other acquisition by the Company of any of the Company Capital Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of the Company Capital Stock; or (iv) any action that would require consent of Parent under Section 6.2 or Section 7.1 if taken prior to the date hereof.

         3.6      TAX AND OTHER RETURNS AND REPORTS.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or



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measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 3.6(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this Section 3.6(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                        (i) "Pre-closing Period" shall mean all tax periods ending before the Merger Effective Time and, with respect to any Tax Period including the Merger Effective Time, the portion thereof that ends the day before the Merger Effective Time.

                  (b)   TAX RETURNS AND AUDITS.  Except as set forth in Schedule
3.6 of the Company Schedules:

                        (i) The Company and its Subsidiary as of the Merger Effective Time will have prepared and filed on a timely basis, all required federal, state, local and foreign returns, estimates, information statements and reports due to be filed on or before the Merger Effective Time ("RETURNS") relating to any and all Taxes concerning or attributable to the Company, its Subsidiary or their operations, and such Returns are true, correct and complete and have been completed in accordance with applicable law.

                        (ii) The Company and its Subsidiary as of the Merger Effective Time: (A) will have paid all Taxes it is required to pay for any Pre-closing Period and (B) will have withheld with respect to its employees (and timely remitted to the appropriate taxing authority) all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                        (iii) Neither the Company nor its Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or its Subsidiary of which the Company has heretofore been given notice, nor has the Company or its Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) No audit or other examination of any Return of the Company or its Subsidiary of which the Company has heretofore been given notice, is presently in progress, nor has the Company or its Subsidiary been notified of any request for such an audit or other examination.

                        (v) Neither the Company nor its Subsidiary has any liabilities for unpaid Taxes with respect to any Pre-closing Period which have not been accrued or reserved against on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor its Subsidiary has incurred any liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business.



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                        (vi)  The Company has made available to Parent copies of
all federal, foreign and state income and all state sales and use Tax Returns for the Company and its Subsidiary filed for all periods since its inception.

                        (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or its Subsidiary relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                        (viii) None of the Company's or its Subsidiary's assets are treated as "tax- exempt use property" within the meaning of Section 168(h) of the Code.

                        (ix) As of the Merger Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or its Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

                        (x) Neither the Company nor its Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or its Subsidiary.

                        (xi) Neither the Company nor its Subsidiary has (A) ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (B) ever been a party to a tax sharing or allocation agreement (nor does the Company or its Subsidiary owe any amount under any such agreement), (C) any liability for the Taxes of any person (other than Company or its Subsidiary) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (D) ever been a party to any joint venture, partnership or other arrangement that, to the knowledge of the Company, could be treated as a partnership for Tax purposes.

                        (xii) Neither the Company nor its Subsidiary is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                        (xiii) No adjustment relating to any Return filed by the Company or its Subsidiary has been proposed in writing by any tax authority to the Company or its Subsidiary or any representative thereof.

                        (xiv) Neither the Company nor its Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of


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related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (c) TAX MATTERS. Neither the Company nor its Subsidiary has taken any action or, as of the date of this Agreement, is aware of any fact that would jeopardize the qualification of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         3.7      INTELLECTUAL PROPERTY.

                  (a) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures; (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (vi) all rights in World Wide Web addresses, uniform resource locators and domain names and applications and registrations therefor; (vii) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) databases, data compilations and collections and technical data; and (ix) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                  (b) The Company and its Subsidiary own, or are licensed or otherwise possess legally enforceable rights to use, sell or license, as applicable, all Intellectual Property Rights used in or as a part of the business of the Company or its Subsidiary as conducted as of the Closing.

                  (c) Except for inbound "shrink-wrap" and similar publicly-available commercial binary code end user licenses, each of the Company and its Subsidiary either (i) is the sole and exclusive owner of the Intellectual Property Rights (free and clear of any liens or encumbrances) used in the business of the Company or its Subsidiary, and has sole and exclusive rights therein; or (ii) has a valid, effective written license for the use and distribution of the services or products in respect of which such Intellectual Property Rights are being used as of the Closing.

                  (d) To the knowledge of the Company and its Subsidiary, as of the Closing, the Company and its Subsidiary have not infringed or otherwise violated any Intellectual Property Rights of any third Persons and none of the products or services marketed or sold by the Company and its Subsidiary as of the Closing infringes or otherwise violates any Intellectual Property Rights of any third Persons.

                  (e) No actions, suits, claims, investigations or proceedings with respect to the Company's Intellectual Property Rights are pending or, to the knowledge of the Company and its Subsidiary, threatened by any Person against the Company and its Subsidiary, alleging that the


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

manufacture, sale, licensing, distributing or use of any product or service of the Company and its Subsidiary as manufactured, sold, licensed, distributed or used by the Company and its Subsidiary infringes or otherwise violates any Intellectual Property Rights of any third Persons.

                  (f) The Company and its Subsidiary have taken reasonable security measures to safeguard and maintain its rights in the trade secrets included in the Company's Intellectual Property Rights. To the knowledge of the Company and its Subsidiary, the trade secrets of the Company and its Subsidiary and all copies of the source code to the proprietary software products of the Company and its Subsidiary are physically in the control of the Company and its Subsidiary. All officers, employees, contractors and consultants of the Company and its Subsidiary who have access to proprietary information have executed and delivered to the Company and its Subsidiary an agreement regarding the protection of proprietary information. All officers, employees, contractors and consultants of the Company and its Subsidiary have executed and delivered to the Company and its Subsidiary an agreement regarding the assignment to or ownership by the Company and its Subsidiary of all of the Company's Intellectual Property Rights arising from the services performed for the Company and its Subsidiary by such Persons.


         3.8      COMPLIANCE; PERMITS.

                  (a) COMPLIANCE. Neither the Company nor its Subsidiary is in material conflict with, or in material default or in material violation of, any Legal Requirement applicable to the Company or its Subsidiary or by which the Company or its Subsidiary or any of their respective businesses or properties is, or the Company believes is reasonably likely to be, bound or affected. No material investigation or review by any Governmental Entity against the Company is pending or, to the Company's knowledge, has been threatened in a writing delivered to the Company or its Subsidiary. There is no material judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted.


                  (b) PERMITS. Except as otherwise set forth in Schedule 3.8 of the Company Schedules, the Company and its Subsidiary hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities ("PERMITS") that are material to and required for the operation of the business of the Company, as currently conducted (collectively, the "COMPANY PERMITS"). No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiary are in compliance in all material respects with the terms of the Company Permits.

         3.9 LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or its Subsidiary, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to the Company (a "PROCEEDING").

         3.10     CONTRACTS.


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

                  (a) COMPANY MATERIAL CONTRACTS. Except as otherwise set forth in Schedule 3.10 of the Company Schedules, as of the date hereof, neither the Company nor its Subsidiary is a party to nor is bound by any of the following (each, an "COMPANY MATERIAL CONTRACT"):

                        (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC but excluding any such contract that has been terminated or which has expired or lapsed prior to the date hereof) with respect to the Company (assuming the Company were a public company subject to the reporting requirements of the SEC);

                        (ii) any Contract containing any covenant materially limiting the right of the Company or its Subsidiary to engage in any line of business or to compete with any Person or granting any exclusive distribution rights;

                        (iii) any Contract (other than Contracts evidencing the Company Options or the Company Warrants) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities of the Company, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities of the Company, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                        (iv) any Contract that provides for indemnification of any officer, director, employee or agent;

                        (v) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation; or

                        (vi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination of which would have a Material Adverse Effect on the Company or the Surviving Corporation.

                  (b) NO BREACH. All Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         3.11     EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 3.11(a)(i) below (which definition shall apply only to this Section 3.11 and Section 4.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

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

                        (i) "AFFILIATE" of a party shall mean any other person or entity under common control with a party within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                        (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                        (iii)  "DOL" shall mean the Department of Labor;

                        (iv) "EMPLOYEE" of a party shall mean any current or former or retired employee, consultant or director of a party or an Affiliate of such party;

                        (v) "EMPLOYEE PLAN" of a party shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by such party or any Affiliate of such party for the benefit of any Employee, or with respect to which such party or any Affiliate of such party has or may have any liability or obligation.

                        (vi) "EMPLOYMENT AGREEMENT" of a party shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between such party or an Affiliate of such party and any Employee of such party;

                        (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                        (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                        (ix) "INTERNATIONAL EMPLOYEE PLAN" of a party shall mean each Employee Plan that has been adopted or maintained by such party or any Affiliate of such party, whether informally or formally, or with respect to which such party or any Affiliate of such Party has or may have any liability, for the benefit of Employees who perform services outside the United States;

                        (x)   "IRS" shall mean the Internal Revenue Service;

                        (xi) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                        (xii) "COMPANY EMPLOYEE PLAN" shall mean any Employee Plan as it pertains to the Company or any of its Affiliates.


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




                        (xiii) "COMPANY EMPLOYMENT AGREEMENT" shall mean any Employment AGREEMENT as it pertains to the Company or any of its Affiliates.

                        (xiv) "PENSION PLAN" shall mean each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) SCHEDULE. Schedule 3.11(b) of the Company Schedules contains an accurate and complete list of each Company Employee Plan and each Company Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan (as it pertains to the Company or its Affiliates) or Company Employment Agreement, or to modify any Company Employee Plan or Company Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement).

                  (c) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 3.11(c) of the Company Schedules: (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Merger Effective Time, without material liability to the Company, or any Affiliate of the Company (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate of the Company is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (d) PENSION PLAN. Neither the Company nor any Affiliate of the Company has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or
Section 412 of the Code.


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

                  (e) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. At no time has the Company or any Affiliate of the Company contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate of the Company has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                  (f)   NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in
Schedule 3.11(f) of the Company Schedules, no Company Employee Plan provides, or reflects or represents any liability to provide, retiree health to any Person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree health, except to the extent required by statute.

                  (g) HEALTH CARE COMPLIANCE. Neither the Company nor any Affiliate of the Company has, prior to the Merger Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                  (h)   EFFECT OF TRANSACTION.

                        (i) Except as set forth on Schedule 3.11(h) of the Company Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (ii) Except as set forth on Schedule 3.11(h) of the Company Schedules, no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (i) EMPLOYMENT MATTERS. The Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation

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



benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy.

                  (j) LABOR. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 3.11(j) of the Company Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor its Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 3.11(j) of the Company Schedules, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (k) INTERNATIONAL EMPLOYEE PLAN. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

         3.12 REAL PROPERTY. Neither the Company nor its Subsidiary owns any real property. Schedule 3.12 of the Company Schedules sets forth a list of all properties leased or otherwise occupied by the Company and its Subsidiaries for the operation of its business, including the address, the name of the landlord, and the current base rent ("COMPANY FACILITIES"). Schedule 3.12 of the Company Schedules identifies all of the leases or other occupancy agreements with respect to the Company Facilities ("COMPANY LEASES") and any amendments or modifications to the Company Leases. No party other than the Company has the right to occupy any of the Company Facilities. The Company Facilities are in good condition and repair, reasonable wear and tear excepted. Neither the Company nor its Subsidiary has any current and unperformed obligations under the Company Leases for repair, maintenance or replacement at any Company Facilities or for the installation of improvements at any Company Facilities. Each the Company Lease is in full force and effect, and no breach or default exists by the Company or its Subsidiary (or, to the knowledge of the Company, by any other party thereto), nor to the knowledge of the Company has any event or condition occurred which could (with the giving of notice or the passage of time or both) constitute a breach or default, under any Company Lease.


         3.13 INSURANCE. Schedule 3.13 of the Company Schedules lists all of the Company's policies and contracts for property and casualty insurance maintained (the "COMPANY INSURANCE POLICIES"), true and complete copies of which have been delivered or made available to Parent. All of the Company Insurance Policies are in full force and effect and are sufficient for compliance with all requirements of law applicable to the Company. The Company Insurance Policies are in full force and effect and will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of this

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




Agreement or of any transaction in connection with this Agreement and are sufficient for compliance with all requirements of law applicable to the Company and its Subsidiary. The Company and its Subsidiary are current in all premiums or other payments due under each Company Insurance Policy and have otherwise performed in all material respects all of its respective obligations thereunder. Neither the Company nor its Subsidiary has received, during the past three years from any insurance carrier with which it has carried any insurance, any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights.

         3.14 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy/Information Statement (the "PROXY/INFORMATION STATEMENT"), will, at the time the Proxy/Information Statement is mailed to the stockholders of Parent (the "PARENT STOCKHOLDERS") and Company Stockholders, at the time of the Parent Stockholders' Meeting (as defined in Section 5.2(a)(i)), or as of the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or AUTC Delaware supplied by Parent or AUTC Delaware for inclusion or incorporation by reference in the Proxy/Information Statement.

         3.15 BOARD APPROVAL. The Board of Directors of the Company has, by resolutions duly adopted at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way (i) determined that the Merger is fair to, and in the best interests of, the Company and the Company Stockholders and declared the Merger to be advisable, (ii) approved this Agreement and (iii) recommended that the Company Stockholders approve and adopt this Agreement and approve the Merger and directed that such matter be submitted to the Company Stockholders.


         3.16     RELATED PARTY TRANSACTIONS. Except as set forth in Schedule
3.16 of the Company Schedules: (a) no Company Related Party (as defined below) has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Company Related Party is indebted to the Company; (c) to the knowledge of the Company, no Company Related Party has entered into, or has had any direct or indirect financial interest in, any Company Material Contract; (d) to the knowledge of the Company, no Company Related Party is competing directly or indirectly, with the Company; and (e) to the knowledge of the Company, no Company Related Party has any claim or right against the Company (other than rights under the Company Options, rights to receive compensation for services performed as an employee of the Company and rights associated with being an officer or director or as set forth in the Company Material Contracts, and rights of employees, directors and officers under Company Employee Plans and under Company Employee Agreements). For purposes of the foregoing, each of the following shall be deemed to be a "COMPANY RELATED PARTY": (i) each individual who is, or who has at any time been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest, but excludes any officers or directors of the Company who are affiliated with any venture capital firm or similar investor in the Company and such affiliates.


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         3.17    ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.17 of the Company Schedules, the Company has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased by the Company. For purposes of this Agreement, "HAZARDOUS MATERIALS" is any material, chemical, or substance that is prohibited or regulated by any Environmental Law (as defined in Section 4.17) or that has been designated by any Governmental Authority to be radioactive, a pollutant, nuisance, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

         3.18 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.19     RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on
Schedule 3.19 of the Company Schedules, there is no agreement (non- compete or otherwise), commitment, judgment, injunction, order or decree to which the Company or its Subsidiary is a party or otherwise binding upon the Company or its Subsidiary which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice (including, without limitation, the licensing of any product) of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Except as set forth on Schedule 3.19 of the Company Schedules, without limiting the foregoing, neither the Company nor its Subsidiary has entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing or providing any of its products or services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.20     ACCOUNTS RECEIVABLE/INVENTORY.


                  (a) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Company Balance Sheet, or for receivables arising subsequent to December 31, 2001, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). Any account receivable arising subsequent to December 31, 2001 for which a reserve in excess of $20,000 has been taken by the Company prior to the date hereof is summarized on Schedule
3.20 of the Company Schedules. Except as set forth in Schedule 3.20 of the Company Schedules, no Person has any Lien on any of the Company's accounts receivable and no written or oral request or written or oral agreement for deduction, discount, or return refund request has been made with respect to any of the Company's accounts receivable.

                  (b) All of the inventories of the Company reflected on the Company Balance Sheet and the Company's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Company Balance Sheet or on the Company's

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



books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Company Balance Sheet conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

         3.21 MINUTE BOOKS. The minute books of the Company provided to counsel for Parent are the only minute books of the Company and contain accurate summaries of all of the actions taken at meetings and actions by written consent of directors (including committees thereof) of the Company, and contain accurate summaries of all of the actions taken at any Company stockholder meetings or actions by written consent since the time of incorporation of the Company.

         3.22     PERSONAL PROPERTY.

                  (a) Except those items disclosed on Schedule 3.22 of the Company Schedules, the Company has good, valid and marketable title to, valid leasehold interests or valid licenses to use all of its material personal property, including all of the material personal property reflected on the Company Balance Sheet and those acquired since the date of the Company Balance Sheet, except for (i) personal property sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course, (ii) such property as is no longer used or useful in the conduct of its business or (iii) such Liens that individually or in the aggregate could not reasonably be expected to materially affect the ability of the Company to use such property in its intended manner. All such personal property is the personal property necessary to conduct the business as conducted by the Company as of the date hereof.

                  (b) All material leases, licenses, permits and authorizations in any manner related to the material personal property of the Company and all other material instruments, documents and agreements pursuant to which the Company has obtained the right to use any material personal property are in good standing, valid and effective in accordance with their respective terms, and there is no default under any of such leases, licenses, permits, authorizations, instruments, documents or agreements.

         3.23     SIGNIFICANT CUSTOMERS.

                  (a) Schedule 3.23 of the Company Schedules sets forth a complete and accurate list of all Significant Customers. For purposes of this Agreement, "SIGNIFICANT CUSTOMERS" are the 10 customers that have effected the most purchases of products or services, in dollar terms, from the Company during the past four fiscal quarters.

                  (b) As of the date hereof, none of the Significant Customers has canceled or substantially reduced or, to the Company's knowledge, is currently attempting, threatening or planning to or is otherwise affected by circumstances that would cause such Person to cancel or substantially reduce, any purchases of goods or services from the Company.


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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company, subject to the exceptions specifically disclosed in writing in the disclosure schedules supplied by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULES"), as follows:

         4.1  ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; SUBSIDIARIES.

                  (a) ORGANIZATION; STANDING AND POWER. Parent and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect on Parent, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  (b) CHARTER DOCUMENTS. Parent has delivered or made available to the Company a true and correct copy of the Articles of Incorporation and Bylaws of Parent, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"), and the equivalent documents of any Subsidiary of Parent (collectively, the "PARENT SUBSIDIARY CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of the Parent Charter Documents or Parent Subsidiary Charter Documents, as the case may be.

                  (c) SUBSIDIARIES. Schedule 4.1 of the Parent Schedules lists all of the Subsidiaries of Parent. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are, except as set forth in Schedule 4.1, owned directly or indirectly by Parent, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws.

         4.2      PARENT CAPITAL STRUCTURE.

                  (a) CAPITAL STOCK. The authorized Parent Capital Stock consists of: (i) 100,000,000 shares of Parent Common Stock, of which 66,088,851 shares are issued and outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, 6,750 of which are designated as Series A Preferred Stock ("PARENT SERIES A PREFERRED"), 250,000 of which are designated as Series B Preferred Stock ("PARENT SERIES B PREFERRED"), 20,800 of which are designated as Series C Preferred Stock ("PARENT SERIES C PREFERRED"), 31,200 of which are designated as Series D Preferred Stock ("PARENT SERIES D PREFERRED"), and 1,300 of which are designated as Series E Preferred Stock ("PARENT SERIES E PREFERRED") (collectively, "PARENT PREFERRED STOCK"). There are (y) no shares of Parent Series A Preferred, Parent Series B Preferred,

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Parent Series C Preferred or Parent Series E Preferred which are issued and outstanding and (z) 8,740 shares of Parent Series D Preferred which are issued and outstanding. Parent has reserved a sufficient number of shares of Parent Common Stock for issuance upon conversion of Parent D Preferred required by Parent's Articles of Incorporation, as amended, Statement Pursuant to Section 10-602 of The Arizona Business Corporation Act of Parent Regarding Series D Preferred Stock. All of the outstanding shares of Parent Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of any preemptive rights or any similar rights. Except as set forth in
Schedule 4.2(a) of the Parent Schedules: (i) none of the outstanding shares of Parent Capital Stock is subject to any right of first refusal in favor of Parent and (ii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Capital Stock. Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Capital Stock. As of the date hereof, there are no shares of Parent Capital Stock held in treasury by Parent.

                  (b) STOCK OPTIONS AND WARRANTS. As of the date hereof, (i) 3,458,318 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock (each a "PARENT OPTION") under the 1997 Stock Option Plan of Parent (the "PARENT STOCK OPTION PLAN") and
(ii) 17,410,022 shares of Parent Common Stock are reserved for issuance under warrants to purchase Parent Common Stock (the "PARENT COMMON WARRANTS"). All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Schedule 4.2(b) of the Parent Schedules sets forth the following information with respect to each Parent Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Parent Common Stock subject to such Parent Option; (iii) the exercise price of such Parent Option; (iv) the date on which such Parent Option was granted; and
(v) the applicable vesting schedule. Parent has delivered or made available to the Company accurate and complete copies of all stock option plans pursuant to which Parent has ever granted stock options, and the forms of all stock option agreements evidencing such Parent Options. Schedule 4.2(b) of the Parent Schedules also sets forth the following information with respect to each Parent Warrant outstanding as of the date of this Agreement: (i) the name of the holder of such Parent Warrant; (ii) the number of shares of Parent Common Stock subject to such Parent Warrant; (iii) the exercise price of such Parent Warrant; (iv) the date on which such Parent Warrant was issued; and (v) the applicable vesting schedule. Parent has delivered or made available to the Company accurate and complete copies of all warrant agreements evidencing the Parent Warrants.

                  (c)   OTHER SECURITIES. Except as otherwise set forth in this
Section 4.2 or in Schedule 4.2(a) or (b) of the Parent Schedules, as of the date hereof, there are no (i) securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent, or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock


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or other securities of Parent, or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. All outstanding shares of Parent Capital Stock and all outstanding options and warrants to acquire Parent Capital Stock have been issued and granted in compliance with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all material requirements set forth in applicable Contracts.

                  (d) MERGER STOCK. The shares of Merger Stock to be issued pursuant to the Merger have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

         4.3      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS.

                  (a) AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Reincorporation and the Merger) have been duly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the Reorganization and the other transactions contemplated hereby or thereby, other than (i) the approval of the Reorganization and the issuance of the Merger Stock in the Merger by the Parent Stockholders (ii) the filing of a Certificate of Merger pursuant to Delaware Law and Arizona Law to effect the Reincorporation, (iii) the declaration and payment of the Preferred Stock Dividend and (iv) the filing of a Certificate of Merger pursuant to Delaware Law to effect the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Parent Capital Stock is the only vote of the holders of any class or series of Parent Capital Stock necessary to approve and adopt the Reincorporation Agreement and consummate the Reincorporation. The affirmative vote of the holders of (i) a majority of the outstanding shares of Parent Common Stock, but excluding any shares owned by any officer or director of Parent and (ii) a majority of the outstanding shares of Parent Series D Preferred, voting separately as a class, are the only votes of the holders of any class or series of Parent Capital Stock necessary to approve and adopt this Agreement and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by the Company, constitutes the valid and binding obligations of Parent, enforceable against Parent in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by Parent does not, and performance of this Agreement by Parent will not, (i) conflict with or violate the Parent Charter Documents, the Parent Subsidiary Charter Documents or any resolution adopted by the Parent Stockholders, Board of Directors or a committee of the Board of Directors of Parent, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger and the issuance of the Merger Stock in the Merger by the Parent Stockholders and compliance with the requirements set forth in Section 4.3(c), conflict with or violate any Legal Requirement applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective properties is bound or affected, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material


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default) under, or impair Parent rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the material properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contract (as defined in Section 4.10), except as set forth in Schedule 4.3(b) of the Parent Schedules or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify any Parent Permit (as defined in Section 4.8) that is held by Parent or that otherwise relates to the business of Parent or to any of the assets owned or used by Parent.

                  (c) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the Reorganization and the other transactions contemplated hereby, except for the Regulatory Consents.

         4.4 PARENT SEC FILINGS; PARENT FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) PARENT SEC FILINGS. Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC, pursuant to the rules and regulations of the Exchange Act or pursuant to any other contractual obligation that Parent has with any third party, all of which is described on Schedule 4.4 of the Parent Schedules. Parent has made available to the Company (including via EDGAR) all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents, as amended, are referred to herein as the "PARENT SEC REPORTS." Except as set forth on Schedule 4.4(a), as of their respective dates, the Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed Parent SEC Report. Except as set forth in Schedule 4.4(a) of the Parent Schedules, Parent is not obligated to file any periodic reports with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, including but not limited to Section 15(d) of the Exchange Act. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b)   PARENT FINANCIAL STATEMENTS. Except as set forth on
Schedule 4.4(b), each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, the unaudited consolidated financial statements for the year ended March 31, 2002 and the unaudited consolidated financial statements for the one-month period ended April 30, 2002 (collectively, the "PARENT FINANCIALS"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance

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with GAAP applied on a consistent basis throughout the periods involved (except that unaudited financial statements may not contain footnotes) and (iii) fairly presented in all material respects the financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments). The unaudited balance sheet of Parent as of April 30, 2002 attached as Schedule 4.4(b) is hereinafter referred to as the "PARENT BALANCE SHEET."

                  (c) Except as disclosed in the Parent Financials, neither Parent nor any of its Subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Parent, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

         4.5      ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 4.5 of the Parent Schedules, since the date of the Parent Balance Sheet there has not been: (i) any Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Parent Capital Stock or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent or any of its Subsidiaries of any of the Parent Capital Stock or any other securities of Parent or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements;
(iii) any split, combination or reclassification of any of the Parent Capital Stock or any of its Subsidiaries' capital stock; or (iv) any action that would require consent of the Company under Section 6.1 or Section 7.1 if taken prior to the date hereof.

         4.6      TAX AND OTHER RETURNS AND REPORTS.

                  (a)   TAX RETURNS AND AUDITS. Except as set forth in Schedule
4.6 of the Parent Schedules:

                        (i) Parent and each of its Subsidiaries as of the Merger Effective Time will have prepared and filed on a timely basis, all required Returns relating to any and all Taxes concerning or attributable to Parent, its Subsidiaries or their operations, and such Returns are true, correct and complete and have been completed in accordance with applicable law.

                        (ii) Parent and each of its Subsidiaries as of the Merger Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue for any Pre-closing Period and (B) will have withheld with respect to its employees (and timely remitted to the appropriate taxing authority) all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                        (iii) Neither Parent nor any of its Subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Parent or any of its Subsidiaries of which Parent has heretofore been given notice, nor has Parent or any of

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its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) No audit or other examination of any Return of Parent or any of its Subsidiaries of which Parent has heretofore been given notice, is presently in progress, nor has Parent or any of its Subsidiaries been notified of any request for such an audit or other examination.

                        (v) Neither Parent nor any of its Subsidiaries has any liabilities for unpaid Taxes with respect to any Pre-closing Period which have not been accrued or reserved against on the Parent Balance Sheet whether asserted or unasserted, contingent or otherwise, and neither Parent nor any of its Subsidiaries has incurred any liability for Taxes since the date of the Parent Balance Sheet other than in the ordinary course of business.

                        (vi) Parent has made available to the Company copies of all federal, foreign and state income and all state sales and use Tax Returns for Parent and each of its Subsidiaries filed for all periods.

                        (vii) There are (and as of immediately following the Closing there will be) no Liens on the assets of Parent or any of its Subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                        (viii) None of Parent's or any of its Subsidiaries' assets are treated as "tax- exempt use property" within the meaning of Section 168(h) of the Code.

                        (ix) As of the Merger Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162(m) or 404 of the Code.

                        (x) Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

                        (xi) Neither Parent nor any of its Subsidiaries has (A) ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent), (B) ever been a party to a tax sharing or allocation agreement (nor does Parent or any of its Subsidiaries owe any amount under any such agreement), (C) any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (D) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

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                        (xii)  Neither Parent nor any of its Subsidiaries is, or
has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                        (xiii) No adjustment relating to any Return filed by Parent or any of its Subsidiaries has been proposed in writing by any tax authority to Parent or any of its Subsidiaries or any representative thereof.

                        (xiv) Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (b) TAX MATTERS. Neither Parent nor any of its Subsidiaries has taken any action or, as of the date of this Agreement, is aware of any fact that would jeopardize the qualification of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         4.7      INTELLECTUAL PROPERTY.

                  (a) Except as set forth on Schedule 4.7 of the Parent Schedules, Parent and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, sell or license, as applicable, all Intellectual Property Rights used in or as a part of the business of Parent or its Subsidiaries as conducted as of the Closing.

                  (b) Except for inbound "shrink-wrap" and similar publicly-available commercial binary code end user licenses, each of Parent and its Subsidiaries either (i) is the sole and exclusive owner of the Intellectual Property Rights (free and clear of any liens or encumbrances) used in the business of Parent or its Subsidiaries , and has sole and exclusive rights therein; or (ii) has a valid, effective written license for the use and distribution of the services or products in respect of which such Intellectual Property Rights are being used as of the Closing.

                  (c) Except as set forth on Schedule 4.7 of the Parent Schedules, to the knowledge of Parent and its Subsidiaries, as of the Closing, Parent and its Subsidiaries have not infringed or otherwise violated any Intellectual Property Rights of any third Persons and none of the products or services marketed or sold by Parent and its Subsidiaries as of the Closing infringes or otherwise violates any Intellectual Property Rights of any third Persons.

                  (d) No actions, suits, claims, investigations or proceedings with respect to Parent's Intellectual Property Rights are pending or, to the knowledge of Parent and its Subsidiaries, threatened by any Person against Parent and its Subsidiaries, alleging that the manufacture, sale, licensing, distributing or use of any product or service of Parent and its Subsidiaries as manufactured, sold, licensed, distributed or used by Parent and its Subsidiaries infringes or otherwise violates any Intellectual Property Rights of any third Persons.

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                  (e)   Parent and its Subsidiaries have taken reasonable
security measures to safeguard and maintain its rights in the trade secrets included in Parent's Intellectual Property Rights. Except as set forth on
Schedule 4.7 of the Parent Schedules, to the knowledge of Parent and its Subsidiaries, the trade secrets of Parent and its Subsidiaries and all copies of the source code to the proprietary software products of Parent and its Subsidiaries are physically in the control of Parent and its Subsidiaries. All officers, employees, contractors and consultants of Parent and its Subsidiaries who have access to proprietary information have executed and delivered to Parent and its Subsidiaries an agreement regarding the protection of proprietary information. All officers, employees, contractors and consultants of Parent and its Subsidiaries have executed and delivered to Parent and its Subsidiaries an agreement regarding the assignment to or ownership by Parent and its Subsidiaries of all of Parent's Intellectual Property Rights arising from the services performed for Parent and its Subsidiaries by such Persons.

         4.8      COMPLIANCE; PERMITS.

                  (a) COMPLIANCE. Neither Parent nor any of its Subsidiaries is in material conflict with, or in material default or in material violation of any Legal Requirement applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective businesses or properties is, or Parent believes is reasonably likely to be, bound or affected. No material investigation or review by any Governmental Entity is pending or, to Parent's knowledge, has been threatened in a writing delivered to Parent or any of its Subsidiaries. There is no material judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent and its Subsidiaries as currently conducted.

                  (b) PERMITS. Parent and its Subsidiaries hold, to the extent legally required, all Permits that are material to and required for the operation of the business of Parent, as currently conducted (collectively, the "PARENT PERMITS"). No suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened. Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

         4.9 LITIGATION. Except as set forth on Schedule 4.9 of the Parent Schedules, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent.

         4.10     CONTRACTS.

                  (a) PARENT MATERIAL CONTRACTS. Except as otherwise set forth in Schedule 4.10 of the Parent Schedules, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to, or is bound by any of the following (each, a "PARENT MATERIAL CONTRACT"):

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                        (i) any "material contracts" (as such term is defined in
Item 601(b)(10) of Regulation S-K of the SEC, but excluding any such contract which has been terminated or which has expired or lapsed prior to the date hereof) with respect to Parent and its Subsidiaries;

                        (ii) any Contract containing any covenant materially limiting the right of Parent or its Subsidiaries to engage in any line of business or to compete with any Person or granting any exclusive distribution rights;

                        (iii) any Contract (other than Contracts evidencing Parent Options or Parent Warrants) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities of Parent, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities of Parent or (C) providing Parent with any right of first refusal with respect to, or right to purchase or redeem, any securities;

                        (iv) any Contract that provides for indemnification of any officer, director, employee or agent;

                        (v) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation; or

                        (vi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination of which would be reasonably expected to have a have a Material Adverse Effect on Parent or the Surviving Corporation.

                  (b) NO BREACH. All Parent Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Parent Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

         4.11     EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) DEFINITIONS. The terms set forth in Section 3.11(a) shall also apply to this Section 4.11. In addition:

                        (i) "PARENT EMPLOYEE PLAN" shall mean any Employee Plan as it pertains to Parent and its Affiliates; and

                        (ii) "PARENT EMPLOYMENT AGREEMENT" shall mean any Employment Agreement as it pertains to Parent and its Affiliates.

                  (b) SCHEDULE. Schedule 4.11(b) of the Parent Schedules contains an accurate and complete list of each Parent Employee Plan and each Parent Employment Agreement. Parent does not have any plan or commitment to establish any new Parent Employee Plan, International

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Employee Plan (as its pertains to Parent or its Affiliates), or Parent
Employment Agreement, or to modify any Parent Employee Plan or Parent Employment Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Parent Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company in writing, or as required by this Agreement).

                  (c) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 4.11(c) of the Parent Schedules: (i) Parent has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Parent Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Parent Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Parent Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) each Parent Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Merger Effective Time, without material liability to the Parent or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vii) neither Parent nor any Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (d) PENSION PLAN. Neither Parent nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                  (e) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. At no time has Parent or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither Parent, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in
Section 413 of the Code.

                  (f)   NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in
Schedule 4.11(f) of the Parent Schedules, no Parent Employee Plan provides, or reflects or represents any liability to provide, retiree health to any Person for any reason, except as may be required by COBRA or other


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applicable statute, and Parent has never represented, promised or contracted
(whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree health, except to the extent required by statute.

                  (g) HEALTH CARE COMPLIANCE. Neither Parent nor any Affiliate has, prior to the Merger Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                  (h)   EFFECT OF TRANSACTION.

                        (i) Except as set forth on Schedule 4.11(h) of the Parent Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (ii) Except as set forth on Schedule 4.11(h) of the Parent Schedules, no payment or benefit which will or may be made by Parent or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (i) EMPLOYMENT MATTERS. Parent: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Parent under any worker's compensation policy.

                  (j) LABOR. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 4.11(j) of the Parent Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent,

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threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Parent. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 4.11(j) of the Parent Schedules, Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Parent.

                  (k) INTERNATIONAL EMPLOYEE PLAN. Parent does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

         4.12 REAL PROPERTY. Neither Parent nor its Subsidiaries owns any real property. Schedule 4.12 of the Parent Schedules sets forth a list of all properties leased or otherwise occupied by Parent and its Subsidiaries for the operation of its business, including the address, the name of the landlord, and the current base rent ("PARENT FACILITIES"). Schedule 4.12 of the Parent Schedules identifies all of the leases or other occupancy agreements with respect to the Parent Facilities ("PARENT LEASES") and any amendments or modifications to the Parent Leases. No party other than Parent has the right to occupy any of the Parent Facilities. The Parent Facilities are in good condition and repair, reasonable wear and tear excepted. Neither Parent nor any of its Subsidiaries has any current and unperformed obligations under the Parent Leases for repair, maintenance or replacement at any Parent Facilities or for the installation of improvements at any Parent Facilities. Each Parent Lease is in full force and effect, and no breach or default exists by Parent or any of its Subsidiaries (or, to the knowledge of Parent, by any other party thereto), nor to the knowledge of Parent has any event or condition occurred which could (with the giving of notice or the passage of time or both) constitute a breach or default, under any Parent Lease.

         4.13 INSURANCE. Schedule 4.13 of the Parent Schedules lists all of Parent's policies and contracts for property and casualty insurance maintained (the "PARENT INSURANCE POLICIES"), true and complete copies of which have been delivered or made available to the Company. All of the Parent Insurance Policies are in full force and effect and will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of this Agreement or of any transaction in connection with this Agreement and are sufficient for compliance with all requirements of law applicable to Parent and its Subsidiaries. Parent and its Subsidiaries are current in all premiums or other payments due under each Parent Insurance Policy and have otherwise performed in all material respects all of its respective obligations thereunder. Neither Parent nor any Subsidiary has received, during the past three years from any insurance carrier with which it has carried any insurance, any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights.

         4.14 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy/Information Statement, will, at the time the Proxy/Information Statement is mailed to the stockholders of Parent and the Company, at the time of the Parent Stockholders' Meeting or as of the Merger Effective Time, contain any untrue

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statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made about the Company supplied by the Company for inclusion in the Proxy/Information Statement.

         4.15 BOARD APPROVAL. The Board of Directors of Parent has, by resolutions duly adopted at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way, (i) determined that the Reorganization is fair to, and in the best interests of, Parent and the Parent Stockholders and declared the Reorganization to be advisable, (ii) approved this Agreement and the form of Voting Agreement for Parent Stockholders and (iii) recommended that the Parent Stockholders approve and adopt this Agreement and approve the Reorganization and the issuance of the Merger Stock in the Merger and directed that such matters be submitted to the Parent Stockholders at the Parent Stockholders' Meeting. The Board of Directors of Merger Sub has, by resolutions duly adopted at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way, (i) determined that the Merger is fair to, and in the best interests of, Merger Sub and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and (iii) recommended that the stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that such matter be submitted to Merger Sub's stockholder for approval.

         4.16     RELATED PARTY TRANSACTIONS. Except as set forth in Schedule
4.16 of the Parent Schedules: (a) no Parent Related Party (as defined below) has any direct or indirect interest in any material asset used in or otherwise relating to the business of Parent; (b) no Parent Related Party is indebted to Parent; (c) to the knowledge of Parent, no Parent Related Party has entered into, or has had any direct or indirect financial interest in, any Parent Material Contract; (d) to the knowledge of Parent, no Parent Related Party is competing directly or indirectly, with Parent; and (e) to the knowledge of Parent, no Parent Related Party has any claim or right against Parent (other than rights under the Parent Options, rights to receive compensation for services performed as an employee of Parent, rights associated with being an officer or director or as set forth in the Parent Material Contracts and rights of employees, directors and officers under Parent Employee Plans and under Parent Employee Agreements). For purposes of the foregoing, each of the following shall be deemed to be an "PARENT RELATED PARTY": (i) each individual who is, or who has at any time been, an officer or director of Parent; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Person (other than Parent) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest, but excludes any officers or directors of Parent who are affiliated with any venture capital firm or similar investor in Parent and such affiliates.

         4.17     ENVIRONMENTAL MATTERS.

                  (a)   Definitions:

                        (i) "GOVERNMENTAL AUTHORITY" is any local, state, provincial, federal, or international governmental authority or agency which has had or now has jurisdiction over any

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portion of the subject matter of this Agreement, any Parent or Company Business
Facility, or Parent or the Company.

                        (ii) "PARENT BUSINESS FACILITY" is any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Parent or its Subsidiaries in connection with the operation of its business.

                        (iii) "DISPOSAL SITE" is a landfill, disposal agent, waste hauler or recycler of Hazardous Materials.

                        (iv) "ENVIRONMENTAL LAWS" are all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the 1970 Occupational Safety and Health Act, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

                        (v)  "HAZARDOUS MATERIALS ACTIVITY" is the
transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product, mixture, preparation, or substance containing a Hazardous Material.

                        (vi) "PARENT ENVIRONMENTAL PERMIT" is any approval, permit, license, clearance or consent required to be obtained from any Person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by Parent.

                  (b) Except as set forth on Schedule 4.17 of the Parent Schedules, the Parent hereby represents and warrants that:

                        (i) CONDITION OF PROPERTY: As of the Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Parent to liability, to the knowledge of Parent after reasonable inquiry, no Hazardous Materials are present on any Parent Business Facility currently owned, operated, occupied, controlled or leased by Parent or were present on any other Parent Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Parent. Except as set forth in Schedule 4.17 of the Parent Schedules, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Parent Business Facility currently owned, operated, occupied, controlled or leased by the Parent or as a consequence of the acts of the Parent or its agents.

                        (ii) HAZARDOUS MATERIALS ACTIVITIES: To the extent Parent has conducted any Hazardous Material Activities relating to its business, it has done so in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of

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Parent, if any, prior to the Closing have not resulted in the exposure of any
Person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such Person.

                        (iii) PERMITS: Schedule 4.17 of the Parent Schedules accurately describes all of the Parent Environmental Permits currently held by the Parent and relating to its business and the listed Parent Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Parent relating to its business as such activities are currently being conducted. All such Parent Environmental Permits are valid and in full force and effect. Parent has complied in all material respects with all covenants and conditions of any Parent Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Parent Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Parent Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Parent is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing.

                        (iv)  ENVIRONMENTAL LITIGATION: Except as set forth in
Schedule 4.17 of the Parent Schedules, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of Parent's knowledge, threatened, concerning or relating to any Parent Environmental Permit or any Hazardous Materials Activity of Parent relating to its business, or any Parent Business Facility.

                        (v) OFFSITE HAZARDOUS MATERIAL DISPOSAL: Parent has transferred or released Hazardous Materials only to those Disposal Sites set forth in Schedule 4.17 of the Parent Schedules; and no action, proceeding, liability or claim exists or, to the best of Parent's knowledge, is threatened against any Disposal Site or against Parent with respect to any transfer or release of Hazardous Materials relating to the business of Parent or its Subsidiaries to a Disposal Site which could reasonably be expected to subject Parent to liability.

                        (vi) ENVIRONMENTAL LIABILITIES: Parent is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect of Parent.

                        (vii) REPORTS AND RECORDS: Parent has delivered to the Company or made available for inspection by the Company and its agents, representatives and employees all records in Parent's possession concerning the Hazardous Materials Activities of Parent relating to its business and all environmental audits and environmental assessments, or environmental investigations of any Parent Business Facility conducted at the request of, or otherwise in the possession of Parent. Parent has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

         4.18 FAIRNESS OPINION. Parent's Board of Directors has received a written opinion from Neidiger, Tucker, Bruner, Inc., dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the Parent Stockholders from a financial point of view and has delivered or made available to the Company a copy of such opinion.

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         4.19     BROKERS' AND FINDERS' FEES. Except as set forth on Schedule
4.19 of the Parent Schedules, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.20     RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on
Schedule 4.20 of the Parent Schedules, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Parent or any of its Subsidiaries is a party or otherwise binding upon Parent or any of its Subsidiaries which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice (including, without limitation, the licensing of any product) of Parent, any acquisition of property (tangible or intangible) by Parent, the conduct of business by Parent, or otherwise limiting the freedom of Parent to engage in any line of business or to compete with any Person. Except as set forth on Schedule 4.20 of the Parent Schedules, without limiting the foregoing, neither Parent nor any of its Subsidiaries has entered into any agreement under which Parent is restricted from selling, licensing or otherwise distributing or providing any of its products or services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         4.21     ACCOUNTS RECEIVABLE/INVENTORY.

                  (a) All of Parent's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Parent Balance Sheet, or for receivables arising subsequent to December 31, 2001, as reflected on the books and records of Parent (which are prepared in accordance with GAAP). Any account receivable arising subsequent to December 31, 2001 for which a reserve in excess of $20,000 has been taken by Parent prior to the date hereof is summarized on Schedule 4.21 of the Parent Schedules. Except as set forth on Schedule 4.21 of the Parent Schedules, no Person has any Lien on any of Parent's accounts receivable and no written or oral request or written or oral agreement for deduction, discount, or return refund request has been made with respect to any of Parent's accounts receivable.

                  (b) All of the inventories of Parent reflected on the Parent Balance Sheet and Parent's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with Parent's regular inventory practices and are set forth on Parent's books and records in accordance with the practices and principles of Parent consistent with the method of treating said items in prior periods. None of the inventory of Parent reflected on the Parent Balance Sheet or on Parent's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of Parent reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Parent Balance Sheet conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

         4.22 MINUTE BOOKS. The minute books of Parent and its Subsidiaries provided to counsel for the Company are the only minute books of Parent and its Subsidiaries and contain accurate summaries of all of the actions taken at meetings and actions by written consent of directors (including committees thereof) of Parent and its Subsidiaries, and contain accurate summaries of all


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of the actions taken at Parent stockholder meetings or actions by written consent since the time of incorporation of Parent.

         4.23     PERSONAL PROPERTY.

                  (a) Except those items disclosed on Schedule 4.23 of the Parent Schedules, Parent has good, valid and marketable title to, valid leasehold interests or valid licenses to use all of its material personal property, including all of the material personal property reflected on the Parent Balance Sheet and those acquired since the date of the Parent Balance Sheet, except for (i) personal property sold or otherwise disposed of since the date of the Parent Balance Sheet in the ordinary course, (ii) such property as is no longer used or useful in the conduct of its business or (iii) such Liens that individually or in the aggregate could not reasonably be expected to materially affect the ability of Parent to use such property in its intended manner. All such personal property is the personal property necessary to conduct the business as conducted by Parent as of the date hereof.

                  (b) All material leases, licenses, permits and authorizations in any manner related to the material personal property of Parent and all other material instruments, documents and agreements pursuant to which Parent has obtained the right to use any material personal property are in good standing, valid and effective in accordance with their respective terms, and there is no default under any of such leases, licenses, permits, authorizations, instruments, documents or agreements.

         4.24     SIGNIFICANT CUSTOMERS.

                  (a) Schedule 4.24 of the Parent Schedules sets forth a complete and accurate list of all Significant Customers. For purposes of this Agreement, "SIGNIFICANT CUSTOMERS" are the 10 customers that have effected the most purchases of products or services, in dollar terms, from Parent during the past four fiscal quarters.

                  (b) As of the date hereof, none of the Significant Customers has canceled or substantially reduced or, to Parent's knowledge, is currently attempting, threatening or planning to or is otherwise affected by circumstances that would cause such Person to cancel or substantially reduce, any purchases of goods or services from Parent.

         4.25 OPERATIONS OF AUTC DELAWARE AND MERGER SUB . AUTC Delaware and Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement, including the Reincorporation, and neither AUTC Delaware nor Merger Sub have engaged in any business activities other than as contemplated by this Agreement and the Reincorporation Agreement (as defined in Section 5.5) prior to the Reincorporation Effective Time.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF AUTC DELAWARE

         AUTC Delaware represents and warrants to the Company, subject to the exceptions specifically disclosed in writing in the Parent Schedules, as follows:

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         5.1      ORGANIZATION; STANDING AND POWER. AUTC Delaware and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not have a Material Adverse Effect on AUTC Delaware, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not have a Material Adverse Effect on AUTC Delaware.

         5.2 SUBSIDIARIES. Other than Merger Sub, AUTC Delaware has no Subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Person. All the outstanding shares of capital stock of the Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly by AUTC Delaware, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock, except for restrictions imposed by applicable securities laws.

         5.3      AUTC DELAWARE CAPITAL STRUCTURE.

                  (a) CAPITAL STOCK. The authorized AUTC Delaware Capital Stock consists of (i) 1,000 shares, par value $0.00001 per share, of AUTC Delaware Common Stock, none of which is issued and outstanding as of the date hereof and
(ii) 1,000 shares, par value $0.00001 per share, of AUTC Delaware Preferred Stock, none of which is issued and outstanding as of the date hereof. All of the outstanding shares of AUTC Delaware Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of any preemptive rights or any similar rights. None of the outstanding shares of AUTC Delaware Capital Stock is subject to any right of first refusal in favor of Parent or AUTC Delaware, and there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of AUTC Delaware Capital Stock. AUTC Delaware is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of AUTC Delaware Capital Stock. As of the date hereof, there are no shares of AUTC Delaware Capital Stock held in treasury by AUTC Delaware. As of the date hereof, there are no (i) securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AUTC Delaware is a party or by which it is bound obligating AUTC Delaware to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of AUTC Delaware, or obligating AUTC Delaware to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of AUTC Delaware, or (iii) stockholder rights plans (or similar plans commonly referred to as a "poison pill") or Contracts under which AUTC Delaware is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

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                  (b)   AUTC DELAWARE CAPITAL STOCK AND MERGER STOCK. The AUTC
Delaware Common Stock, AUTC Delaware Preferred Stock and the shares of Merger Stock to be issued pursuant to the Reorganization have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

         5.4      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS.

                  (a) AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Reincorporation and the Merger) have been duly authorized by all necessary corporate action on the part of AUTC Delaware, and no further action on the part of AUTC Delaware is necessary to authorize the execution and delivery of this Agreement or to consummate the Reorganization and the other transactions contemplated hereby or thereby, other than (i) the filing of a Certificate of Merger pursuant to Delaware Law and Arizona Law to effect the Reincorporation, (ii) the declaration and payment of the Preferred Stock Dividend and (iii) the filing of a Certificate of Merger pursuant to Delaware Law to effect the Merger. This Agreement has been duly executed and delivered by AUTC Delaware and, assuming due execution and delivery by the Company, constitutes the valid and binding obligations of AUTC Delaware, enforceable against AUTC Delaware in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by AUTC Delaware does not, and performance of this Agreement by AUTC Delaware will not, (i) conflict with or violate the Certificate of Incorporation and Bylaws of AUTC Delaware, each as amended to date (the "AUTC DELAWARE CHARTER DOCUMENTS"), any resolution adopted by the Parent Stockholders, the sole stockholder of AUTC Delaware, the Board of Directors or a committee of the Board of Directors of AUTC Delaware, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Reorganization and the issuance of AUTC Delaware Common Stock, the AUTC Delaware Preferred Stock and shares of Merger Stock in the Merger by the Parent Stockholders and compliance with the requirements set forth in Section 5.4(c), conflict with or violate any Legal Requirement applicable to AUTC Delaware or any of its Subsidiaries or by which AUTC Delaware or any of its Subsidiaries or any of their respective properties is bound or affected, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair AUTC Delaware's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the material properties or assets of AUTC Delaware or any of its Subsidiaries pursuant to, any contract, or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify any Permit (as defined in Section 4.8) that is held by AUTC Delaware or that otherwise relates to the business of AUTC Delaware or to any of the assets owned or used by AUTC Delaware.

                  (c) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person is required to be obtained or made by AUTC Delaware in connection with the execution and delivery of this Agreement or the

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consummation of the Reorganization and the other transactions contemplated hereby, except for the Regulatory Consents.

         5.5 REINCORPORATION. The execution and delivery of the Reincorporation Agreement between Parent and AUTC Delaware, effecting the Reincorporation of Parent under Delaware Law and Arizona Law, has been duly authorized by all necessary corporate action on the part of each of Parent and AUTC Delaware. Each of Parent and AUTC Delaware has all corporate power and authority to execute and deliver the Reincorporation Agreement, to file the Reincorporation Agreement with the Secretary of State of Arizona and the Secretary of State of Delaware and to consummate the Reincorporation contemplated by the Reincorporation Agreement, and the Reincorporation Agreement at the time of execution and filing constituted and will constitute a valid and binding obligation of each of Parent and AUTC Delaware.

         5.6 OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and Merger Sub has not engaged in any business activities other than as contemplated by this Agreement.

                                   ARTICLE VI
                   CONDUCT PRIOR TO THE MERGER EFFECTIVE TIME

         6.1 CONDUCT OF BUSINESS BY PARENT AND AUTC DELAWARE. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Merger Effective Time, Parent and AUTC Delaware agree to carry on their respective business, except to the extent that the Company shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay their respective debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact their present business organizations, keep available the services of their respective present officers and Key Employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired their respective goodwill and ongoing businesses at the Merger Effective Time. Each of Parent and AUTC Delaware shall promptly notify the Company of any event or occurrence or emergency not in the ordinary course of business of Parent or AUTC Delaware and any material event involving Parent or AUTC Delaware. Except as permitted by the terms of this Agreement, and except as provided in Schedule 6.1 of the Parent Schedules, without the prior written consent of the Company, during the period from the date hereof through the earlier of the termination of this Agreement pursuant to its terms or the Merger Effective Time, neither Parent nor AUTC Delaware shall do any of the following and shall not permit its Subsidiaries to do any of the following:

                  (a) Enter into any new line of business material to it and its Subsidiaries taken as a whole;

                  (b) (i) Sell, license or transfer to any Person or entity any Intellectual Property Rights or enter into any agreement with respect to any Intellectual Property Rights with any Person or entity or with respect to any Intellectual Property Rights of any Person or entity, (ii) buy or license any Intellectual Property Rights or enter into any agreement with respect to the Intellectual

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Property Rights of any Person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property Rights with a third party, or (iv) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by Persons who have Intellectual Property Rights with the Company;

                  (c) Except as otherwise provided herein, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (d) Except as otherwise provided herein, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of it or its Subsidiaries, except repurchases of unvested shares at cost (but not in excess of the then current fair value of such shares) in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or entered into the ordinary course of business consistent with past practice after the date hereof;

                  (e) Except as otherwise provided herein, issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights (other than the issuance of options to employees in the ordinary course of business under the Parent Stock Option Plans, the issuance of Parent Common Stock upon the exercise of outstanding options or Parent Common Warrants) and the issuance of Parent Common Stock upon the conversion of outstanding shares of Parent Preferred Stock;

                  (f) Except as otherwise provided herein, cause, permit or propose any amendments to the Parent Charter Documents or any of the Parent Subsidiary Charter Documents;

                  (g) Except as otherwise provided herein, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

                  (h) Enter into any joint ventures, strategic partnerships or alliances that are material to any of its divisions or business units;

                  (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business;

                  (j) Make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans or investments by it or a Subsidiary of it to or in it or any Subsidiary of it, and (ii) employee loans or advances made in the ordinary course of business or loans in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to it and its Subsidiaries taken as a whole;

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                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of it, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of any other
Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

                  (l) Except as required by GAAP or the SEC as concurred in by its independent auditors, make any material change in its methods or principles of accounting since the date of the Parent Balance Sheet or revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (m) Make or change any material Tax election; settle or compromise any claim or assessment in respect of Taxes; extend or waive the period of limitations applicable to any claim or assessment in respect of Taxes or amend any Return in a manner that would result in a material change in the Tax liability shown on such Return;

                  (n) (i) Increase the amount of compensation of, pay any bonus to or grant severance or termination pay to any executive officer or director of Parent or Continuing Employee (as defined in Section 5.11), (ii) increase the amount of compensation of, pay any bonus to or grant severance or termination pay to any employee of Parent or any material Subsidiary, division or business unit of Parent, (iii) make any increase in or commitment to increase any Parent Employee Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Parent Employee Plan (other than amendments or commitments to amend any Parent Employee Plan required to comply with the Code, ERISA or other applicable law), or make any contribution, other than regularly scheduled contributions, to any Parent Employee Plan, (iv) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, (v) enter into any employment, severance, termination or indemnification agreement or any agreement the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby or (vi) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually;

                  (o) Enter into, modify or amend in a manner adverse in any material respect to Parent, or terminate any Parent Material Contract or waive, release or assign any material rights or claims thereunder, other than the modification, amendment or termination of any Parent Material
Contract in the ordinary course of business, consistent with past practice;

                  (p) Settle or offer to settle any pending litigation involving Parent or its Subsidiaries for an amount that exceeds $50,000 individually or in the aggregate;

                  (q) Commence any litigation other than routine collection of debts or to protect any Intellectual Property Rights or to enforce this Agreement;

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                  (r)  Make any capital expenditures in excess of $25,000
individually or $50,000 in the aggregate;

                  (s) Modify or amend in any manner that is materially adverse to Parent or terminate any material agreement or any confidentiality agreement entered into by Parent or any of its Subsidiaries in the ordinary course of business, or release or waive any material rights for claims, or modify or amend in any manner materially adverse to Parent, any confidentiality, standstill or similar agreements to which Parent or any of its Subsidiaries is a party;

                  (t) Cause Parent's monthly burn rate (i.e., the difference between cash expenditures and cash receipts) to exceed $500,000 per month for the months of April 2002, May 2002 and June 2002;

                  (u) Cause or allow Parent's registration statement on Form S-1 that is currently on file with the SEC to be declared effective by the SEC;

                  (v) Enter into, modify or amend in a manner adverse in any material respect to Parent, or terminate any Contract with any Parent Related Party or waive, release or assign any material rights or claims thereunder;

                  (w) File Parent's Form 10-K with the SEC for the fiscal-year ended March 31, 2002 or any other periodic report under the Exchange Act, which Parent may be obligated to file pursuant to the rules and regulations of the SEC or contractual obligations with third parties to which Parent may be subject; or

                  (x) Agree in writing or otherwise to take any of the actions described in (a) through (w) above.

         In addition, during the period from the date of this Agreement and continuing until the Reincorporation Effective Time, AUTC Delaware shall not conduct any business activities, and shall not enter into any Contract, except for the purpose of engaging in the transactions contemplated by this Agreement, including the Reincorporation.

         6.2 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Merger Effective Time, the Company agrees to carry on the business of the Company, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and Key Employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Merger Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as permitted by the terms of this Agreement, and except as

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provided in Schedule 6.2 of the Company Schedules, without the prior written consent of Parent, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Merger Effective Time, the Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

                  (a) Enter into any new line of business material to it and its Subsidiary taken as a whole;

                  (b) (i) Sell, license or transfer to any Person or entity any Intellectual Property Rights or enter into any agreement with respect to any Intellectual Property Rights with any Person or entity or with respect to any Intellectual Property Rights of any Person or entity, (ii) buy or license any Intellectual Property Rights or enter into any agreement with respect to the Intellectual Property Rights of any Person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property Rights with a third party, (iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by Persons who have Intellectual Property Rights with the Company;

                  (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock of it or its Subsidiary, except repurchases of unvested shares at cost (but not in excess of the ten current fair value of such shares) in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or entered into the ordinary course of business consistent with past practice after the date hereof;

                  (e) Except as otherwise provided herein, issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights (other than the issuance of options to employees in the ordinary course of business under the 1999 Plan, the issuance of Company Common Stock upon the exercise of outstanding options and the issuance of Company Common Stock or Company Preferred Stock, as the case may be, upon the exercise of Company Warrants);

                  (f) Except as otherwise provided herein, cause, permit or propose any amendments to the Company Charter Documents or any of the Company Subsidiary Charter Documents;

                  (g) Except as otherwise provided herein, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;


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                  (h)  Enter into any joint ventures, strategic partnerships or alliances that are material to any of its divisions or business units;

                  (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business;

                  (j) Except as otherwise provided herein, make any loans, advances or capital contributions to, or investments in, any other Person, other than employee loans or advances made in the ordinary course of business or loans in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to it and its Subsidiary, taken as a whole;

                  (k) Except as otherwise provided herein, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of it, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing;

                  (l) Except as required by GAAP as concurred in by its independent auditors, make any material change in its methods or principles of accounting since the date of the Company Balance Sheet or revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (m) Make or change any material Tax election; settle or compromise any claim or assessment in respect of Taxes; extend or waive the period of limitations applicable to any claim or assessment in respect of Taxes or amend any Return in a manner that would result in a material change in the Tax liability shown on such Return;

                  (n) (i) Increase the amount of compensation of, pay any extraordinary bonus to or grant severance or termination pay to any executive officer or director of the Company, (ii) increase the amount of compensation of, pay any bonus to or grant severance or termination pay to any employee of the Company or any material Subsidiary, division or business unit of the Company;
(iii) make any increase in or commitment to increase any Company Employee Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Company Employee Plan (other than amendments or commitments to amend any Company Employee Plan required to comply with the Code, ERISA or other applicable law), or make any contribution, other than regularly scheduled contributions to any Company Employee Plan or (iv) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payment in exchange for any options granted under any of such plans, (v) enter into any severance, termination or indemnification agreement or any agreement the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, or (vi) increase in any

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manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually;

                  (o) Enter into, modify or amend in a manner adverse in any material respect to the Company, or terminate any Company Material Contract or waive, release or assign any material rights or claims thereunder, other than the modification, amendment or termination of any Company Material Contract in the ordinary course of business, consistent with past practice;

                  (p) Settle or offer to settle any pending litigation involving the Company or its Subsidiaries for an amount that exceeds $50,000 individually or in the aggregate;

                  (q) Commence any litigation other than routine collection of debts or to protect any Intellectual Property Rights or to enforce this Agreement;

                  (r) Except as otherwise provided herein, make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate;

                  (s) Modify or amend in any manner that is materially adverse to the Company or terminate any material agreement or any confidentiality agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business, or release or waive any material rights for claims, or modify or amend in any manner materially adverse to the Company, any confidentiality, standstill or similar agreements to which the Company or its Subsidiary is a party;

                  (t) Except as otherwise provided herein, cause the Company's monthly cash burn rate (i.e., the difference between cash expenditures and cash receipts) to exceed $500,000 per month (the "MAXIMUM CASH BURN RATE") for the months of April 2002, May 2002 and June 2002; provided, however, that the Maximum Cash Burn Rate shall not include (i) any cash issued to certain stockholders of the Company pursuant to certain outstanding contractual obligations, (ii) any loans made to Parent, (iii) the payment of the Company's debt obligations to Comdisco, Inc. or (iv) the increase to that certain letter of credit held by Menlo Business Park, LLC, each as described on Schedule 6.2(t) of the Company Schedules; or

                  (u) Agree in writing or otherwise to take any of the actions described in (a) through (t) above.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1      EXEMPTION FROM REGISTRATION.

                  (a) Promptly after the execution of this Agreement, Parent, AUTC Delaware and the Company, in consultation with each other, will prepare the Proxy/Information Statement to be used in connection with obtaining the approval and adoption by (i) the Parent Stockholders of (A) the Reincorporation Merger and (B) the Agreement and the Merger contemplated hereby, including the issuance of the Merger Stock and (ii) the Company Stockholders of the Agreement and the Merger contemplated hereby. Each of Parent, AUTC Delaware and the Company shall use all reasonable efforts to cause the Proxy/Information Statement to comply with any applicable rules and


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regulations promulgated by the SEC and Arizona Law, California Law and Delaware
Law. Parent shall cause the Proxy/Information Statement and any other disclosure documents reasonably deemed appropriate by Parent and the Company to be mailed to the Parent Stockholders and Company Stockholders promptly upon completion thereof. Neither Parent, AUTC Delaware or the Company shall distribute the Proxy/Information Statement without the approval of the other parties to this Agreement, which approval shall not unreasonably be withheld or delayed. Whenever either Parent or the Company, as the case may be, obtains any knowledge of any event that should be set forth in an amendment or a supplement to the Proxy/Information Statement, Parent or the Company, as the case may be, will promptly inform Parent or the Company, as the case may be, and will cooperate in mailing to the Parent Stockholders and Company Stockholders such amendment or supplement.

                  (b) The information supplied by Parent and the Company for inclusion or incorporation by reference in the Proxy/Information Statement will not, at the time the Proxy/Information Statement is delivered to the Parent Stockholders and Company Stockholders or at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information furnished or to be furnished by Parent or the Company on or in any other document mailed, delivered or otherwise furnished to the Parent Stockholders and Company Stockholders in connection with the solicitation of their consent to the approval and adoption of this Agreement and the transactions contemplated by this Agreement and the Reorganization did not and will not contain any untrue statement of a material fact and did not omit and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

         7.2      MEETINGS OF STOCKHOLDERS; BOARD RECOMMENDATION.

                  (a)   APPROVAL OF STOCKHOLDERS.

                        (i) Promptly after the date hereof, Parent will take all action necessary in accordance with the Exchange Act, Arizona Law and the Parent Charter Documents to call, give notice of, hold and convene a meeting of the Parent Stockholders to be held as promptly as practicable after the date hereof (the "PARENT STOCKHOLDERS' MEETING"), to vote on the approval of this Agreement and the transactions contemplated hereby. The Proxy/Information Statement shall specify that adoption of this Agreement shall constitute approval by the Parent Stockholders of: (A) the Reincorporation Merger, (B) the Merger and the issuance of the Merger Stock to the Company Stockholders, (C) the Parent Escrow and all other provisions of Article IX hereof and the deposit of the Parent Escrow Amount into the Parent Escrow Fund and (D) the appointment of the Parent Stockholder Representative. Parent will use its best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and will take all other action necessary or advisable to secure the vote or consent of the Parent Stockholders to obtain such approval and to enable the Closing to occur as promptly as practicable after the date hereof (the "PARENT STOCKHOLDERS' APPROVAL"). Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary, if as of the time for which the Parent Stockholders' Meeting is originally scheduled there are insufficient shares of Parent Capital Stock represented (either in person or by proxy) to constitute a quorum

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necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Parent Stockholders' Meeting are solicited in compliance with any applicable rules and regulations promulgated by the SEC and Arizona Law, the Parent Charter Documents and all other applicable Legal Requirements.

                        (ii)  Concurrent with the mailing of the
Proxy/Information Statement to the Parent Stockholders, the Company shall submit this Agreement and the transactions contemplated hereby to the Company Stockholders for approval and adoption as provided by Delaware Law, California Law and the Company Charter Documents. The Proxy/Information Statement shall specify that adoption of this Agreement shall constitute approval by the Company Stockholders of: (A) the Merger, (B) the Company Escrow and all other provisions of Article IX hereof and the deposit of the Company Escrow Amount into the Company Escrow Fund and (C) the appointment of the Company Stockholder Representative. Parent will use its best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and will take all other action necessary or advisable to secure the vote or consent of the Parent Stockholders to obtain such approval and to enable the Closing to occur as promptly as practicable after the date hereof (the "PARENT STOCKHOLDERS' APPROVAL").

                        (iii) The Company will use its best efforts to solicit and obtain the written consent of the Company Stockholders to approve this Agreement and the transactions contemplated hereby and will take all other action necessary or advisable to secure the vote or consent of the Company Stockholders to obtain such approval and to enable the Closing to occur as promptly as practicable after the date hereof (the "COMPANY STOCKHOLDERS' APPROVAL").

                        (iv) Parent, as the sole stockholder of Merger Sub, shall take all action necessary to cause the Merger Sub to approve this Agreement and the transactions contemplated hereby in accordance with Delaware Law.

                  (b)   BOARD RECOMMENDATIONS.

                        (i) (A) The Board of Directors of Parent shall recommend that the Parent Stockholders vote in favor of the approval of the Reincorporation Merger and the Merger and the issuance of the Merger Stock at the Parent Stockholders' Meeting, (B) the Proxy/Information Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that the Parent Stockholders approve and adopt this Agreement, the Reincorporation Merger, and the Merger and the issuance of the Merger Stock at the Parent Stockholders' Meeting and (C) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of the Board of Directors of Parent that the Parent Stockholders approve and adopt this Agreement, the Reincorporation Merger, and the Merger and the issuance of Merger Stock.

                        (ii) (A) The Board of Directors of AUTC Delaware shall recommend and Parent, as sole stockholder of AUTC Delaware, shall vote in favor of the approval of this Agreement, the Reincorporation Merger, and the Merger and the issuance of the Merger Stock, and


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(B) neither the Board of Directors of AUTC Delaware (including any committee thereof) nor Parent, as sole stockholder of AUTC Delaware, shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation and approval of this Agreement, the Reincorporation Merger, and the Merger and the issuance of Merger Stock.

                        (iii) (A) The Board of Directors of the Company shall recommend that the Company Stockholders approve and adopt this Agreement and approve the Merger pursuant to a written consent of the Company Stockholders,
(B) the Proxy/Information Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company Stockholders approve and adopt this Agreement and the Merger and (C) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company Stockholders approve and adopt this Agreement and the Merger.

         7.3      ACQUISITION PROPOSALS.

                  (a) NO SOLICITATION. Until the earlier of the Merger Effective Time and the date of termination of this Agreement pursuant to the provisions of
Section 10.1 hereof, neither Parent, AUTC Delaware nor the Company will (nor will they authorize, permit or direct any of their respective officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any other party without first obtaining the prior written consent of the other parties to the Agreement: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person, relating to, any possible acquisition of Parent, AUTC Delaware or the Company or any of their respective Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of their capital stock or assets or any equity interest in the Parent, AUTC Delaware or Company or any of their respective Subsidiaries, (b) provide information with respect to it to any Person (other than Parent, AUTC Delaware or the Company), relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible acquisition of Parent, AUTC Delaware or the Company or any of their respective Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of their capital stock or assets or any equity interest in Parent, AUTC Delaware or the Company or any of their respective Subsidiaries,
(c) enter into an agreement with any Person (other than Parent, AUTC Delaware or the Company), providing for the acquisition of Parent, AUTC Delaware or the Company or any of their respective Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Parent, AUTC Delaware or the Company or any of their respective Subsidiaries or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Parent, AUTC Delaware or the Company or any of their respective Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of their capital stock or assets or any equity interest in Parent, AUTC Delaware or the Company or any of their respective Subsidiaries, by any Person (other than by Parent, AUTC Delaware or the Company). Parent, AUTC Delaware and the Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if

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Parent, AUTC Delaware or the Company receives prior to the earlier of the Merger
Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Parent, AUTC Delaware or the Company, as the case may be, shall immediately notify the other parties to the Agreement and disclose the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent, AUTC Delaware or the Company may reasonably request. Except as contemplated by this Agreement, disclosure by Parent, AUTC Delaware or the Company of the terms hereof (other than the prohibition of this section and other than disclosure by Parent, AUTC Delaware or the Company to its authorized representatives, consultants and advisors) shall be deemed to be a violation of this Section 7.3.

                  (b)  NOTIFICATION OF UNSOLICITED PARENT ACQUISITION PROPOSALS.

                        (i) As promptly as practicable after receipt of any Parent Acquisition Proposal (as defined in Section 7.3(f)) or any request for information or inquiry which it reasonably believes would lead to a Parent Acquisition Proposal, Parent shall provide the Company with oral and written notice of the material terms and conditions of such Parent Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Parent Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Parent Acquisition Proposal, request or inquiry. Parent shall provide the Company, as promptly as practicable, oral and written notice setting forth all such information as is reasonably necessary to keep the Company informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Parent Acquisition Proposal, request or inquiry and shall promptly provide to the Company a copy of all written materials subsequently provided in connection with such Parent Acquisition Proposal, request or inquiry.

                        (ii)  Parent shall provide the Company with forty-eight
(48) hours prior written notice (or such lesser prior notice as is provided to the members of Parent's Board of Directors) of any meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to consider any Parent Acquisition Proposal.

                  (c) SUPERIOR OFFERS. Notwithstanding anything to the contrary contained in Section 7.3(a), in the event that, prior to the delivery of the Voting Agreements pursuant to Section 7.10 hereof, Parent receives an unsolicited, bona fide written Parent Acquisition Proposal with respect to itself from a third party that Parent's Board of Directors has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer (as defined in Section 7.3(f)), it may then, prior to the delivery of the Voting Agreements pursuant to Section 7.10 hereof, take the following actions (but only if and to the extent that (i) Parent's Board of Directors concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable law and (ii) neither Parent nor any of its Subsidiaries nor any representative of Parent or any of its Subsidiaries shall have breached or taken any action inconsistent with any of the provisions set forth in Section 7.3(a) in connection with such Parent Acquisition Proposal):

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                        (i)  Furnish information to the third party making such
Parent Acquisition Proposal, provided that (A) (1) at least two (2) business days prior to furnishing any such information to such party, it gives the Company written notice of its intention to furnish information, and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 7.4) and (B) contemporaneously with furnishing any such information to such third party, Parent furnishes such information to the Company (to the extent such information has not been previously so furnished); and

                        (ii) Engage in negotiations with the third party with respect to the Parent Acquisition Proposal, provided that at least two (2) business days prior to entering into negotiations with such third party, Parent gives the Company written notice of its intention to enter into negotiations with such third party.

                  (d) CHANGE OF RECOMMENDATIONS. In response to the receipt of a Superior Offer, Parent's Board of Directors may, prior to the delivery of the Voting Agreements pursuant to Section 7.10 hereof, withhold, withdraw, amend or modify its recommendation in favor of the approval of the Reorganization and the issuance of the Merger Stock in the Merger (any of the foregoing actions by the Board of Directors, a "CHANGE OF RECOMMENDATION"), if all of the following conditions in clauses (i) through (vi) are met:

                        (i) A Superior Offer with respect to Parent has been made and has not been withdrawn;

                        (ii)  The Parent Stockholders' Meeting has not occurred;

                        (iii) Parent shall not have delivered the Voting Agreements pursuant to Section 7.10 hereof;

                        (iv) Parent shall have (A) provided to the Company at least five (5) business days prior written notice which shall state expressly
(i) that is has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (3) that Parent intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to the Company a copy of all written materials delivered to the Person or group making the Superior Offer in connection with such Superior Offer, and (C) made available to the Company all materials and information made available to the Person or group making the Superior Offer in connection with such Superior Offer;

                        (v) Parent's Board of Directors has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable law; and

                        (vi) It shall not have breached in any material respect any of the provisions set forth in Section 7.2 or this Section 7.3.

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                  (e)   CONTINUING OBLIGATION TO CALL, HOLD AND CONVENE PARENT
STOCKHOLDERS' MEETING; NO OTHER VOTE. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Parent to call, give notice of, convene and hold the Parent Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Parent Acquisition Proposal or by any Change of Recommendation. Parent shall not submit to the vote of the Parent Stockholders any Parent Acquisition Proposal, or propose to do so.

                  (f) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                        (i) "PARENT ACQUISITION PROPOSAL" shall mean any offer or proposal relating to any transaction or series of related transactions involving: (A) any purchase from Parent or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a five-percent (5%) interest in the total outstanding voting securities of Parent or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning five percent (5%) or more of the total outstanding voting securities of Parent or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving Parent or any of its Subsidiaries, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than five percent (5%) of the assets of Parent (including its Subsidiaries taken as a whole), or (C) any liquidation or dissolution of Parent (provided, however, that the transactions contemplated hereby shall not be deemed a Parent Acquisition Proposal in any case); and

                        (ii) "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Parent or a majority of the total outstanding voting securities of Parent, and, as a result of which, the stockholders of Parent immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of Parent has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to Parent Stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

         7.4 CONFIDENTIALITY; ACCESS TO INFORMATION; NO MODIFICATION OF REPRESENTATIONS, WARRANTIES OR COVENANTS.

                  (a) CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement dated June 10, 2001 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

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                  (b) ACCESS TO INFORMATION. Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Merger Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as such other party may reasonably request.

                  (c) NO MODIFICATION OF REPRESENTATIONS AND WARRANTIES OR COVENANTS. No information or knowledge obtained in any investigation or notification pursuant to this Section 7.4, Section 7.6 or Section 7.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

         7.5 PUBLIC DISCLOSURE. Neither Parent nor the Company shall, nor shall they permit any of their respective representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless both parties shall have approved such press release or written material. The parties shall mutually agree to the text of the joint press release announcing the signing of this Agreement.

         7.6      REGULATORY FILINGS; REASONABLE EFFORTS.

                  (a) REGULATORY FILINGS. Each of Parent and the Company shall coordinate and cooperate with one another and shall each use all reasonable efforts to comply with all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent and the Company shall make all filings required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation, (i) any Regulatory Consent, (ii) filings under any pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto and (iii) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Entity with respect to the Merger or any other transactions contemplated by this Agreement. Each of Parent and the Company will use commercially reasonable efforts to cause all documents that it is responsible for filing with any Governmental Entity under this Section 7.6(a) to comply in all material respects with all applicable Legal Requirements.

                  (b) EXCHANGE OF INFORMATION. Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or applications pursuant to Section 7.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of the Company and Parent shall consult with the other prior to taking a position with respect to any such filing, shall consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs,

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white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

                  (c) NOTIFICATION. Each of Parent and the Company will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and
(ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 7.6(a), Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement. Each of the Company and Parent shall give the other party prompt notice of the commencement or known threat of commencement of any Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, keep the other party informed as to the status of any such Proceeding or threat, and in connection with any such Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such Proceeding.

                  (d)   REASONABLE EFFORTS. Subject to the express provisions of
Section 7.2 and Section 7.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all Regulatory Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and the Company and their respective Boards of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions


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contemplated by this Agreement, use all reasonable efforts to ensure that the
Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.

         7.7      NOTIFICATION OF CERTAIN MATTERS.

                  (a) BY THE COMPANY. The Company shall give prompt notice to Parent after the Company obtains actual knowledge of any representation or warranty made by it contained in this Agreement becoming inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it under this Agreement, in each case, to the extent that such inaccuracy or failure would result in the conditions set forth in Section 8.1 or 8.3 not being satisfied.

                  (b) BY PARENT. Parent shall give prompt notice to the Company after Parent obtains actual knowledge of any representation or warranty made by it contained in this Agreement becoming inaccurate, or any failure of Parent to comply with or satisfy in any material respect any covenant, or agreement to be complied with or satisfied by it under this Agreement, in each case, to the extent that such inaccuracy or failure would result in the conditions set forth in Section 8.1 or 8.2 not being satisfied.

         7.8 THIRD-PARTY CONSENTS. Parent will use all reasonable efforts to obtain any third-party consents set forth in Schedule 8.2 of the Parent Schedules, and the Company will use all reasonable efforts to obtain any third-party consents set forth in Schedule 8.3 of the Company Schedules prior to the Merger Effective Time.

         7.9 DIRECTORS AND OFFICERS OF AUTC DELAWARE AFTER THE MERGER EFFECTIVE TIME. AUTC Delaware shall use commercially reasonable efforts to obtain from those officers and directors, who are not designated as a director or officer of AUTC Delaware after the Merger Effective Time, a voluntary resignation from such position(s) effective immediately after the Merger Effective Time; provided that prior to the Merger Effective Time, AUTC Delaware shall designate R. Gary McCauley, L. David Sikes and Marvin Strait to remain as members of the Board of Directors of AUTC Delaware after the Merger Effective Time (the "PARENT DESIGNEES"). Certain Parent Stockholders and Company Stockholders listed on Schedule 7.9 of the Company Schedules shall enter into a stockholder agreement in the form of EXHIBIT M attached hereto (the "STOCKHOLDER AGREEMENT"), which shall describe the manner in which such Parent Stockholders and Company Stockholders shall elect directors (including the Parent Designees) to the Board of Directors following the Merger.

         7.10     VOTING AGREEMENTS.

                  (a) INITIAL DELIVERY. On or prior to 12:00 midnight (Arizona time) on July 15, 2002, Parent shall deliver Voting Agreements in the form of EXHIBIT A-1 attached hereto from certain Parent Stockholders to the Company which, when aggregated with the shares of Parent Capital Stock subject to those Voting Agreements delivered by Parent on the date hereof, shall represent thirty-five percent (35%) of the outstanding shares of Parent Capital Stock (calculated on

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an as-converted to Parent Common Stock basis), assuming exercise and conversion of any outstanding options and warrants to purchase Parent Capital Stock (the "INITIAL DELIVERY").

                  (b) SUBSEQUENT DELIVERY. On or prior to 12:00 midnight (Arizona time) on July 19, 2002, Parent shall deliver Voting Agreements in the form of EXHIBIT A-1 attached hereto from certain Parent Stockholders to the Company which, when aggregated with the shares of Parent Capital Stock subject to those Voting Agreements delivered by Parent in the Initial Delivery, shall represent (i) a majority of the outstanding shares of Parent Common Stock, but excluding any shares owned by any officer or director of Parent and (ii) a majority of the outstanding shares of Parent Series D Preferred, voting separately as a class, assuming exercise and conversion of any outstanding options and warrants to purchase Parent Capital Stock.

         7.11 BRIDGE FINANCING. Concurrently with the execution of this Agreement, the Company and August Capital are entering into that certain Convertible Promissory Note and Security Agreement in the form of EXHIBIT H attached hereto, and Parent is entering into the Guaranty in the form of EXHIBIT I attached hereto pursuant to which Parent shall guarantee the obligations of the Company pursuant to the Convertible Promissory Note and Security Agreement.

         7.12 INTERIM LOAN. Concurrently with the execution of this Agreement, Parent and the Company shall enter into the Loan Agreement in the form of EXHIBIT J attached hereto, and both Parent and the Company shall take such other actions as are reasonably necessary to effect the terms of the Loan Agreement and the terms and conditions contemplated thereby, including but not limited to any and all actions necessary to perfect and protect the Company's security interests and liens described in the Loan Agreement.

         7.13 SATISFACTION OF OBLIGATIONS TO EAGLE CAPITAL. Concurrently with the execution of this Agreement, Parent and Eagle Capital shall enter into the Pay-off Agreement in the form of EXHIBIT K attached hereto, and Parent shall take such other actions as are reasonably necessary to repay its entire indebtedness to Eagle Capital under the Loan Agreement and the Note (each as defined in the Pay-off Agreement) in order to receive (a) a release from Eagle Capital as to its security interest in Parent's assets, (b) a termination of the Facilities Use Agreement (as defined in the Pay-off Agreement), and (c) a consent from Eagle Capital approving the Reincorporation Merger and the Merger.

         7.14 EQUITY INVESTMENT BY AUGUST CAPITAL. Immediately following the Closing, August Capital shall purchase a certain number of shares of AUTC Delaware Series E Preferred having the rights, preferences, privileges and restrictions set forth in the Restated Certificate in the form of EXHIBIT E attached hereto, for an aggregate purchase price of at least $2.0 million (including any amounts that August Capital may loan to the Company prior to the Closing pursuant to the transactions contemplated by the Convertible Promissory Note and Security Agreement) and pursuant to the terms of that certain Purchase Agreement by and among Parent, AUTC Delaware, the Company and August Capital, dated the date hereof and in the form of EXHIBIT L attached hereto.

         7.15     OFFICERS AND DIRECTORS.



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                  (a)   Parent and AUTC Delaware agree that all rights to
indemnification existing on the date hereof in favor of the present or former officers and directors of Parent and the Company with respect to actions taken or omissions made in their capacities as directors or officers of Parent or the Company on or prior to the Effective Time as provided in their respective Articles or Certificate of Incorporation, Bylaws and those indemnification agreements listed on Schedule 7.15 of the Parent Schedules, in the case of officers and directors of Parent, and Schedule 7.15 of the Company Schedules, in the case of officers and directors of the Company (each as in effect on the date hereof) shall survive the Merger and continue in full force and effect following the Effective Time for a period equal to the statute of limitations for any such claims against such officers and directors, and the obligations related thereto will be assumed by AUTC Delaware, as the Reincorporation Surviving Company, for such period.

                  (b) AUTC Delaware shall maintain both Parent's and the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of four years following the Merger Effective Time, unless on or prior to the first anniversary of the Merger Effective Time, the Board of Directors of AUTC Delaware (including the Parent Designees) unanimously approves a resolution terminating such D&O Insurance.

         7.16 EMPLOYMENT OF CONTINUING EMPLOYEES. The Company shall deliver to Parent the names of those employees of Parent who would potentially be retained by Parent after the Merger Effective Time (each a "CONTINUING EMPLOYEE"). The Company shall negotiate in good faith with the Continuing Employees the terms of their employment with Parent following the Merger Effective Time and the terms offered by the Company to a Continuing Employee shall provide for "at-will employment" and shall include title, base salary and benefits that are commensurate with those currently provided by the Company to its employees who are similarly situated to such Continuing Employee. Such list of Continuing Employees shall not be increased or decreased without the mutual consent of the Company and Parent. This provision shall not be construed as a guarantee of employment to a specific employee of Parent for any specific time period after the Merger Effective Time.

                                  ARTICLE VIII
                        CONDITIONS TO THE REORGANIZATION

         8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE REORGANIZATION. The respective obligations of each party to this Agreement to effect the Reorganization shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Parent Stockholders' Approval and the Company Stockholders' Approval shall have been obtained.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.



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                  (c)   GOVERNMENTAL LITIGATION. There shall not be pending or
threatened any Proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; or (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries or the Company and its Subsidiary any damages or other relief that would be material to Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiary, taken as a whole; or (c) that could materially and adversely affect the right of Parent to directly or indirectly own the assets or operate the business of the Company.

         8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and AUTC Delaware set forth in Article IV and Article V shall have been accurate on the date hereof and shall be accurate at and as of the Merger Effective Time as if made by AUTC Delaware (after giving effect to the Reincorporation Merger) as of the Merger Effective Time, except (i) for those representations and warranties that address matters only as of a particular date (which shall be accurate as of such date) and (ii) where the failure of the representations and warranties to be accurate will not, in the aggregate, have a Material Adverse Effect on AUTC Delaware (after giving effect to the Reincorporation Merger) (it being agreed that for purposes of this clause
(ii), all Material Adverse Effect and materiality terms in the representations and warranties in Article IV and Article V shall be inapplicable).

                  (b) AGREEMENTS AND COVENANTS. Parent and AUTC Delaware shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) THIRD PARTY CONSENTS. Each of the third party consents identified in Schedule 8.2(c) of the Parent Schedules shall have been obtained and shall be in full force and effect.

                  (d) CERTIFICATE FROM OFFICER OF AUTC DELAWARE. The Company shall have received a certificate executed on behalf of AUTC Delaware, as successor to Parent, by an authorized executive officer of AUTC Delaware confirming that the conditions set forth in Sections 8.1(a) (solely as to the Parent Stockholders' Approval), 8.2(a), 8.2(b) and 8.2(c) have been duly satisfied.

                  (e) LEGAL OPINION. The Company shall have received a legal opinion from Gallagher & Kennedy, legal counsel to Parent and AUTC Delaware, in substantially the form attached hereto as EXHIBIT C.

                  (f) REINCORPORATION MERGER. The Reincorporation Merger shall be completed pursuant to the terms and conditions hereof and of the Reincorporation Agreement in the form attached hereto as EXHIBIT G.


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                  (g)   RESIGNATION OF DIRECTORS; APPOINTMENT OF COMPANY
DESIGNEES. The Company shall have received a written resignation from each of the directors of AUTC Delaware (other than the Parent Designees) and its Subsidiaries effective as of the Merger Effective Time. AUTC Delaware shall provide the Company with duly adopted resolutions of AUTC Delaware's
Board of Directors appointing the designees of the Company identified in
Schedule 8.2(g) of the Parent Schedules to AUTC Delaware's Board of Directors effective as of the Merger Effective Time.

                  (h) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Each of the Key Employees of Parent identified in Schedule 8.2(h) of the Parent Schedules shall have executed and delivered to the Company an Employment and Non-Competition Agreement in the form attached hereto as EXHIBIT B, and such Employment and Non-Competition Agreements shall be in full force and effect.

                  (i) EAGLE CAPITAL. Parent and Eagle Capital shall have entered into the Pay-off Agreement as described in Section 7.13 and all of the conditions set forth in Section 7.13 shall have been duly satisfied.

                  (j) TERMINATION OF CERTAIN AGREEMENTS. Parent shall use its best efforts to terminate each of the agreements identified in Schedule 8.2(j) of the Parent Schedules, and such agreements shall be of no further force or effect; provided that, in order for the condition described in this Section 8.2(j) to have been satisfied, at least thirty percent (30%) of the agreements identified in Schedule 8.2(j) of the Parent Schedules shall have been terminated and shall be of no further force or effect.

                  (k) DISSENTING SHARES. The number of shares of Parent Capital Stock constituting Dissenting Shares shall not represent, immediately prior to the Merger Effective Time, more than five percent (5%) of the issued and outstanding shares of Parent Capital Stock.

                  (l) CERTIFICATE OF SECRETARY OF AUTC DELAWARE. The Company shall have received a certificate, validly executed by the Secretary or Assistant Secretary of AUTC Delaware, certifying as to (i) the terms and effectiveness of the Certificate of Incorporation and the Bylaws of AUTC Delaware, and (ii) the valid adoption of resolutions of the Board of Directors of AUTC Delaware, Parent and the Parent Stockholders approving the Reorganization and the consummation of the transactions contemplated hereby.

                  (m) CERTIFICATES OF GOOD STANDING. The Company shall have received a certificate of good standing for (i) Parent from the Secretary of State of the State of Arizona, and (ii) AUTC Delaware from the Secretary of State of the State of Delaware, each dated within a reasonable period prior to Closing.

                  (n) CERTIFICATE OF STATUS OF FOREIGN CORPORATION. The Company shall have received a Certificate of Status of Foreign Corporation or similar certificate of Parent and AUTC Delaware issued by the Secretary of State of such states where Parent and/or AUTC Delaware, as the case may be, is qualified to do business, certifying as to the good standing of Parent and/or AUTC Delaware, as the case may be, in such states and dated within a reasonable period prior to the Closing.



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                  (o) MATERIAL ADVERSE EFFECT. There shall not have occurred any
Material Adverse Effect of Parent, AUTC Delaware or their Subsidiaries, taken as a whole.

                  (p) TAX OPINION. The Company shall have received a written opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati, in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Wilson Sonsini Goodrich & Rosati does not render such opinion, this condition shall nonetheless be satisfied if Gallagher & Kennedy renders such opinion to the Company. The parties hereto agree to make such representations as are reasonably requested by Wilson Sonsini Goodrich & Rosati and Gallagher & Kennedy in connection with the opinion referred to in this section.

         8.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent and AUTC Delaware to consummate the Reincorporation, and the obligations of AUTC Delaware and Merger Sub to consummate and effect the Merger, shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent or AUTC Delaware:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article III shall have been accurate on the date hereof and shall be accurate at and as of the Merger Effective Time as if made as of the Merger Effective Time, except (i) for those representations and warranties that address matters only as of a particular date (which shall be accurate as of such date) and (ii) where the failure of the representations and warranties to be accurate will not, in the aggregate, have a Material Adverse Effect on the Company (it being agreed that for purposes of this clause (ii), all Material Adverse Effect and materiality terms in the representations and warranties in Article III shall be inapplicable).

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (c)   THIRD PARTY CONSENTS. Each of the consents identified in
Schedule 8.3 of the Company Schedules, if any, shall have been obtained and shall be in full force and effect.

                  (d) CERTIFICATE FROM THE COMPANY OFFICER. AUTC Delaware shall have received a certificate executed on behalf of the Company by an authorized executive officer of the Company confirming that the conditions set forth in Sections 8.1(a) (solely as to the Company Stockholders' Approval), 8.3(a) and 8.3(b) have been duly satisfied.

                  (e) LEGAL OPINION. AUTC Delaware shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, legal command to the Company, in substantially the form attached hereto as EXHIBIT D.

                  (f) MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect of the Company or its Subsidiary, taken as a whole.



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                  (g)   TAX OPINION. AUTC Delaware shall have received a written
opinion from its tax counsel, Gallagher & Kennedy, in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; provided, however, that if Gallagher & Kennedy does not render such opinion, this condition shall nonetheless be satisfied if Wilson Sonsini Goodrich & Rosati renders such opinion to AUTC Delaware. The parties hereto agree to make such representations as are reasonably requested by Wilson Sonsini Goodrich & Rosati and Gallagher & Kennedy in connection with the opinion referred to in this section.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                          COMPANY ESCROW; PARENT ESCROW

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of Parent, AUTC Delaware or the Company (whether or not exercised) to investigate the affairs of Parent, AUTC Delaware or the Company (whether pursuant to Section 7.4 or otherwise) or a waiver by Parent, AUTC Delaware or the Company of any condition to Closing set forth in Article VIII, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party or parties, as applicable, contained in this Agreement or in any instrument delivered pursuant to this Agreement. All of the representations and warranties of Parent, AUTC Delaware and the Company in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., PDT, on the date that is 12 months following the Closing Date (the "EXPIRATION DATE"). The covenants and agreements set forth in this Agreement and any ancillary document hereto shall not expire and shall survive indefinitely.

         9.2      ESCROW ARRANGEMENTS.

                  (a)   ESCROW FUNDS.

                        (i) COMPANY ESCROW FUND. At the Merger Effective Time the Company Stockholders will be deemed to have received and consented to the deposit with the Escrow Agent (as defined below) of the Company Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by AUTC Delaware after the Merger Effective Time), without any act required on the part of any stockholder. As soon as practicable after the Merger Effective Time, the Company Escrow Amount, without any act required on the part of any stockholder, will be deposited with an escrow agent acceptable to AUTC Delaware and the Company Stockholder Representative (as defined in Section 9.2(i)(i) below) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "COMPANY ESCROW FUND") to be governed by the terms set forth herein and at AUTC Delaware's cost and expense. The portion of the Company Escrow Amount contributed on behalf of each Company Stockholder shall be in proportion to the aggregate number of shares of Merger Stock to which such Company Stockholder would otherwise be entitled to receive under Section 2.5 by virtue of ownership of outstanding shares of Company Capital Stock. The Company Escrow Amount shall be funded entirely out of the shares of Merger Stock issuable upon the Merger in respect of Company Capital Stock. The Company Escrow Fund is available to compensate AUTC Delaware and its officers, directors and affiliates, including the Surviving Corporation (any, a "PARENT INDEMNIFIED PARTY" and collectively,


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the "PARENT INDEMNIFIED PARTIES"), for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defenses (hereinafter individually a "PARENT LOSS" and collectively "PARENT LOSSES") incurred by the Parent Indemnified Parties, or any of them, directly or indirectly as a result of (A) any inaccuracy or breach of a representation or warranty of the Company contained in Article III herein or (B) any failure by the Company to perform or comply with any covenant contained herein. AUTC Delaware, Parent and the Company each acknowledge that such Parent Losses, if any, would relate to unresolved contingencies existing at the Merger Effective Time, which if resolved at the Merger Effective Time would have led to a reduction in the aggregate number of shares of Merger Stock issued in the Merger. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

                        (ii) PARENT ESCROW FUND. At the Reincorporation Effective Time the holders of AUTC Delaware Common Stock will be deemed to have received and consented to the deposit with the Escrow Agent of the Parent Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by AUTC Delaware after the Merger Effective Time), without any act required on the part of any stockholder. As soon as practicable after the Reincorporation Effective Time, the Parent Escrow Amount, without any act required on the part of any stockholder, will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "PARENT ESCROW FUND" and, collectively with the Company Escrow Fund, the "ESCROW FUNDS") to be governed by the terms set forth herein and at AUTC Delaware's cost and expense. The portion of the Parent Escrow Amount contributed on behalf of each holder of AUTC Delaware Common Stock shall be in proportion to the aggregate number of shares of AUTC Delaware Capital Stock that such holder would otherwise be entitled to receive pursuant to Sections 1.4 and 1.8 hereof. The Parent Escrow Amount shall be funded entirely out of the shares of AUTC Delaware Common Stock issuable upon the Reincorporation Merger in respect of Parent Capital Stock and the shares of AUTC Delaware Preferred Stock issuable upon the Preferred Stock Dividend in respect of AUTC Delaware Common Stock. The Parent Escrow Fund is available to compensate the Surviving Corporation and its officers, directors and affiliates (any, a "COMPANY INDEMNIFIED PARTY" and collectively, the "COMPANY INDEMNIFIED PARTIES" and collectively with the Parent Indemnified Parties, the "INDEMNIFIED PARTIES"), for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defenses (hereinafter individually a "COMPANY LOSS" and collectively, "COMPANY LOSSES" and collectively with the Parent Losses, the "LOSSES") incurred by the Company Indemnified Parties, or any of them, directly or indirectly as a result of (A) any inaccuracy or breach of a representation or warranty of Parent or AUTC Delaware contained in Article IV or Article V herein, (B) any failure by Parent or AUTC Delaware to perform or comply with any covenant contained herein, including but not limited to the failure to terminate the agreements listed on
Schedule 8.2(j) of the Parent Schedules, (C) the settlement by the Reincorporation Surviving Company of any claim or action arising out of or related to the agreements or disclosures listed or described on Schedule 4.6,
Schedule 4.9 and Schedule 8.2(j) of the Parent Schedules. AUTC Delaware, Parent and the Company each acknowledge that such Company Losses, if any, would relate to unresolved contingencies existing at the Merger Effective Time, which if resolved at the Merger Effective Time would have led to either an increase in the aggregate number of shares of Merger Stock issued in the Merger or a reduction in the aggregate number of shares of AUTC Delaware Common Stock issued in the Reincorporation Merger and in the aggregate number of


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shares of AUTC Delaware Preferred Stock issued in the Preferred Stock Dividend.
Nothing herein shall limit the liability of Parent or AUTC Delaware for any breach of any representation, warranty or covenant if the Merger does not close.

         For the purpose of this Article IX only, in the event of any inaccuracy or breach of a representation or warranty of the Company, AUTC Delaware or Parent contained in Articles III, IV and V, as the case may be, the amount of any Loss resulting from such inaccuracy or breach of such representation or warranty shall be determined without giving effect to any requirement in any representation or warranty that an event or fact be material or have a Material Adverse Effect, and any such requirement shall be disregarded for such purpose. There shall be no right of contribution from any Indemnified Party with respect to any Loss.

                  (b) THRESHOLD. No Indemnified Party may recover any Losses unless and until one or more Officer's Certificates identifying a Loss or Losses in excess of $25,000 in the aggregate (the "THRESHOLD AMOUNT") has or have been delivered to the Escrow Agent as provided in Section 9.2(e) hereof, in which case such Indemnified Party shall be entitled to recover all Losses (including the Threshold Amount) so identified to the extent then available in the relevant Escrow Fund, as the case may be. Notwithstanding the foregoing, the Company Indemnified Parties shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to all Losses incurred pursuant to clause (B) (solely to the extent that such Losses are related to the agreements or disclosures described on Schedule 8.2(j) of the Parent Schedules) or (C) of Section 9.2(a)(ii).

                  (c) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Funds shall be in existence immediately following the Reincorporation Effective Time (in the case of the Parent Escrow Fund) or the Merger Effective Time (in the case of the Company Escrow Fund) and shall terminate at 5:00 p.m., PDT on the Expiration Date (the "ESCROW PERIOD"). Promptly following the Expiration Date, the Escrow Agent shall transfer to (i) the Exchange Agent or holders of AUTC Delaware Common Stock pursuant to written instructions by the Surviving Corporation, the remaining Parent Escrow Fund, if any and (ii) the Exchange Agent or Company Stockholders, pursuant to written instructions by AUTC Delaware, the remaining Company Escrow Fund, if any; provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of the Surviving Corporation or AUTC Delaware, as the case may be (subject to reduction as may be determined by arbitration of the matter as provided in Section 9.2(g) hereof) to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period and to the extent specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall transfer to the holders of AUTC Delaware Common Stock or the Company Stockholders, as the case may be, pursuant to written instructions by the Surviving Corporation or AUTC Delaware, as the case may be, the remaining portion of the applicable Escrow Fund not required to satisfy such claims. Deliveries of any portion of the Company Escrow Amounts to the Company Stockholders pursuant to this Section 9.2(c) shall be made in proportion to their respective original contributions to the Company Escrow Fund. Deliveries of any portion of the Parent Escrow Amount to the holders of AUTC Delaware Common Stock pursuant to this Section 9.2(c) shall be made in proportion to their respective original contributions to the Parent Escrow Fund.



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                  (d)   PROTECTION OF ESCROW FUNDS.

                        (i) The Escrow Agent shall hold and safeguard the Escrow Funds during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of AUTC Delaware or the Surviving Corporation or any stockholder and shall hold and dispose of the Escrow Funds only in accordance with the terms hereof.

                        (ii) Any shares of capital stock or other equity securities issued or distributed by AUTC Delaware (including shares issued upon a stock split) ("NEW SHARES") in respect of any shares of stock in any Escrow Fund which have not been released from the applicable Escrow Fund as of the time of such issuance or distribution by AUTC Delaware shall be added to the applicable Escrow Fund and become a part thereof. Cash dividends on the shares of stock in any Escrow Fund shall not be added to the applicable Escrow Fund but shall be distributed to the recordholders thereof. New Shares issued in respect of shares of stock which have been released from any Escrow Fund as of the time of such issuance or distribution by AUTC Delaware shall not be added to the applicable Escrow Fund but shall be distributed to the recordholders thereof.

                        (iii) Each stockholder shall be entitled to control the vote of the shares of stock contributed to the applicable Escrow Fund by such stockholder (and on any voting securities added to the applicable Escrow Fund in respect of such shares of stock), and the Escrow Agent in whose name the shares are held shall vote such shares on all matters as instructed by the applicable stockholder in writing.

                  (e)   CLAIMS UPON ESCROW FUND.

                        (i)   CLAIMS UPON PARENT ESCROW FUND.

                              (1) Upon receipt by the Escrow Agent at any time
on or before the last day of the Escrow Period of a certificate signed by any officer of the Surviving Corporation (a "COMPANY OFFICER'S CERTIFICATE"): (A) stating that the Surviving Corporation has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Company Losses, and
(B) specifying in reasonable detail the individual items and amounts of Company Losses, the basis for such reasonably anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such Company Losses are related, the Escrow Agent shall, subject to the provisions of Section 9.2(f) hereof, transfer to the Surviving Corporation out of the Parent Escrow Fund, as promptly as practicable, shares of AUTC Delaware Capital Stock held in the Parent Escrow Fund in an amount equal to such Company Losses. Such payments of shares from the Parent Escrow Fund will be made pro rata in proportion to the original contributions of the holders of AUTC Delaware Common Stock to the Parent Escrow Fund.

                              (2) For the purposes of determining the number
and class of shares of AUTC Delaware Capital Stock to be delivered to the Surviving Corporation out of the Parent Escrow Fund pursuant to this Section 9.2(e)(i), the shares of AUTC Delaware Common Stock and AUTC Delaware Preferred Stock shall be valued at $0.04 per share.

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                              (3) The delivery to the Surviving Corporation or
AUTC Delaware, as applicable, of shares of stock out of the applicable Escrow Funds pursuant to Section 9.2(e)(i) or (ii) shall be treated for all tax purposes as an adjustment to the purchase price.

                        (ii)  CLAIMS UPON COMPANY ESCROW FUND.

                              (1) Upon receipt by the Escrow Agent at any time
on or before the last day of the Escrow Period of a certificate signed by any officer of AUTC Delaware (a "PARENT OFFICER'S CERTIFICATE" and, collectively with a Company Officer's Certificate, an "OFFICER'S CERTIFICATE"): (A) stating that AUTC Delaware has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Parent Losses, and (B) specifying in reasonable detail the individual items of Parent Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such reasonably anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such Parent Losses are related, the Escrow Agent shall, subject to the provisions of Section 9.2(f) hereof, transfer to AUTC Delaware out of the Company Escrow Fund, as promptly as practicable, shares of Merger Stock held in the Company Escrow Fund in an amount equal to such Parent Losses. Such payments of shares from the Company Escrow Fund will be made pro rata in proportion to the Company Stockholders' original contributions to the Company Escrow Fund.

                              (2) For the purposes of determining the number
and class of shares of Merger Stock to be delivered to Parent out of the Company Escrow Fund pursuant to this Section 9.2(e)(ii), the shares of Common Merger Stock and Preferred Merger Stock shall be valued at $0.04 per share, with an equal number of shares of each such class to be delivered to Parent pursuant to this Section 9.2(e)(ii).

                              (3) The delivery to the Surviving Corporation or
AUTC Delaware, as applicable, of shares of stock out of the applicable Escrow Funds pursuant to Section 9.2(e)(i) or (ii) shall be treated for all tax purposes as an adjustment to the purchase price.

                  (f) OBJECTIONS TO CLAIMS. At the time of delivery of a Parent Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Company Stockholder Representative, and at the time of delivery of a Company Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Parent Stockholder Representative. For a period of 30 days after any such delivery, the Escrow Agent shall make no transfer to AUTC Delaware or the Surviving Corporation, as the case may be, of any Escrow Amounts pursuant to Section 9.2(e) hereof unless the Escrow Agent shall have received written authorization from the applicable Stockholder Representative, against whom delivery of the Officer's Certificate was made, authorizing such transfer. After the expiration of such 30-day period, the Escrow Agent shall transfer shares of stock from the Escrow Fund in accordance with Section 9.2(e) hereof, provided that no such transfer may be made if the applicable Stockholder Representative, against whom delivery of the Officer's Certificate was made, shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30-day period.

                  (g)   RESOLUTION OF CONFLICTS; ARBITRATION.


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                        (i)  In case the relevant Stockholder Representative
shall object in writing to any claim or claims made in any Officer's Certificate as provided in Section 9.2(f) hereof, such Stockholder Representative and AUTC Delaware or the Surviving Corporation, as the case may be, shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If such Stockholder Representative and AUTC Delaware or the Surviving Corporation, as the case may be, should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Merger Stock or AUTC Delaware Capital Stock, as the case may be, from the relevant Escrow Fund in accordance with the terms thereof.

                        (ii) If no such agreement can be reached after good faith negotiation, either AUTC Delaware or the Surviving Corporation, as the case may be, or the relevant Stockholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Each Stockholder Representative shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the applicable Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 9.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the party furnishing such Officer's Certificate shall be deemed to be the prevailing party in the event that the arbitrators award such party an amount equal to at least the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the applicable Stockholder Representative shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys fees and costs, incurred by the other party to the arbitration.

                  (h) ESCROW AS THE SOLE REMEDY. The relevant Escrow Fund shall be the sole and exclusive source of satisfaction of any claim made by the Indemnified Parties for any Losses

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resulting from the matters set forth in this Article IX; provided that nothing herein shall limit any remedy of an Indemnified Party for fraud, intentional misrepresentation or willful misconduct, and nothing herein shall limit the liability of the Company, Parent or AUTC Delaware for any breach of any representation, warranty or covenant if the Merger does not close.

                  (i)   STOCKHOLDER REPRESENTATIVES.

                        (i) COMPANY STOCKHOLDER REPRESENTATIVE. In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Adam Boyden shall be appointed as agent and attorney-in-fact (the "COMPANY STOCKHOLDER REPRESENTATIVE") for each Company Stockholder (except such Company Stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law or California Law), for and on behalf of the Company Stockholders, to give and receive notices and communications, to authorize delivery to AUTC Delaware of shares of Merger Stock from the Company Escrow Fund in satisfaction of claims by AUTC Delaware, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Company Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Company Stockholders from time to time upon not less than 30 days prior written notice to AUTC Delaware; provided that the Company Stockholder Representative may not be removed unless holders of a majority in interest of the Company Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of the Company Stockholder Representative may be filled by approval of the holders of a majority in interest of the Company Escrow Fund. No bond shall be required of the Company Stockholder Representative, and the Company Stockholder Representative shall not receive compensation for his services. Notices or communications to or from the Company Stockholder Representative shall constitute notice to or from each of the Company Stockholders.

                        (ii) PARENT STOCKHOLDER REPRESENTATIVE. In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Butterwick Financial Group, Inc. shall be appointed as agent and attorney-in-fact (the "PARENT STOCKHOLDER REPRESENTATIVE" and collectively with the Company Stockholder Representative, the "STOCKHOLDER REPRESENTATIVES") for the Parent Stockholders, for and on behalf of the Parent Stockholders, to give and receive notices and communications, to authorize delivery to the Surviving Corporation of shares of AUTC Delaware Capital Stock from the Parent Escrow Fund in satisfaction of claims by the Surviving Corporation, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Parent Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Parent Stockholders from time to time upon not less than 30 days prior written notice to the Surviving Corporation; provided that the Parent Stockholder Representative may not be removed unless holders of a majority interest of the Parent Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of the Parent Stockholder Representative may be filled by AUTC Delaware. No bond shall be required of the Parent Stockholder Representative, and the Parent Stockholder Representative shall not receive compensation for his services. Notices or communications to or from the Parent Stockholder

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Representative shall constitute notice to or from each of the holders of AUTC
Delaware Capital Stock.

                        (iii) Neither any Stockholder Representative nor any agent employed by them shall be liable for any act done or omitted hereunder as a Stockholder Representative, except for his or her gross negligence or willful misconduct. The Company Stockholders and Parent Stockholders on whose behalf the Escrow Amounts were contributed to the Escrow Funds shall severally on a pro rata basis indemnify their respective Stockholder Representatives and hold their respective Stockholder Representatives harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the applicable Stockholder Representatives and arising out of or in connection with the acceptance or administration of such Stockholder Representatives' duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the applicable Stockholder Representative; provided, however, that, as to the Company Stockholder Representative, each Company Stockholder's obligation to indemnify the Company Stockholder Representative under this Agreement shall be limited to, and payable from, each Company Stockholder's pro rata interest in the Company Escrow Fund, and as to the Parent Stockholder Representative, each Parent Stockholder's obligation to indemnify the Parent Stockholder Representative under this Agreement shall be limited to, and payable from, each Parent Stockholder's pro rata interest in the Parent Escrow Fund. Each Stockholder Representative shall be protected in acting upon any notice, statement or certificate believed by him or her to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith on any matter.

                  (j) ACTIONS OF THE STOCKHOLDER REPRESENTATIVES. A decision, act, consent or instruction of a Stockholder Representative shall constitute a decision of all the stockholders for whom a portion of the relevant Escrow Amount otherwise issuable to them are deposited in the relevant Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent may rely upon any such decision, act, consent or instruction of any such Stockholder Representative as being the decision, act, consent or instruction of each such Company Stockholder or Parent Stockholder, as the case may be. The Escrow Agent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the relevant Stockholder Representative.

                  (k) THIRD-PARTY CLAIMS. In the event AUTC Delaware, with respect to the Company Escrow Fund, or the Surviving Corporation, with respect to the Parent Escrow Fund, becomes aware of a third-party claim that AUTC Delaware or the Surviving Corporation reasonably believes may result in a demand against the Company Escrow Fund or Parent Escrow Fund, as the case may be, AUTC Delaware or the Surviving Corporation shall notify the Company Stockholder Representative or Parent Stockholder Representative, as the case may be, of such claim, and the Company Stockholder Representative or Parent Stockholder Representative, as the case may be, shall be entitled, at his expense, to participate in any defense of such claim. AUTC Delaware, with respect to the Company Escrow Fund, or the Surviving Corporation, with respect to the Parent Escrow Fund, shall have the right in its sole discretion to control the defense of all such claims and to settle any such claim; provided, however, that no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Company Escrow Fund or Parent Escrow Fund, except with the consent of the Company Stockholder Representative or Parent Stockholder Representative, as the case may be. In the event that the Company Stockholder Representative or Parent Stockholder Representative has consented to any such settlement and acknowledged that the claim is a valid claim against the Company Escrow Fund or Parent Escrow Fund, the Company Stockholder Representative or


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Parent Stockholder Representative, as the case may be, shall be deemed to have agreed to the claim by AUTC Delaware against the Company Escrow Fund or the Surviving Corporation against the Parent Escrow Fund, as the case may be, in an amount equal to such settlement.

                  (l)   ESCROW AGENT'S DUTIES.

                        (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions that the Escrow Agent may receive after the date of this Agreement that are signed by an officer of AUTC Delaware and the Company Stockholder Representative, with respect to the Company Escrow Fund, and by an officer of the Surviving Corporation and the Parent Stockholder Representative, with respect to the Parent Escrow Fund, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith, provided that the Escrow Agent has exercised reasonable care in the selection of such counsel.

                        (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                        (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder absent gross negligence or willful misconduct.

                        (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent absent gross negligence or willful misconduct.

                        (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this

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Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative's authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel provided that the Escrow Agent has exercised reasonable care in the selection of such counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                        (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Merger Stock or AUTC Delaware Capital Stock and may wait for settlement of any such controversy by final appropriate legal proceedings. In such event, the Escrow Agent will not be liable for damages.

         Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Merger Stock or AUTC Delaware Capital Stock held in escrow, except all cost, expenses, charges and reasonable attorneys fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liabilities imposed by the terms of this Agreement.

                        (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, attorneys fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                        (viii) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Delaware. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                  (m) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by AUTC Delaware. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not


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promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by AUTC Delaware for such extraordinary services and reimbursed for all costs, attorneys fees, and expenses occasioned by such default, delay, controversy or litigation.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Merger Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the Company Stockholders or Parent Stockholders:

                  (a) by mutual written consent duly authorized by the Board of Directors of each of Parent, AUTC Delaware and the Company;

                  (b) by either the Company, Parent or AUTC Delaware if any stockholder approval required by Section 8.1(b) is not obtained from either the Parent Stockholders or Company Stockholders; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party where the failure to obtain such stockholder approval shall have been caused by the failure on the part of such party to perform any covenant in this Agreement required to be performed by such party prior to the Merger Effective Time;

                  (c) by the Company if Parent does not deliver the Voting Agreements described in Section 7.10 within the time periods described therein;

                  (d) by either the Company, Parent or AUTC Delaware if the Merger shall not have been consummated by November 28, 2002; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any party whose failure to perform any covenant in this Agreement required to be performed by such party at or prior to the Merger Effective Time has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

                  (e) by either the Company, Parent or AUTC Delaware if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (f) by the Company if (i) any of the representations and warranties or Parent or AUTC Delaware contained in this Agreement shall be or become inaccurate, such that the condition set forth in Section 8.2(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of any date subsequent to the date of this Agreement, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall

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be disregarded and (B) any update of or modification to the Parent Schedules made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) if any of the covenants of Parent or AUTC Delaware contained in this Agreement shall have been breached such that the condition set forth in Section 8.2(b) would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of Parent or AUTC Delaware or a breach of a covenant by Parent or AUTC Delaware is cured by Parent or AUTC Delaware within 30 days following delivery by the Company to Parent or AUTC Delaware, as the case may be, of written notice of such breach (provided such inaccuracy or breach is curable in such time period and prior to the expiration date specified in Section 8.1(c)), then the Company may not terminate this Agreement under this Section 8.1(e) on account of such inaccuracy or breach;

                  (g) by Parent or AUTC Delaware if (i) any of the Company's representations and warranties contained in this Agreement shall be or become inaccurate, such that the condition set forth in Section 6.3(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of any date subsequent to the date of this Agreement, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Schedules made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) if any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.3(b) would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties or a breach of a covenant by the Company is cured within 30 days following delivery by Parent or AUTC Delaware to the Company of written notice of such breach (provided such inaccuracy or breach is curable within such time period and prior to the expiration date specified in Section 8.1(c)), then Parent or AUTC Delaware may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; and

                  (h) by the Company if a Parent Triggering Event (as defined below) has occurred.

         For purposes of this Agreement, a "PARENT TRIGGERING EVENT," shall be deemed to have occurred if (a) Parent's Board of Directors shall have effected a Change of Recommendation, (b) Parent shall have failed to include in the Proxy/Information Statement the recommendation of its Board of Directors in favor of the approval of the Reorganization and the issuance of the Merger Stock in the Merger, (c) a Parent Acquisition Proposal is publicly announced, and Parent fails to issue a press release announcing its opposition to such Parent Acquisition Proposal within ten (10) business days after such announcement, (d) Parent's Board of Directors or any committee thereof shall have approved or recommended any Parent Acquisition Proposal, (e) Parent shall have breached any of the terms of Section 7.3 hereof, or (f) a tender or exchange offer relating to Parent's securities shall have been commenced by a Person unaffiliated with the Company, and Parent shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Parent's Board of Directors recommends rejection of such tender or exchange offer.

         10.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 10.1 above will be effective immediately upon the delivery of a valid written notice


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of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 10.2,
Section 10.3 and Article XI each of which shall survive the termination of this Agreement and (b) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         10.3     FEES AND EXPENSES.

                  (a) GENERAL. Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

                  (b)   PAYMENT BY PARENT.

                        (i) In the event that this Agreement is terminated by the Company pursuant to Sections 10.1(b) or 10.1(c) due to the failure of Parent to deliver the Voting Agreements described in Section 7.10, Parent shall pay to the Company an amount equal to the out-of-pocket costs and expenses (including attorneys' fees) incurred by the Company through the date of termination of this Agreement, not to exceed an aggregate of $175,000 (the "FEES AND EXPENSES"). The Fees and Expenses shall be paid to the Company by wire transfer of immediately available funds no later than two (2) business days after this Agreement has been terminated. In addition, if (x) Parent shall have received a Parent Acquisition Proposal which shall not have expired or been revoked prior to such termination of this Agreement pursuant to Sections 10.1(b) or 10.1(c) and (y) Parent enters into a definitive agreement for or consummates any transaction or series of related transactions in connection with any Parent Acquisition Proposal (a "PARENT ACQUISITION") within twelve (12) months after such termination date, Parent shall pay to the Company the Parent Termination Fee (as defined below) by wire transfer of immediately available funds no later than two
(2) business days after the consummation of such Parent Acquisition.

                        (ii) In the event this Agreement is terminated by the Company pursuant to Section 10.1(h), Parent shall, within two (2) business days after termination of this Agreement by the Company, pay to the Company by wire transfer of immediately available funds an amount equal to $275,000 (the "PARENT TERMINATION FEE") plus the Fees and Expenses.

                        (iii) Parent acknowledges that the agreements set forth in this Section 10.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement. Accordingly, if Parent shall fail to pay in a timely manner the amounts due pursuant to this Section 10.3(b), and, in order to obtain such payment, the Company makes a claim that results in a final judgment against Parent for the amounts set forth in this Section 10.3(b), Parent shall pay to the Company its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 10.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees

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described in this Section 10.3(b) shall not be in lieu of damages incurred in the event of any willful or intentional breach of this Agreement..

         10.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Parent Stockholders and the Company Stockholders; provided that, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further stockholder approval. This Agreement may be not amended except by execution of an instrument in writing signed on behalf of each of Parent, AUTC Delaware, Merger Sub and the Company.

         10.5 EXTENSION; WAIVER. At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  (a)      if to the Company, to:

                           Autodaq Corporation
                           1330 O'Brien Drive
                           Menlo Park, California 94025
                           Attention:  President
                           Facsimile:  (801) 459-1693

          with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:   Steven E. Bochner



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                                        Jose F. Macias
                                        Michael S. Dorf
                           Facsimile:  (650) 493-6811

                  (b)      if to Parent or AUTC Delaware, to:

                           AutoTradeCenter.com Inc.
                           1620 S. Stapley Dr., Suite 232
                           Mesa, Arizona 85204
                           Attention: President
                           Facsimile: (480) 556-5240

                  with a copy to:

                           Gallagher & Kennedy
                           2575 East Camelback Road
                           Phoenix, Arizona 85016-9225
                           Attention: John M. Welch
                           Facsimile: (602) 530-8500

         11.2     INTERPRETATION.

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words "INCLUDE," "INCLUDES" and "INCLUDING," when used herein, shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of such entity and all its subsidiaries, taken as a whole.

                  (b) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (c) When used in connection with Parent, AUTC Delaware or the Company, the term "MATERIAL ADVERSE EFFECT" means a material adverse effect with respect to the business, assets (whether tangible or intangible), condition (financial or otherwise), or results of operations of the party and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect:

                        (i) any adverse change in the party's financial condition, results of operations or cash from operations as a result of payments or accruals of expenses incurred in the ordinary course of business and materially consistent with past practices;

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                        (ii)   any adverse change in the party's financial
condition, results of operations or cash from operations as a result of the announcement or the pendency of the Merger; provided, however, that such adverse change is not the result of the termination of any agreements with any of the party's current customers that, over the past 12 months, has provided at least thirty- three percent (33%) of such party's annual revenues;

                        (iii) any adverse changes, events or effects resulting from conditions affecting the industry in which the party participates or the U.S. economy as a whole to the extent that such adverse changes, events or effects do not have a disproportionate effect on the party; or

                        (iv) any adverse changes, events or effects resulting from the taking of any action required by this Agreement.

         11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         11.4 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (ii) are not intended to confer upon any other Person any rights or remedies hereunder.

         11.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


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         11.7     GOVERNING LAW. This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         11.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.9 ASSIGNMENT. No party may assign either THIS AGREEMENT OR any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this
Section 11.9 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.10 WAIVER OF JURY TRIAL. EACH OF PARENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.











                                      -90-
C:\WINDOWS\temp\Merger Agreement.doc (265888)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                               AUTOTRADECENTER.COM INC.

                               By:
                                  ----------------------------------------------
                               Name: ROGER BUTTERWICK
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               AUTOTRADECENTER, INC.

                               By:
                                  ----------------------------------------------
                               Name: ROGER BUTTERWICK
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               AUTC AUTODAQ CORPORATION

                               By:
                                  ----------------------------------------------
                               Name: ROGER BUTTERWICK
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               AUTODAQ CORPORATION

                               By:
                                  ----------------------------------------------
                               Name: ADAM BOYDEN
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER



                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                               COMPANY STOCKHOLDER REPRESENTATIVE:

                               By:
                                  ----------------------------------------------
                                  Adam Boyden


                               PARENT STOCKHOLDER REPRESENTATIVE:

                               BUTTERWICK FINANCIAL GROUP, INC.

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                             EXHIBIT A-1 (FOR EAGLE)

                            AUTOTRADECENTER.COM INC.
                          STOCKHOLDER VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June __, 2002 between Autodaq Corporation, a Delaware corporation ("COMPANY"), and the undersigned stockholder (the "STOCKHOLDER") of AutoTradeCenter.com Inc., an Arizona corporation (the "PARENT").

                                    RECITALS

         A. Parent, AutoTradeCenter, Inc, a Delaware corporation and wholly-owned subsidiary of Parent ("AUTC DELAWARE"), the Company, Merger Sub (as defined below), the Parent Stockholder Representative and the Company Stockholder Representative have entered into an Agreement and Plan of Reorganization dated June __, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of AUTC Autodaq Corporation, a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware ("MERGER SUB"), with and into the Company with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. The Merger shall occur immediately following a reincorporation pursuant to which Parent will merge with and into AUTC Delaware (the "REINCORPORATION"). Pursuant to the Merger, all outstanding capital stock of the Company shall be exchanged for preferred and common stock of AUTC Delaware, as set forth in the Reorganization Agreement;

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his, her or its, capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Parent and AUTC Delaware over which Stockholder has voting power so as to facilitate consummation of the Merger on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

              (a) "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.


C:\WINDOWS\temp\EXHIBIT A-1 EAGLE FORM OF VOTING AGREEMENT.DOC

              (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

              (c) "SHARES" shall mean: (i) all securities of the Parent (including all options, warrants and other rights to acquire securities) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent and AUTC Delaware (including all additional options, warrants and other rights to acquire securities of Parent and AUTC Delaware Shares) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

              (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.   TRANSFER OF SHARES.

              (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (the "PROXY"); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

              (b) TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. At every meeting of the Parent Stockholders called, and at every adjournment thereof, and on every action or approval by written consent of the Parent Stockholders, Stockholder (in his, her or its capacity as such) shall cause the Shares to be voted in favor of the approval and adoption of the Reorganization Agreement, the Reorganization and the issuance of the Merger Stock in the Reorganization. This Agreement shall not apply to any other matters other than matters related to the approval and adoption of the Reorganization Agreement, the Reorganization and the issuance of the Merger Stock in the Reorganization.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a duly executed Proxy, which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5. STOCK DIVIDEND.


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



              (a) STOCK DIVIDEND. Concurrently with the execution of this Agreement, Stockholder agrees to hold all shares of capital stock of AUTC Delaware that Stockholder may acquire as a stock dividend pursuant to the Reincorporation (the "STOCK DIVIDEND") in accordance with this Section 5. This
Section 5 shall only apply to the Stock Dividend and does not extend to any other shares of capital stock of AUTC Delaware that Stockholder now holds or may hereafter acquire.

              (b) LOCKUP AGREEMENT. Concurrently with the execution of this Agreement, Stockholder hereby agrees that, in connection with the first registration of the offering of any securities of AUTC Delaware under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for the account of AUTC Delaware after the date hereof, if so requested by AUTC Delaware or any representative of the underwriters (the "MANAGING UNDERWRITER"), Stockholder shall not sell or otherwise transfer any shares of the Stock Dividend during the period specified by AUTC Delaware's Board of Directors at the request of the Managing Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of such registration statement; provided that all executive officers, directors and 5% stockholders enter into similar agreements. AUTC Delaware may impose stop-transfer instructions with respect to shares of the Stock Dividend until the end of such Market Standoff Period. AUTC Delaware shall use best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of AUTC Delaware and holders of registration rights with respect to capital stock of AUTC Delaware.

              (c) TRANSFER OF STOCK DIVIDEND. Shares of the Stock Dividend may be assigned to any transferee or assignee, other than a competitor or potential competitor of the AUTC Delaware (as determined in good faith by AUTC Delaware's Board of Directors), in connection with any transfer or assignment of the Stock Dividend by the Stockholder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) written notice is promptly given to AUTC Delaware; and (iii) such transferee or assignee agrees in writing to be bound by the provisions of this Section 5.

              (e) RESTRICTIVE LEGEND. Each certificate representing shares of the Stock Dividend shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

              (f) STOCKHOLDER COVENANT. Stockholder agrees that it will not request that a transfer of shares of the Stock Dividend be made solely in reliance on Rule 144(k), if, as a


C:\WINDOWS\temp\EXHIBIT A-1 EAGLE FORM OF VOTING AGREEMENT.DOC -3-result thereof, AUTC Delaware would be rendered subject to the reporting requirements of the Exchange Act.

              (g) EFFECTIVENESS. Notwithstanding anything contained in this Agreement to the contrary, this Section 5 shall not become effective until Stockholder has received a distribution of the capital stock dividend pursuant to the Reincorporation. Upon such distribution, this Section 5 shall remain effective after the Expiration Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder (a) is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except encumbrances arising under securities laws or as are disclosed on such signature page, (b) does not beneficially own any securities of Parent or AUTC Delaware other than the Shares indicated on the signature page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         7. ADDITIONAL DOCUMENTS. Stockholder (in his, her or its capacity as such) and Company hereby covenant and agree to execute and deliver any additional documents as are reasonably necessary or desirable to carry out the intent of this Agreement.

         8. LEGENDING OF SHARES. If so requested by Company, Stockholder agrees that the certificates representing Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy; provided, however, that any such legend (other than the legend set forth in Section 5(e) hereof) shall be removed by the Company upon the termination of this Agreement.

         9. TERMINATION. Other than Section 5, this Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         10. CONSENT AND WAIVER. Stockholder (both in his, her or its capacity as a stockholder and in any other capacity) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have; provided, however, that the foregoing shall not be deemed to constitute the consent of the Stockholder (in his, her or its capacity as a stockholder) to the Merger or the Reorganization Agreement, which consent shall only be effected in connection with a meeting of the Parent Stockholders or a written consent in lieu thereof.

         11. CAPACITY. Notwithstanding Section 10 above, Stockholder's obligations hereunder shall not affect Stockholder or any of Stockholder's affiliates in their capacity as a director or officer of Parent or as a fiduciary to any other Person (other than any of the stockholders of Parent), or shall be construed to require Stockholder to take, or in any way limit any action that Stockholder may take, to discharge Stockholder's duties in such other capacity.

         12.  MISCELLANEOUS.

              (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the


C:\WINDOWS\temp\EXHIBIT A-1 EAGLE FORM OF VOTING AGREEMENT.DOC -4-terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

              (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

              (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or five days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to the Company:

                           Autodaq Corporation
                           1330 O'Brien Drive
                           Menlo Park, CA  94025
                           Attention: Adam Boyden, President
                           Telephone No.: (650) 532-6300
                           Facsimile No.:

                  with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94305-1050
                           Attention:  Steve Bochner
                                       Jose Macias




C:\WINDOWS\temp\EXHIBIT A-1 EAGLE FORM OF VOTING AGREEMENT.DOC  -5-

                                       Michael Dorf
                           Telephone No.: (650) 493-9300
                           Telecopy No.:  (650) 493-6811

                  If to Stockholder:

                  To the address for notice set forth on the signature page hereof.

              (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

              (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

              (h) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

              (i) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

              (j) NO OBLIGATION TO EXERCISE OPTIONS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire any Shares.




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






         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.



AUTODAQ CORPORATION                     STOCKHOLDER


By:                                     By:
      -----------------------------        -------------------------------------

Name:                                   Name:
      -----------------------------          -----------------------------------

Title:                                  Title:
       ----------------------------           ----------------------------------

                                        Print Address:
                                                      --------------------------

                                        ----------------------------------------

                                        Telephone:
                                                  ------------------------------

                                        Facsimile No.:
                                                      --------------------------

                                        Shares beneficially owned:

                                        _______  Parent Common Stock

                                        _______  Parent Series D Preferred Stock

                                        _______  Parent Series E Preferred Stock

                                        _______  Parent Common Stock issuable
                                                 upon exercise of outstanding
                                                 warrants



          [SIGNATURE PAGE TO AUTOTRADECENTER.COM INC. VOTING AGREEMENT]

                                IRREVOCABLE PROXY


         The undersigned Stockholder (the "STOCKHOLDER") of AutoTradeCenter.com Inc., an Arizona corporation (the "Parent"), hereby irrevocably appoints the directors on the Board of Directors of Autodaq Corporation, a Delaware corporation ("COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all (i) shares and securities of Parent (including all options, warrants and other rights to acquire shares and securities) owned by Stockholder as of the date hereof and
(ii) any and all additional securities of Parent and AUTC Delaware (including all additional options, warrants and other rights to acquire shares and securities) of which Stockholder acquires ownership after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         This Proxy is irrevocable, is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Voting Agreement of even date herewith by and among the Company and the undersigned Stockholder (the "VOTING AGREEMENT") and is granted in consideration of the
Company entering into that certain Agreement and Plan of Merger and Reorganization dated June __, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "Merger") of AUTC Autodaq Corporation ("MERGER SUB"), a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware (which is a Delaware corporation and wholly-owned subsidiary of Parent), with and into the Company, with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Parent Stockholders and in every written consent in lieu of such meeting in favor of the approval and adoption of the Reorganization Agreement and the Reorganization and the issuance of the Merger Stock in the Reorganization and in favor of approval of the Merger.

         The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned Stockholder may vote the Shares on all other matters.



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


         All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.













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



         This Proxy is irrevocable. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  June __, 2002


                           Signature of Stockholder:
                                                    ----------------------------

                           Print Name of Stockholder:
                                                     ---------------------------

                           Shares beneficially owned:

                           ________  Parent Common Stock

                           ________  Parent Series D Preferred Stock

                           ________  Parent Series E Preferred Stock

                           ________ Parent Common Stock issuable upon exercise of outstanding warrants








         [SIGNATURE PAGE TO AUTOTRADECENTER.COM INC. IRREVOCABLE PROXY]

                                   EXHIBIT A-1


                            AUTOTRADECENTER.COM INC.
                    FORM OF VOTING AGREEMENT FOR STOCKHOLDERS


         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June __, 2002 between Autodaq Corporation, a Delaware corporation ("COMPANY"), and the undersigned stockholder (the "STOCKHOLDER") of AutoTradeCenter.com Inc., an Arizona corporation (the "PARENT").

                                    RECITALS

         A. Parent, AutoTradeCenter, Inc, a Delaware corporation ("AUTC DELAWARE"), the Company, Merger Sub (as defined below), the Parent Stockholder Representative and the Company Stockholder Representative have entered into an Agreement and Plan of Reorganization dated June 28, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of AUTC Autodaq
Corporation, a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware ("MERGER SUB"), with and into the Company with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. The Merger shall occur immediately following a reincorporation pursuant to which Parent will merge with and into AUTC Delaware (the "REINCORPORATION"). Pursuant to the Merger, all outstanding capital stock of the Company shall be exchanged for preferred and common stock of AUTC Delaware, as set forth in the Reorganization Agreement;

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his, her or its, capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Parent and AUTC Delaware over which Stockholder has voting power so as to facilitate consummation of the Merger on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

              (a) "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.

              (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.


1027443.2/15012-0001
STOCKHOLDER VOTING AGREEMENT

              (c) "SHARES" shall mean: (i) all securities of the Parent (including all options, warrants and other rights to acquire securities) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent and AUTC Delaware (including all additional options, warrants and other rights to acquire securities of Parent and AUTC Delaware Shares) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

              (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.   TRANSFER OF SHARES.

              (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (the "Proxy"); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

              (b) TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. At every meeting of the Parent Stockholders called, and at every adjournment thereof, and on every action or approval by written consent of the Parent Stockholders, Stockholder (in his, her or its capacity as such) shall cause the Shares to be voted in favor of the approval and adoption of the Reorganization Agreement, the Reorganization, the issuance of the Merger Stock in the Reorganization and all other matters related thereto.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a duly executed Proxy, which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5.   Stock Dividend

              (a) STOCK DIVIDEND. Concurrently with the execution of this Agreement, Stockholder agrees to hold all shares of capital stock of AUTC Delaware that Stockholder may acquire as a stock dividend pursuant to the Reincorporation (the "STOCK DIVIDEND") in accordance with this Section 5.



1027443.2/15012-0001                -2-

This Section 5 shall only apply to the Stock Dividend and does not extend to any other shares of capital stock of AUTC Delaware that Stockholder now holds or may hereafter acquire.

              (b) LOCKUP AGREEMENT. Concurrently with the execution of this Agreement, Stockholder hereby agrees that, in connection with the first registration of the offering of any securities of AUTC Delaware under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for the account of AUTC Delaware after the date hereof, if so requested by AUTC Delaware or any representative of the underwriters (the "MANAGING UNDERWRITER"), Stockholder shall not sell or otherwise transfer any shares of the Stock Dividend during the period specified by AUTC Delaware's Board of Directors at the request of the Managing Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of such registration statement; provided that all executive officers, directors and 5% stockholders enter into similar agreements. AUTC Delaware may impose stop-transfer instructions with respect to shares of the Stock Dividend until the end of such Market Standoff Period. AUTC Delaware shall use best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of AUTC Delaware and holders of registration rights with respect to capital stock of AUTC Delaware.

              (c) TRANSFER OF STOCK DIVIDEND. Shares of the Stock Dividend may be assigned to any transferee or assignee, other than a competitor or potential competitor of the AUTC Delaware (as determined in good faith by AUTC Delaware's Board of Directors), in connection with any transfer or assignment of the Stock Dividend by the Stockholder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) written notice is promptly given to AUTC Delaware; and (iii) such transferee or assignee agrees in writing to be bound by the provisions of this Section 5.

              (d) RESTRICTIVE LEGEND. Each certificate representing shares of the Stock Dividend shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

              (e) STOCKHOLDER COVENANT. Stockholder agrees that it will not request that a transfer of shares of the Stock Dividend be made solely in reliance on Rule 144(k), if, as a result thereof, AUTC Delaware would be rendered subject to the reporting requirements of the Exchange Act.

              (f) EFFECTIVENESS. Notwithstanding anything contained in this Agreement to the contrary, this Section 5 shall not become effective until Stockholder has received a


1027443.2/15012-0001                     -3-
distribution of the capital stock dividend pursuant to the Reincorporation. Upon such distribution, this Section 5 shall remain effective after the Expiration Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder (a) is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except encumbrances arising under securities laws or as are disclosed on such signature page, (b) does not beneficially own any securities of Parent or AUTC Delaware other than the Shares indicated on the signature page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         7. ADDITIONAL DOCUMENTS. Stockholder (in his, her or its capacity as such) and Company hereby covenant and agree to execute and deliver any additional documents as are reasonably necessary or desirable to carry out the intent of this Agreement.

         8. LEGENDING OF SHARES. If so requested by Company, Stockholder agrees that the certificates representing Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy; provided, however, that any such legend (other than the legend set forth in Section 5(e) hereof) shall be removed by the Company upon the termination of this Agreement.

         9. TERMINATION. Other than Section 5, this Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         10. CONSENT AND WAIVER. Stockholder (both in his, her or its capacity as a stockholder and in any other capacity) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have; provided, however, that the foregoing shall not be deemed to constitute the consent of the Stockholder (in his, her or its capacity as a stockholder) to the Merger or the Reorganization Agreement, which consent shall only be effected in connection with a meeting of the Parent Stockholders or a written consent in lieu thereof.

         11. CAPACITY. Notwithstanding Section 10 above, Stockholder's obligations hereunder shall not affect Stockholder or any of Stockholder's affiliates in their capacity as a director or officer of Parent or as a fiduciary to any other Person (other than any of the stockholders of Parent), or shall be construed to require Stockholder to take, or in any way limit any action that Stockholder may take, to discharge Stockholder's duties in such other capacity.

         12.  MISCELLANEOUS

              (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any


1027443.2/15012-0001                     -4-
of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

              (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

              (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or five days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to the Company:

                           Autodaq Corporation
                           1330 O'Brien Drive
                           Menlo Park, CA  94025
                           Attention: Adam Boyden, President
                           Telephone No.: (650) 532-6300
                           Facsimile No.:

                  with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94305-1050
                           Attention:  Steve Bochner
                                       Jose Macias
                                       Michael Dorf
                           Telephone No.: (650) 493-9300
                           Telecopy No.:  (650) 493-6811

                  If to Stockholder:

                  To the address for notice set forth on the signature page hereof.

              (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.



1027443.2/15012-0001                     -5-

              (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

              (h) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

              (i) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

              (j) NO OBLIGATION TO EXERCISE OPTIONS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire any Shares.








1027443.2/15012-0001                      -6-

1027443.1/15012-0001

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.



AUTODAQ CORPORATION                     STOCKHOLDER


By:                                     By:
      -----------------------------        -------------------------------------

Name:                                   Name:
      -----------------------------          -----------------------------------

Title:                                  Title:
       ----------------------------           ----------------------------------

                                        Print Address:
                                                      --------------------------

                                        ----------------------------------------

                                        Telephone:
                                                  ------------------------------

                                        Facsimile No.:
                                                      --------------------------

                                        Shares beneficially owned:

                                        _______  Parent Common Stock

                                        _______  Parent Series D Preferred Stock

                                        _______  Parent Series E Preferred Stock

                                        _______  Parent Common Stock issuable
                                                 upon exercise of outstanding
                                                 options or warrants


          [SIGNATURE PAGE TO AUTOTRADECENTER.COM INC. VOTING AGREEMENT]

1027443.2/15012-0001

                                IRREVOCABLE PROXY


         The undersigned Stockholder (the "STOCKHOLDER") of AutoTradeCenter.com Inc., an Arizona corporation (the "PARENT"), hereby irrevocably appoints the directors on the Board of Directors of Autodaq Corporation, a Delaware corporation ("COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all (i) shares and securities of Parent (including all options, warrants and other rights to acquire shares and securities) owned by Stockholder as of the date hereof and
(ii) any and all additional securities of Parent and AUTC Delaware (including all additional options, warrants and other rights to acquire shares and securities) of which Stockholder acquires ownership after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         This Proxy is irrevocable, is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Voting Agreement of even date herewith by and among the Company and the undersigned Stockholder (the "VOTING AGREEMENT") and is granted in consideration of the
Company entering into that certain Agreement and Plan of Merger and Reorganization dated June __, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of AUTC Autodaq Corporation ("MERGER SUB"), a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware (which is a Delaware corporation and wholly-owned subsidiary of Parent), with and into the Company, with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Parent Stockholders and in every written consent in lieu of such meeting in favor of the approval and adoption of the Reorganization Agreement and the Reorganization, the issuance of the Merger Stock in the Reorganization, in favor of approval of the Merger and all matters related thereto.

          The undersigned Stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



1027443.1/15012-0001

         This Proxy is irrevocable. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  June __, 2002



                                Signature of Stockholder:
                                                         -----------------------

                                Print Name of Stockholder:
                                                          ----------------------

                                Shares beneficially owned:

                                ________  Parent Common Stock

                                ________  Parent Series D Preferred Stock

                                ________  Parent Series E Preferred Stock

                                ________  Parent Common Stock issuable upon
                                          exercise of outstanding options or
                                          warrants




         [SIGNATURE PAGE TO AUTOTRADECENTER.COM INC. IRREVOCABLE PROXY]




1027443.1/15012-0001

                                   EXHIBIT A-2


                               AUTODAQ CORPORATION
                      FORM OF STOCKHOLDER VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June __, 2002 between AutoTradeCenter.com Inc., an Arizona corporation (the "PARENT"), and the undersigned stockholder (the "STOCKHOLDER") of Autodaq Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

         A. Parent, AutoTradeCenter, Inc, a Delaware corporation and wholly-owned subsidiary of Parent ("AUTC DELAWARE"), the Company, Merger Sub (as defined below), Parent Stockholder Representative and Company Stockholder Representative have entered into an Agreement and Plan of Reorganization dated June __, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of AUTC Autodaq Corporation, a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware ("MERGER SUB"), with and into the Company with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. The Merger shall occur immediately following a reincorporation pursuant to which Parent will merge with and into AUTC Delaware (the "REINCORPORATION"). Pursuant to the Merger, all outstanding capital stock of the Company shall be exchanged for preferred and common stock of AUTC Delaware, as set forth in the Reorganization Agreement;

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his, her or its, capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

              (a) "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.


C:\WINDOWS\temp\Exhibit A-2 Form of Voting Agreement Autodaq.DOC
1031195/15012.1
Voting Agreement Autodaq

              (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

              (c) "SHARES" shall mean: (i) all securities of the Company (including all options, warrants and other rights to acquire securities) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional options, warrants and other rights to acquire securities of the Company) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

              (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.   TRANSFER OF SHARES.

              (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (the "PROXY"); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

              (b) TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. At every meeting of the Company Stockholders called, and at every adjournment thereof, and on every action or approval by written consent of the Company Stockholders, Stockholder (in his, her or its capacity as such) shall cause the Shares to be voted in favor of the approval and adoption of the Reorganization Agreement, the Reorganization and the issuance of the Merger Stock in the Reorganization. This Agreement shall not apply to any other matters other than matters related to the approval and adoption of the Reorganization Agreement, the Reorganization, the issuance of the Merger Stock in the Reorganization and all matters related thereto.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a duly executed Proxy, which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder (a) is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except encumbrances arising under securities laws



C:\WINDOWS\temp\Exhibit A-2 Form of Voting Agreement Autodaq.DOC   -2-
1031195/15012.1
Voting Agreement Autodaq
or as are disclosed on such signature page, (b) does not beneficially own any securities of the Company other than the Shares indicated on the signature page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. ADDITIONAL DOCUMENTS. Stockholder (in his, her or its capacity as such) and Parent hereby covenant and agree to execute and deliver any additional documents as are reasonably necessary or desirable to carry out the intent of this Agreement.

         7. LEGENDING OF SHARES. If so requested by Parent, Stockholder agrees that the certificates representing Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy; provided, however, that any such legend shall be removed by Parent upon the termination of this Agreement.

         8. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         9. CONSENT AND WAIVER. Stockholder (both in his, her or its capacity as a stockholder and in any other capacity) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have; provided, however, that the foregoing shall not be deemed to constitute the consent of the Stockholder (in his, her or its capacity as a stockholder) to the Merger or the Reorganization Agreement, which consent shall only be effected in connection with a meeting of the Company Stockholders or a written consent in lieu thereof.

         10. CAPACITY. Notwithstanding Section 9 above, Stockholder's obligations hereunder shall not affect Stockholder or any of Stockholder's affiliates in their capacity as a director or officer of the Company or as a fiduciary to any other Person (other than any of the stockholders of the Company), or shall be construed to require Stockholder to take, or in any way limit any action that Stockholder may take, to discharge Stockholder's duties in such other capacity.

         12.  MISCELLANEOUS.

              (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.


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1031195/15012.1
Voting Agreement Autodaq

              (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

              (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or five days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to Parent:

                           AutoTradeCenter.com Inc.
                           [Address[
                           Attention: Roger Butterwick, President
                           Telephone No.:
                           Facsimile No.:

                  with a copy to:

                           Gallagher & Kennedy
                           2575 East Camelback Road
                           Phoenix, Arizona 85016-9225
                           Attention:  John M. Welch
                           Telecopy No.:   (602) 530-8500

                  If to Stockholder:

                  To the address for notice set forth on the signature page hereof.

              (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

              (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.


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Voting Agreement Autodaq

              (h) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

              (i) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

              (j) NO OBLIGATION TO EXERCISE OPTIONS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire any Shares.

















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Voting Agreement Autodaq

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.



AUTOTRADECENTER.COM INC.               STOCKHOLDER


By:                                    By:
      ----------------------------        --------------------------------------

Name:                                  Name:
      ----------------------------          ------------------------------------

Title:                                 Title:
       ---------------------------           -----------------------------------

                                       Print Address:
                                                      --------------------------

                                       -----------------------------------------

                                       Telephone:
                                                 -------------------------------

                                       Facsimile No.:
                                                     ---------------------------

                                       Shares beneficially owned:

                                       _______  Company Common Stock

                                       _______  Company Series A Preferred Stock

                                       _______  Company Series B Preferred Stock

                                       _______  Company Series C Preferred Stock

                                       _______  Company Preferred Stock issuable
                                                upon exercise of outstanding
                                                warrants

                                       ________ Company Common Stock issuable
                                                upon exercise of outstanding
                                                warrants



            [SIGNATURE PAGE TO AUTODAQ CORPORATION VOTING AGREEMENT]


         1031195/15012.1

                                IRREVOCABLE PROXY


         The undersigned Stockholder (the "STOCKHOLDER") of Autodaq Corporation, a Delaware corporation ("COMPANY"), hereby irrevocably appoints the directors on the Board of Directors of AutoTradeCenter.com Inc., an Arizona corporation (the "PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all (i) shares and securities of the Company (including all options, warrants and other rights to acquire shares and securities) owned by Stockholder as of the date hereof and (ii) any and all additional securities of the Company (including all additional options, warrants and other rights to acquire shares and securities) of which Stockholder acquires ownership after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         This Proxy is irrevocable, is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Voting Agreement of even date herewith by and among the Company and the undersigned Stockholder (the "VOTING AGREEMENT") and is granted in consideration of the Parent entering into that certain Agreement and Plan of Merger and Reorganization dated June __, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "Merger") of AUTC Autodaq Corporation ("MERGER SUB"), a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware (which is a Delaware corporation and wholly-owned subsidiary of Parent), with and into the Company, with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Company Stockholders and in every written consent in lieu of such meeting in favor of the approval and adoption of the Reorganization Agreement and the Reorganization, the issuance of the Merger Stock in the Reorganization, in favor of approval of the Merger and all matters related thereto. The undersigned Stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



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



         This Proxy is irrevocable. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  June __, 2002



                              Signature of Stockholder:
                                                       -------------------------

                              Print Name of Stockholder:
                                                        ------------------------

                              Shares beneficially owned:

                              ________  Company Common Stock

                              ________  Company Series A Preferred Stock

                              ________  Company Series B Preferred Stock

                              ________  Company Series C Preferred Stock

                              ________ Company Preferred Stock issuable upon exercise of outstanding warrants

                              ________  Company Common Stock issuable upon
                                        exercise of outstanding warrants







           [SIGNATURE PAGE TO AUTODAQ CORPORATION. IRREVOCABLE PROXY]


1031195/15012.1

                                    EXHIBIT B


                              AUTOTRADECENTER, INC.

                FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT


         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "AGREEMENT"), by and between AutoTradeCenter, Inc., a Delaware corporation (the "COMPANY") and ROGER
L. BUTTERWICK (the "EXECUTIVE"), is made as of June 26, 2002 and will only become effective on the Effective Date (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

         A. The Company, AutoTradeCenter, Inc., an Arizona corporation, AUTC Autodaq Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), and Autodaq Corporation, a Delaware corporation ("AUTODAQ"), have entered into an Agreement and Plan and Reorganization, dated of even date herewith (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into Autodaq, with Autodaq to survive as a wholly-owned subsidiary of the Company.

         B. Executive is receiving significant consideration pursuant to the terms of the Reorganization Agreement and this Agreement.

         C. As a condition to the Merger, to preserve the value of the business being acquired by the Company, the Reorganization Agreement contemplates, among other things, that Executive enter into this Agreement and that this Agreement become effective upon the closing of the Merger.

         D. The Company is currently engaged or planning to engage in its business in each of the fifty (50) states of the United States. The Company, following the Merger, will conduct such business in all parts of the United States.

         NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the "PARTIES") hereby agree as follows:

         1. DUTIES AND SCOPE OF EMPLOYMENT. As of the Effective Date (as hereinafter defined), Executive will serve as Chief Financial Officer of the Company, reporting to the Company's President and Chief Executive Officer, and shall assume and discharge such responsibilities as are commensurate with Executive's position.

         Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the performance of his duties hereunder. The requirement that Executive devote his full business efforts and time to the performance of these duties hereunder shall


1212252.1
not be construed to prevent Executive (i) from making investments in stocks, bonds and other types of personal property, both tangible and intangible, and real estate, (ii) assisting in the management of any entity in which such investments have been made, (iii) engaging in church, charitable, professional or other community activities or (iv) serving as a member of a board of directors; provided that none of these activities, singly or in the aggregate, materially impair his ability to fulfill his responsibilities under this Agreement or constitute a Competing Business Purpose (as defined in Section 9(a) hereof).

         2. TERM OF EMPLOYMENT. Executive's term of employment by the Company shall commence (and all terms of this Employment Agreement shall become effective) on the Closing Date (as that terms is defined in Section 2.2 of the Reorganization Agreement) (the "EFFECTIVE DATE") and continue thereafter for a period of two (2) years (the "TERM"). During the Term of this Agreement, in the event that Executive is terminated for a reason other than Cause (as defined in Section 7(c)), or Executive terminates his employment for Good Reason (as defined in Section 7(d)), then Executive shall be entitled to the Base Salary and Executive Benefits (described in Sections 3 and 6 hereof) as provided in
Section 7(b) hereof.

         At the end of the Term, the employment relationship between Executive and the Company shall become "at will", and either party, subject to the further terms of this Agreement, will be able to terminate the employment relationship for any reason at any time upon fifteen (15) days' notice to the other party. The Term and the period in which Executive is employed by the Company on an at-will basis, if any, are hereinafter referred to collectively as the "EMPLOYMENT PERIOD". Subject to and except as set forth in the terms of this Agreement, (i) Executive's obligations, covenants and duties under Sections 9, 10, 12 and 15 hereof shall survive the termination of this Agreement and Executive's employment hereunder, and (ii) Company's obligations, covenants and duties under Sections 7, 10, 12 and 15 shall survive the termination of this Agreement and Executive's employment hereunder.

         3. BASE SALARY. Company shall pay, or cause to be paid, to Executive, as compensation for all services to be rendered by Executive pursuant to this Agreement, and Executive shall receive an annual salary of not less than $225,000.00 (the "BASE SALARY"). The Base Salary shall be paid in accordance with the Company's normal administrative payroll practices.

         4. DISCRETIONARY BONUSES. The Company will review Executive's performance on an annual basis and may, in its discretion, award the Executive an additional performance bonus. All such bonus(es) under this Section 4 shall be subject to withholding required by applicable law or regulation.

         5. COMPANY STOCK OPTIONS. On the Effective Date, the Board of Directors of the Company (the "BOARD") will grant Executive an incentive stock option (to the extent such option qualifies as an incentive stock option under provisions of Section 422 of the Internal Revenue Code) to purchase an aggregate of 2.25% of the fully-diluted shares of the Company's Common Stock, excluding any unallocated shares of Common Stock reserved for issuance pursuant to the Company's stock option plans, including, but not limited to, the 1997 Stock Option Plan (the "OPTION"), as measured after the closing of the Merger but prior to the first closing of the Company's Series E Preferred Stock financing. The Option shall have an exercise price per share of



1031197/1012.1                             2
Employment and Non-Competition Agreement

Company Common Stock equal to the fair market value of the Company's Common Stock on the Effective Date, and shall be subject to the terms, definitions and provisions of the Company's 1997 Stock Option Plan and option agreement. Twenty-five percent (25%) of the shares subject to the Option will vest on the first anniversary of Executive's commencement of employment, and the balance of the shares subject to the Option shall vest ratably on a monthly basis (1/36th) over a three (3) year period thereafter.

         6. EXECUTIVE BENEFITS. In addition to the Base Salary and any discretionary bonus payable to Executive hereunder, Executive will be entitled to the following benefits during the Employment Period, unless otherwise altered by the Board with respect to all executives of the Company:

              (a) RETIREMENT, PENSION, PROFIT SHARING AND DISABILITY, LIFE, HEALTH INSURANCE. Executive will receive and participate in such retirement, pension, profit sharing and disability, life and health insurance plans and/or programs to the extent offered by the Company or its affiliates, consistent with Company policy for all Company executives, as reasonably determined by the Board.

              (b) VACATION. Executive will be entitled to paid vacation in accordance with the Company's vacation policy applicable to the Company's executives, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. Notwithstanding any contrary provision of the Company's vacation policy, Executive shall be entitled to not less than three (3) weeks of paid vacation. The term "vacation" as used herein shall be exclusive of legal holidays, weekends, and other days on which the Company is not open for business. Unused vacation may be carried over in accordance with the Company's vacation policy.

              (c) EXPENSES. The Company will reimburse Executive for reasonable travel, entertainment and other expenses incurred by Executive on behalf of the Company or its affiliates in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy applicable to all Company executives as in effect from time to time.

         7.   TERMINATION.

              (a) If Executive's employment with the Company is terminated (i) by the Company for Cause or (ii) by Executive without Good Reason, then the Company shall have no further obligations hereunder or otherwise with respect to Executive's employment from and after the termination or expiration date of the Employment Period (except payment of Base Salary and reimbursement of expenses accrued through the date of termination or expiration of the Employment Period and other continuing benefits guaranteed by applicable law, such as COBRA), and the Company shall continue to have all other rights available hereunder (including without limitation, all rights under Section 9 at law or in equity).

              (b) If Executive's employment is terminated (i) by the Company for a reason other than Cause or (ii) by Executive for Good Reason, during the Term, then Executive shall be entitled to continue to receive his Base Salary and executive benefits (respectively described in



1031197/1012.1                              3
Employment and Non-Competition Agreement

Sections 3 and 6 hereof) for a period of six (6) months following the date on which Executive's employment is terminated, and the Company shall continue to have all other rights available hereunder (including without limitation, all rights under Section 9 at law or in equity). In the event that Executive is terminated for any reason other than Cause or for Good Reason after the expiration of the Term, then the Company shall have no further obligations to Executive (except payment of Base Salary and reimbursement of expenses accrued through the date of termination and other continuing benefits guaranteed by applicable law, such as COBRA). In making payments of Base Salary and executive benefits to Executive during such six-month period, the amount(s) shall be payable in regular installments in accordance with the Company's general payroll practices for salaried executive employees. Except as provided herein, the Company shall have no other obligations hereunder or otherwise with respect to Executive's employment from and after the termination or expiration date of the Employment Period (except for the reimbursement of expenses accrued through the date of termination or expiration of the Employment Period or other continuing benefits guaranteed by applicable law, such as COBRA).

              (c) "CAUSE" shall be defined as (i) falsification of accounts of the Company, embezzlement of funds of the Company or other material dishonesty with respect to the Company or any of its affiliates, (ii) conviction of, or a plea of nolo contendere, to a felony or other crime involving moral turpitude; PROVIDED that a violation of a motor vehicle code does not constitute such a crime, (iii) conduct engaged in or action taken or omitted to be taken by Executive which is in material breach of this Agreement, which breach continues for more than fifteen (15) business days after written notice of such breach (including reasonable detail describing the facts of any such breach) is given to Executive, or (iv) material failure to satisfactorily perform Executive's duties and responsibilities under this Agreement, which failure continues for more than fifteen (15) days after written notice (including reasonable detail describing the facts of any such failure) of such failure is given to Executive. "Cause" shall not mean or be construed to include Executive's refusal to be transferred to a location outside of the Phoenix, Arizona metropolitan area.

              (d) "GOOD REASON" for Executive to terminate his employment shall mean any act or omission by the Company or its affiliates (i) which constitutes a material breach of any term or provision of this Agreement, which breach continues for more than fifteen (15) days after written notice (including reasonable detail describing the facts of any such breach) of such breach to the Company or (ii) which results in any material reduction in Base Salary or benefits during the Term.

         8.   ASSIGNMENT  OF  INVENTIONS.   Employee  agrees  to  enter  into  a
Confidential Information and Inventions Assignment Agreement in the form attached as EXHIBIT A hereto as a condition of employment hereunder.

         9.   NON-COMPETITION AND NON-SOLICITATION.

              (a) Subject to the terms described herein, including, without limitation, the terms of Section 7 hereof, from the Effective Date until:



1031197/1012.1                             4
Employment and Non-Competition Agreement

                   (i) (in the event that Executive's employment is terminated by the Company for Cause or by Executive without Good Reason), (A) the expiration of the Term or (B) the first anniversary of the date of Executive's termination of employment with the Company; or

                   (ii) (in the event that Executive's employment is terminated by the Company other than for Cause or by Executive for Good Reason), such time as the Company is no longer obligated to pay Executive pursuant to Section 7(b) hereof,

(Sections 9(a)(i) and 9(a)(ii) being together referred to herein as the "NON-COMPETE PERIOD"),

         Executive shall not, directly or indirectly, without the prior written consent of the Company, (i) engage or participate anywhere in the "Restrictive Areas" (as defined below) in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise) or have any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934, as amended), the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a "Competing Business Purpose," which shall mean any business involved in Internet-based remarketing of vehicles in an outsourcing arrangement; or (ii) approach, contact, solicit or interfere with the Company's customers which are presently existing or which are existing on the date of Executive's termination of employment with the Company to the extent relating to a Competing Business Purpose.

         (b) During the Non-Compete Period, Executive shall not, directly or indirectly, without the prior written consent of the Company, (i) solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or customer of the Company or any subsidiary of the Company to terminate his or her employment with or customer relationship to the Company or any subsidiary of Company (provided that the placement of advertisements in any publication or commercial medium not specifically targeted to employees of the Company or any subsidiary of the Company shall not be in violation of this paragraph (b)) or
(ii) interfere in any manner with the contractual or employment relationship between the Company and any customer or employee of the Company.

         (c) The Restrictive Areas are (1) the area within a 10 air-mile radius of any location of the Company at which Employee performed services during his employment under this Agreement; and (2) Maricopa County, Arizona; and (3) the state of Arizona; and (4) the Mountain Time Zone and the Pacific Time Zone of the United States; and (5) that portion of the United States west of the Mississippi River; and (6) the United States.

         (d) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, country, or any similar subdivision in any of the Restrictive Areas. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the




1031197/1012.1                              5
Employment and Non-Competition Agreement
event that the provisions of this Section 9 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

         (e) Executive also acknowledges that the limitations of time, geography, and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) the Company is engaged in a highly competitive industry, (ii) the Executive has unique access to, and will continue to have access to, the trade secrets and know how of the Company, including without limitation the plans and strategy (and in particular the competitive strategy) of the Company, (iii) the Executive is receiving significant compensation in connection with this Agreement, and (iv) in the event the Executive's employment with the Company ended, Executive would be able to obtain suitable and satisfactory employment without violation of this Agreement.

         (f) Executive agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in this Section 9 and that breach of this Section 9 would cause irreparable injury to the Company. Accordingly, Executive agrees that if he breaches any provision of this Section 9, the Company will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Executive further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Executive hereby expressly consents to the issuance of such injunction and to the ordering of such specific performance.

         (g) Executive acknowledges that his services are needed by virtue of the Merger and that Executive's covenant not to compete or solicit contained in this Section 9 is given in conjunction with such Merger.

         10.  ARBITRATION.

              (a) The parties agree to submit all disputes, claims or controversies that exist or that may arise between them (whether of law or fact), including, without limitation, all disputes, claims or controversies that may arise out of or relate to Employee's employment with or separation of employment from the Company, and all allegations that the Company or any of its agents engaged in conduct prohibited on any basis under any federal, state, or local statute, ordinance, regulation, rule of decision, or principle of common law, to arbitration by the American Arbitration Association (the "ASSOCIATION") in accordance with the rules and regulations of the Association.

              (b) The Parties shall, within 30 days of the date of demand by either Party for arbitration, mutually select one independent qualified arbitrator. Each Party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a party to the arbitration or a competing organization. In the event objection is made, the Association shall resolve any dispute regarding the propriety of an individual arbitrator acting in that capacity. Hearings in the proceeding shall commence within 120 days of the selection of the arbitrator.



1031197/1012.1                              6
Employment and Non-Competition Agreement

              (c) Arbitration shall take place in the County of Santa Clara, California. At the request of either Party, arbitration proceedings will be conducted confidentially; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, the Parties and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The arbitrator shall be able to decree any and all relief of an equitable and legal nature, including, but not limited to, such relief such as an order or orders of specific performance, a temporary restraining order or a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof.

              (d) Reasonable notice of the time and place of arbitration shall be given to all persons, other than the Parties, as shall be required by the applicable law selected herein, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

         11. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death or disability and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

         12. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

         IF TO THE COMPANY:
         -----------------

                  AutotradeCenter, Inc.
                  1330 O'Brien Drive
                  Menlo Park, CA 94025
                  Facsimile: (650) 532-6440
                  ATTN: Adam Boyden, President


         IF TO EXECUTIVE:
         ---------------

                  Roger L. Butterwick



1031197/1012.1                             7
Employment and Non-Competition Agreement

                  293 E. Bridgeport Parkway
                  Gilbert, Arizona 85296

         13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

         14. INTEGRATION. This Agreement, together with the Invention Assignment Agreement and any other documents incorporated herein by reference represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. Company and Executive each acknowledge and agree that this Agreement replaces in their entirety any written or oral employment agreement, offer letter or other compensatory or severance agreement previously in effect between the Company and Executive. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         15. WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

         16. HEADINGS. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

         17. TAX WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

         18. GOVERNING LAW. This Agreement will be governed by the internal laws of the State of Arizona, without regard to the principles of comity or the conflicts of laws provisions of any jurisdiction.

         19. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

         20. COUNTERPARTS AND FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures for the execution of this Agreement and any ancillary agreement, certificate or other transaction document entered into or delivered pursuant to or in connection with this Agreement may be provided by facsimile; and upon receipt of such facsimile signature, the party accepting such signature shall be entitled to rely on the execution thereof and such signature shall be binding and effective as if the original had been delivered.





1031197/1012.1                              8
Employment and Non-Competition Agreement

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


AUTOTRADECENTER, INC.


By:                                               Date:
    -----------------------------------                -------------------------

Name:
      ---------------------------------

Title:
       --------------------------------



EMPLOYEE


                                                  Date:
---------------------------------------                -------------------------
Roger L. Butterwick









1031197/1012.1                             9
Employment and Non-Competition Agreement

                                    EXHIBIT A


                              AUTOTRADECENTER, INC.

                          CONFIDENTIAL INFORMATION AND

                         INVENTIONS ASSIGNMENT AGREEMENT



         This Confidential Information and Inventions Assignment Agreement (this "AGREEMENT") is made by and between AutoTradeCenter, Inc., a Delaware corporation, and (the "EMPLOYEE"), as of the date set forth below.

         As a condition of my employment with AutoTradeCenter, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

         (1) AT-WILL EMPLOYMENT. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

         (2) CONFIDENTIAL INFORMATION.

              (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

              (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade



1031199.1/15012.1
secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

              (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         (3)  INVENTIONS.

              (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as EXHIBIT A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "PRIOR INVENTIONS"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Inventions owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Inventions as part of or in connection with such product, process or machine.

              (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "INVENTIONS"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "WORKS MADE FOR HIRE," as that term is defined in the United States Copyright Act.

              (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

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1031197/1012.1

              (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

              (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

         (4) CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

         (5) RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "TERMINATION CERTIFICATION" attached hereto as EXHIBIT B.

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1031197/1012.1

         (6) NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         (7) SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

         (8) CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as EXHIBIT C hereto.

         (9) REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         (10) GENERAL PROVISIONS.

              (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of Delaware. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Delaware for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

              (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

              (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

              (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

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1031197/1012.1

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below.



         Date:
                -------------------                  ---------------------------

                                                     (Employee's Signature)





                                                     ---------------------------

                                                     (Print Employee's Name)



         -----------------------------

         Witness













         AUTOTRADECENTER, INC. -CONFIDENTIAL INFORMATION AND INVENTIONS
                              ASSIGNMENT AGREEMENT



C:\WINDOWS\TEMP\EXHIBIT B FORM OF EMPLOYMENT AND NONCOMPETE.DOC

1031199.1/15012.1

                                    EXHIBIT A



                            LIST OF PRIOR INVENTIONS

                        AND ORIGINAL WORKS OF AUTHORSHIP



                                                             Identifying Number
         Title                       Date                   or Brief Description















         _______  No inventions or improvements


         _______  Additional Sheets Attached

                                              ----------------------------------

                                              (Employee's Signature)



                                              ----------------------------------

                                              (Print Employee's Name)









C:\WINDOWS\TEMP\EXHIBIT B FORM OF EMPLOYMENT AND NONCOMPETE.DOC

1031199.1/15012.1

                                    EXHIBIT B

                            TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to AutoTradeCenter, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Inventions Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Inventions Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.



         Date:
                --------------------



                                         ---------------------------------------

                                         (Employee's Signature)



                                         ---------------------------------------

                                         (Print Employee's Name)





C:\WINDOWS\TEMP\EXHIBIT B FORM OF EMPLOYMENT AND NONCOMPETE.DOC

1031199.1/15012.1

                                    EXHIBIT C

                         CONFLICT OF INTEREST GUIDELINES

         It is the policy of AutoTradeCenter, Inc. (the "COMPANY") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Inventions Assignment Agreement elaborates on this principle and is a binding agreement.)

         2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         5. Initiating or approving any form of personal or social harassment of employees.

         6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         7. Borrowing from or lending to employees, customers or suppliers.

         8. Acquiring real estate of interest to the Company.

         9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or current employer or other person or entity with whom obligations of confidentiality exist.

         10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.


C:\WINDOWS\TEMP\EXHIBIT B FORM OF EMPLOYMENT AND NONCOMPETE.DOC

1031199.1/15012.1

         11. Making any unlawful agreement with distributors with respect to prices.

         12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

         13. Engaging in any conduct which is not in the best interest of the Company.

         Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.












C:\WINDOWS\TEMP\EXHIBIT B FORM OF EMPLOYMENT AND NONCOMPETE.DOC

1031199.1/15012.1

                                    EXHIBIT C


                     FORM OF OPINION OF GALLAGHER & KENNEDY

         1. AutoTradeCenter, Inc., a Delaware corporation ("AUTOTRADECENTER"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Coyote Acquisition Corporation ("MERGER Sub"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AutoTradeCenter and Merger Sub have all requisite corporate power and authority to own, operate and lease their properties and to carry on their businesses as they are currently being conducted.

         2. Immediately prior to the Effective Time of the Reincorporation Merger, the authorized capital stock of AutoTradeCenter.com Inc., an Arizona corporation ("AUTOTRADECENTER.COM"), consisted of [__________] shares of Common Stock and 1,000,000 shares of Preferred stock, of which 6,750 of which are designated as Series A Preferred Stock ("Series A Preferred"), 250,000 of which are designated as Series B Preferred Stock ("Series B Preferred"), 20,800 of which are designated as Series C Preferred Stock ("Series C Preferred"), 31,200 of which are designated as Series D Preferred Stock ("Series D Preferred"), and 1,300 of which are designated as Series E Preferred Stock ("Series E Preferred"). To our knowledge, based solely upon the Officer's Certificate attached hereto as Exhibit A and without independent inquiry or verification on our part (i) _____________ shares of Common Stock are issued and outstanding, and (ii) no shares of Series A Preferred, Series B Preferred, Series C Preferred, [SERIES D PREFERRED] or Series E Preferred are issued and outstanding. To our knowledge, based solely upon the Officer's Certificate attached hereto as Exhibit A but without independent inquiry or verification on our part all of such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

         3. Immediately prior to the Effective Time of the Merger, the authorized capital stock of AutoTradeCenter consisted of [_________] shares of Common Stock, [__________] shares of Series A Preferred Stock, [__________] shares of Series B Preferred Stock, [__________] shares of Series C Preferred Stock, [__________] shares of Series D Preferred Stock, and [__________] shares of Series E Preferred Stock. AutoTradeCenter has reserved [__________] shares of Common Stock for issuance upon conversion of Series A Preferred Stock, [__________] shares of Common Stock for issuance upon conversion of Series B Preferred Stock, [____________] shares of Common Stock for issuance upon conversion of Series C Preferred Stock, [_____________] of Common Stock for issuance upon conversion of Series D Preferred Stock, and [___________] shares of Common Stock for issuance upon conversion of Series E Preferred Stock. To our knowledge, based solely upon the Officer's Certificate attached hereto as Exhibit A and without independent inquiry or verification on our part (i) immediately prior to the Effective Time of the Merger, there were ____________ shares of Common Stock, ____________ shares of Series A Preferred Stock, ____________ shares of Series B Preferred Stock, _____________ shares of Series C Preferred Stock, _____________ shares of Series D Preferred Stock, and _______________ shares of Series E Preferred Stock, of AutoTradeCenter which were issued and


1026983.1/15012.01                     1
outstanding, (ii) all of such issued and outstanding shares have been duly authorized and validly issued, and (iii) except as stated herein or as set forth in the Parent Disclosure Schedule, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any shares of capital stock or other securities of AutoTradeCenter, or any other agreements to issue any such securities or rights.

         4. Immediately prior to the Effective Time of the Merger, the authorized capital stock of Merger Sub consisted of [____________] shares of Common Stock, of which [___________] shares were issued and outstanding.

         5. The shares of AutoTradeCenter Common Stock to be issued and delivered to the stockholders of Autodaq Corporation, a Delaware corporation (the "COMPANY") (the "SHARES"), will, when issued in accordance with the terms of the Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), be validly issued, fully paid and nonassessable.

         6. Each of AutoTradeCenter, AutoTradeCenter.com, and Merger Sub have all requisite corporate power and authority to enter into the Merger Agreement, to perform their obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement, the performance by AutoTradeCenter, AutoTradeCenter.com, and Merger Sub of their obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of AutoTradeCenter, AutoTradeCenter.com, and Merger Sub, including approval by the Board of Directors and stockholders of AutoTradeCenter, AutoTradeCenter.com, and Merger Sub pursuant to the Delaware General Corporation Law, Arizona Business Corporation Act, and the Certificate of Incorporation and Bylaws of AutoTradeCenter, AutoTradeCenter.com, and Merger Sub. No other corporate proceeding on the part of AutoTradeCenter, AutoTradeCenter.com, or Merger Sub is necessary to authorize the execution and delivery of the Merger Agreement by AutoTradeCenter, AutoTradeCenter.com, or Merger Sub or the performance of obligations of AutoTradeCenter, AutoTradeCenter.com, or Merger Sub thereunder or the consummation of the transactions contemplated thereby. The Merger Agreement has been duly executed and delivered by AutoTradeCenter, AutoTradeCenter.com and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of AutoTradeCenter, AutoTradeCenter.com, and Merger Sub enforceable against each of AutoTradeCenter, AutoTradeCenter.com, and Merger Sub in accordance with its terms.

         7. The execution and delivery by AutoTradeCenter, AutoTradeCenter.com, and Merger Sub of the Merger Agreement does not, and the performance by AutoTradeCenter, AutoTradeCenter.com and Merger Sub of its obligations under the Merger Agreement does not and will not: (a) violate any provision of the Certificate of Incorporation or Bylaws of AutoTradeCenter, AutoTradeCenter.com or Merger Sub; or (b) violate or contravene (i) any governmental statute, rule or regulation applicable to AutoTradeCenter, AutoTradeCenter.com or Merger Sub or (ii) to our knowledge, any order, writ, judgment, injunction, decree, determination or award which has been entered against AutoTradeCenter, AutoTradeCenter.com or Merger Sub.

         8. All  consents,  approvals,  authorizations  or  orders  of,  and all
filings,     registrations    and     qualifications     by     AutoTradeCenter,
AutoTradeCenter.com and Merger Sub with, any regulatory



1026983.1/15012.01                     2
authority or governmental body in the United States required for the consummation by AutoTradeCenter, AutoTradeCenter.com and Merger Sub of the transactions contemplated by the Merger Agreement have been made or obtained, except for the filing of the Certificates of Merger and documents related thereto with the Secretary of State of the State of Delaware and Secretary of State of the State of Arizona.

         9. To our knowledge, based solely upon the Officer's Certificate attached hereto as Exhibit A, but without independent inquiry or verification of any kind on our part, there is no action, suit, proceeding, claim or governmental investigation pending or overtly threatened against AutoTradeCenter, AutoTradeCenter.com or Merger Sub which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.

         The expression "to our knowledge, "known to us" or similar language with reference to matters of fact means, unless subject to further qualification, that, after examination of written documents in our files relating to AutoTradeCenter, AutoTradeCenter.com or Merger Sub and considering the current, actual knowledge of the individual attorneys in our firm who have given substantive attention to matters involving AutoTradeCenter, AutoTradeCenter.com or Merger Sub (but excluding any constructive or imputed notice of any information), and after inquiries of officers of AutoTradeCenter, AutoTradeCenter.com or Merger Sub, buth without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect.



         [STANDARD ASSUMPTIONS, QUALIFICATIONS AND EXCEPTIONS TO BE INCLUDED IN FINAL OPINION LETTER.]








1026983.1/15012.01                     3

                                    EXHIBIT D

               FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI

         1. Autodaq Corporation, a Delaware corporation (the "COMPANY"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted.

         2. Immediately prior to the Effective Time of the Merger, the Company's authorized capital stock consisted of 60,000,000 shares of Common Stock, of which [11,544,207] shares were issued and outstanding, 5,020,000 shares of Series A Preferred Stock, all of which were issued and outstanding, 10,088,423 shares of Series B Preferred Stock, of which 8,260,945 shares were issued and outstanding, and 1,300,000 shares of Series C Preferred Stock, of which
[530,696] shares were issued and outstanding. The Company has reserved 10,040,000 shares of Common Stock for issuance upon conversion of Series A Preferred Stock, 10,088,423 shares of Common Stock for issuance upon conversion of Series B Preferred Stock, and 1,300,000 shares of Common Stock for issuance upon conversion of Series C Preferred Stock. All of such issued and outstanding shares have been duly authorized and validly issued, and, to our knowledge, fully paid and nonassessable.

         3. The Company has all requisite corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval by the Board of Directors and stockholders of the Company pursuant to the Delaware General Corporation Law, California
Corporations Code and the Certificate of Incorporation and Bylaws of the Company. No other corporate proceeding on the part of the Company or its stockholders is necessary to authorize the execution and delivery of the Merger Agreement by the Company or the performance of the Company's obligations thereunder or the consummation of the transactions contemplated thereby. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by AutoTradeCenter.com, AutoTradeCenter and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         4. The execution and delivery by the Company of the Merger Agreement does not, and the performance by the Company of its obligations under the Merger Agreement does not and will not: (a) violate any provision of the Company's Certificate of Incorporation or Bylaws; or (b) violate or contravene (i) any governmental statute, rule or regulation applicable to the Company or (ii) to our knowledge, any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company.

         5. All consents, approvals, authorizations or orders of, and all filings, registrations and qualifications by the Company with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the



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

Merger Agreement have been made or obtained, except for the filing of the Certificate of Merger and documents related thereto with the Secretary of State of the State of Delaware.

         6. To our knowledge based solely upon the Officer's Certificate attached hereto as EXHIBIT A, but without independent inquiry or verification of any kind on our part, there is no action, suit, proceeding, claim or governmental investigation pending or, to our knowledge, overtly threatened against the Company which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.


The expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, unless subject to further qualification, after examination of written documents in our files relating to the Company and considering the current, actual knowledge of the individual attorneys in our firm who have given substantive attention to matters involving the Company (but excluding any constructive or imputed notice of any information), and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect.

STANDARD ASSUMPTIONS, QUALIFICATIONS AND EXCEPTIONS TO BE INCLUDED IN FINAL OPINION LETTER, INCLUDING A QUALIFICATION WITH REGARD TO OPINION NO. 2, WHICH SHALL STATE THE FOLLOWING:

         In connection with the opinion expressed in paragraph (2), we have examined the Restated Certificate, the Bylaws, the stock record books and journals of the Company in our possession, the Company's stock certificate books and the Company's minute books in our possession. The Company has represented to us that these records are complete and accurate and constitute all of the Company's documents with respect to the issuance of shares of its capital stock, options, warrants or other rights to purchase shares of its capital stock. We have also relied on the Company's representations to us as to the nature of the consideration received for such shares. Although we have no knowledge that the information as to outstanding stock provided by the Company and reflected in paragraph (2) is incorrect, based on the examination referred to above, we are not in a position to verify its accuracy or completeness, other than to say that our records are not inconsistent with such information.





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


                                    EXHIBIT E


                          CERTIFICATE OF INCORPORATION

                                       OF

                              AUTOTRADECENTER, INC.




                                    ARTICLE I

         The   name  of  the   corporation   is   AutoTradeCenter,   Inc.   (the
"CORPORATION").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                                   ARTICLE IV

         The Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares of Common Stock that the Corporation is authorized to issue is 1,000 with a par value of $0.00001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 1,000, with a par value of $0.00001 per share.

         Except as otherwise provided herein, the Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors



1027702v1/15012.0001

                                   EXHIBIT E


originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                   ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VII

         The authorized number of directors of the Corporation shall be set forth in the Bylaws of the Corporation and may be increased or decreased by an amendment to such Bylaws in accordance with their provisions. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                                   ARTICLE IX

              (a) LIMITATION OF DIRECTOR'S LIABILITY. To the fullest extent not prohibited by the DGCL as the same exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director.

              (b) INDEMNIFICATION OF CORPORATE AGENTS. The Corporation shall indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person's testator or intestate is or was a director, officer or employee benefit plan fiduciary of the Corporation or any predecessor of the Corporation or serves or served at the request of the Corporation or any predecessor of the Corporation as a director, officer or employee benefit plan fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise. The Board of Directors of the Corporation may, in its


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                                       2

                                   EXHIBIT E

discretion, extend such indemnification to former, current or future employees and other agents of the Corporation or any predecessor corporation.

              (c) REPEAL OR MODIFICATION. Neither any amendment or repeal of this Article Nine, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

         Except as provided in Article IX above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Executed at Phoenix, Arizona on June 26, 2002.




                                         ROGER J. BUTTERWICK
                                         ---------------------------------------
                                         s/Roger J. Butterwick, Incorporator
                                         1620 South Stapley Drive, Suite 232
                                         Mesa, Arizona 85204







1027702v1/15012.0001

                                    EXHIBIT F











                                     FORM OF

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              AUTOTRADECENTER, INC.














1031203/15012.1

                                TABLE OF CONTENTS
                                                                            PAGE



ARTICLE I CORPORATE OFFICES....................................................1

     1.1    REGISTERED OFFICE..................................................1
     1.2    OTHER OFFICES......................................................1

ARTICLE II MEETINGS OF STOCKHOLDERS............................................1

     2.1    PLACE OF MEETINGS..................................................1
     2.2    ANNUAL MEETING.....................................................1
     2.3    SPECIAL MEETING....................................................2
     2.4    NOTICE OF STOCKHOLDERS' MEETINGS; EXCEPTION TO REQUIREMENTS
            OF NOTICE..........................................................2
     2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.......................3
     2.6    QUORUM.............................................................3
     2.7    ADJOURNED MEETING; NOTICE..........................................3
     2.8    VOTING.............................................................4
     2.9    WAIVER OF NOTICE...................................................4
     2.10   STOCKHOLDER ACTION BY WRITTEN CONSENT..............................4
     2.11   RECORD DATE FOR STOCKHOLDER NOTICE.................................5
     2.12   PROXIES............................................................5
     2.13   LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER................5
     2.14   NOMINATIONS AND PROPOSALS BY STOCKHOLDERS AT ANNUAL MEETING........6
     2.15   ORGANIZATION.......................................................8
     2.16   NOTICE BY ELECTRONIC TRANSMISSION..................................9

ARTICLE III DIRECTORS.........................................................10

     3.1    POWERS............................................................10
     3.2    NUMBER OF DIRECTORS; TERM OF OFFICE...............................10
     3.3    ELECTION AND QUALIFICATION OF DIRECTORS...........................10
     3.4    RESIGNATION AND VACANCIES.........................................11
     3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE..........................11
     3.6    FIRST MEETINGS....................................................11
     3.7    REGULAR MEETINGS..................................................11
     3.8    SPECIAL MEETINGS; NOTICE..........................................11
     3.9    QUORUM............................................................12
     3.10   WAIVER OF NOTICE..................................................12
     3.11   ADJOURNED MEETING; NOTICE.........................................13
     3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.................13
     3.13   FEES AND COMPENSATION OF DIRECTORS................................13
     3.14   APPROVAL OF LOANS TO EMPLOYEES AND OFFICERS; GUARANTEES OF
            OBLIGATIONS OF EMPLOYEES AND OFFICERS.............................13



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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     3.15   REMOVAL OF DIRECTORS..............................................13

ARTICLE IV COMMITTEES.........................................................14

     4.1    COMMITTEES OF DIRECTORS...........................................14
     4.2    COMMITTEE MINUTES.................................................14
     4.3    MEETINGS AND ACTION OF COMMITTEES.................................14

ARTICLE V OFFICERS............................................................14

     5.1    OFFICERS..........................................................14
     5.2    ELECTION OF OFFICERS..............................................15
     5.3    SUBORDINATE OFFICERS..............................................15
     5.4    REMOVAL AND RESIGNATION OF OFFICERS...............................15
     5.5    VACANCIES IN OFFICES..............................................15
     5.6    CHAIRMAN OF THE BOARD.............................................15
     5.7    CHIEF EXECUTIVE OFFICER...........................................16
     5.8    PRESIDENT.........................................................16
     5.8    VICE PRESIDENT....................................................16
     5.9    SECRETARY.........................................................16
     5.10   CHIEF FINANCIAL OFFICER...........................................17
     5.11   ASSISTANT SECRETARY...............................................17
     5.12   ASSISTANT TREASURER...............................................17
     5.13   AUTHORITY AND DUTIES OF OFFICERS..................................18

ARTICLE VI INDEMNITY..........................................................18

     6.1    RIGHT TO INDEMNIFICATION..........................................18
     6.2    RIGHT TO ADVANCEMENT OF EXPENSES..................................18
     6.3    RIGHT OF INDEMNITEE TO BRING SUIT.................................19
     6.4    NON-EXCLUSIVITY OF RIGHTS.........................................20
     6.5    INSURANCE.........................................................20
     6.6    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION........21
     6.7    DEFINITIONS.......................................................21

ARTICLE VII RECORDS AND REPORTS...............................................22

     7.1    MAINTENANCE AND INSPECTION OF RECORDS.............................23
     7.2    INSPECTION BY DIRECTORS...........................................23
     7.3    REPRESENTATION OF SHARES OF OTHER CORPORATIONS....................23

ARTICLE VIII GENERAL MATTERS..................................................24

     8.1    CHECKS............................................................24





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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS............24
         8.3      STOCK CERTIFICATES; PARTLY PAID SHARES......................24
         8.4      SPECIAL DESIGNATION ON CERTIFICATES.........................25
         8.5      LOST CERTIFICATES...........................................25
         8.6      CONSTRUCTION; DEFINITIONS...................................25
         8.7      DIVIDENDS...................................................25
         8.8      FISCAL YEAR.................................................26
         8.9      SEAL........................................................26
         8.10     TRANSFER OF STOCK...........................................26
         8.11     REGISTERED STOCKHOLDERS.....................................26

ARTICLE IX AMENDMENTS.........................................................27









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




                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              AUTOTRADECENTER, INC.

                                   ARTICLE I

                                CORPORATE OFFICES

         1.1 REGISTERED OFFICE

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

         1.2 OTHER OFFICES

         The Board of Directors of the corporation (the "Board") may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1 PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

         2.2 ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.



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


         2.3 SPECIAL MEETING

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders may be called at any time only by the Board acting pursuant to a resolution duly adopted by a majority of the Whole Board (as defined below), the Chairman of the Board, the Chief Executive Officer, President, or at the request of the shareholders owning not less than one-tenth of all the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. The term "Whole Board" shall mean the total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships.

         2.4 NOTICE OF STOCKHOLDERS' MEETINGS; EXCEPTION TO REQUIREMENTS OF
NOTICE

         All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate of Incorporation of the corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the "Certificate") provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Whenever notice is required to be given, under the General Corporation Law of Delaware, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

         Whenever notice is required to be given, under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to


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

such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the General Corporation Law of Delaware.

         The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

         2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6 QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Certificate. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.7 ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, in any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), are


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announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.

         2.8 VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as otherwise provided in the provisions of Section 213 of the General Corporation Law of Delaware (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

         In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         2.9 WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate or these Bylaws.

         2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT

         Any action required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares entitled to vote with respect to the subject matter of the action.



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         2.11 RECORD DATE FOR STOCKHOLDER NOTICE

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the Board does not so fix a record date:

              (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         2.12 PROXIES

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

         2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER

         The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided




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that the information required to gain access to such list is provided with the notice of the meeting, or (b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the corporation.

         In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.14 NOMINATIONS AND PROPOSALS BY STOCKHOLDERS AT ANNUAL MEETING

         Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice with respect to such meeting, (b) by or at the direction of the Board, or (c) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in these Bylaws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this
Section 2.14.

         For nominations or other proposals of business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation (as provided in the third paragraph below), (ii) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has (1) provided the corporation with a Solicitation Notice (as defined below), (2) such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.14, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

         To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation (a) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred and twentieth (120th) calendar day, prior to the first anniversary of the preceding year's annual meeting, or
(b) not later than the close of business on the forty-fifth (45th) calendar day, nor earlier than the close of business on the seventy-fifth (75th) calendar day, prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting,


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whichever period described in clause (a) or (b) of this sentence occurs first;
provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to, or delayed by more than sixty (60) calendar days after, the anniversary of the preceding year's annual meeting, and in respect of nominations to be brought before a special meeting, where permitted, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual meeting, and (ii) the tenth
(10th) calendar day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee(s) as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or any successor thereto (the "Exchange Act"), and such nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such person acknowledging that as a director of the corporation, such person will owe a fiduciary duty under the General Corporation Law of Delaware exclusively to the corporation and its stockholders,
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the corporation's voting shares to elect such nominee(s) (an affirmative statement of such intent, a "Solicitation Notice").

         Notwithstanding anything in the first sentence of the third paragraph of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominee(s) for director or specifying the size of the increased Board made by the corporation at least fifty-five (55) calendar days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominee(s) for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) calendar day following the day on which such Public Announcement is first made by the corporation.

         Only such persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and the duty to determine


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whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the annual meeting and shall be disregarded.

         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice (as provided in Section 2.3 above) of meeting (a) by or at the direction of the Board, or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14. Nominations by stockholders of persons for election to the Board, where permitted, may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of this Section 2.14 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the special meeting and not later than the close of business on the later of (a) the ninetieth (90th) calendar day prior to such special meeting, and (ii) the tenth (10th) calendar day following the day on which Public Announcement is first made of the date of the special meeting and of the nominee(s) proposed by the Board to be elected at such meeting.

         For purposes of this Section 2.14, "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the Public Announcement of an adjournment of stockholders meeting commence a new time period for the giving of stockholder's notice as described above.

         Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.15 ORGANIZATION

         Meetings of stockholders shall be presided over by (a) the Chairman of the Board or, in the absence thereof, (b) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (c) such person as the Chairman of the executive committee of the corporation shall appoint or, in the absence thereof or in the event that the Chairman of the executive committee of the corporation shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of



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the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.

         The Board shall, in advance of any meeting of stockholders, appoint one
(1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporate Laws of Delaware or other applicable law.

         The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

         2.16 NOTICE BY ELECTRONIC TRANSMISSION

         Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

         Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of
(i) such posting, and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other


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agent of the corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.

         For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.16 shall not apply to
Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or
Section 324 (attachment of shares of stock) of the General Corporation Law of Delaware.

                                   ARTICLE III

                                    DIRECTORS

         3.1 POWERS

         The business and affairs of the corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.

         3.2 NUMBER OF DIRECTORS; TERM OF OFFICE

         Subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.

         No reduction of the authorized number of directors shall have the effect of removing any director before such director's term of office expires.

         3.3 ELECTION AND QUALIFICATION OF DIRECTORS

         Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate or these Bylaws. The Certificate or these Bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

         All elections of directors shall be by written ballot, unless otherwise provided in the Certificate; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be


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either set forth or be submitted with information from which it can be determined that the electronic transmission authorized by the stockholder or proxy holder.

         3.4 RESIGNATION AND VACANCIES

         Any director may resign at any time upon written notice or by electronic transmission to the corporation.

         Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

         3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6 FIRST MEETINGS

         The first meeting of each newly elected Board shall be held immediately after, and at the same location as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this
Section 3.6 and provided that a quorum shall be present.

         3.7 REGULAR MEETINGS

         Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         3.8 SPECIAL MEETINGS; NOTICE

         Special meetings of the Board for any purpose(s) may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the members of the Board


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then in office. The person(s)  authorized  to call special meetings of the Board may fix the place and time of the meetings.

         The Secretary shall give notice of any special meeting to each director personally or by telephone, or sent by first-class mail, overnight mail, courier service or telegram, postage or charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) calendar days before the time of the holding of the meeting. If the notice is delivered by telegram, overnight mail or courier, it shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or hand delivery the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.9 QUORUM

         At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than quorum.

         3.10 WAIVER OF NOTICE

         Whenever notice is required to be given under any provisions of the General Corporation Law of Delaware of the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.



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         3.11 ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         3.13 FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.

         3.14 APPROVAL OF LOANS TO EMPLOYEES AND OFFICERS; GUARANTEES OF OBLIGATIONS OF EMPLOYEES AND OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including without limitation a pledge of shares of stock of the corporation. Nothing contained in this Section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         3.15 REMOVAL OF DIRECTORS

         Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of capital stock of the corporation then entitled to vote at the election of directors, voting together as a single class.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.



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                                   ARTICLE IV

                                   COMMITTEES

         4.1 COMMITTEES OF DIRECTORS

         The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         4.2 COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         4.3 MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                    ARTICLE V

                                    OFFICERS

         5.1 OFFICERS

         The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other



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officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2 ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board, which shall consider such subject at its first meeting after every annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

         5.3 SUBORDINATE OFFICERS

         The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

         5.4 REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5 VACANCIES IN OFFICES

         Any vacancy occurring in any office of the corporation shall be filled by the Board.

         5.6 CHAIRMAN OF THE BOARD

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws.



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         5.7 CHIEF EXECUTIVE OFFICER

         Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

         5.8 PRESIDENT

         In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the Chief Executive Officer or the Chairman of the Board.

         5.9 VICE PRESIDENT

         In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

         5.10 SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate


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surrendered for cancellation. Such share register shall be the "stock ledger"
for purposes of Section 2.13 of these Bylaws.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

         5.11 CHIEF FINANCIAL OFFICER

         The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

         The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the corporation.

         5.12 ASSISTANT SECRETARY

         The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         5.13 ASSISTANT TREASURER

         The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.



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         5.14 AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.

                                   ARTICLE VI

                                    INDEMNITY

         6.1 RIGHT TO INDEMNIFICATION

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of such entities), including service with respect to an employee benefit plan maintained or sponsored by the corporation (or any predecessor) (collectively, an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

         6.2 RIGHT TO ADVANCEMENT OF EXPENSES

         In addition to the right to indemnification conferred in Section 6.1, an Indemnitee shall also have the right to be paid by the corporation the expenses incurred in defending against any such Proceeding in advance of its final disposition (an "Advancement of Expenses"), such Advancement to be paid by the corporation within twenty (20) calendar days after the receipt by the corporation of a statement(s) from the Indemnitee requesting such Advancement of Expenses from time to time; provided, however, that if the General Corporation Law of Delaware requires, the payment of an


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Advancement of Expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified for such Expenses under this Section 6.2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 6.1 and 6.2 shall be contract rights.

         6.3 RIGHT OF INDEMNITEE TO BRING SUIT

         To obtain indemnification or Advancement of Expenses under this Article VI, an Indemnitee shall submit to the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or Advancement of Expenses. Upon such written request, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as defined below); or (b) if no request is made by the Indemnitee for a determination by Independent Counsel,
(i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification or Advancement of Expenses is to be made by Independent Counsel at the request of the Indemnitee, the Independent Counsel shall be selected by the Board, unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification or Advancement of Expenses is claimed a Change of Control (as defined below), in which case the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board. If it is so determined that the Indemnitee is entitled to indemnification or Advancement of Expenses, payment to the Indemnitee shall be made within ten (10) calendar days after such determination.

         If a claim under Section 6.1 or 6.2 is not paid in full by the corporation within thirty (30) calendar days after a written claim has been received by the corporation as set forth above, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses where the required Undertaking, if any is required, has been tendered to the corporation) it shall be a defense that, and (b) in any suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the corporation shall be entitled to recover such Expenses upon a


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determination that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporate Law of Delaware, nor an actual determination by the corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the corporation to recover and Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the corporation.

         6.4 NON-EXCLUSIVITY OF RIGHTS

         If a determination shall have been made pursuant to this Article VI that the Indemnitee is entitled to indemnification or Advancement of Expenses, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.3 above. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.3 above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Article VI.

         The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         If any provision(s) of Article VI of these Bylaws shall be held to be invalid, illegal or unenforceable for any reasons whatsoever: (a) the validity, legality and enforceability of the remaining provisions of such Article shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         6.5 INSURANCE

         The corporation may maintain insurance to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the corporation would have the


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power to indemnify such person against such expense, liability or loss under the
General Corporation Law of Delaware.

         6.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

         The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of directors and officers of the corporation.

         6.7 DEFINITIONS

         For the purposes of this Article VI:

              (a)   "Change of Control" means:

                    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the corporation (the "Outstanding Corporation Common Stock"), or
(B) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the corporation or any acquisition from other stockholders where (aa) such acquisition was approved in advance by the Board, and (bb) such acquisition would not constitute a change of control under subsection (iii) of this definition; (II) any acquisition by the corporation; (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with subsections (A), (B) or (C) of subsection (iii) of this definition; or

                    (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

                    (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially

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all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

                    (iv) Approval by the stockholders of a complete liquidation or dissolution of the corporation.

              (b) "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification or Advancement of Expenses is sought by the Indemnitee.

              (c) "Independent Counsel" means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VI.

         Any notice, request or other communication required or permitted to be given to the corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

                                  ARTICLE VII

                               RECORDS AND REPORTS

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         7.1 MAINTENANCE AND INSPECTION OF RECORDS

         The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

         Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         7.2 INSPECTION BY DIRECTORS

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         Unless otherwise directed by the Board, the President, or any other person authorized by the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person


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authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

         8.1 CHECKS

         From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3 STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of a corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend

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


on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4 SPECIAL DESIGNATION ON CERTIFICATES

         If the corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5 LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6 CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.7 DIVIDENDS

         The directors of the corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.


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1031203/15012.1

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

         8.8 FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.

         8.9 SEAL

         This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         8.10 TRANSFER OF STOCK

         Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the corporation), it shall be the duty of the corporation, as the corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11 REGISTERED STOCKHOLDERS

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



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



                                   ARTICLE IX

                                   AMENDMENTS

         The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate, the amendment or repeal of all or any portion of Article II,
Section 3.2 (number of directors), Section 3.3 (election, qualification and term of office of directors), Section 3.4 (resignation and vacancies), Section 3.15 (removal of directors), Article VI or this Article IX by the stockholders of the corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class.









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


       CERTIFICATE BY SECRETARY OF ADOPTION OF AMENDED AND RESTATED BYLAWS

                                       OF

                              AUTOTRADECENTER, INC.

         The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of AutoTradeCenter, Inc. and that the foregoing Amended and Restated Bylaws, comprising 27 pages, were adopted as the Bylaws of the corporation (i) on June , 2002 by the Board of Directors of the corporation, and
(ii) on June __, 2002 by the stockholders of the corporation.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal on June __, 2002.


                                          --------------------------------------
                                          [                            ]
                                          Chief Financial Officer and Secretary







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
                                    EXHIBIT G


                      FORM OF AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made as of the _____ day of ______________, 2002, by and between AutoTradeCenter.com Inc., an Arizona corporation (hereinafter referred to as "ATC-AZ" or as a "CONSTITUENT CORPORATION"), and AutoTradeCenter, Inc., a Delaware corporation (herein after referred to as "ATC-DEL" or as a "CONSTITUENT CORPORATION").

                                    RECITALS:

         WHEREAS, the Board of Directors of ATC-AZ has approved, and deemed it advisable and in the best interests of ATC-AZ to consummate the business combination transaction provided for in that certain Agreement and Plan of
Reorganization dated ___________, 2002 between ATC-AZ, ATC-DEL, AUTC Autodaq Corporation, a Delaware corporation and Autodaq Corporation, a Delaware corporation (the "REORGANIZATION AGREEMENT"), in which ATC-AZ is required, among other things, to reincorporate into the State of Delaware by merging with and into ATC-DEL, with ATC-DEL surviving such merger (the "REINCORPORATION MERGER");

         WHEREAS, ATC-AZ has caused ATC-DEL to be formed and desires to merge with and into ATC-DEL for the purpose of effectuating the Reincorporation Merger, and ATC-DEL desires to merge with ATC-AZ pursuant to Delaware General Corporate Law ("DGCL") Sections 252(e) and 251(f), no shares having been issued in ATC-DEL, upon the terms, and subject to the conditions, set forth in this Agreement in accordance with the laws of the State of Arizona and the State of Delaware; and

         WHEREAS, the authorized capital stock of ATC-AZ consists of (i) 100,000,000 shares of common stock ("ATC-AZ COMMON STOCK") of which ______________ shares are issued and outstanding (as hereafter may be adjusted for any change in the number of shares of ATC-AZ Common Stock), and (ii) 1,000,000 shares of Preferred Stock, of which (y) _______ shares of Series C Preferred Stock are issued and outstanding ("ATC-AZ Series C Preferred Stock"), and (z) ________ shares of Series D Preferred Stock are issued and outstanding ("ATC-AZ SERIES D PREFERRED STOCK"); and

         WHEREAS, the authorized capital stock of ATC-DEL consists of 1,300,000,000 shares of common stock, $.00001 par value ("ATC-DEL COMMON STOCK"), none of which shares are issued or outstanding as of the date hereof; and

         WHEREAS, the Boards of Directors of ATC-AZ and ATC-DEL by resolutions duly adopted have approved the terms of this Agreement and the Board of Directors of ATC-AZ has directed the submission of this Agreement to the shareholders of ATC-AZ for approval;

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1024206.3/15012.0001

                                    EXHIBIT G

                                    ARTICLE I
                      THE MERGER AND SURVIVING CORPORATION

         1.1 Subject to the terms and conditions of the Reorganization Agreement, ATC-AZ shall be merged with and into ATC-DEL (the "MERGER") in accordance with the Arizona Business Corporation Act and the DGCL. ATC-DEL shall be the surviving corporation and its corporate existence with all its purposes, powers and objects shall continue unaffected and unimpaired by the Merger (ATC-DEL is sometimes referred to herein as the "SURVIVING CORPORATION"). The separate existence and corporate organization of ATC-AZ shall terminate upon the Effective Time and thereupon ATC-AZ and ATC-DEL shall be a single corporation, ATC-DEL.

         1.2 The Surviving Corporation, from and after the Effective Time, as defined in SECTION 4.2 hereof, (i) shall be subject to all actions previously taken by its and ATC-AZ's Board of Directors, and (ii) shall, without further transfer, succeed to and possess all of the rights, privileges, powers and franchises of ATC-AZ, and all of the assets and property of whatever kind and character of ATC-AZ shall vest in the Surviving Corporation without further act or deed; thereafter, the Surviving Corporation shall be liable for all of the debts, liabilities, duties and obligations of ATC-AZ in the same manner as if ATC-DEL itself incurred them, and any claim or judgment against ATC-AZ may be enforced against the Surviving Corporation in accordance with the DGCL.

         1.3 If at any time the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation any right, title or interest in, to and under any of the rights, properties or assets of ATC-AZ, or otherwise to carry out the provisions hereof, the proper officers and directors of ATC-AZ as of the Effective Time shall execute and deliver any and all proper deeds, bills of sale, assignments or assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions hereof.


                                   ARTICLE II
                              CORPORATE GOVERNANCE

         2.1 The Certificate of Incorporation of ATC-DEL as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until the same shall be amended as provided by law.

         2.2 The Bylaws of ATC-DEL as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended, or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said Bylaws.


1024206.3/15012.0001

                                   EXHIBIT G

         2.3 From and after the Effective Time, the officers and directors of ATC-AZ immediately prior to the Effective Time shall serve in their respective capacities as the officers and directors of the Surviving Corporation, each to serve until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.4 The laws which shall govern the Surviving Corporation are the laws of the State of Delaware.


                                   ARTICLE III
                              CONVERSION OF SHARES

         3.1 At the Effective Time, each share of ATC-AZ Common Stock issued and outstanding immediately prior to the Effective Time then held by each of ATC-AZ shareholders of record shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of ATC-DEL Common Stock.

         3.2 At the Effective Time, each share of ATC-AZ Common Stock held in the treasury of ATC-AZ immediately prior to the Effective Time shall be cancelled.

         3.3 At the Effective Time, each option and warrant granted by ATC-AZ to purchase shares of ATC-AZ that is outstanding and unexercised immediately prior to the Effective Time, shall cease to represent a right to acquire shares of ATC-AZ Common Stock, shall be assumed by ATC-DEL, and shall be converted automatically into an option or warrant, as the case may be, to purchase a number of shares of ATC-DEL Common Stock equal to the number of shares of ATC-AZ Common Stock subject to such option or warrant, as the case may be, immediately prior to the Effective Time at an exercise price per share of ATC-DEL Common Stock equal to the exercise price per share of ATC-AZ Common Stock in effect immediately prior to the Effective Time (subject to any adjustments required pursuant to the terms of any such warrants). Each option granted by ATC-AZ shall otherwise be subject to the terms of ATC-AZ's 1997 Stock Option Plan and/or the Stock Option Agreement and other agreements evidencing grants thereunder under which such options were issued. The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration, vesting schedule and other terms of the new option shall be the same as the original option except that all references to ATC-AZ shall be deemed to be references to ATC- DEL. Each warrant granted by ATC-AZ shall otherwise be subject to the provisions of the agreement under which such warrants were issued, including all provisions relating to duration, vesting schedules and other terms, except that any reference in such agreement to ATC-AZ shall mean ATC-DEL. A number of shares of ATC-DEL Common Stock shall be reserved for issuance upon the exercise of options and warrants equal to the number of shares of ATC-AZ Common Stock so reserved immediately prior to the Effective Time.


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                                        3

                                    EXHIBIT G

         3.4 After the Effective Time, each holder of outstanding certificates which, prior to the Effective Time, represented shares of ATC-AZ Common Stock may surrender the same to the Surviving Corporation's transfer agent. Upon surrender, such holder shall be entitled to receive, in exchange therefor, certificates representing an equal number of shares of ATC-DEL Common Stock. Until surrender, each certificate, which prior to the Effective Time represented shares of ATC-AZ Common Stock, shall be deemed for all purposes to evidence ownership of the number of shares of ATC-DEL Common Stock into which the same shall have been converted. Upon submission or surrender of any certificates for conversion, which prior to the Effective Time represented shares of ATC-AZ Common Stock, the same shall be immediately cancelled.

         3.5 The registered owner on the books and records of the Surviving Corporation or the transfer agent of any shares of stock represented by each outstanding certificate to be exchanged pursuant to this Article III shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of ATC-DEL represented by such outstanding certificate as provided above.

Each certificate representing Common Stock at ATC-DEL so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ATC-AZ so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of ATC-DEL in compliance with applicable laws, or other such additional legends as agreed upon by the holder and ATC-DEL.

If any certificate for shares of ATC-DEL stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to ATC-DEL or the transfer agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of ATC-DEL that such tax has been paid or is not payable.


                                   ARTICLE IV
                           PROCEDURE TO EFFECT MERGER

         4.1 A copy of this Agreement shall be filed in the office of the Secretary of State of the State of Arizona and in the office of the Secretary of State of the State of Delaware. Duplicate copies of this Agreement, certified by the appropriate authorities, if necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the laws of the State of Delaware and the State of Arizona.



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                                        4

                                    EXHIBIT G

         4.2 The term "Effective Time" as used herein shall mean the later of the time that is specified in the Certificate or Articles of Merger, as the case may be, relating to the Merger filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Arizona.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ATC-AZ or of ATC-DEL, or of both, notwithstanding the approval of this Agreement by the shareholders of ATC-AZ.

         5.2 The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of Delaware and Arizona, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not, unless approved by the shareholders as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         5.3 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

         5.4 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

         5.5 This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         5.6 In the event of any conflict between the terms and conditions of this Agreement and the Reorganization Agreement, the Reorganization Agreement shall govern.




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                                        5

                                    EXHIBIT G

         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed in its corporate name by its duly authorized officers all as of the date first above written.

                                   AUTOTRADECENTER.COM INC., an Arizona
                                   Corporation


                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------




                                   AUTOTRADECENTER, INC., a Delaware Corporation


                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------








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                                        6

                                    EXHIBIT H
           FORM OF CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT


THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                               AUTODAQ CORPORATION

                       SECURED CONVERTIBLE PROMISSORY NOTE


$1,500,000                                                         June 28, 2002
                                                          Menlo Park, California

         FOR VALUE RECEIVED, AUTODAQ CORPORATION, a Delaware corporation ("COMPANY") promises to pay to August Capital III, L.P. ("HOLDER"), or its registered assigns, the principal sum of one million five hundred thousand dollars ($1,500,000), or such lesser amount as shall equal the outstanding principal amount of this note (this "NOTE"), together with simple interest from the original date of this Note on the unpaid principal balance at a rate equal to twelve percent (12%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days.

         All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) November 30, 2002, or (ii) the date on which that certain Agreement and Plan of Reorganization dated as of June 28, 2002 by and among AutoTradeCenter Inc., an Arizona corporation, and its various affiliates, and the Company (the "MERGER AGREEMENT") is terminated pursuant to Section 10.1 therein, or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof (collectively "MATURITY").

         THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:



1031215/15012.1

              (a) "Company" includes the corporation initially executing this Note and any Person that shall succeed to or assume the obligations of Company under this Note.

              (b) "Event of Default" has the meaning given in Section 6 hereof.

              (c) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

              (d) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

              (e) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

              (f) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

              (g) "Securities Act" shall mean and refer to the Securities Act of 1933, as amended.

              (h) "Security Agreement" shall mean the Security Agreement executed by the parties to this Note and dated of even date herewith.

              (i) "Subsidiary" shall mean (i) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (ii) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, (iii) any other entity included in the financial statements of Company on a consolidated basis.

              (j) "Transaction Documents" shall mean this Note and the Security Agreement.


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         2. INTEREST. Simple interest in the amount of $______, computed for the period of the first year following the original date of this Note at a rate equal to twelve percent (12%) per annum, shall be paid upon Maturity of this Note by Company.

         3. PREPAYMENT. Upon ten (10) days prior written notice to Holder, Company may, with the Holder's written consent, prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

         4. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Holder on the date hereof that, except as otherwise disclosed in writing to Holder prior to the date hereof:

              (a) DUE INCORPORATION, QUALIFICATION, ETC. Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect.

              (b) AUTHORITY. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the power of Company and
(ii) have been duly authorized by all necessary actions on the part of Company.

              (c) ENFORCEABILITY. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

              (d) NON-CONTRAVENTION. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; or (ii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

              (e) APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the

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Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby.

              (f) NO VIOLATION OR DEFAULT. Company is not in violation of or in default with respect to (i) its Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect.

              (g) LITIGATION. Except as disclosed to the Holder in writing, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company or Company's Subsidiaries at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a material adverse effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

              (h) TITLE. Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all of its real property and good title to its other assets and properties as reflected in the most recent Financial Statements delivered to Holder (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements) and all respective assets and properties acquired by Company and Company's Subsidiaries since such date (except those disposed of in the ordinary course of business).

         5. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to Company upon the acquisition of the Note as follows:

              (a) BINDING OBLIGATION. Holder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Note and the Security Agreement issued to Holder is a valid and binding obligation of Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

              (b) SECURITIES LAW COMPLIANCE. Holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder is aware that Company is under no obligation to effect any such registration with respect to this Note or to file for or comply with any exemption from registration. Holder is purchasing this Note to be acquired by Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such

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investment for an indefinite period of time.  Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

              (c) ACCESS TO INFORMATION. Holder acknowledges that Company has given Holder access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by Holder, and has furnished Holder with all documents and other information required for Holder to make an informed decision with respect to the purchase of this Note.

         6. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under the Transaction Documents:

              (a) FAILURE TO PAY. Company fails to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due; or

              (b) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company to Holder in writing in connection with the Transaction Documents, or as an inducement to Holder to enter into the Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

              (c) VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

              (d) INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

              (e) FAILURE TO PERFORM. The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Note, the Security Agreement, or any other material agreement with the Holder, within thirty (30) days after written notice from the Holder to perform or observe the obligation.


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

         7. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 6(c) and 6(d)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 6(c) and 6(d), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         8. CONVERSION.

              (a) VOLUNTARY CONVERSION. Holder has the right, at Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 8(b) hereof, in whole or in part, into fully paid and nonassessable shares of Series E Preferred Stock (the "PREFERRED STOCK"). The number of shares of Preferred Stock into which this Note may be converted ("CONVERSION SHARES") shall be determined by dividing the aggregate principal amount by the Conversion Price (as defined below) in effect at the time of such conversion. The "CONVERSION PRICE" shall be equal to the price paid by investors of the Preferred Stock in the next round of financing of the Company.

              (b) CONVERSION PROCEDURE.

                    (i) CONVERSION PURSUANT TO SECTION 8(a). Before Holder shall be entitled to convert this Note into shares of Preferred Stock, it shall surrender this Note, duly endorsed, at the office of Company and shall give written notice by registered or certified mail, postage prepaid, to Company at its principal corporate office, of the election to convert the same pursuant to
Section 8(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted, the name or names in which the certificate or certificates for shares of Preferred Stock are to be issued and the series of stock into which such amount shall convert. Company shall, as soon as practicable thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates for the number of shares of Preferred Stock to which Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 8(b)(ii). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Preferred Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Preferred Stock as of such date.


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                    (ii) FRACTIONAL SHARES; INTEREST; EFFECT OF CONVERSION. No
fractional shares shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, Company shall pay to Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, Company shall pay to Holder any interest accrued on the amount converted and on the amount to be paid to Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 8(b)(ii), Company shall be forever released from all its obligations and liabilities under this Note.

         9. CONVERSION PRICE ADJUSTMENTS.

              (a) ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Preferred Stock or the determination of holders of Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Preferred Stock (hereinafter referred to as "PREFERRED STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Preferred Stock or the Preferred Stock Equivalents (including the additional shares of Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Preferred Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

              (b) ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Preferred Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Preferred Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

              (c) CONVERSION OR REDEMPTION PREFERRED STOCK. Should all of Company's Preferred Stock be, or if outstanding would be, at any time prior to full payment of this Note, redeemed or converted into shares of Company's Common Stock in accordance with the Company's Certificate of Incorporation, then this Note shall immediately become convertible into that number of shares of Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Preferred Stock received thereupon had been simultaneously converted immediately prior to such event and the Conversion Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Conversion Price of the maximum number of shares of Preferred Stock into which this Note was convertible immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Note is convertible immediately after such conversion or redemption.


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

              (d) NOTICES OF RECORD DATE, ETC. In the event of:

                    (i) Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                    (ii) Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

                    (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of Company, Company will mail to Holder of this Note at least ten
(10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

              (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Preferred Stock (and shares of its Common Stock for issuance on conversion of such Preferred Stock) as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Preferred Stock (and shares of its Common Stock for issuance on conversion of such Preferred Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Preferred Stock (and shares of its Common Stock for issuance on conversion of such Preferred Stock) to such number of shares as shall be sufficient for such purposes.

         10. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         11. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

         12. NO TRANSFER OF THIS NOTE AND TRANSFER OF SECURITIES ISSUABLE ON CONVERSION HEREOF. This Note may not be transferred, by operation of law or otherwise, in whole or in part, by Holder. With respect to any offer, sale or other disposition of securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, or other evidence if reasonably

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

satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         13. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, other than by operation of law, in whole or in part, by Company without the prior written consent of Holder.

         14. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Security Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         15. PAYMENT. Payment shall be made in lawful tender of the United
States.

         16. USURY. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note. Such addition interest shall be in addition to all costs and expenses recoverable by Holder under Section 18.

         17. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         18. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

            [The remainder of this page is intentionally left blank]


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                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties hereto have executed this Note to be issued as of the date first written above.



                                        AUTODAQ CORPORATION
                                        a Delaware corporation



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------





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



                               SECURITY AGREEMENT


         This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "SECURITY AGREEMENT"), dated as of June 28, 2002, is executed by Autodaq Corporation, a Delaware corporation (together with its successors and assigns, "DEBTOR"), in favor of August Capital III, L.P., a Delaware limited partnership, as secured party (together with its successors and assigns, "SECURED PARTY").

                                    RECITALS

         A. Debtor and Secured Party have executed a Secured Convertible Promissory Note, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the "NOTE"), under which Debtor borrowed principal indebtedness of $1,500,000 from Debtor.

         B. In order to induce Secured Party to extend the loan evidenced by the Note, Debtor has agreed, among other things, to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral (as defined below).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

         19. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms have the following respective meanings:

              (a) "COLLATERAL" has the meaning given to that term in Section 2 hereof.

              (b) "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

              (c) "LOAN DOCUMENTS" shall mean the Note and this Security Agreement.

              (d) "OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under

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Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

              (e) "PERSON" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

              (f) "PERMITTED LIENs" shall mean the Liens identified in the disclosure schedule attached to that certain Agreement and Plan of Reorganization dated as of June 28, 2002 by and among AutoTradeCenter Inc., an Arizona corporation, and its various affiliates, and the Debtor.

              (g) "UCC" means the Uniform Commercial Code as in effect in the State of California from time to time.

         All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note.

         20. GRANT OF SECURITY INTEREST.

              (a) As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a first priority security interest in all right, title and interests of Debtor in and to the property described in ATTACHMENT 1 hereto, whether now existing or hereafter from acquired (collectively, the "COLLATERAL").

              (b) Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until indefeasible payment and performance in full of all of the Obligations

         21. GENERAL REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party on the date hereof that:

              (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof); and

              (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

         22.  COVENANTS RELATING TO COLLATERAL.  Debtor hereby agrees:

              (a) to perform all acts that may be necessary to maintain, preserve and protect the Collateral, the Lien granted to Secured Party therein and the perfection of such Lien;



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

              (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or
(ii) in violation of any policy of insurance covering the Collateral;

              (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral;

              (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect the Lien hereunder and the priority thereof;

              (e) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral;

              (f) to all times keep in a manner reasonably satisfactory to the Secured Party accurate and complete records of the Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets. The Secured Party shall be entitled, at reasonable times and intervals after reasonable notice to Debtor, to enter Debtor's premises for purposes of inspecting the Collateral and Debtor books and records relating thereto. Notwithstanding the foregoing, should no Event of Default have occurred and be continuing, Secured Party shall be entitled to inspection pursuant to this subsection (f) no more than twice a year;

              (g) to (i) notify the Secured Party of any material claim made or asserted against the Collateral by any person or entity and of any change in the composition of the Collateral or other event which could be reasonably expected to materially adversely affect the value of the Collateral or either Secured Party's Lien thereon; (ii) furnish to the Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as either Secured Party may reasonably request, all in reasonable detail; and (iii) upon request of the Secured Party make such demands and request for information and reports as the Borrower is entitled to make in respect of the Collateral; and

              (h) not to create or permit to be created or allow to exist any Lien on the Collateral (except Liens for taxes and wages, Liens created under this Agreement, Liens arising as a matter of law, Liens arising in the ordinary course of business, and Permitted Liens) unless such Lien is subordinated to the Lien granted to Secured Party under this Security Agreement.

         23. AUTHORIZED ACTION BY SECURED PARTY. Subject to the proviso below, Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to:

              (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;


C:\WINDOWS\temp\EXHIBIT H NOTE AND SECURITY AGREEMENT.DOC  -4-

              (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;

              (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral;

              (d) insure, process and preserve the Collateral;

              (e) pay any indebtedness of Debtor relating to the Collateral; and

              (f) execute UCC financing statements and other documents, instruments and agreements required hereunder;

PROVIDED, HOWEVER, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; PROVIDED, HOWEVER, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

         24. LITIGATION AND OTHER PROCEEDINGS. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Debtor or Secured Party to enforce any rights of Secured Party in the Collateral in which event Debtor shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement.

         25. DEFAULT AND REMEDIES.

              (a) DEFAULT. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Note).

              (b) REMEDIES. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:

                    (i) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and

                    (ii) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge. Debtor


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

hereby agrees that twenty (20) days' notice of any intended sale or disposition of any Collateral is reasonable.

              (c) APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

                    (i) FIRST, to the payment of reasonable costs and expenses of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Secured Party;

                    (ii) SECOND, to the payment to Secured Party of the amount then owing or unpaid on the Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then such amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

                    (iii) THIRD, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

         26.  MISCELLANEOUS.

              (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (ii) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when telecopied, upon confirmation of receipt.

         SECURED PARTY:             August Capital III, L.P.
                                    2480 Sand Hill Road #101
                                    Menlo Park, CA 94025
                                    Attn: Mark Wilson
                                    Telephone: 650-234-9900
                                    Facsimile: 650-234-9910

         DEBTOR:                    Autodaq Corporation
                                    1330 O'Brien Drive
                                    Menlo Park, CA 94025
                                    Attn: Adam Boyden
                                    Telephone: 650-532-6301
                                    Facsimile: 801-459-1693


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


              (b) NONWAIVER. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

              (c) AMENDMENTS AND WAIVERS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

              (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; PROVIDED, HOWEVER, that Debtor may not sell, assign or delegate rights and obligations hereunder, other than by operation of law, without the prior written consent of Secured Party; and PROVIDED FURTHER, that Secured Party may not sell, assign or delegate rights and obligations hereunder, including by operation of law, without the prior written consent of Debtor.

              (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Loan Documents or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

              (f) PARTIAL INVALIDITY. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

              (g) EXPENSES. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

              (h) HEADINGS. Headings in each of the Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

              (i) PLURAL TERMS. All terms defined in the Loan Documents in the singular form shall have comparable meanings when used in the plural form and VICE VERSA.

              (j) CONSTRUCTION. Each of the Loan Documents is the result of negotiations among, and has been reviewed by, Debtor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.


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

              (k) ENTIRE AGREEMENT. The Loan Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

              (l) OTHER INTERPRETIVE PROVISIONS. References in the Loan Documents to any document, instrument or agreement (i) includes all exhibits, schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof, and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in the Loan Documents refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

              (m) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

                                      *****




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



         IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

                                        AUTODAQ CORPORATION, AS DEBTOR


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

AGREED AND ACCEPTED BY:

AUGUST CAPITAL III, L.P.,
as Secured Party


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                  ATTACHMENT 1

                              TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to the following property:

         (a) all cash, accounts, accounts receivable, contract rights (excluding any contract right that requires the consent of any third party to transfer), rights to payment in any form, security interests, chattel paper, leases, instruments, notes, documents of title, deposit accounts, bank accounts, certificates of deposit, causes of action, and general intangibles, including commercial tort claims, payment intangibles and intellectual property, including foreign and domestic copyrights, copyright applications, copyrightable material of any kind or nature, license agreements, royalties, software and source codes (whether registered or not), registered trademarks, trademark applications, non-registered trademarks, trade names, trade dress, patent, patent applications, or any other item of like or similar nature, now owned or hereafter acquired by Borrower, whether or not formally perfected, registered, filed, or otherwise with any state, federal, or foreign agency or department including all common-law rights related to any of the foregoing;

         (b) all inventory, including, without limitation, all merchandise, raw materials, work-in-process, or materials used or consumed in the business of Borrower, whether in the possession of Borrower, warehouseman, bailee, or any other person or entity;

         (c) all goods and equipment, including, without limitation, machinery, furniture, fixtures, and computer equipment including any fixtures located at the real property leased or owned by Borrower, office equipment, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing;

         (d) all documents, including negotiable and non-negotiable documents of title;

         (e) all investment property, monies, securities, or other property, including but not limited to all shares of stock now owned or hereinafter acquired by Borrower of its wholly-owned subsidiaries (the "Stock");

         (f) all letter-of-credit rights or other supporting obligations;

         (g) any and all rights Borrower may have as beneficiary of escrow agreements or any other contractual arrangement whereby assets are held by a third party for the benefit of Borrower;

         (h) all rights under contracts of insurance covering any of the above-described property;

         (i) all attachments, accessions, tools, parts, supplies, increases and additions to and all replacements of, and substitutions for any of the above-described property;

         (j) all products of any of the above-described property now existing or hereafter acquired;

         (k) all proceeds of any of the above-described property now existing or hereafter acquired; and

         (l) all books and records pertaining to any of the above-described property, including, without limitation, any computer readable memory and any computer hardware or software necessary to process such memory (collectively, the "Books and Records").






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

                                    EXHIBIT I
                                                                  EXECUTION COPY

                                FORM OF GUARANTY


              THIS GUARANTY, dated as of June __, 2002, is executed by the undersigned ("GUARANTOR") in favor of August Capital III, L.P., a Delaware corporation ("BENEFICIARY").

                                    RECITALS

              A. Autodaq Corporation, a Delaware corporation ("OBLIGOR") has issued a secured convertible promissory note in the aggregate amount of $1,500,000 (the "CONTRACT") to the Beneficiary. Guarantor will receive direct and indirect benefits from the performance of the Contract.

              B. Beneficiary's willingness to enter into the Contract is subject to receipt by it of this Guaranty duly executed by Guarantor.

                                    AGREEMENT

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby agrees with Beneficiary as follows:

         1. GUARANTY. (a) Guarantor unconditionally guarantees and promises (i) to pay to Beneficiary, or order, at Beneficiary's office located at the address set forth in Section 5(a) hereof, on demand after the default by Obligor in the performance of its obligations under the Contract, in lawful money of the United States, any and all Obligations (as hereinafter defined) consisting of payments due to Beneficiary, and, (ii) at Beneficiary's option and not in substitution for Guarantor's payment obligations hereunder, to perform on demand any and all other Obligations in the place of Obligor. For purposes of this Guaranty the term "OBLIGATIONS" shall mean and include all payments, liabilities and obligations, howsoever arising, owed by Obligor to Beneficiary of every kind and description (whether or not evidenced by any note, instrument or agreement and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Contract or otherwise, including without limitation all interest, late fees, charges, expenses, attorneys' fees and other professionals' fees chargeable to Obligor or payable by Obligor thereunder and any costs of collection hereunder, including without limitation, attorneys' and other professionals' fees.

                 (b) This Guaranty is absolute, unconditional, continuing and irrevocable and constitutes an independent guaranty of payment and not of collectibility. If Obligor shall fail to pay or perform any Obligations to Beneficiary which are subject to this Guaranty as and when they are due, Guarantor shall forthwith pay to Beneficiary all such liabilities or obligations in immediately available funds.

              (c) No invalidity, irregularity or unenforceability of the Obligations hereby guaranteed shall affect, impair, or be a defense to this Guaranty. Guarantor agrees that Guarantor shall be liable even if Obligor had no liability at the time of entering into the Contract or thereafter ceased or ceases to be liable and agrees that by so doing Guarantor's liability may be larger in amount and more burdensome than that of Obligor.

1031239/15012.1

                                                                  EXECUTION COPY


              (d) This is a continuing Guaranty for which Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of Beneficiary.

              (e) These Obligations are independent of Obligors's Obligations and separate actions may be brought against Guarantor (whether action is brought against Obligor or whether Obligor is joined in the action). Guarantor's liability is not contingent on the genuineness or enforceability of the Contract or this Guaranty.

         2. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Beneficiary that: (a) Guarantor is a corporation duly organized, validly, existing and in good standing under the laws of its jurisdiction of incorporation or formation; (b) the execution, delivery and performance by Guarantor of this Guaranty are within the power of Guarantor and have been duly authorized by all necessary actions on the part of Guarantor; (c) this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally; (d) the execution, delivery and performance of this Guaranty do not
(i) violate any law, rule or regulation of any governmental authority, (ii) contravene any material contractual obligation of Guarantor, or (iii) result in the creation or imposition of any material lien, charge, security interest or encumbrance upon any property, asset or revenue of Guarantor; (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of Guarantor) is required in connection with the execution, delivery and performance of this Guaranty, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (f) Guarantor is not in violation of any law, rule or regulation other than those the consequences of which cannot reasonably be expected to have material adverse effect on the business, financial condition, prospects and properties of Guarantor; (g) no litigation, investigation or proceeding of any court or other governmental tribunal is pending or, to the knowledge of Guarantor, threatened against Guarantor which, if adversely determined, could have a material adverse effect on the business, financial condition, prospects and properties of Guarantor; and (h) any financial statements of Guarantor delivered to Beneficiary present fairly the financial condition of Guarantor as of the date hereof.

         3. WAIVERS. (a) Guarantor, to the extent permitted under applicable law, hereby waives any right to require Beneficiary to (i) proceed against Obligor or any other guarantor of Obligor's obligations under the Contract, (ii) proceed against or exhaust any security received from Obligor or any other guarantor of Obligor's Obligations under the Contract, or (iii) pursue any other right or remedy in the Beneficiary's power whatsoever.

              (b) Guarantor further waives, to the extent permitted by applicable law, (i) until final payment and performance in full of the Obligations, any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Obligor, any other guarantor of the Obligations or any security; (ii) any setoff or counterclaim of Obligor or

C:\WINDOWS\TEMP\EXHIBIT I GUARANTY AGREEMENT AUTC.DOC

                                       -2-
1031239/15012.1

                                                                  EXECUTION COPY

any defense which results from any disability or other defense of Obligor or the cessation or stay of enforcement from any cause whatsoever of the liability of Obligor (including, without limitation, the lack of validity or enforceability of the Contract or the Guaranty); (iii) any right to exoneration of sureties which would otherwise be applicable; (iv) until final payment and performance in full of the Obligations, any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy which Beneficiary now has or may hereafter have against Obligor, and any benefit of, and any right to participate in, any security now or hereafter received by Beneficiary; (v) all presentments, demands for performance, notices of non-performance, notices delivered under the Contract, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (vi) the benefit of any statute of limitations; (vii) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (viii) any right to be informed by Beneficiary of the financial condition of Obligor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of Obligor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

              (c) If Obligor becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, or similar relief under the United States Bankruptcy Code, or if a petition is filed against Obligor and/or any obligation under the Contract and related agreements is terminated or rejected or any obligation or Obligor is modified or if Obligor's obligations are avoided Guarantor's liability as set forth in this Guaranty will not be affected and its liability will continue. If Beneficiary must return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor this Guaranty will remain effective or be reinstated.

         3.   COVENANTS OF GUARANTOR: GUARANTOR HEREBY COVENANTS TO:

              (a) Maintain its corporate existence, remain in good standing in the State of Arizona, and continue to qualify in each jurisdiction in which the failure to qualify could have a material adverse effect on the financial condition, operations or business. Reasonably be expected to maintain all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

              (b) Comply with all statues and regulations if non-compliance could reasonably be expected to adversely affect its financial condition, operations or business in any material respect.

              (c) Execute other instruments and take action Beneficiary reasonably requests to effect the purposes of this Guaranty.

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                                       -3-
1031239/15012.1

                                                                  EXECUTION COPY


         4.   MISCELLANEOUS.

              (a) NOTICES. Except as otherwise provided herein, all notices or other communications to or upon Beneficiary or Guarantor under this Guaranty shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below with respect to Beneficiary and at the telecopier number or address set forth on the signature page hereof with respect to Guarantor. All such notices and communications: when sent by Federal Express or other overnight service, shall be effective on the business day following the deposit with such service; when mailed, first class postage prepaid and addressed as aforesaid in the mails, shall be effective upon receipt; when delivered by hand, shall be effective upon delivery; and when telecopied, shall be effective upon confirmation of receipt.

                    BENEFICIARY:

                                Attn: AUGUST CAPITAL III, L.P.
                                Telephone: 650-234-9900
                                Telecopier: 650-234-9910

              (b) NONWAIVER. No failure or delay on Beneficiary's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

              (c) AMENDMENTS AND WAIVERS. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Beneficiary. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

              (d) ASSIGNMENTS. This Guaranty shall be binding upon and inure to the benefit of Beneficiary and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that without the prior written consent of Beneficiary, Guarantor may not assign its rights and obligations hereunder.

              (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Beneficiary under this Guaranty shall be in addition to all rights, powers and remedies given to Beneficiary by virtue of any applicable law, rule or regulation, the Contract or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Beneficiary's rights hereunder.

              (f) PARTIAL INVALIDITY. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.


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                                       -4-
1031239/15012.1

                                                                  EXECUTION COPY

              (g) GOVERNING LAW; JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of California or of the United States for the Northern District of California. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder.

              (h) JURY TRIAL. GUARANTOR AND BENEFICIARY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.

                                  AUTOTRADECENTER, INC.


                                  ----------------------------------------------
                                  Address:
                                          --------------------------------------

                                          --------------------------------------
                                  Telephone:
                                            ------------------------------------
                                  Telecopier:
                                             -----------------------------------

                                    EXHIBIT J






                     --------------------------------------
                     --------------------------------------






                            AUTOTRADECENTER.COM INC.






                                 LOAN AGREEMENT







                                     CLOSING
                                  JUNE 28, 2002









                     --------------------------------------
                     --------------------------------------






1023714.v4/15012-0001

                                     PARTIES


Borrower:          AutoTradeCenter.com Inc., an Arizona corporation

Lender:            Autodaq Corporation, a Delaware corporation

















1023714.v4/15012-0001

                                TABLE OF CONTENTS

UNLESS OTHERWISE INDICATED, THE FOLLOWING DOCUMENTS ARE DATED JUNE 28, 2002
                                                                         TAB NO.

Loan Agreement, by and between Borrower and Lender (the "Loan
Agreement") ...................................................................1

Security and Stock Pledge Agreement, by and between Borrower and Lender .......2

Copy of UCC-1 Financing Statement, naming Lender as Secured Party and
Borrower as Debtor, as filed with the Arizona Secretary of State...............3

Copy of UCC-1 Financing Statement, naming Lender as Secured Party and
Borrower as Debtor, as filed with the Maricopa County Recorder ................4

Promissory Note in the principal amount of $1,030,806.29 payable by
Borrower to Lender ............................................................5

Registration Rights Agreement, by and between Borrower and Lender .............6

Common Stock Purchase Warrant (Funding Warrant), issued by Borrower in the name of Lender .........................................................7

Common Stock Purchase Warrant (Repayment Warrant), issued by Borrower in the name of Lender .........................................................8

Common Stock Purchase Warrant (Voting Agreement Warrant) issued by
Borrower in the name of August Capital.........................................9

Amended and Restated Secured Promissory Note, in the principal amount of $814,252.71 payable by Borrower to Mark Moldenhauer, dated June 28, 2002...........................................................10

Subordination Agreement by and between Mark Moldenhauer and Lender ...........11

Secretary's Certificate of Borrower, certifying resolutions of
Borrower authorizing transactions contemplated by the Loan Agreement .........12

Good Standing Certificate of Borrower, issued by the Arizona
Corporation Commission, dated June 25, 2002 ..................................13

Exhibit A:   Borrower's Disclosure Schedule (incorporating by reference
Borrower's Disclosure Schedule from Merger Agreement)
Exhibit B:   New Subordination Agreement with Mark Moldenhauer




1023714.v4/15012-0001

                                 LOAN AGREEMENT







                       Dated effective as of June 28, 2002



                                 by and between



                            AutoTradeCenter.com Inc.,
                             an Arizona corporation,

                                       and

                              Autodaq Corporation,
                             a Delaware corporation





                                Phoenix, Arizona








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
                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made and entered into as of June 28, 2002, by and between AutoTradeCenter.com Inc., an Arizona corporation ("Borrower") and Autodaq Corporation, a Delaware corporation ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested Lender to make available to Borrower a loan and Lender has agreed to do so upon the terms herein set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender agree as follows:

SECTION 1.  DEFINITIONS.

         As used in this Agreement, the following terms have the following meanings:

         1.1 "ADVANCE" shall mean a disbursement of funds under the Loan pursuant to this Agreement.

         1.2 "AGREEMENT" shall mean this Loan Agreement as the same may be amended, supplemented, or modified from time to time, together with all Exhibits and schedules attached to this Agreement from time to time.

         1.3 "AFFILIATE" shall mean any person, firm, corporation, or entity (herein collectively called a "Person", but only for the purposes of this Section) directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         1.4 "APPROVED LIENS" shall mean: (a) any liens or security interests in favor of Lender; and (b) any Liens for which Lender has given prior written approval. Approved liens shall include (i) the lien of Mark Moldenhauer, which lien is subject to that Subordination Agreement between Lender, Borrower and Mark Moldenhauer of this same date, and (ii) liens issued in connection with capital leases and to equipment lessors prior to the date hereof.

         1.5 "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, or other day on which state banking corporations in Phoenix, Arizona are authorized or required by law to close.

         1.6 "COLLATERAL DOCUMENTS" shall mean collectively the Security and Stock Pledge Agreement, and all other security agreements, assignments, financing statements, and other documents, whether now or hereafter existing, as shall from time to time secure the Loan and any other obligations of Borrower to Lender.

         1.7 "COMMON STOCK" shall mean the common stock of the Borrower, no par value.



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

         1.8 "CONVERSION PRICE" shall mean the lesser of (a) $0.10; or (b) the Average Bid Price of the Common Stock.

         For purposes of this Agreement, the "Average Bid Price" shall mean, (i) if the Common Stock is traded in the over-the-counter market and not in the Nasdaq National Market System or on any other national securities exchange, the average of the per share closing bid prices of the Common Stock as reported by Nasdaq or an equivalent generally accepted reporting service following the date of the Loan through the earlier of the date of conversion of the Note or the Termination Date, or (ii) if the Common Stock is traded in the Nasdaq National Market System or on a national securities exchange, the average of the daily per share closing prices of the Common Stock in the Nasdaq National Market System or on the principal stock exchange on which it is listed, as the case may be following the date of the Loan through the earlier of the date of conversion of the Note or the Termination Date. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board, or if not available, in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case where no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market System or on the national securities exchange on which the Common Stock is then listed. If the Common Stock is not traded on any market, the Average Bid Price shall be the fair market value as determined by the Borrower's Board of Directors in its sole discretion, which determination shall be final.

         Notwithstanding anything to the contrary in this SECTION 1.8, in case Borrower shall hereafter issue shares of its Common Stock or debt or equity securities convertible or exchangeable into Common Stock (excluding shares issued (i) upon the declaration of a dividend on or a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) upon a subdivision or reclassification of its outstanding shares of Common Stock into a greater number of shares, (iii) upon a combination or reclassification of its outstanding shares of Common Stock into a smaller number of shares, (iv) upon exercise of options granted to Borrower's officers, directors, employees, and consultants under a plan or plans adopted by Borrower's Board of Directors (the "Excluded Options"), PROVIDED however, that in no event shall the Excluded Options exceed 15% of the issued and outstanding shares of Common Stock; (v) upon exercise or conversion of options, warrants, convertible securities, and convertible debentures outstanding as of the date of the Loan, (vi) to shareholders of any corporation which merges into Borrower in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (vii) upon exercise or conversion of any securities issued to Lender pursuant to this Agreement or the Related Documents, or (viii) issued in a bona fide public offering pursuant to a firm commitment underwriting), for a consideration per share (the "Offering Price") less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the Offering Price.

         1.9 "DEFAULT" shall mean an event which with the giving of notice or the passage of time or both would constitute an Event of Default.

         1.10 "DEFAULT INTEREST RATE" shall mean 18% per annum.

1023714.v4/15012-0001                 2

         1.11 "EVENT OF  DEFAULT"  shall have the  meaning  assigned  thereto in
SECTION 11.1 hereof.

         1.12 "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower.

         1.13 "GOVERNMENT AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administration functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise by any of the foregoing).

         1.14 "INDEBTEDNESS" shall mean at a particular time: (a) indebtedness for borrowed money of which Borrower is liable, contingently or otherwise, as obligor or otherwise or any commitment by which Borrower assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by Borrower, including guaranties in the form of an agreement to repurchase or reimburse; (c) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations Borrower is liable, contingently or otherwise, as obligor or otherwise, or in respect of which obligations Borrower assures a creditor against loss; (d) all liabilities secured by any Lien on any Property owned by Borrower even though it has not assumed or otherwise become liable for the payment thereto; and (e) any other liability or obligation of Borrower payable more than one year from the date of the creation thereof, and which, in accordance with GAAP, is properly shown as a liability of Borrower on its balance sheet.

         1.15 "INTELLECTUAL PROPERTY" shall mean any intellectual property, including foreign and domestic copyrights, copyright applications, copyrightable material, of any kind or nature, registered trademarks, trademark applications, non-registered trademarks, trade names, trade dress, patent, patent applications, or any other item of like or similar nature, now owned or hereafter acquired by Borrower, whether or not formally perfected, registered, filed or otherwise or otherwise with any state, federal, or foreign agency or department, including all common-law rights related to any of the foregoing.

         1.16 "INTEREST RATE" shall mean 12% per annum.

         1.17 "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction.



1023714.v4/15012-0001                  3

         1.18 "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

         1.19 "MATURITY DATE" shall mean November 30, 2002.

         1.20 "MERGER AGREEMENT" shall mean that Agreement and Plan of Reorganization dated as of June 28, 2002, by and between Borrower, Lender, AutoTradeCenter, Inc., a Delaware corporation and wholly-owned subsidiary of Borrower, AUTC Autodaq Corporation, a Delaware corporation and wholly-owned subsidiary of AutoTradeCenter, Inc., and certain other affiliates of the above parties.

         1.21 "NOTE" shall mean the Promissory Note, dated as of the date hereof, in the stated principal amount of $1,030,806.29, executed by Borrower in favor of Lender to evidence the Loan, and any other note or notes issued in substitution, replacement, or renewal of the foregoing note.

         1.22 "PERSON" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority, or other entity of whatever nature.

         1.23 "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible of Borrower now existing or hereinafter acquired.

         1.24 "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement between Borrower and Lender, dated as of the date hereof, pursuant to which Borrower agrees to register shares of its Common Stock that may be owned or acquired by Lender, as such Registration Rights Agreement may be amended, supplemented, or modified from time to time, together with all exhibits and schedules attached thereto from time to time.

         1.25 "RELATED DOCUMENTS" shall mean collectively the Note, the Collateral Documents, the Registration Rights Agreement, the Warrants, and any other notes, instruments, mortgages, deeds of trust, security agreements, assignments, financing statements, documents, agreements, certificates, and guaranties, whether now or hereafter existing, executed in connection with the Loan.

         1.26  "SECURITIES"  shall have the  meaning  set forth in  Section  8.5 hereof.

         1.27 "SECURITY AGREEMENT" shall mean the Security and Stock Pledge Agreement between Borrower and Lender, dated as of the date hereof, which secures, among other things, the Loan and any other obligation of Borrower to Lender pursuant to this Agreement and the Related Documents, as such Security and Stock Pledge Agreement may be amended, supplemented, or modified from time to time, together with all Exhibits and Schedules attached thereto from time to time.

         1.28 "TERMINATION DATE" shall mean the earlier of (i) the Maturity Date or (ii) the date on which a Termination Event has occurred.


1023714.v4/15012-0001                     4

         1.29 "TERMINATION EVENT" shall mean the termination of the Merger Agreement pursuant to Sections 10.1(b), 10.1(c) or 10.1(h) of that Agreement.

         1.30 "WARRANTS" shall mean the Funding Warrant, the Repayment Warrant and the Voting Agreement Warrant (as defined in SECTION 4) issued by Borrower in favor of Lender in connection with this Agreement, dated as of the date hereof, as such Warrants may be amended, supplemented, or modified from time to time, together with all exhibits and schedules attached thereto from time to time.

         1.31 "UCC" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Arizona.

         Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to the accounting term under GAAP, all other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the UCC to the extent the same are used or defined therein. Unless the context otherwise requires, the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, without limitation". All references to dollar amounts shall mean amounts in lawful money of the United States of America.

SECTION 2.  AMOUNT AND TERMS OF CREDIT LOAN AND STOCK PURCHASE.

         2.1 LOAN TO BORROWER. Subject to the terms and conditions in this Agreement, and relying on the representations and warranties set forth in the Merger Agreement by Borrower concurrently with the execution hereof (as qualified in all respects by the Disclosure Schedules of Borrower to such Merger Agreement), Lender has made the Loan pursuant to the terms of this Agreement and the Note. The Loan is not a revolving credit facility and the amounts borrowed and repaid under the Loan are not available to be reborrowed.

         2.2 INTEREST PAYABLE.

              (a) Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding on the Loan at the Interest Rate.

              (b) Except as otherwise stated in this Agreement, all interest and fees, if any, with respect to the Loan, shall be computed on the basis of a 365-day year and the actual number of days elapsed.

              (c) The unpaid principal amount from time to time outstanding on the Loan shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default hereunder until the earlier of: (a) the date on which the unpaid principal amount outstanding, together with all accrued interest and other amounts payable hereunder, is paid in full; or (b) the date on which such Event of Default is timely cured in a manner reasonably satisfactory to Lender.


1023714.v4/15012-0001                     5

              (d) All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the interest rate charged with respect to the Loan (as described in SECTION 2 hereof) paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement, the Merger Agreement or the Related Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona and agrees not to challenge in any manner that this lending transaction violates any such laws; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder.

         2.3  REPAYMENT TERMS. Borrower shall:

              (a) Repay the Loan according to the terms of the Note; provided, however, that Borrower shall repay in full all principal, any unpaid interest, and other charges outstanding under the Loan no later than the Maturity Date, unless otherwise accelerated pursuant to Section 11 hereof.

              (b) Payments by Borrower to Lender will be made at 1330 O'Brien Drive, Menlo Park, California 94025, or at such other location selected by Lender from time to time, and made in immediately available funds.

              (c) Unless otherwise provided in this Agreement, payments received by Lender with respect to the Loan shall be applied first to accrued and unpaid interest next to additional sums or other costs or charges provided for herein or in any of the Related Documents, and the remainder to the principal amount outstanding.

         2.4 PREPAYMENTS. Applying all payments as directed in SECTION 2.3(C), Borrower may, at its option, at any time and from time to time, prepay the principal amount of the Loan, in whole or in part.

SECTION 3.  CONVERSION OF LOAN.

         3.1 CONVERSION RIGHTS. At any time after the occurrence of an Event of Default, all outstanding amounts under the Note may, at the option of Lender, be converted, in whole or in part at any time and from time to time into fully paid and non-assessable shares of Common Stock (the "Conversion Shares"). The number of Conversion Shares to which Lender shall be


1023714.v4/15012-0001                    6
entitled  to receive  upon conversion shall be the quotient obtained by dividing
(a) the outstanding amount under the Note that Lender elects to convert, by (b) the Conversion Price.

         3.2 ADJUSTMENT BASED UPON STOCK DIVIDENDS, COMBINATION OF SHARES, RECAPITALIZATION. In the event that the Borrower shall at any time: (a) pay a stock dividend; (b) subdivide its outstanding shares of Common Stock into a greater number of shares; (c) combine its outstanding shares of Common Stock into a smaller number of shares; or (d) issue by reclassification of its shares of Common Stock any other special capital stock of the Borrower, the Lender, upon surrender of the Loan for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Borrower which it would have owned or have been entitled to receive after the happening of any of the events described above had the Loan converted immediately prior to the happening of such event.

         3.3 ADJUSTMENT BASED UPON MERGER OR CONSOLIDATION. If at any time or from time to time there shall be a merger or consolidation of Borrower with or into another entity (other than a merger or reorganization involving only a change in the state of incorporation of the Borrower), or the sale of all or substantially all of Borrower's capital stock or assets to any other entity, then, as a part of such reorganization, merger, or consolidation, or sale, provision shall be made so that the Lender shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of Borrower, or of the successor corporation resulting from such merger or consolidation, to which Lender would have been entitled if Lender had converted the Note immediately prior to such capital reorganization, merger, consolidation or sale.

         3.4 EXERCISE OF CONVERSION PRIVILEGE. The conversion privilege provided for herein shall be exercisable by Lender by written notice to the Borrower and surrender of the Note in exchange for the Conversion Shares.

         3.5 STATUS OF SHARES TO BE ISSUED. All of the Conversion Shares shall, upon issuance, be validly issued, fully paid, non-assessable, and free of any preemptive rights created by the Borrower.

         3.6 ISSUANCE OF STOCK CERTIFICATE. Upon conversion of the Loan, the Borrower shall immediately issue to Lender a certificate or certificates representing the Conversion Shares. Such certificates of Conversion Shares shall be deemed to have been issued and Lender shall be deemed to have become a holder of such Conversion Shares as of the close of business on the date of the notice of conversion, notwithstanding that the certificates representing such Conversion Shares shall not actually have been delivered or that the stock transfer books of the Borrower shall then be closed.

         3.7 RESERVE OF SHARES. The Borrower shall at all times reserve out of its authorized shares of Common Stock a number of shares sufficient to enable it to comply with its obligation to issue the Conversion Shares.

         3.8 RESTRICTED SECURITIES. The Conversion Shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").



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


         3.9 NO REGISTRATION. Upon conversion, the Conversion Shares will not have been registered under the 1933 Act, the Arizona Securities Act, as amended from time to time (the "Arizona Act"), or the securities laws of any other jurisdiction and must be held indefinitely without any transfer, sale, or other disposition unless (a) they are subsequently registered under the 193 3 Act, the Arizona Act, and the securities laws of any other applicable jurisdiction or,
(b) in the opinion of counsel reasonably acceptable to the Borrower, registration is not required under such Acts or laws as the result of an available exemption.

         3.10 LEGEND. There shall be endorsed on the certificates evidencing the Conversion Shares a legend substantially to the following effect:

              "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH SHARES ARE RESTRICTED SECURITIES AS DEFINED BY RULE 144 UNDER THAT ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL THAT SUCH TRANSFER, SALE, OR OTHER DISPOSITION DOES NOT VIOLATE THE ARIZONA SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION OR THE RULES AND REGULATIONS THEREUNDER.

         3.11 RESTRICTION ON OTHER SECURITIES. Except upon certain limited circumstances, the restrictions on the transfer of the Conversion Shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect thereto including, shares and securities issued or acquired as a result of any stock dividend, stock split, or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification, or similar event.

         3.12 REFUSAL TO TRANSFER. The Borrower may not refuse to effect a transfer, sale, or other disposition of the Conversion Shares by the Lender or its successors or assigns otherwise than as contemplated hereby.

         3.13 TERMINATION OF CONVERSION RIGHTS. Notwithstanding anything to the contrary set forth herein, the conversion rights set forth in this Section 3 shall automatically terminate and be of no further force or effect upon the Merger Effective Date under the Merger Agreement. For purposes of this Section 3.13, "Merger Effective Date" shall have the meaning ascribed to it in the Merger Agreement.


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


SECTION 4.  WARRANTS.

         4.1 FUNDING WARRANT. As additional consideration for the Loan, contemporaneously with execution of this Loan Agreement, Borrower shall issue to Lender a five-year warrant to purchase that number of shares of Common Stock, at an exercise price per share equal to the average closing price of Borrower's Common Stock traded on the OTC Bulletin Board for the five (5) days prior to the Exercise Date of the Warrant, equal to ten percent (10%) of Borrower's Common Stock on a fully-diluted basis, upon the terms and conditions of the funding warrant certificate ("Funding Warrant").

         4.2 REPAYMENT WARRANT. As additional consideration for the Loan, contemporaneously with execution of this Loan Agreement, Borrower shall issue to Lender a 90-day warrant to purchase certain shares of Borrower's Common Stock, at an exercise price of $0.001 per share, upon the terms and conditions of the repayment warrant certificate ("Repayment Warrant").

         4.3 VOTING AGREEMENT WARRANT. As additional consideration for the Loan, contemporaneously with the execution of this Loan Agreement, Borrower shall issue to Lender a 90-day warrant to purchase certain shares of Borrower's Common Stock and Series D Preferred Stock, at an exercise price of $0.0001 per share, upon the terms and conditions of the voting agreement warrant certificate (the "Voting Agreement Warrant").

         4.4 TERMS. The number of shares issuable pursuant to the Warrants, the exercise price, and other terms of the Warrants pursuant to this SECTION 4 shall be evidenced by the terms of the Warrants.

SECTION 5.  COLLATERAL.

         5.1 COLLATERAL.  The obligations of Borrower to Lender pursuant to this
Agreement   and  the  Related   Documents   shall  be  secured  by  a  perfected
first-priority security interest in all of Borrower's Property.

SECTION 6.  CONDITIONS PRECEDENT TO LOAN.

         6.1 FUNDING OF LOAN. Upon execution of this Agreement and satisfaction of the following conditions, Lender agrees to fund the Loan in full. In addition to the terms and conditions otherwise contained herein (including SECTION 2 hereof), the obligation of Lender to make the Loan is conditioned on Lender receiving each of the following, all of which shall be in such form reasonably satisfactory to Lender:

              (a) evidence of cancellation of that Promissory Note payable to Mark Moldenhauer dated July 26, 2001 in the principal balance of $738,200.66 (the "Prior Moldenhauer Note");

              (b) an amended and restated promissory note in the amount of $814,252.71, payable to Mark Moldenhauer (the "New Moldenhauer Note");



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


              (c) a Subordination Agreement by and among Mark Moldenhauer, Borrower and Lender with respect to the New Moldenhauer Note, the Loan and the Related Documents;

              (d) an opinion addressed to Lender from Gallagher & Kennedy, P.A., counsel to the Borrower;

              (e) this Agreement and the Related Documents in the forms approved by Lender duly authorized, executed by Borrower and any other parties thereto; and

              (f) such other documents as Lender may request.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BORROWER

         In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete as of the date hereof. Except as otherwise disclosed on the Borrower's Disclosure Schedule, attached hereto as EXHIBIT A:

         7.1 ORGANIZATION AND QUALIFICATION. Borrower: (a) is a corporation duly organized and in good standing under the laws of the State of Arizona; (b) has the requisite corporate power and authority to execute this Agreement and the Related Documents to which it is a party; (c) has all necessary material licenses, permits, and franchises to borrow hereunder and to grant the liens and security interests provided for in this Agreement and the Related Documents and to own its assets; (d) is duly licensed or qualified and in good standing to do business in all jurisdictions where failure to qualify would have a material adverse effect; and (e) has no material liabilities as a result of any failure to qualify to do business as a foreign corporation in any jurisdiction.

         7.2 AUTHORIZATION; VALID OBLIGATION. The making, execution, delivery, and performance by Borrower of this Agreement and the Related Documents to which it is a party and the creation of all Liens provided for therein have been duly authorized by all necessary corporate action.

         7.3 TAXES. Borrower has filed all applicable tax returns which it is required to file. Borrower has paid or made material provisions for the payment of all taxes, assessments, and other governmental charges owed, and to Borrower's knowledge no tax deficiencies have been proposed or assessed against Borrower.

         7.4 NO ENCUMBRANCES. Borrower is the sole owner of the Property, free and clear of Liens except for Approved Liens.

         7.5 LOCATION OF PROPERTY. The Property is not stored with a bailee, warehouseman, or similar party and is located only at Borrower's principal executive office.

         7.6 CAPITALIZATION; SUBSIDIARIES.

              (a) Borrower's Disclosure Schedule and Section 4.2 of the Merger Agreement contain a complete and accurate description of the authorized capital stock of Borrower, by class,




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


and a description of the number of shares of each such class that are issued and outstanding. Other than as set forth on Borrower's Disclosure Schedule or
Section 4.2 of the Merger Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

              (b) Borrower's Disclosure Schedule sets forth a complete and accurate list of Borrower's direct and indirect subsidiaries, showing: (i) the jurisdiction of their organization, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. Except as set forth on Borrower's Disclosure Schedule, all of the outstanding capital stock (or other equity interest) of each such subsidiary has been validly issued and is fully paid and non-assessable. Borrower's subsidiaries do not own any material assets and do not generate any material revenue.

              (c) Except as set forth on Borrower's Disclosure Schedule, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's subsidiaries' capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers' subsidiaries' capital stock or any security convertible into or exchangeable for any such capital stock.

         7.7  NO CONFLICTS.

              (a) The execution, delivery, and performance by Borrower of this Agreement and the Related Documents to which it is a party do not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, Borrower's Articles of Incorporation or Bylaws, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Approved Liens, or (iv) require any approval of Borrower's shareholders or any approval or consent of any Person under any contractual obligation of Borrower.

              (b) Other than the filing of financing statements and the other actions contemplated in the Security Agreement that require actions by a Governmental Authority or other Person, the execution, delivery, and performance by Borrower of this Agreement and the Related Documents to which Borrower is a party do not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

              (c) This Agreement and the other Related Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.



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


              (d) Provided that Lender files financing statements with the appropriate Governmental Authorities and the other actions contemplated in the Security Agreement that are required to be taken by Persons other than Borrower are taken and that, prior thereto (i) UCC-3 Termination Statements are filed terminating the security interest previously granted to Eagle Capital Group, LLC ("Eagle"), and (ii) Mark Moldenhauer executes a Subordination Agreement in the form attached hereto as Exhibit B subordinating his indebtedness and his security interest to the indebtedness and security interest of Lender, the Lender's Liens are validly created, perfected, and first priority Liens, subject only to Approved Liens.

         7.8 LITIGATION. Except as set forth on Borrower's Disclosure Schedule, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against Borrower or any of its subsidiaries.

         7.9 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and presentation items and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof, and results of operations for the periods then ended.

         7.10 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         7.11 INTELLECTUAL PROPERTY. Borrower owns or holds valid and enforceable licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Borrower's Disclosure Schedule sets forth a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

         7.12 COMPLIANCE WITH LAWS. Borrower is in compliance with each material legal requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934, and general rules and regulations promulgated thereunder. To the best of Borrower's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by Borrower of, or a failure on the party of Borrower to comply with, any material legal requirement, or (b) may give rise to any obligation on the part of Borrower to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         7.13 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases to which it is a party or under which it is operating. All of such leases are valid and subsisting and no default by Borrower exists under any of them. Borrower's Disclosure Schedule sets forth all leases that are material to the operation of Borrower's business.


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



         7.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. To the best of Borrower's knowledge, neither this Agreement, the Related Documents, or any other agreements, written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances then existing, not misleading. The representations and warranties contained in this Section 7 shall survive the funding of the Loan until the earlier of (i) one (1) year from the date hereof, or (ii) the Merger Effective Time under the Merger Agreement.

SECTION 8.  REPRESENTATIONS AND WARRANTIES OF LENDER.

         To induce Borrower to enter into this Agreement, Lender hereby represents, warrants, covenants, and acknowledges to Borrower as follows:

         8.1 Lender was not offered nor sold securities directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to (i) any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar medium of communication or broadcast over television or radio; or (ii) to the knowledge of Lender, any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         8.2 Lender (i) can bear the economic risk of the transactions pursuant to this Agreement; (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in Borrower; and (iii) understands the non-liquid nature of an investment in Borrower.

         8.3 Lender acknowledges and understands that an investment in Borrower is a speculative investment that involves a high degree of risk, and there can be no guarantee of the amount of or type of profit or loss to be realized, if any, as a result of an investment in Borrower.

         8.4 Lender acknowledges that Borrower is relying on exemptions from the registration requirements of the Securities Act, and afforded by applicable state statutes and regulations. Lender hereby affirms that Lender is an Accredited Investor as that term is defined in Rule 501 of the General Regulations promulgated under the Securities Act.

         8.5 Lender understands that the Loan, the Conversion Shares, the Funding Warrant and the Repayment Warrant (the "Securities") issued or issuable pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state and are subject to substantial restrictions on transfer.

         8.6 Lender acknowledges that the Securities being acquired will be acquired for Lender's own account without a view to public distribution, transfer, resale, or assignment and that Lender has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of any Securities or any portion thereof to any other person.

         8.7 Lender understands that no federal or state agency including the Securities and Exchange Commission or the securities commission or authorities of any other state has


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


approved or disapproved the transactions pursuant to this Agreement or made any finding or determination as to the fairness of such transactions.

         8.8 The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the delivery of payment. Lender understands that Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings set forth herein in order to determine the suitability of Lender to acquire the Securities pursuant to this Agreement.

SECTION 9.   AFFIRMATIVE COVENANTS.

         From and after the date of this Agreement and thereafter until all of the liabilities and obligations of Borrower to Lender pursuant to this Agreement and the Related Documents are repaid and performed in full, Borrower agrees it shall:

         9.1 CORPORATE EXISTENCE, PROPERTIES, AND OTHER REQUIREMENTS. (a) Maintain its corporate existence; and (b) use its best efforts to comply in all material respects with all applicable laws, regulations, ordinances, and orders of any Government Authority with authority over the business of Borrower.

         9.2 USE OF LOAN PROCEEDS. Use the proceeds of the Loan solely to satisfy in full (i) Borrower's obligations to Eagle under that Loan and Stock Purchase Agreement, Multiple Advance Credit Note, and Security and Stock Pledge Agreement (the "Eagle Transaction Documents"), and (ii) Borrower's obligations to pay Eagle the sum of $200,000 pursuant to Section 2 of that Pay-Off Agreement dated as of June 28, 2002 by and between Borrower, Eagle and United Administration, Inc.

         9.3 MAINTENANCE OF PROPERTIES. Use its best efforts to maintain and preserve all of its material properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and use its best efforts to comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any material loss or forfeiture thereof or thereunder.

         9.4 PERFECTION OF SECURITY INTERESTS AND LIENS. Assist Lender to perfect and protect its security interests and liens and reimburse Lender for related costs it incurs to protect its security interests and liens.

         9.5 OPERATIONS. Conduct its business affairs in a reasonable and prudent manner.

         9.6 ADDITIONAL ASSURANCES. Execute and deliver to Lender all notes, security agreements, financing statements, amendments to financing statements, instruments, documents and other agreements as Lender may reasonably request to evidence and secure the Loan and to perfect and protect all security interests and liens.

         9.7 NOTICE OF EVENT OF DEFAULT. Deliver to Lender as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto.


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


         9.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

         9.9 INSURANCE.

              (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall upon request of Lender deliver copies of all such policies to Lender with a satisfactory Lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

              (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. From and after an Event of Default, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

              (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 9.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         9.10 EXISTENCE. Use its best efforts to preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.



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


         9.11 MAINTAIN LIQUIDITY. Use its best efforts to enable its Common Stock (a) to be eligible for quotation on the OTC Bulletin Board, or (b) if Borrower meets such requirements, to be listed on the Nasdaq National Market System, Nasdaq Small Cap Market or a nationally recognized securities exchange.

SECTION 10.  NEGATIVE COVENANTS.

         From and after the date of this Agreement and thereafter until all of the liabilities and obligations of Borrower to Lender pursuant to this Agreement and the Related Documents are repaid and performed in full, Borrower agrees it shall not directly or indirectly, without the prior written consent of the
Lender:

         10.1 LOANS AND GUARANTIES. (a) Loan money or assets; or (b) incur any obligation as surety or guarantor other than in the ordinary course of business.

         10.2 OTHER INDEBTEDNESS. Incur, create, assume, guarantee, or otherwise become primarily or secondarily liable for, or absolutely or contingently liable for, or permit to exist, any Indebtedness without the prior written consent of Lender, other than (i) to Lender or an Affiliate of Lender or borrowings on commercially reasonable terms to allow Borrower to fulfill its obligations arising under or in connection with the Merger Agreement, or (ii) trade debt or capital lease obligations incurred in the ordinary course of business and consistent with past practices.

         10.3 OTHER LIENS. Create or permit to be created or allow to exist any Lien on any Property now named or hereafter acquired by Borrower, except Approved Liens.

         10.4 SUSPENSION OF BUSINESS. Voluntarily suspend its business for more than five days in any fiscal year, unless a longer suspension is reasonable as the result of fire, flood or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or terrorism, or governmental regulation of the sale or transportation of materials, supplies, or labor.

         10.5 RESTRICTIONS ON FUNDAMENTAL CHANGES. Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

         10.6 NATURE OF BUSINESS. Make any change in the principal nature of its business.

         10.7 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than as permitted herein.

SECTION 11.  DEFAULT AND REMEDIES.

         11.1 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default":

              (a) PAYMENT DEFAULT. Failure of Borrower to make any payment on the Loan when due and payable under this Agreement or the Related Documents where such failure is continuing for five days after written notice thereof from Lender to Borrower. Notwithstanding the five day cure period provided above, in the event that Borrower fails to pay to Lender any



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


amounts on or before the original due date, Borrower shall pay to Lender a late fee payment equal to 5% of the late payment.

              (b) OTHER DEFAULTS. Failure of Borrower to comply with any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents to which Borrower is a party, where such failure is continuing for fifteen (15) days after written notice thereof from Lender to Borrower.

              (c) TERMINATION OF MERGER AGREEMENT. A Termination Event under the Merger Agreement.

              (d) INSOLVENCY. The dissolution or termination of Borrower, the insolvency of Borrower, the appointment of a receiver for any material part of the Property of Borrower, any assignment for the benefit of creditors of Borrower, any type of workout by a creditor of Borrower, or the commencement of any proceeding under any bankruptcy or insolvency laws by Borrower.

              (e) CREDITOR PROCEEDINGS. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor of Borrower against any material collateral securing the Loan.

              (f) OTHER PAYMENTS. If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Loan, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness or otherwise permitted in this Agreement.

              (g) OTHER AGREEMENTS. Any material provision of this Agreement or any Related Document shall at any time for any reason be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or material obligation purported to be created under this Agreement or any Related Document.

         11.2  REMEDIES UPON EVENT OF DEFAULT.

              (a) Upon the occurrence of an Event of Default, then, at the option of Lender, without presentment, notice, notice of dishonor, demand, protest, or action of any kind by Lender, all of which are hereby waived, the entire amount of unpaid principal of and accrued and unpaid interest on the Loan and the other charges due under this Agreement or the Related Documents shall become immediately due and payable. In the case of an Event of Default of the type described in "Insolvency" (SECTION 11.1(D) and 11.1(E) hereof), such acceleration shall be automatic and not optional.

              (b) No remedy herein conferred upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and may be exercised singularly or concurrently and shall be ii. addition to every other remedy given hereunder, under the Related Documents or now or hereafter existing at law or in equity or by statute or otherwise.


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


SECTION 12.  MISCELLANEOUS.

         12.1 RENEWALS AND EXTENSIONS. Borrower understands and agrees that Lender has made no commitment to extend or renew the Loan subsequent to the Termination Date. Any extension or renewal of the Loan shall at all times be subject to the sole judgment and absolute discretion of Lender.

         12.2 GOVERNING LAW. This Agreement and the Related Documents shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

         12.3 JURISDICTION AND VENUE. Borrower hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Borrower or Lender involving any alleged breach or failure by any party to pay, perform, or observe any sums, obligations, or covenants to be paid, performed, or observed by it under this Agreement, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Agreement or the Related Documents, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, shall be brought in Maricopa County, Arizona; and Borrower hereby submits to the jurisdiction of the State of Arizona for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona.

         12.4 INDEMNIFICATION. Except to the extent arising as the result of the gross negligence of willful misconduct of the Indemnified Parties (as defined below), Borrower agrees to indemnify, protect, defend, reimburse, and hold harmless Lender, its Affiliates, and the successors, assigns, and shareholders and the directors, officers, members, managers, employees, agents, and attorneys of the foregoing (collectively, the "Indemnified Parties") for, from, and against any and all actual or threatened liabilities, claims, actions, causes of actions, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties, and losses (including sums paid in settlement of claims and all consultant, expert and legal fees, and expenses of Lender's counsel) arising out of or resulting from any breach of any representation or warranty made or given by Borrower to any of the Indemnified Parties.

         12.5 NO LOAN PARTICIPATION. Lender agrees that it may not sell or transfer all of or any interest in the Loan without the prior written consent of Borrower.

         12.6   COUNTERPARTS.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

         12.7 ENTIRE AGREEMENT. This Agreement and the Related Documents contain the entire agreement and understanding of the parties with respect to the subject matter hereof, supersede all other prior understandings, oral or written, with respect to the subject matter hereof, and are intended by Lender and Borrower as the final, complete, and exclusive statement of the terms agreed to by them.


1023714.v4/15012-0001                      18

         12.8 AMENDMENTS. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

         12.9 CONFLICTS; INCONSISTENCY. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of any of the Related Documents, the terms and provisions of this Agreement shall control to the extent necessary to resolve such conflict or inconsistency.

         12.10 SECTION HEADINGS. The section headings set forth in this Agreement are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Agreement.

         12.11 EXCHANGE OF INFORMATION. Borrower agrees that Lender may exchange financial information about Borrower with: (a) Affiliates of Lender; (b) the accountants and attorneys of Lender and the Affiliates of Lender; (c) regulatory agencies; and (d) any other Person, as required by applicable law.

         12.12 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         12.13 NOTICES. Any notice or other communication with respect to this Agreement shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified, or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth below the name of Lender, or to such other address as Lender shall have specified to Borrower by like notice, with a copy to Gallagher & Kennedy, P.A., 2575 E. Camelback Road, Phoenix, Arizona 85016, Attention: John
M. Welch.

         12.14   SEVERABILITY.   If  any   provision   hereof  is   invalid   or
unenforceable, the other provisions hereof shall remain in full force and effect.

         12.15 BINDING NATURE. Neither Borrower nor Lender may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party; provided, however, that this Agreement shall automatically be assigned, without further action on the part of any party, to the successor of Borrower at the Reincorporation Merger Effective Time (as defined in the Merger Agreement). The provisions of this Agreement shall be binding upon Borrower and Lender and the permitted successors and assigns of Borrower and Lender, and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns.

         12.16 TIME OF ESSENCE. Time is of the essence of this Agreement and each and every provision hereof.



1023714.v4/15012-0001                        19

         12.17 CONSTRUCTION. This Agreement shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Agreement.

         12.18 SURVIVABILITY. The provisions of SECTIONS 12.2, 12.3, 12.4, 12.18, and 12.19 of this Agreement shall survive termination of this Agreement, and the Related Documents shall survive pursuant to their respective terms.

         12.19 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Loan by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other
voidable   or   recoverable   payments  of  money  or   transfers   of  property
(collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         12.20 EFFECT OF MERGER. Notwithstanding anything to the contrary contained herein: (i) Borrower shall not be required to comply with the affirmative covenant contained in Section 9 hereof or the negative covenants contained in Section 10 hereof on or after the Merger Effective Time under the Merger Agreement, and Borrower shall have no liability for failure to comply with the above covenants on or after the Merger Effective Time under the Merger Agreement, and (ii) Lender's security interest granted pursuant to Section 5.1 of this Agreement and the Security Agreement shall automatically terminate and be of no further force or effect as of the Merger Effective Time under the Merger Agreement, and promptly following the Merger Effective Time under the Merger Agreement Lender shall file one or more Form UCC-3's, in form acceptable to Borrower, terminating any and all of Lender's security interest in Borrower's assets.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




1023714.v4/15012-0001                       20

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    BORROWER

                                    AUTOTRADECENTER.COM INC., an Arizona
                                    corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its
                                       -----------------------------------------

                                    ADDRESS OF BORROWER:

                                    1620 South Stapley Drive, Suite 232
                                    Mesa, AZ 85204


                                    LENDER

                                    AUTODAQ CORPORATION, a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its
                                         ---------------------------------------

                                    ADDRESS OF LENDER:


                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------







1023714.v4/15012-0001                        21

                                    EXHIBIT K

                                PAY-OFF AGREEMENT


         THIS PAY-OFF AGREEMENT (the "Agreement") is made and entered into on June _____, 2002, by and between Eagle Capital Group, LLC, an Arizona limited liability company with its principal place of business in Phoenix, Arizona ("Eagle"), United Administration, Inc., an Arizona corporation with its principal place of business in Phoenix, Arizona ("UAI"), Software Strategies, LLC, an Arizona limited liability company with its principal place of business in Phoenix, Arizona ("Software Strategies"), and AutoTradeCenter.com Inc., an Arizona corporation with its principal place of business in Mesa, Arizona ("ATC").

                                    RECITALS:

         WHEREAS, Eagle and ATC are parties to a Loan and Stock Purchase Agreement (the "Loan Agreement") and Multiple Advance Credit Note (the "Note"), both dated as of July 26, 2001, pursuant to which Eagle has loaned certain funds to ATC and the parties have undertaken certain obligations to each other;

         WHEREAS, Eagle and ATC are parties to a Security and Stock Pledge Agreement dated as of July 26, 2001 (the "Security Agreement"), pursuant to which ATC granted Eagle a first priority security interest in and to certain assets of ATC to secure, among other things, ATC's obligations to Eagle under the Loan Agreement and the Note;

         WHEREAS, Eagle has perfected the security interest granted to it under the Security Agreement by (i) filing a UCC-1 with the Arizona Secretary of State on July 26, 2001; (ii) filing a UCC-1 with the Maricopa County Recorder's Office on July 26, 2001; and (iii) taking possession of certain original stock certificates evidencing ATC's ownership of stock in certain of its subsidiaries (the "Stock Certificates");

         WHEREAS, pursuant to the Loan Agreement, ATC issued to Eagle 1,300 shares of its Series E Convertible Preferred Stock (the "Series E Preferred"), which Series E Preferred shares have such rights, privileges and designations as are contained in that Statement Pursuant to Arizona Revised Statutes Section 10-602 filed with the Arizona Corporation Commission on July 13, 2001 (the "Section 10-602 Statement");

         WHEREAS, pursuant to the Loan Agreement, ATC issued to Eagle a Common Stock Purchase Warrant dated July 26, 2001 to purchase 6,500,000 shares of Common Stock of ATC at an exercise price of $0.125 per share (the "Funding Warrant"), subject to adjustment as set forth in the Funding Warrant;

         WHEREAS, pursuant to the Loan Agreement, ATC issued to Eagle a Common Stock Purchase Warrant dated July 26, 2001 to purchase certain shares of Common Stock of ATC at an exercise price of $0.10 per share (the "Repayment Warrant"), subject to adjustment as set forth in the Repayment Warrant;

1031275/15012.01

         WHEREAS, Eagle and ATC are parties to a Registration Rights Agreement dated July 26, 2001 (the "Existing Registration Rights Agreement"), pursuant to which ATC agreed to register the shares of Common Stock issuable upon exercise of the Funding Warrant and the Repayment Warrant, as well as certain other shares of Common Stock issuable under certain circumstances to Eagle;

         WHEREAS, UAI and ATC are parties to a Facilities Use Agreement dated July 31, 2001 (the "Facilities Use Agreement"), pursuant to which UAI agreed to provide certain accounting, payroll, website hosting and other technology services;

         WHEREAS, Software Strategies, an affiliate of UAI, has provided certain services under the Facilities Use Agreement;

         WHEREAS, a total of $830,806.29 is due and owing by ATC to Eagle under the Loan Agreement and the Note as of the date hereof;

         WHEREAS, the Loan Agreement, the Security Agreement and certain other agreements between Eagle and ATC require the consent of Eagle to any merger, reorganization or other business combination involving ATC; and

         WHEREAS, Eagle and ATC desire to enter into this Agreement pursuant to which ATC will repay its entire indebtedness to Eagle under the Loan Agreement and the Note concurrently with the execution of this Agreement, Eagle will release its security interest in ATC's assets, the parties will terminate the Facilities Use Agreement in return for ATC's payment of the sum of $200,000 to Eagle concurrently with the execution of this Agreement and the execution of a Promissory Note in the principal amount of $125,000, and Eagle will consent to ATC's proposed merger agreement and merger with Autodaq Corporation ("Autodaq"), all as described more completely herein.

                                    AGREEMENT

         1. REPAYMENT OF INDEBTEDNESS UNDER LOAN AGREEMENT AND NOTE. Concurrently with the execution of this Agreement, ATC has paid to Eagle the sum of $830,806.29. Eagle acknowledges and agrees that the foregoing represents all sums due and owing by ATC to Eagle under the Loan Agreement and the Note. Concurrently with the execution of this Agreement, Eagle has delivered to ATC the original Note, marked "Paid in Full." Further, Eagle acknowledges that any and all rights to convert the sums paid by ATC pursuant to this Section 1 into Common Stock of ATC (as provided in the Loan Agreement) are hereby cancelled and are of no further force or effect.

         2. PAYMENT BY ATC UNDER FACILITIES USE AGREEMENT; TERMINATION OF FACILITIES USE AGREEMENT. Concurrently with the execution of this Agreement, ATC has (i) paid to Software Strategies, the sum of $200,000, and (ii) has executed and delivered a Promissory Note to UAI in the principal amount of $125,000 in the form attached hereto as Exhibit A (the "Settlement Note"). In consideration of such payment and the Settlement Note, ATC and UAI hereby terminate the Facilities Use Agreement in its entirety and no provision thereof (including any provision thereof that was agreed to survive termination) shall be of any further force or effect; provided, however, that the parties acknowledge and agree that, except as modified by this Section 2, Section 19 of the


1031275/15012.01                      -2-

Facilities Use Agreement shall remain in full force and effect. Further, the parties acknowledge that none of UAI, Eagle or Software Strategies has any further rights to or interest in any of ATC's proprietary software (including but not limited to ATC's "ATC Advantage" software), copyrights, service marks, trademarks, trade names, other intellectual property rights, ATC Materials (as defined under Section 10(b) of the Facilities Use Agreement), and, to the extent developed under the Facilities Use Agreement, any UAI Materials (as defined under Section 10(a) of the Facilities Use Agreement), (collectively, "ATC Intellectual Property"), and UAI, Eagle and Software Strategies hereby (i) assign any rights or interest they may have acquired in or to any of the foregoing to ATC, including without limitation, any copyrights, service marks, trademarks, trade names or other intellectual property rights in or to the ATC Intellectual Property, and (ii) deliver, concurrently with the execution of this Agreement, any and all software or other ATC Intellectual Property which may be in any of their possession or the possession of any officer, director, member, manager, employee or consultant of any of them. Each of Eagle, UAI and Software Strategies hereby represents and warrants to ATC that it has not pledged, sold or transferred, or granted any right or option to acquire, any right, title or interest in any ATC Intellectual Property to any third party (including without limitation any officer, director, employee, shareholder, member, manager or other affiliate of any of Eagle, UAI or Software Strategies). Except for the representations and warranties set forth in the immediately preceding sentence, none of Eagle, UAI or Software Strategies makes any other representations or warranties of any type or nature concerning the ATC Intellectual Property. In addition, to the extent any UAI Materials owned or licensed by UAI as of the date of the Facilities Use Agreement ("Pre-Existing UAI Materials") were incorporated into or provided in connection with any of the services or products provided under the Facilities Use Agreement, UAI hereby grants and shall grant to ATC a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable, transferable right and license use to reproduce, modify, adapt, create other versions of, distribute, display, make, have made, use, sell, and import and disclose to others such Pre-Existing UAI Materials, and to sublicense others to do these things. UAI shall have no right-under Section 19 of the Facilities Use Agreement or otherwise-to remove from ATC's premises any data, documents, reports or other information. UAI makes no representations or warranties of any type or nature concerning the Pre-Existing UAI Materials, if any.

         3. TERMINATION OF SECURITY INTERESTS. Concurrently with the execution of this Agreement and upon receipt of the consideration specified in Sections 1 and 2, Eagle has released any and all security interests, liens or other encumbrances which it may have by (i) filing (or allowing to be filed on its behalf) a UCC-3 Termination Statement with the Arizona Secretary of State and a UCC-3 Termination Statement with the Maricopa County Recorder's Office in the form attached hereto as Exhibit B, and (ii) delivering the Stock Certificates to ATC. Eagle further agrees to execute and/or approve any further instruments reasonably requested by ATC on or after the date hereof in order to evidence the release of any security interest which Eagle may have in any assets of ATC or any of its subsidiaries. Eagle hereby agrees that the Security Agreement is terminated and is of no further force or effect, effective as of the date of this Agreement and upon receipt of the consideration specified in Sections 1 and 2.

         4. CANCELLATION OF REPAYMENT WARRANT. Eagle hereby covenants and agrees that the Repayment Warrant is hereby canceled and is of no further force or effect, effective as of the date of this Agreement and upon receipt of the consideration specified in Sections 1 and 2. Concurrently


1031275/15012.01                      -3-
with the execution of this Agreement, Eagle has delivered the original Repayment Warrant to ATC for cancellation, marked "Canceled."

         5. REDEMPTION OF SERIES E PREFERRED. Concurrently with the execution of this Agreement and upon receipt of the consideration specified in Sections 1 and 2, ATC has redeemed all of the issued and outstanding shares of the Series E Preferred from Eagle by payment of $130.00 to Eagle. Eagle hereby acknowledges and agrees that ATC has complied with the requirements of Section 4 of the
Section 10-602 Statement in redeeming the Series E Preferred, and, effective as of the date of this Agreement, all rights of Eagle as the holder of the Series E Preferred have ceased, including, without limitation, the rights described in
Section 5 of the Section 10-602 Statement related to voting, the election of directors, and the size of ATC's Board of Directors. Concurrently with the execution of this Agreement, Eagle has delivered the original certificate or certificates representing the Series E Preferred for cancellation, marked "Canceled."

         6. RESIGNATION FROM BOARD OF DIRECTORS. Concurrently with the execution of this Agreement and the redemption of the Series E Preferred, Neil Elsey and Chris Arnold (the "Series E Directors") have resigned from the Board of Directors of ATC, effective immediately, by delivering letters of resignation in the form attached hereto as Exhibit C. Concurrently with such resignations, ATC has (i) paid to each of the Series E Directors the sum of $4,000, representing accrued and unpaid directors fees owed to the Series E Directors, and (ii) entered into an Indemnification Agreement in the form attached hereto as Exhibit D (the "Indemnification Agreements") with each of the Series E Directors.

         7. FUNDING WARRANT; EXISTING REGISTRATION RIGHTS AGREEMENT. Eagle and ATC confirm and agree that the number of shares of Common Stock that the Warrantholder (as defined in the Funding Warrant) is entitled to purchase pursuant to the Funding Warrant is 6,500,000 shares (subject to adjustment as provided in the Funding Warrant). The Funding Warrant shall remain in full force and effect following the execution of this Agreement; provided, however, that Eagle hereby waives any right in the Funding Warrant to adjust the Warrant Price under the Funding Warrant as a result of (i) the grant of stock options to ATC management in connection with the transactions contemplated by that draft Agreement and Plan of Reorganization between ATC, Autodaq and certain of their respective affiliates (the "Draft ATC/Autodaq Merger Agreement"), and (ii) the consummation of the transactions contemplated by the Draft ATC/Autodaq Merger Agreement; provided further, however, that the number of shares issuable pursuant to the stock options referenced in (i) above shall not exceed an additional five percent (5%) of the capital stock of ATC's successor in the merger transactions contemplated by the Draft ATC/Autodaq Merger Agreement on a fully-diluted, as converted basis following the completion of the transactions contemplated by the Draft ATC/Autodaq Merger Agreement. Eagle and ATC confirm that the Existing Registration Rights Agreement remains in full force and effect following the execution of this Agreement; provided, however, that the Existing Registration Rights Agreement may be terminated in the future as provided in
Section 10 below.

         8. RELEASE OF CLAIMS. The parties hereby release each other as follows:

              a. RELEASE BY ATC. ATC and its successors, assigns, affiliates, shareholders and other agents hereby releases Eagle, UAI and Software Strategies and their respective successors,


1031275/15012.01                      -4-
assigns, affiliates, members, managers, employees, shareholders, legal counsel, and other agents from any and all claims, demands, debts, liabilities, obligations, accounts, costs, expenses, liens, actions and causes of action, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, direct or derivative, presently accrued or not accrued, whether arising out of tort, contract, statute, or any other legal theories, which such releasing parties ever had or now has against such parties, including without limitation claims arising out of the ATC/Eagle Transaction Documents (as defined in Section 11 hereof); provided, however, that the foregoing shall not constitute a release of any claim, demand, liability, cost or obligation arising under this Agreement, and provided further that ATC has no claims against Eagle, UAI or Software Strategies prior to the execution of this Agreement. ATC covenants and agrees that ATC shall comply with all applicable securities laws (including without limitation the reporting requirements thereunder) that relate to the execution and performance of this Agreement.

              b. RELEASE BY EAGLE, UAI AND SOFTWARE STRATEGIES. Eagle, UAI and Software Strategies and their respective successors, assigns, affiliates, members, managers, shareholders and other agents, each hereby release ATC and its successors, assigns, directors, officers, legal counsel and other agents, from and against any and all claims, demands, debts, liabilities, obligations, accounts, costs, expenses, liens, actions and causes of action, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, direct or derivative, presently accrued or not accrued, whether arising out of tort, contract, statute, or any other legal theories, which such releasing parties ever had or now has against such parties, including without limitation any claim arising out of the Loan agreement, the Note, the Security Agreement, the Repayment warrant and the Facilities Use Agreement, and the other agreements, instruments and certificates related thereto, by and between ATC, on the one hand, and Eagle and/or UAI, on the other hand; provided, however, that the foregoing shall not constitute a release of any claim, demand, liability, cost or obligation arising under this Agreement, the Funding Warrant, the Existing Registration Rights Agreement, the Settlement Note Section 7.6(a) and
(c) and Section 7.7(a) and (c) and provided further that Eagle, UAI and Software Strategies have no claims against ATC prior to the execution of this Agreement.

         9. CONSENT TO MERGER AGREEMENT WITH AUTODAQ AND RELATED TRANSACTIONS. Eagle hereby (i) provides any and all consents which may be required of it under the ATC/Eagle Transaction Documents in connection with the transactions contemplated by the Draft ATC/Autodaq Merger Agreement, including without limitation the consent required by Section 10.5 of the Loan Agreement, and (ii) consents to the assignment of the Settlement Note by operation of law to ATC's successor in the transactions contemplated by the ATC/Autodaq Draft Merger Agreement. Additionally, concurrently with the execution of this Agreement and upon receipt of the consideration set forth in Sections 1 and 2, Eagle and each of the Series E Directors has executed and delivered to ATC a Voting Agreement in the form attached hereto as Exhibit E in which such party agrees to vote any shares of ATC Common Stock it may have or acquire in the future in favor of the transactions contemplated by the Draft ATC/Autodaq Merger Agreement. Further, Eagle, UAI and Software Strategies acknowledge that ATC is a public company, the Common Stock of which is traded on the OTC Bulletin Board. Eagle, UAI and Software Strategies also acknowledge, and Eagle, UAI and Software Strategies will advise such officers, directors, employees, agents or representatives who are informed of the transactions contemplated by the Draft ATC/Autodaq Merger Agreement, that the United States securities laws prohibit any person who has received from an issuer (such as ATC) material, non-public information (such as information concerning the

1031275/15012.01                      -5-
transactions contemplated by the Draft ATC/Autodaq Merger Agreement), from purchasing or selling any securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         10. RIGHT TO PARTICIPATE IN OFFERING OF ATC SENIOR PREFERRED STOCK. The parties acknowledge that, in connection with the transactions contemplated by the Draft ATC/Autodaq Merger Agreement, the successor to ATC in such transactions may conduct an offering of up to $2.5 million in senior preferred stock (the "ATC Senior Preferred Stock"). ATC agrees that Eagle may purchase up to $125,000 of the ATC Senior Preferred Stock on such terms and conditions as are made available to other purchasers of such ATC Senior Preferred Stock, except that Eagle may at its option pay the purchase price for all or a portion of such ATC Senior Preferred Stock by cancelling or causing the cancellation of an equivalent amount which is due and owing under the Settlement Note. ATC agrees to provide Eagle with notice in the manner set forth in Section 21 hereof at least twenty (20) days prior to the initial closing for the offering of the ATC Senior Preferred Stock. Provided that ATC has complied with the obligations contained above in this Section 10, the Existing Registration Rights Agreement shall automatically terminate and be of no further force or effect upon the closing of the initial offering of ATC Senior Preferred Stock, irrespective of whether Eagle purchases any shares of ATC Senior Preferred Stock. Irrespective of whether Eagle elects to purchase any shares of ATC Senior Preferred Stock, Eagle shall be permitted to become a party to the registration rights agreement that will be executed in connection with the ATC Senior Preferred Stock financing transaction (the "New Registration Rights Agreement"). The New Registration Rights Agreement shall include the terms and conditions specified on Exhibit F hereto and other customary terms and conditions (as modified or provided in the sole discretion of ATC and/or August Capital; provided that Eagle, Elsey and Arnold (as defined below) shall receive registration rights which are PARI PASSU with the other purchasers of ATC Senior Preferred Stock); provided further that the New Registration Rights Agreement shall include a provision that allows eagle to transfer its registration rights to any transferee that acquires in excess of thirty-three and one-third percent
(33.33%) of the registrable securities held by Eagle. The New Registration Rights Agreement will also provide registration rights for those shares that Eagle may acquire upon exercise of the Funding Warrant and any shares that Eagle may acquire as a result of its purchase of the ATC Senior Preferred Stock. In addition, Neil Elsey ("Elsey") and Chris Arnold ("Arnold") shall be provided registration rights pursuant to the New Registration Rights Agreement with respect to any and all common stock of ATC that Elsey or Arnold now own or hereafter acquire by exercise of stock options or warrants, which registration rights shall be PARI PASSU with the purchasers of ATC Senior Preferred Stock. Eagle, Elsey and Arnold shall become parties to the New Registration Rights Agreement upon the initial closing for the offering of the ATC Senior Preferred Stock.

         11. INCORPORATION BY REFERENCE. The Recitals contained on pages 1-2 of this Agreement are incorporated by reference herein as if they were set forth in full in this Section 11.

         12. DEFINED TERMS. Defined terms shall have the meanings ascribed to them in this Agreement. The Loan Agreement, the Note, the Security Agreement, the Funding Warrant, the Repayment Warrant, and the Facilities Use Agreement, and the other agreements, instruments and certificates related thereto, by and between ATC, on the one hand, and Eagle or UAI, on the other


1031275/15012.01                      -6-
hand, are collectively referred to from time to time herein as the "ATC/Eagle Transaction Documents."

         13. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

         14. JURISDICTION AND VENUE. ATC, Eagle, UAI and Software Strategies hereby expressly agree that in the event any actions or other legal proceedings are initiated by or against ATC, Eagle, UAI or Software Strategies arising out of or related in any fashion to this Agreement, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions shall be brought in Maricopa County, Arizona, and ATC, Eagle, UAI and Software Strategies hereby submit to the jurisdiction of the State of Arizona for such purposes and agree that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona.

         15. REPRESENTATION BY LEGAL COUNSEL. ATC acknowledges that it has been represented by the law firm of Gallagher & Kennedy, Phoenix, Arizona, in connection with this Agreement. Eagle, UAI and Software Strategies each acknowledges that it has been represented by the law firm of Osborn Maledon, Phoenix, Arizona in connection with this Agreement.

         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all other prior understandings, oral or written, with respect to the subject matter hereof, and is intended by ATC, Eagle, UAI and Software Strategies as the final, complete and exclusive statement of the terms agreed to by them.

         17.   COUNTERPARTS.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same agreement.

         18. AMENDMENTS. No amendment, change, modification, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the parties against whom enforcement is sought.

         19. SECTION HEADINGS. The section headings set forth in this Agreement are for convenience only and shall not have substantial meaning hereunder or be deemed part of this Agreement.

         20. ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits
reasonable   attorneys'  fees  and  costs  incurred  in  brining  such  suit  or proceeding.

         21. NOTICES. Any notice or other communication with respect to this Agreement shall: (a) be in writing; and (b) be effective on the day of hand-delivery to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or seven (7) days following the day of deposit thereof with postage prepaid, with the U.S. Postal Service, by regular first class, certified or registered mail, to the following addresses:


1031275/15012.01                      -7-

                  If to ATC:            AutoTradeCenter.com Inc.
                                        1620 South Stapley, Suite 232
                                        Mesa, Arizona 85204
                                        Attention: Roger Butterwick

                  With a copy to:       Gallagher & Kennedy
                                        2575 E. Camelback Road
                                        Phoenix, Arizona 85016-9225
                                        Attention:  John M. Welch, Esq.

                  If to Eagle:          Eagle Capital Group, LLC
                                        2425 East Camelback Road, Suite 100
                                        Phoenix, Arizona 85016
                                        Attention: Neil Elsey

                  With a copy to:       Osborn Maledon, P.A.
                                        The Phoenix Plaza
                                        21st Floor
                                        2929 North Central Avenue
                                        Phoenix, Arizona  85012-1794
                                        Attention:  Alisa Lacey, Esq.

                  If to UAI:            United Administration, Inc.
                                        2425 East Camelback Road, Suite 100
                                        Phoenix, Arizona 85016
                                        Attention: Neil Elsey

                  With a copy to:       Osborn Maledon, P.A.
                                        The Phoenix Plaza
                                        21st Floor
                                        2929 North Central Avenue
                                        Phoenix, Arizona  85012-1794
                                        Attention:  Alisa Lacey, Esq.

                  If to Software        Software Strategies, LLC
                  Strategies:           2425 East Camelback Road, Suite 100
                                        Phoenix, Arizona 85016
                                        Attention: Neil Elsey

1031275/15012.01                      -8-

                  With a copy to:       Osborn Maledon, P.A.
                                        The Phoenix Plaza
                                        21st Floor
                                        2929 North Central Avenue
                                        Phoenix, Arizona  85012-1794
                                        Attention:  Alisa Lacey, Esq.

         22. SEVERABILITY. In the event any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect.

         23. BINDING NATURE. None of the parties hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, however, ATC may assign any or all of its rights and/or delegate any or all of its duties under this Agreement to any party who is its successor as a result of the transactions contemplated by the Draft ATC/AutoDAQ Merger Agreement without the further consent or approval of Eagle or UAI. The provisions of this Agreement shall be binding upon ATC, Eagle, UAI and Software Strategies and their respective successors and assigns, and shall inure to the benefit of ATC, Eagle, UAI and Software Strategies and their respective successors and assigns.

         24. CONSTRUCTION. This Agreement shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Agreement.

         25. ATTORNEYS' FEES. Concurrently with the execution of this Agreement, in connection with the negotiation, preparation, execution and delivery of this Agreement and the prior negotiation, preparation, execution and delivery of the ATC/Eagle Transaction documents, ATC shall pay the fees and expenses of Osborn Maldedon, P.A., counsel to Eagle, such fees and expenses not to exceed $25,000.




1031275/15012.01                      -9-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.


                                        AUTOTRADECENTER.COM INC.,
                                        an Arizona corporation


                                        By
                                          --------------------------------------
                                          Roger Butterwick
                                          Its President



                                        EAGLE CAPITAL GROUP, LLC,
                                        an Arizona limited liability company


                                        By
                                          --------------------------------------
                                          Neil Elsey
                                          Its Managing Member



                                        UNITED ADMINISTRATION, INC., an
                                        Arizona corporation


                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        SOFTWARE STRATEGIES, LLC, an
                                        Arizona limited liability company


                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------


1031275/15012.01                      -10-

                                    EXHIBIT A
                                (SETTLEMENT NOTE)


                                 PROMISSORY NOTE



$125,000
                                                                Phoenix, Arizona
                                                                   June 28, 2002

         FOR VALUE RECEIVED, AutoTradeCenter.com INC., an Arizona corporation (the "Maker"), promises to pay to the order of United Administration, Inc. ("Holder"), the sum of One Hundred Twenty-Five Thousand and no/100 Dollars ($125,000) and to pay interest on principal accruing from the date hereof on the full principal balance, all at the rate of twelve percent (12%) per annum, payable as set forth below. Principal and interest shall be payable according to the schedule of payments attached hereto as Exhibit "1", with the first payment due on July 31, 2002. Payments will be made to Holder at 2425 East Camelback Road, Suite 100, Phoenix, Arizona 85016 or at such other address as Holder may designate in writing from time to time.

         Time is of the essence hereof. In the event of any default in the payment of any amount due hereunder, the unpaid principal sum of this Note and accrued interest remaining unpaid may at any time thereafter, at the Holder's option and without further notice or demand, be declared and become due and payable forthwith, and Maker shall pay any and all costs, expenses, and fees, including reasonable attorneys' fees, incurred in collecting or enforcing payment hereunder. Default interest on the sums due hereunder, including such attorneys' fees, shall accrue at the rate of eighteen percent (18%) per annum. This Note may be prepaid, in whole or in part, without penalty at any time.

         At no time shall Maker be obligated or required to pay interest on the principal balance of this note at a rate which would subject the Holder hereof to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance of this Note at a rate in excess of such maximum rate, the rate of interest under this note shall be deemed to be reduced immediately to such maximum rate for so long as (and only for so long as) the rate hereunder is in excess of such maximum rate, and interest paid hereunder in excess of such maximum rate shall be applied to and shall be deemed to have been payment in reduction of the principal balance of this Note or, if the principal balance shall have been paid, shall be refunded to Maker.

         This Note may be modified or amended only by an agreement in writing signed by the party against whom enforcement of such modification or amendment is sought. Maker (and the undersigned representative of Maker, if this Note is execute by a representative) represents that Maker has full power, authority, and legal right to execute and deliver this Note and the debt


1031275/15012.01                      -11-
hereunder constitutes a valid and binding obligation of Maker. The laws of the State of Arizona govern the interpretation and enforcement of this Note.

         Maker hereby (a) waives any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (b) consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part of the whole of the debt evidenced by this Note, and such consent shall not alter or diminish the liability of Maker hereon. Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default.

         Maker agrees that to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder, and any subsequent holders of this Note, and their successors and assigns.

         If any payment required under this Note is not paid on or before the date such payment is due, then Maker shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable, and shall be in addition to all other rights and remedies available to Holder.


1031275/15012.01                      -12-

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date and year first written above.

                                     AUTOTRADECENTER.COM INC., an
                                     Arizona corporation



                                     By:
                                        ----------------------------------------
                                        Roger Butterwick
                                        Its
                                           -------------------------------------










1031275/15012.01                      -13-

                                   SCHEDULE 1



                              SCHEDULE OF PAYMENTS

    -------------------------------------------------------------------------------------------------------------
            PAYMENT DATE                    PRINCIPAL                      INTEREST                   TOTAL
    -------------------------------------------------------------------------------------------------------------
            July 31, 2002                    $10,000                       $1,273.97                $11,273.97
    -------------------------------------------------------------------------------------------------------------
           August 31, 2002                   $10,000                       $1,172.05                $11,172.05
    -------------------------------------------------------------------------------------------------------------
         September 30, 2002                  $10,000                       $1,035.62                $11,035.62
    -------------------------------------------------------------------------------------------------------------
          October 31, 2002                   $10,000                        $ 968.22                $10,968.22
    -------------------------------------------------------------------------------------------------------------
          November 30, 2002                  $10,000                        $ 838.36                $10,838.36
    -------------------------------------------------------------------------------------------------------------
          December 31, 2002                  $10,000                        $ 764.38                $10,764.38
    -------------------------------------------------------------------------------------------------------------
          January 31, 2003                   $10,000                        $ 662.47                $10,662.47
    -------------------------------------------------------------------------------------------------------------
          February 28, 2003                  $10,000                        $ 506.30                $10,506.30
    -------------------------------------------------------------------------------------------------------------
           March 31, 2003                    $10,000                        $ 458.63                $10,458.63
    -------------------------------------------------------------------------------------------------------------
           April 30, 2003                    $10,000                        $ 345.21                $10,345.21
    -------------------------------------------------------------------------------------------------------------
            May 31, 2003                     $10,000                        $ 254.79                $10,254.79
    -------------------------------------------------------------------------------------------------------------
            June 30, 2003                    $15,000                        $ 147.95                $15,147.95
    -------------------------------------------------------------------------------------------------------------



1031275/15012.01                      -14-

                                    EXHIBIT B
                         (UCC-3 TERMINATION STATEMENTS)





1031275/15012.01                      -15-

                                    EXHIBIT C
                            (LETTERS OF RESIGNATION)



                                 June ___, 2002




AutoTradeCenter.com Inc.
1620 South Stapley
Suite 232
Mesa, Arizona 85204

Gentlemen:

         I hereby resign from the Board of Directors of AutoTradeCenter.com Inc., effective immediately.

                                   Sincerely,




                                  ---------------------------
                                  [INSERT NAME]






1031275/15012.01                      -16-

                                    EXHIBIT D

                       (FORM OF INDEMNIFICATION AGREEMENT)

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("AGREEMENT") is effective as of June __, 2002, by and between AutoTradeCenter.com Inc., an Arizona corporation (the "COMPANY"), and ____________ ("INDEMNITEE").

         WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

         WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;
         WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company's directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and
         WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

         NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

A.       CERTAIN DEFINITIONS.

         1. "CHANGE IN CONTROL" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a


1031275/15012.01                      -17-
merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

         2. "CLAIM" shall mean with respect to a Covered Event (as defined below): any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

         3. References to the "COMPANY" shall include, in addition to AutoTradeCenter.com Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which AutoTradeCenter.com Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

         4. "COVERED EVENT" shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

         5. "EXPENSES" shall mean any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

         6. "EXPENSE ADVANCE" shall mean a payment to Indemnitee pursuant to
Section 3 of Expenses in advance of the settlement of or final judgement in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.


1031275/15012.01                      -18-

         7. "INDEPENDENT LEGAL COUNSEL" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

         8. References to "OTHER ENTERPRISES" shall include employee benefit plans; references to "FINES" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "SERVING AT THE REQUEST OF THE COMPANY" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY" as referred to in this Agreement.

         9. "REVIEWING PARTY" shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Company's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

         10. "SECTION" refers to a section of this Agreement unless otherwise indicated.

         11. "VOTING SECURITIES" shall mean any securities of the Company that vote generally in the election of directors.

B.       INDEMNIFICATION.

         1. INDEMNIFICATION OF EXPENSES. Subject to the provisions of Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

         2. REVIEW OF INDEMNIFICATION OBLIGATIONS. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee; PROVIDED, HOWEVER, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be


1031275/15012.01                      -19-
indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

         3. INDEMNITEE RIGHTS ON UNFAVORABLE DETERMINATION; BINDING EFFECT. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

         4. SELECTION OF REVIEWING PARTY; CHANGE IN CONTROL. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company's articles of incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

         4. MANDATORY PAYMENT OF EXPENSES. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

C.       EXPENSE ADVANCES.

         1. OBLIGATION TO MAKE EXPENSE ADVANCES. The Company shall make Expense Advances to Indemnitee upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such


1031275/15012.01                      -20-
amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor by the Company.

         2. FORM OF UNDERTAKING. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

         3. DETERMINATION OF REASONABLE EXPENSE ADVANCES. The parties agree that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

         4. PROCEDURES FOR INDEMNIFICATION AND EXPENSE ADVANCES.

D. TIMING OF PAYMENTS. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) business days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) business days after such written demand by Indemnitee is presented to the Company.

E. NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified or Indemnitee's right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

F. NO PRESUMPTIONS; BURDEN OF PROOF. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of NOLO CONTENDERE, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.


1031275/15012.01                      -21-

G. NOTICE TO INSURERS. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

H. SELECTION OF COUNSEL. In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; PROVIDED, HOWEVER, that (i) Indemnitee shall have the right to employ Indemnitee's separate counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

I.       ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

         1. SCOPE. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's articles of incorporation, the Company's bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 10(a) hereof.

         2. NONEXCLUSIVITY. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's articles of incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, applicable law, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

1031275/15012.01                      -22-

J. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's articles of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder.

K. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

L. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

M. LIABILITY INSURANCE. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

N. EXCEPTIONS. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

O. EXCLUDED ACTION OR OMISSIONS. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law; PROVIDED, HOWEVER, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company's obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

P. CLAIMS INITIATED BY INDEMNITEE. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's articles of incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or
(iii) as otherwise required under applicable law (relating to

1031275/15012.01                      -23-
indemnification of officers, directors, employees and agents; and insurance), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

Q. LACK OF GOOD FAITH. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

R. CLAIMS UNDER SECTION 16(B). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; PROVIDED, HOWEVER, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company's obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

S. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

T. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company's request.

U. EXPENSES INCURRED IN ACTION RELATING TO ENFORCEMENT OR INTERPRETATION. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys' fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; PROVIDED, HOWEVER, that until such final judicial determination is

1031275/15012.01                      -24-
made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; PROVIDED, HOWEVER, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

V. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or
(ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

W. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Arizona for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Superior Court of Maricopa County, Arizona, which shall be the exclusive and only proper forum for adjudicating such a claim.

X. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         CHOICE OF LAW. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Arizona without regard to principles of conflicts of laws.

         SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

         AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver


1031275/15012.01                      -25-
of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

         NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]











1031275/15012.01                      -26-

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

AUTOTRADECENTER.COM INC.
By:
     --------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------


                                           AGREED TO AND ACCEPTED BY:
                                           INDEMNITEE

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           Name (print or type)
















                  [SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]



1031275/15012.01                      -27-

                                    EXHIBIT E
                           (FORM OF VOTING AGREEMENT)



                            AUTOTRADECENTER.COM INC.
                          STOCKHOLDER VOTING AGREEMENT

THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June __, 2002 between Autodaq Corporation, a Delaware corporation ("COMPANY"), and the undersigned stockholder (the "STOCKHOLDER") of AutoTradeCenter.com Inc., an Arizona corporation (the "PARENT").

RECITALS

A. Parent, AutoTradeCenter, Inc, a Delaware corporation and wholly-owned subsidiary of Parent ("AUTC DELAWARE"), the Company, Merger Sub (as defined below), Parent Stockholder Representative and Company Stockholder Representative have entered into an Agreement and Plan of Reorganization dated as of June 28, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of AUTC Autodaq Corporation, a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware ("MERGER SUB"), with and into the Company with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. The Merger shall occur immediately following a reincorporation pursuant to which Parent will merge with and into AUTC Delaware (the "REINCORPORATION"). Pursuant to the Merger, all outstanding capital stock of the Company shall be exchanged for preferred and common stock of AUTC Delaware, as set forth in the Reorganization Agreement;

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement; and

C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his, her or its, capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Parent and AUTC Delaware over which Stockholder has voting power so as to facilitate consummation of the Merger on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1031275/15012.01                      -28-

         1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

              (a) "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.

              (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

              (c) "SHARES" shall mean: (i) all securities of the Parent (including all options, warrants and other rights to acquire securities) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent and AUTC Delaware (including all additional options, warrants and other rights to acquire securities of Parent and AUTC Delaware Shares) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

              (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.   TRANSFER OF SHARES.

              (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (the "PROXY"); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

              (b) TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. At every meeting of the Parent Stockholders called, and at every adjournment thereof, and on every action or approval by written consent of the Parent Stockholders, Stockholder (in his, her or its capacity as such) shall cause the Shares to be voted in favor of the approval and adoption of the Reorganization Agreement, the Reorganization and the issuance of the Merger Stock in the Reorganization. This Agreement shall not apply to any other


1031275/15012.01                      -29-
matters other than matters related to the approval and adoption of the Reorganization Agreement, the Reorganization and the issuance of the Merger Stock in the Reorganization.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a duly executed Proxy, which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5.   STOCK DIVIDEND.

              (a) STOCK DIVIDEND. Concurrently with the execution of this Agreement, Stockholder agrees to hold all shares of capital stock of AUTC Delaware that Stockholder may acquire as a stock dividend pursuant to the Reincorporation (the "STOCK DIVIDEND") in accordance with this Section 5. This
Section 5 shall only apply to the Stock Dividend and does not extend to any other shares of capital stock of AUTC Delaware that Stockholder now holds or may hereafter acquire.

              (b) LOCKUP AGREEMENT. Concurrently with the execution of this Agreement, Stockholder hereby agrees that, in connection with the first registration of the offering of any securities of AUTC Delaware under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for the account of AUTC Delaware after the date hereof, if so requested by AUTC Delaware or any representative of the underwriters (the "MANAGING UNDERWRITER"), Stockholder shall not sell or otherwise transfer any shares of the Stock Dividend during the period specified by AUTC Delaware's Board of Directors at the request of the Managing Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of such registration statement; provided that all executive officers, directors and 5% stockholders enter into similar agreements. AUTC Delaware may impose stop-transfer instructions with respect to shares of the Stock Dividend until the end of such Market Standoff Period. AUTC Delaware shall use best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of AUTC Delaware and holders of registration rights with respect to capital stock of AUTC Delaware.

              (c) TRANSFER OF STOCK DIVIDEND. Shares of the Stock Dividend may be assigned to any transferee or assignee, other than a competitor or potential competitor of the AUTC Delaware (as determined in good faith by AUTC Delaware's Board of Directors), in connection with any transfer or assignment of the Stock Dividend by the Stockholder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) written notice is promptly given to AUTC Delaware; and (iii) such transferee or assignee agrees in writing to be bound by the provisions of this Section 5.

              (d) RESTRICTIVE LEGEND. Each certificate representing shares of the Stock Dividend shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION

1031275/15012.01                      -30-

              STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

              (e) STOCKHOLDER COVENANT. Stockholder agrees that it will not request that a transfer of shares of the Stock Dividend be made solely in reliance on Rule 144(k), if, as a result thereof, AUTC Delaware would be rendered subject to the reporting requirements of the Exchange Act.

              (f) EFFECTIVENESS. Notwithstanding anything contained in this Agreement to the contrary, this Section 5 shall not become effective until Stockholder has received a distribution of the capital stock dividend pursuant to the Reincorporation. Upon such distribution, this Section 5 shall remain effective after the Expiration Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder (a) is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except encumbrances arising under securities laws or as are disclosed on such signature page, (b) does not beneficially own any securities of Parent or AUTC Delaware other than the Shares indicated on the signature page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         7. ADDITIONAL DOCUMENTS. Stockholder (in his, her or its capacity as such) and Company hereby covenant and agree to execute and deliver any additional documents as are reasonably necessary or desirable to carry out the intent of this Agreement.

         8. LEGENDING OF SHARES. If so requested by Company, Stockholder agrees that the certificates representing Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy; provided, however, that any such legend (other than the legend set forth in Section 5(e) hereof) shall be removed by the Company upon the termination of this Agreement; provided, however, that any such legend shall be removed by the Company upon the termination of this Agreement.

         9. TERMINATION. Other than Section 5, this Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         10. CONSENT AND WAIVER. Stockholder (both in his, her or its capacity as a stockholder and in any other capacity) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have; provided, however, that the foregoing shall not be deemed to constitute the consent of the Stockholder (in his, her or its capacity as a stockholder) to


1031275/15012.01                      -31-
the Merger or the Reorganization Agreement, which consent shall only be effected in connection with a meeting of the Parent Stockholders or a written consent in lieu thereof.

         11. CAPACITY. Notwithstanding Section 10 above, Stockholder's obligations hereunder shall not affect Stockholder or any of Stockholder's affiliates in their capacity as a director or officer of Parent or as a fiduciary to any other Person (other than any of the stockholders of Parent), or shall be construed to require Stockholder to take, or in any way limit any action that Stockholder may take, to discharge Stockholder's duties in such other capacity.

         12.  MISCELLANEOUS.

              (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

              (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

              (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or five days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


1031275/15012.01                      -32-

                  If to the Company:

                           Autodaq Corporation
                           1330 O'Brien Drive
                           Menlo Park, CA  94025
                           Attention: Adam Boyden, President
                           Telephone No.: (650) 532-6300
                           Facsimile No.:


                  with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94305-1050
                           Attention:  Steve Bochner
                                       Jose Macias
                                       Michael Dorf
                           Telephone No.: (650) 493-9300
                           Telecopy No.:   (650) 493-6811

                  If to Stockholder:

                  To the address for notice set forth on the signature page hereof.

              (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

              (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

              (h) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

              (i) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

              (j) NO OBLIGATION TO EXERCISE OPTIONS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire any Shares.



1031275/15012.01                      -33-

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.


AUTODAQ CORPORATION                          STOCKHOLDER


By:                                          By:
      -----------------------------------       --------------------------------

Name:                                        Name:
      -----------------------------------         ------------------------------

Title:                                       Title:
       ----------------------------------          -----------------------------

                                             Print Address:
                                                           ---------------------

                                             -----------------------------------

                                             Telephone:
                                                       -------------------------

                                             Facsimile No.:
                                                           ---------------------

                                             Shares beneficially owned:

                                             ________  Parent Common Stock

                                             ________  Parent Series D Preferred
                                                       Stock

                                             ________  Parent Series E Preferred
                                                       Stock

                                             ________  Parent Common Stock
                                                       issuable upon exercise of
                                                       outstanding warrants or
                                                       options



          [SIGNATURE PAGE TO AUTOTRADECENTER.COM INC. VOTING AGREEMENT]

                                IRREVOCABLE PROXY

The undersigned Stockholder (the "STOCKHOLDER") of AutoTradeCenter.com Inc., an Arizona corporation (the "Parent"), hereby irrevocably appoints the directors on the Board of Directors of Autodaq Corporation, a Delaware corporation ("COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all (i) shares and securities of Parent (including all options, warrants and other rights to acquire shares and securities) owned by Stockholder as of the date hereof and (ii) any and all additional securities of Parent and AUTC Delaware (including all additional options, warrants and other rights to acquire shares and securities) of which Stockholder acquires ownership after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Proxy is irrevocable, is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Voting Agreement of even date herewith by and among the Company and the undersigned Stockholder (the "VOTING AGREEMENT") and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger and Reorganization dated as of June 28, 2002 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of AUTC Autodaq Corporation ("MERGER SUB"), a Delaware corporation and a wholly-owned subsidiary of AUTC Delaware (which is a Delaware corporation and wholly-owned subsidiary of Parent), with and into the Company, with the Company to survive as a wholly-owned subsidiary of AUTC Delaware. As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article X thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) November 28, 2002.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Parent Stockholders and in every written consent in lieu of such meeting in favor of the approval and adoption of the Reorganization Agreement and the Reorganization and the issuance of the Merger Stock in the Reorganization and in favor of approval of the Merger.

The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned Stockholder may vote the Shares on all other matters. All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                                   EXHIBIT K

This Proxy is irrevocable. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  June __, 2002



                               Signature of Stockholder:
                                                        ------------------------

                               Print Name of Stockholder:
                                                         -----------------------

                               Shares beneficially owned:

                               ________  Parent Common Stock

                               ________  Parent Series D Preferred Stock

                               ________  Parent Series E Preferred Stock

                               ________  Parent Common Stock issuable upon
                                         exercise of outstanding warrants or
                                         options

                                    EXHIBIT F
                  (TERMS OF NEW REGISTRATION RIGHTS AGREEMENT)


SUMMARY OF AUTC COMMON STOCK REGISTRATION RIGHTS FOR EAGLE, ARNOLD AND ELSEY


PIGGYBACK RIGHTS ON COMPANY REGISTRATIONS:
Eagle, Arnold and Elsey shall be entitled to unlimited piggyback registration rights with respect to AUTC registrations of AUTC's own common stock, subject to a pro rata cutback to a minimum of 30% of the offering (with the option for complete cutback only on AUTC's first underwritten offering) at the underwriter's discretion. The pro rata cutback with 30% minimum inclusion as well as the provision for complete cutback in the event of AUTC's first underwritten offering applies to all investors, not just to Eagle, Arnold and Elsey.

DEMAND RIGHTS:
Eagle, Arnold and Elsey (along with holders of AUTC's Senior Preferred Stock) will be entitled to two (2) demand registration rights under the following terms:

      o Only a vote representing a majority of the registrable securities (voting on an as-converted to Common Stock basis) can initiate a demand registration;
      o The demand rights become effective beginning two years after the closing of AUTC's Senior Preferred Stock financing (i.e., around the time of the closing of the AUTC/Autodaq merger);
      o The aggregate offering price to the public for the registered shares must be equal to or greater than $5,000,000;
      o Cut-back will be pro rata, first among holders who do not have demand rights (i.e., investors other than Senior Preferred, Eagle, Arnold and Elsey) and then, if necessary, pro rata among the holders that do have demand rights (i.e., the Senior Preferred, Eagle, Arnold and Elsey); and
      o Assuming all conditions above are met, AUTC will use its best efforts to cause such shares to be registered.

S-3 RIGHTS:
Eagle, Arnold and Elsey (along with the holders of AUTC's Senior Preferred Stock) will be entitled to unlimited S-3 registration rights, subject to the following terms:

      o The aggregate proceeds of any such registration must exceed $1,000,000; and
      o        AUTC  shall  not  be  obligated  to  file  more  than  two   such
           registration statements in any 12-month period.

TRANSFER OF REGISTRATION RIGHTS:
Registration rights may be assigned to any transferee or assignee, other than a competitor or potential competitor of the Company (as determined in good faith by the Company's Board of Directors) in connection with any transfer or assignment of Registrable Securities by the holder, provided that:

   (i) such transfer is otherwise effected in accordance with applicable securities laws;

   (ii) the assignee or transferee acquires at least 33.34% of the shares (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities (including Preferred Stock convertible into Registrable Securities) that the holder originally held on the date of the Investor Rights Agreement;
   (iii)  written notice is promptly given to the Company; and
   (iv) the transferee or assignee agrees in writing to be bound by the same obligations as the original holder.

TERMINATION OF REGISTRATION RIGHTS:
All registration rights shall terminate (as to each holder of such rights) upon the earlier of (i) four years after the closing of AUTC's Initial Public Offering or (ii) the date when such holder can sell all of its Registrable Securities pursuant to Rule 144(k) or pursuant to Rule 144 under the Securities Act within any three (3) month period, and such holder owns less than one percent (1%) of the outstanding capital stock of the Company.

REGISTRATION EXPENSES:
All registration expenses as set forth in the Investor Rights Agreement shall be borne by AUTC.

SECURITIES COVERED:
The registration rights shall cover any AUTC securities owned by Eagle upon exercise of the Funding Warrant and any AUTC securities owned by Arnold or Elsey (including any shares acquired upon the exercise of stock option or warrants).

SUBSEQUENT REGISTRATION RIGHTS
The Company must obtain prior written consent of holders of a majority of the Registrable Securities (voting on an as converted to Common Stock basis) to enter into any agreement with any current or future holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration, except to the extent that such registration would not otherwise reduce the amount of the Registrable Securities of the current holders that are included.

                                   EXHIBIT L

                    AMENDED AND RESTATED SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT



            ========================================================

                              AUTOTRADECENTER, INC.

        AMENDED AND RESTATED SERIES E PREFERRED STOCK PURCHASE AGREEMENT



                                  JUNE 27, 2002

            =========================================================









1032533 Exhibit L Final Series E Preferred Stock Purchase Agreement

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1 Authorization and Sale of Series E Preferred Stock...................2

    1.1      Authorization of Series E Preferred Stock.........................2
    1.2      Sale and Issuance of Series E Preferred...........................2
    1.3      Use of Proceeds...................................................2

SECTION 2 Closing Dates; Delivery..............................................2

    2.1      Closing Dates.....................................................2
    2.2      Delivery and Payment..............................................3

SECTION 3 Representations and Warranties of the Company and Autodaq............3

    3.1      Organization and Standing; Certificate of Incorporation
             and Bylaws........................................................3
    3.2      Corporate Power...................................................3
    3.3      Subsidiaries......................................................4
    3.4      Capitalization....................................................4
    3.5      Authorization.....................................................6
    3.6      Proprietary Rights................................................8
    3.7      Litigation........................................................9
    3.8      Material Liabilities..............................................9
    3.9      Material Agreements...............................................9
    3.10     Title to Properties and Assets; Liens.............................9
    3.11     Compliance with Other Instruments.................................9
    3.12     Employees........................................................10
    3.13     Registration Rights; Voting......................................10
    3.14     Governmental Consent.............................................10
    3.15     Offering.........................................................10
    3.16     Brokers or Finders...............................................10
    3.17     Permits..........................................................11
    3.18     Financial Statements.............................................11
    3.19     Employee Compensation Plans; Employee Relations..................12
    3.20     Taxes............................................................12
    3.21     Corporate Documents..............................................13
    3.22     Absence of Certain Developments..................................13

SECTION 4 Representations and Warranties of the Purchaser.....................14

    4.1      Preexisting relationship with Company; Business and
             Financial Experience; Accredited Investor........................14
    4.2      Investment Intent; Blue Sky......................................15
    4.3      Rule 144.........................................................15
    4.4      No Public Market.................................................15
    4.5      Restrictions on Transfer; Restrictive Legends....................15
    4.6      Access to Data...................................................15

                                TABLE OF CONTENTS
                                   (CONTINUED)



    4.7      Authorization....................................................15
    4.8      Brokers or Finders...............................................16
    4.9      Tax Liability....................................................16

SECTION 5 Conditions to Closing of the Purchasers.............................16

    5.1      Representations and Warranties Correct...........................16
    5.2      Covenants........................................................16
    5.3      Opinion of Autodaq's Counsel.....................................16
    5.4      Opinion of the Company's Counsel.................................17
    5.5      Blue Sky.........................................................17
    5.6      Restated Certificate.............................................17
    5.7      Investor Rights Agreement........................................17
    5.8      ROFR, Co-Sale Agreement..........................................17
    5.9      Voting Agreement.................................................17
    5.10     Effectiveness of Merger..........................................17
    5.11     Company Compliance Certificate...................................17
    5.12     Autodaq Compliance Certificate...................................17
    5.13     Company's Secretary's Certificate................................17
    5.14     Autodaq's Secretary's Certificate................................18
    5.15     Board of Directors...............................................18

SECTION 6 Conditions to Closing of the Company................................18

    6.1      Representations and Warranties Correct...........................18
    6.2      Covenants........................................................18
    6.3      Blue Sky.........................................................19
    6.4      Investor Rights Agreement........................................19
    6.5      ROFR and Co-Sale Agreement.......................................19
    6.6      Voting Agreement.................................................19

SECTION 7 Miscellaneous.......................................................19

    7.1      Survival of Warranties...........................................19
    7.2      Governing Law....................................................19
    7.3      Successors and Assigns...........................................19
    7.4      Entire Agreement; Amendment......................................19
    7.5      Notices..........................................................19
    7.6      Delays or Omissions..............................................20
    7.7      Expenses.........................................................21
    7.8      Counterparts.....................................................21
    7.9      Severability.....................................................21
    7.10     Titles and Subtitles.............................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)


EXHIBITS
     A        Schedule of Purchasers
     B        Amended and Restated Certificate of Incorporation
     C-1      Company Schedule of Exceptions
     C-2      Autodaq Schedule of Exceptions
     D        Investor Rights Agreement
     E        Right of First Refusal, Co-Sale Agreement
     F        Voting Agreement
     G-1      Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati, legal counsel to Autodaq
     G-2      Form of Legal Opinion of Gallagher & Kennedy, L.L.P., legal counsel to the Company
     H-1      Company Compliance Certificate
     H-2      Autodaq Compliance Certificate
     I-1      Company Secretary's Certificate
     I-2      Autodaq Secretary's Certificate
     J        Employment, Confidential Information and Invention Assignment
              Agreement

                             AUTOTRADECENTER, INC.

             AMENDED AND RESTATED SERIES E PREFERRED STOCK PURCHASE
                                    AGREEMENT

         This Amended and Restated Series E Preferred Stock Purchase Agreement (this "AGREEMENT") is made as of June 27, 2002, by and among AutoTradeCenter, Inc., a Delaware corporation (the "COMPANY"), Autodaq Corporation, a Delaware corporation ("AUTODAQ"), and the purchasers of the Company's Series E Preferred Stock listed on EXHIBIT A hereto who are signatories of this Agreement (the "PURCHASERS").

         WHEREAS:

         A. The Company, Autodaq, AutoTradeCenter, Inc., an Arizona corporation ("AUTC ARIZONA"), AUTC Autodaq Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), the Company Stockholder Representative and the Autodaq Stockholder Representative entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "MERGER AGREEMENT"), whereby Merger Sub will merge with and into Autodaq with Autodaq to remain as the wholly-owned subsidiary of the Company (the "MERGER").

         B.    As an inducement for the various parties to the Merger
Agreement to complete the Merger, entities affiliated with August Capital ("AUGUST") agreed to purchase a certain percentage of the Company's fully-diluted capital stock (including for purposes of this calculation all outstanding options and warrants and shares of AUTC Arizona's Common Stock reserved for issuance pursuant to AUTC Arizona's 1997 Stock Plan) (the "FULLY DILUTED CAPITAL STOCK") for an aggregate purchase price of $2,000,000, pursuant to the terms described herein (the "AUGUST Investment").

         C.    The Purchasers, Autodaq and the Company entered into a Series
E Preferred Stock Purchase Agreement, dated as of the date hereof (the "ORIGINAL AGREEMENT"), pursuant to which the Company agreed to issue and sell up to $4,000,000 of the Company's Series E Preferred Stock.

         D. The Company, Autodaq and the Purchasers now recognize that the parties made a mutual mistake with respect to the ownership percentages specified in Section 1.1 of the Original Agreement.

         E. The Company, Autodaq and the Purchasers now agree that it is in their mutual best interests and the best interests of the Company's stockholders to amend Section 1.1 of the Original Agreement to correct the mutual mistake.

         F. The August Investment shall consist of the purchase and receipt, in exchange for an aggregate purchase price of $2,000,000, of (i) a certain number of shares of the Company's Series E Preferred Stock, par value $0.00001 per share (the "SERIES E PREFERRED") and (ii) warrants to purchase a certain number of shares of Company Common Stock equal to two hundred percent (200%) of the number of shares of Series E Preferred (the "WARRANTS"). The exact number of shares,


C:\WINDOWS\temp\EXHIBIT L Series E Stock Purchase Agreement.DOC purchase price per share (in the case of the Series E Preferred), and exercise price per share (in the case of the Warrants) will be determined immediately prior to the Closing.

         THEREFORE BE IT RESOLVED THAT:

         In consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
               AUTHORIZATION AND SALE OF SERIES E PREFERRED STOCK

         1.1 AUTHORIZATION OF SERIES E PREFERRED STOCK. The Company has authorized the sale and issuance to the Purchasers of up to $4,000,000 of the Series E Preferred (the "SHARES"), including the Warrants attached thereto, having the rights, preferences, privileges and restrictions as set forth in the Company's Amended and Restated Certificate of Incorporation in substantially the form attached hereto as EXHIBIT F (the "RESTATED CERTIFICATE"). Assuming that the Company issues and sells and the Purchasers buy all of the Shares authorized for issuance, the Purchasers will hold, in the aggregate, twenty-eight and fifty-seven hundredths percent (28.57%) of the Fully Diluted Capital Stock, consisting of nine and fifty-two hundredths (9.52%) of the Fully Diluted Capital Stock in the form of shares of Series E Preferred and nineteen and five hundredths percent (19.05%) of the Fully Diluted Capital Stock in the form of Warrants to purchase shares of Company Common Stock.

         1.2 SALE AND ISSUANCE OF SERIES E PREFERRED. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers, and the Purchasers will buy the Shares and Warrants from the Company for an aggregate purchase price of up to $4,000,000, in the amount of Shares and Warrants specified opposite the name of each Purchaser in the column designated "NUMBER OF SHARES" and "WARRANTS", respectively, on EXHIBIT A. The Company's agreements with each of the Purchasers are separate agreements, and the sale of the Shares and Warrants to each Purchaser is a separate sale.

         1.3 USE OF PROCEEDS. The Company intends to use the proceeds from the sale of the Shares to retire certain balances outstanding with respect to (a) that certain Multiple Advance Credit Note issued to Eagle Capital by AUTC Arizona on July 26, 2001 and (b) that certain Facilities Use and Administrative Services Agreement, dated July 31, 2001, by and between AUTC Arizona and United Administration, Inc.

                                   SECTION 2
                             CLOSING DATES; DELIVERY

         2.1 CLOSING DATES. It is anticipated that purchases and sales of the Shares hereunder shall be consummated at one or more closings (collectively, the "CLOSINGS" or individually, a "CLOSING"). Each Closing shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA at 4:00 p.m., local time, or at such other time and place upon which the Company and the Purchasers consummating purchases at such Closing shall agree and at such time as the


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Company sells to the Purchasers Shares with an aggregate value of at least $3 million, including $2 million from August (which shall include cancellation of indebtedness), and $1 million from Purchasers other than August. The first such closing (the "FIRST CLOSING") shall take place as promptly as practicable, but no later than three (3) business days following the satisfaction or waiver of the conditions set forth in Sections 6 and 7 hereof (the date and time of the First Closing is hereinafter referred to as the "FIRST CLOSING DATE"). At any time on or before November 28, 2002, the Company may hold subsequent Closings ("SUBSEQUENT CLOSINGS") where the Company may sell the authorized number of shares not sold at the First Closing after the First Closing Date by adding additional signatories (which additional Purchasers must be reasonably acceptable to August) to this Agreement. The Per Share Price and other terms of sales consummated at Subsequent Closings shall be on the same terms of the sales consummated at the First Closing. The Schedule of Purchasers shall be amended in connection with any Subsequent Closings to add thereto information relating to the Purchasers participating in such Closing.

         2.2 DELIVERY AND PAYMENT. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser at the Closing, against payment of the purchase price therefor, by check payable to the Company, by wire transfer per the Company's instructions, by cancellation of indebtedness or by a combination of the foregoing.

                                   SECTION 3
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AUTODAQ

         The Company and Autodaq make their respective representations and warranties to the Purchasers severally but not jointly. Except as set forth on EXHIBIT C-1 and EXHIBIT C-2 attached hereto, the Company and Autodaq represent and warrant to the Purchasers, as of the date hereof, that:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company and Autodaq are corporations duly organized and existing under, and by virtue of, the laws of the State of Delaware and are in good standing under such laws. The Company and Autodaq have requisite corporate power and authority to own and operate their respective properties and assets and to carry on their respective businesses as presently conducted. The Company is not presently qualified to do business in any jurisdiction other than Delaware. Autodaq is presently qualified to do business and is in good standing as a foreign corporation in California and Minnesota, and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of Autodaq. The Company and Autodaq have made available to the counsel for the Purchasers copies of their respective Certificates of Incorporation and bylaws, as currently in effect, as well as their respective minute books. Said copies are true, correct and complete and reflect all amendments now in effect.

         3.2 CORPORATE POWER. The Company and Autodaq have all requisite legal and corporate power and authority to execute and deliver this Agreement, the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT D (the "INVESTOR RIGHTS AGREEMENT"), the Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as EXHIBIT E (the


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"ROFR, CO-SALE AGREEMENT") and the Voting Agreement in substantially the form attached hereto as EXHIBIT F (the "VOTING AGREEMENT"). This Agreement, the ROFR, Co-Sale Agreement, the Voting Agreement and the Investors Rights Agreement are together the "INVESTMENT AGREEMENTS". The Company has all requisite legal and corporate power and authority to file the Restated Certificate with the Delaware Secretary of State, to sell and issue the Shares hereunder, to issue the underlying Company Common Stock (the "CONVERSION STOCK") in accordance with the provisions of the Restated Certificate, and to carry out and perform its obligations under the terms of the Investment Agreements.

         3.3 SUBSIDIARIES. The Company and Autodaq have no subsidiaries or affiliated companies and do not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity and do not have any options, subscription or other rights to obtain any such equity interest.

         3.4 CAPITALIZATION.

              (a) COMPANY CAPITAL STRUCTURE: The authorized capital stock of the Company consists of: (i) 1,000 shares of Common Stock, par value $.00001 per share, none of which are issued and outstanding as of the date hereof ("COMPANY COMMON STOCK"), and (ii) 1,000 shares of Preferred Stock, par value $.00001 per share, none of which are issued and outstanding as of the date hereof ("COMPANY PREFERRED STOCK").

              (b) AUTC ARIZONA CAPITAL STRUCTURE: The authorized capital stock of AUTC Arizona consists of: (i) 100,000,000 shares of Common Stock, of which 66,088,851 shares are issued and outstanding as of the date hereof ("AUTC ARIZONA COMMON STOCK"), and (ii) 1,000,000 shares of Preferred Stock, 6,750 of which are designated as Series A Preferred Stock ("AUTC ARIZONA SERIES A PREFERRED"), 250,000 of which are designated as Series B Preferred Stock ("AUTC ARIZONA SERIES B PREFERRED"), 20,800 of which are designated as Series C Preferred Stock ("AUTC ARIZONA SERIES C PREFERRED"), 31,200 of which are designated as Series D Preferred Stock ("AUTC ARIZONA SERIES D PREFERRED"), and 1,300 of which are designated as Series E Preferred Stock ("AUTC ARIZONA SERIES E PREFERRED") (collectively, "AUTC ARIZONA PREFERRED STOCK"). There are (w) no shares of AUTC Arizona Series A Preferred or AUTC Arizona Series B Preferred which are issued and outstanding (x) no shares of AUTC Arizona Series C Preferred which are issued and outstanding (y) 8,740 shares of AUTC Arizona Series D Preferred which are issued and outstanding and (z) no shares of AUTC Arizona Series E Preferred, which are issued and outstanding. AUTC Arizona has reserved a sufficient number of shares of AUTC Arizona Common Stock for issuance upon conversion of AUTC Arizona Series D Preferred required by AUTC Arizona's Articles of Incorporation, as amended, Statement Pursuant to Section 10-602 of The Arizona Business Corporation Act of AUTC Arizona Regarding Series D Preferred Stock. All of the outstanding shares of capital stock of AUTC Arizona have been duly authorized and validly issued, and are fully paid and nonassessable and free of any preemptive rights or any similar rights, and have been issued in compliance with applicable securities laws. AUTC Arizona has reserved 3,458,318 shares of AUTC Arizona Common Stock for issuance under AUTC Arizona's 1997 Stock Option Plan (the "1997 STOCK PLAN"). The transactions contemplated by this Agreement will not accelerate or change

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the vesting provisions of such options. Except as set forth above, and as provided in the Investment Agreements and EXHIBIT C-1, there are no options, warrants or other rights to purchase or acquire any of the AUTC Arizona's authorized and unissued capital stock. Other than in connection with the Merger, AUTC Arizona is not a party or subject to any agreement or understanding, and, to the best of AUTC Arizona's knowledge, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of AUTC Arizona. No stock plan, stock purchase, stock option or other agreement or understanding between AUTC Arizona and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event. All outstanding securities of AUTC Arizona, including, without limitation, all outstanding shares of the capital stock of AUTC Arizona, all shares of the capital stock of AUTC Arizona issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that AUTC Arizona is obligated to issue, are subject to a one hundred eighty (180) day "market stand-off" restriction upon an initial public offering of AUTC Arizona's securities pursuant to a registration statement filed with the Securities and Exchange Commission ("SEC") pursuant to the Act in a form substantially similar to
Section 7 of the Rights Agreement.

              (c) AUTODAQ CAPITAL STRUCTURE: The authorized capital stock of Autodaq consists of: (a) 45,000,000 shares of Common Stock, par value $.001 per share (the "AUTODAQ COMMON STOCK"), 11,524, 207 of which are issued and outstanding, and 15,108,423 shares of Preferred Stock, par value $.001 per share, 5,020,000 of which are designated Series A Preferred Stock ("SERIES A PREFERRED"), all of which are issued and outstanding, 10,088,423 of which are designated Series B Preferred ("SERIES B PREFERRED"), 8,260,945 of which are issued and outstanding, and 1,300,000 of which are designated Series C Preferred Stock ("SERIES C PREFERRED"), 318,412 of which are issued and outstanding. The Series A Preferred, the Series B Preferred and the Series C Preferred have the rights, preferences, privileges and restrictions set forth in Autodaq's Amended and Restated Certificate of Incorporation. All currently outstanding shares of Autodaq Common Stock and the Series A Preferred, Series B Preferred and Series C Preferred are duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws. Autodaq has reserved 10,040,000 shares of Autodaq Common Stock for issuance upon conversion of the Series A Preferred, 10,088,423 shares of Autodaq Common Stock for issuance upon conversion of the Series B Preferred and 1,300,000 shares of Autodaq Common Stock for issuance upon conversion of the Series C Preferred. Autodaq has reserved 9,710,000 shares of Autodaq Common Stock for issuance under its 1999 Stock Plan, of which 3,455,961 options to purchase such shares are outstanding as of the date hereof at the exercise prices set forth on Annex 1 to EXHIBIT C-2. The transactions contemplated by this Agreement will not accelerate or change the vesting provisions of such options. Except as set forth above, and as provided in the Autodaq's Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement, its Amended and Restated Investor Rights Agreement and EXHIBIT C-2, there are no options, warrants or other rights to purchase or acquire any shares of Autodaq's authorized and unissued capital stock. Autodaq is not a party or subject to any agreement or understanding, and, to the best of Autodaq's knowledge, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of Autodaq. No stock plan, stock

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purchase, stock option or other agreement or understanding between Autodaq and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event. All outstanding securities of Autodaq, including, without limitation, all outstanding shares of the capital stock of Autodaq, all shares of the capital stock of Autodaq issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that Autodaq is obligated to issue, are subject to a one hundred eighty (180) day "market stand-off" restriction upon an initial public offering of Autodaq's securities pursuant to a registration statement filed with the SEC pursuant to the Act in a form substantially similar to Section 7 of the Rights Agreement.

         3.5 AUTHORIZATION. All corporate action on the part of the Company and Autodaq, their respective directors and stockholders necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of the Company's obligations under the Investment Agreements has been taken or will be taken prior to the Closing. The Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; PROVIDED, HOWEVER, that the Company makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Certificate; immediately prior to the Closing, the Company Common Stock issuable upon conversion of the Shares will be duly and validly reserved and, when issued in compliance with the provisions of the Restated Certificate, will be validly issued, fully paid and nonassessable; and the Shares and the Conversion Stock will be free of any liens or encumbrances (assuming the Purchaser takes the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Investment Agreements. The issuance of the Shares will not be subject to any preemptive rights or rights of first refusal, other than those rights which have been validly waived. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 3.14 below, the Shares and the Conversion Stock will be issued in compliance with all applicable federal and state securities laws.

         3.6 NON-CONTRAVENTION.

              (a) COMPANY. The execution and delivery of this Agreement, the Investment Agreements, the Merger Agreement and all other agreements related to the Merger (collectively, the "TRANSACTION AGREEMENTS") by the Company does not, and performance of the Transaction Agreements by the Company will not, (i) conflict with or violate the Company's Restated Certificate or Bylaws, any resolution adopted by the Company's stockholders, Board of Directors or a committee of the Board of Directors of the Company, (ii) subject to obtaining the approval and


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adoption of the Transaction Agreements and the approval of the transactions contemplated hereby and thereby, conflict with or violate any legal requirement applicable to the Company or by which the Company or any of its properties is bound or affected, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien (as defined below) on any of the material properties or assets of the Company pursuant to, any Company Material Contract (as described in Section 3.11), except as set forth in EXHIBIT C-1, or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity (as defined below) the right to revoke, withdraw, suspend, cancel, terminate or modify any permit that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company. For purposes of this Agreement, "LIEN" shall mean any lien, encumbrance, mortgage, pledge, security interest, claim, charge, option or other defect in ownership or title.

              (b) AUTODAQ. The execution and delivery of Transaction Agreements by Autodaq does not, and performance of the Transaction Agreements by Autodaq will not, (i) conflict with or violate Autodaq's Amended and Restated Certificate or Bylaws, as currently in effect, any resolution adopted by Autodaq's stockholders, Board of Directors or a committee of the Board of Directors of Autodaq, (ii) subject to obtaining the approval and adoption of the Transaction Agreements and the approval of the transactions contemplated hereby and thereby, conflict with or violate any legal requirement applicable to Autodaq or by which Autodaq or any of its properties is bound or affected, (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Autodaq's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the material properties or assets of Autodaq pursuant to, any Material Contract of Autodaq (as described in Section 3.11), except as set forth in EXHIBIT C-2, or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify any permit that is held by Autodaq or that otherwise relates to the business of Autodaq or to any of the assets owned or used by Autodaq.

         3.7  NECESSARY CONSENTS.

              (a) COMPANY. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") or any other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and other transactions contemplated hereby, except for (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or "blue sky") laws, (iii) such other consents,

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approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not be material to the Company or materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby within the time frame in which the sale of the Shares would otherwise be consummated in the absence of the need for such consents, approvals, orders, authorizations, registrations, declarations or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iii) are referred to herein as the "REGULATORY CONSENTS."

              (b) AUTODAQ. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person is required to be obtained or made by Autodaq in connection with the execution and delivery of this Agreement and other transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not be material to Autodaq or materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby within the time frame in which the sale of the Shares would otherwise be consummated in the absence of the need for such consents, approvals, orders, authorizations, registrations, declarations or filings.

         3.8 PROPRIETARY RIGHTS. The Company and Autodaq have title and ownership of, or full right to use pursuant to those agreements identified on EXHIBIT C-1 and EXHIBIT C-2, respectively, all patents, trademarks, service marks, trade names, Internet domain names, copyrights, trade secrets, information, proprietary rights and processes ("INTELLECTUAL PROPERTY") necessary for their respective businesses as now conducted and as proposed to be conducted (as it relates to the Company, "COMPANY INTELLECTUAL PROPERTY"; as it relates to Autodaq, "AUTODAQ INTELLECTUAL PROPERTY") and, to the best of the Company's and Autodaq's knowledge, as the case may be, without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, agreements, security interests, liens or other encumbrances of any kind relating to Company Intellectual Property and Autodaq Intellectual Property, nor is the Company or Autodaq bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. Neither the Company (with respect to Company conduct) nor Autodaq (with respect to Autodaq conduct) has received any communications alleging that the Company or Autodaq has violated or, by conducting their respective businesses as currently conducted, would violate any Intellectual Property rights of any other person or entity. To the best of the knowledge of the Company or Autodaq, as the case may be, no third party is infringing any of the Company's Intellectual Property or Autodaq's Intellectual Property. To the knowledge of the Company or Autodaq, as the case may be, none of their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with the use of such employee's best efforts to promote the interests of the Company or Autodaq or that would conflict with the Company's or Autodaq's business as currently conducted or proposed to be conducted. Neither the execution and delivery of the Investment Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument


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under which any of such employees is now obligated. Neither Autodaq nor the
Company believes it is or will be necessary to utilize any inventions of any of their employees (or people they currently intend to hire) made prior to their employment by the Company or Autodaq. No officer, director or employee of the Company or Autodaq has any interest in Company Intellectual Property or Autodaq Intellectual Property.

         3.9 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Company's and Autodaq's knowledge, as the case may be, threatened against the Company or Autodaq or their respective properties before any court or governmental agency. There is no action, suit, proceeding or investigation by the Company or Autodaq currently pending or which the Company or Autodaq intends to initiate.

         3.10 MATERIAL LIABILITIES. Neither the Company nor Autodaq has liabilities or obligations, absolute or contingent, which are reasonably expected to exceed $25,000 individually or $50,000 in the aggregate and which are not disclosed on the Company's or Autodaq's financial statements, as the case may be.

         3.11 MATERIAL AGREEMENTS. All of the contracts and agreements (i) with expected receipts or expenditures in excess of $25,000, (ii) involving a license or grant of rights to or from the Company or Autodaq involving patents, copyrights, trademarks, or other proprietary information applicable to the current business of the Company or Autodaq, (iii) containing non-competition or non-solicitation covenants to which the Company or Autodaq is a party, or (iv) containing provisions restricting the development, manufacture or distribution of the Company's products or services and which are in effect as of the date hereof are listed on EXHIBIT C-1 and C-2. All such contracts and agreements are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and neither the Company nor Autodaq has received any indication of an intention to terminate any such contract or agreement by any of the parties to any such contract or agreement. Except for the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company or Autodaq and any of their respective officers, directors or affiliates (all "RELATED Parties"). No Related Party of the Company or Autodaq is directly or indirectly interested in any material contract with the Company or Autodaq, as the case may be.

         3.12 TITLE TO PROPERTIES AND ASSETS; LIENS. The Company and Autodaq have good and marketable title to their respective properties and assets, and have good title to all their respective leasehold interests, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which, when considered individually or together, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or Autodaq, as the case may be, and which have not arisen otherwise than in the ordinary course of business.

         3.13 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor Autodaq is in violation of: (i) any term of their respective Certificates of Incorporation or bylaws; (ii) in any material respect, any term or provision of any mortgage, indebtedness, indenture, contract,


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agreement, instrument, judgment or decree; and (iii) to the knowledge of Autodaq and the Company, as the case may be, of any order, statute, rule or regulation applicable to the Company or Autodaq. The execution, delivery and performance of and compliance with this Agreement and the Investment Agreements, and the issuance of the Shares and the Conversion Stock have not resulted and will not result in any violation of, or constitute a default under (i) the Company's Restated Certificate or bylaws or (ii) Autodaq's Certificate of Incorporation or bylaws, as currently in effect, and have not and will not result in any material violation of, or materially conflict with, or constitute a material default under, any of their respective agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or Autodaq.

         3.14 EMPLOYEES. To the knowledge of the Company and Autodaq, as the case may be, no employee or consultant of the Company or Autodaq is in violation of any term of any employment contract, non-disclosure agreement, invention assignment agreement or any other similar contract or agreement relating to the relationship of such employee with the Company or Autodaq, any former employer or any other party. Each employee, officer and consultant of the Company and Autodaq has executed an Employment, Confidential Information and Invention Assignment Agreement substantially in the form attached hereto as EXHIBIT F.

         3.15 REGISTRATION RIGHTS; VOTING. Except as set forth in their respective Investor Rights Agreements, neither the Company nor Autodaq is under any contractual obligation to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), any of their presently outstanding securities or any of their securities that may hereafter be issued. To the knowledge of the Company and Autodaq, as the case may be, except as contemplated in the Voting Agreement, the Merger Agreement and certain voting agreements among the Company, Autodaq and the Company's stockholders in connection with the Merger, no stockholder of the Company or Autodaq has entered into any agreements with respect to the voting of capital stock of the Company or Autodaq.

         3.16 GOVERNMENTAL CONSENT. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company or Autodaq is required in connection with the valid execution and delivery of the Investment Agreements, or the offer, sale or issuance of the Shares or the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (i) the filing of the Restated Certificate in the office of the Delaware Secretary of State prior to the Closing and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.17 OFFERING. Subject in part to the accuracy of the Purchaser's representations in Section 54 hereof, the offer, sale and issuance of the Shares and the Conversion Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and any applicable securities laws.

         3.18 BROKERS OR FINDERS. Neither the Company nor Autodaq nor the Purchasers, as a result of any action taken by the Company or Autodaq, has incurred or will incur, directly or

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indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

         3.19 PERMITS. The Company and Autodaq have all franchises, permits, licenses, and any similar authority necessary for the conduct of their respective businesses as now being conducted by them, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company or Autodaq, and the Company and Autodaq, as the case may be, believe they can obtain, without undue burden or expense, any similar authority for the conduct of their respective businesses as planned to be conducted. To the knowledge of the Company and Autodaq, as the case may be, the Company and Autodaq have not defaulted in any material respect under any of such franchises, permits, licenses, or other similar authority.

         3.20 INSURANCE. The Company and Autodaq have insurance policies in effect covering the risks associated with their respective businesses and properties which are of such character and in such amounts as are customarily maintained by entities engaged in the same or similar businesses and similarly situated.

         3.21 FINANCIAL STATEMENTS.

              (a)   COMPANY FINANCIAL STATEMENTS.

                    (i) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company's required registration statements, prospectuses, reports, schedules, forms, statements and other documents, as amended, filed with the SEC, the unaudited consolidated financial statements for the year ended March 31, 2002 and the unaudited consolidated financial statements for the one-month period ended April 30, 2002 (collectively, the "COMPANY FINANCIALS"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except that unaudited financial statements may not contain footnotes) and (iii) fairly presented in all material respects the financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments). The unaudited balance sheet of the Company as of April 30, 2002 is hereinafter referred to as the "COMPANY BALANCE SHEET."

                    (ii) Except as disclosed in the Company Financials, the Company has no liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on the Company, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

              (b)   AUTODAQ FINANCIAL STATEMENTS.

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                    (i) Autodaq has delivered or made available to the
Purchasers copies of (i) the audited balance sheets of Autodaq as of December 31, 1999, 2000 and 2001, together with the related audited statement of operations, stockholders' equity and cash flow for the years then ended and the notes thereto, and (ii) the unaudited balance sheet of Autodaq as of April 30, 2002, together with the related unaudited statement of operations and cash flow for the four-month period ended April 30, 2002 (collectively, the "AUTODAQ FINANCIALS"). The Autodaq Financials were (i) prepared in accordance GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly presented in all material respects the financial position of the Autodaq as at the respective dates thereof and the results of the Autodaq's operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments). The balance sheet dated as of April 30, 2002 is hereinafter referred to as the "AUTODAQ BALANCE SHEET."

                    (ii) Except as disclosed in the Autodaq Financials, neither Autodaq nor its subsidiary has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Autodaq, except for liabilities incurred since the date of the Autodaq Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

         3.22 EMPLOYEE COMPENSATION PLANS; EMPLOYEE RELATIONS. Neither the Company nor Autodaq is a party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements. The Company and Autodaq believe that their relations with their respective employees are satisfactory. Neither the Company's nor Autodaq's employees is represented by any labor unions nor, to the knowledge of the Company and Autodaq, as the case may be, is any union organization campaign in progress. Neither the Company nor Autodaq is aware that any of their respective officers or employees intends to terminate employment, and the Company and Autodaq do not have any present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company and Autodaq is terminable at the will of the Company or Autodaq, as the case may be.

         3.23     TAXES.

              (a) All federal, state, local, and foreign tax returns required to be filed by the Company and Autodaq have been timely filed and are correct in all material respects, and all taxes, assessments, fees, and other governmental charges upon the Company or Autodaq, or upon any of their respective properties, income, or franchises have been paid or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure so to file or to pay would not in the aggregate cause a material adverse change in the assets, business, properties, or financial condition of the Company or Autodaq, as the case may be.

              (b) Neither the Company nor Autodaq has elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a


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collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the
Code. Neither the Company nor Autodaq has ever had any tax deficiency proposed or assessed against them and neither has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's or Autodaq's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Company's Balance Sheet, neither the Company nor Autodaq has incurred any taxes, assessments or governmental charges other than in the ordinary course of business, and both the Company and Autodaq have made adequate provisions on their respective books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company and Autodaq have withheld or collected from each payment made to each of their respective employees the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         3.24 DISTRIBUTIONS3.25 . There has been no declaration or payment by the Company or Autodaq of any dividend, nor any distribution by the Company or Autodaq of any assets of any kind to any of their respective stockholders.

         3.25 CORPORATE DOCUMENTS. The Certificate of Incorporation and bylaws of the Company and of Autodaq, as currently in effect, are in the form made available to counsel for the Purchasers. The copy of the minute books of the Company and Autodaq made available to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

         3.26 NO MATERIAL ADVERSE CHANGE. To the Company's and Autodaq's knowledge, as the case may be, since March 31, 2002, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company or Autodaq.

         3.27 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated herein or in the Merger Agreement, since April 30, 2002, neither the Company nor Autodaq has:

              (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities except for options to purchase shares of Common Stock pursuant to their respective Stock Plans;

              (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

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              (c) discharged or satisfied any material lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

              (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

              (e) mortgaged or pledged any of its properties or assets or subjected them to any material lien, except liens for current property taxes not yet due and payable;

              (f) sold, assigned, or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

              (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets;

              (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

              (i) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

              (j) made any loans or advances to or, guarantees for the benefit of any persons in excess of $10,000 in the aggregate;

              (k) made any charitable contributions or pledges;

              (l) suffered any damage, destruction or casualty loss whether or not covered by insurance;

              (m) taken steps to incorporate any subsidiary; or

              (n) entered into any other material transaction other than in the ordinary course of business.

                                   SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Each Purchaser hereby severally represents and warrants to the Company as follows:

         4.1 PREEXISTING RELATIONSHIP WITH COMPANY; BUSINESS AND FINANCIAL EXPERIENCE ACCREDITED INVESTOR. It either (i) has a preexisting business and/or personal relationship with the Company and/or its officers, directors or controlling persons, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are


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unaffiliated with the Company and who are not compensated by the Company, has the capacity to protect its own interests in connection with the purchase of the Shares and underlying Conversion Stock. It is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

         4.2 INVESTMENT INTENT; BLUE SKY. It is acquiring the Shares and the underlying Conversion Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Shares and the underlying Conversion Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser's address set forth on the Schedule of Purchasers attached hereto as EXHIBIT A represents the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable "Blue Sky" laws.

         4.3 RULE 144. It acknowledges that the Shares and the underlying Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. It understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and Federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith.

         4.6 ACCESS TO DATA. It has had an opportunity to discuss the Company's and Autodaq's business, management and financial affairs with the management of the Company and Autodaq. It has also had an opportunity to ask questions of officers of the Company and Autodaq. It understands that such discussions, as well as any written information issued by the Company and Autodaq, were intended to describe the material aspects of the Company's and Autodaq's respective businesses.

         4.7 AUTHORIZATION. All action on the part of the Purchaser's members, partners, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and


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performance of the Investment Agreements by the Purchaser, the purchase of and payment for the Shares and the Conversion Stock and the performance of all of the Purchaser's obligations under the Investment Agreements has been taken or will be taken prior to the Closing. The Investment Agreements, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; PROVIDED, HOWEVER, that the Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement.

         4.8 BROKERS OR FINDERS. Neither the Company nor Autodaq has nor will they incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

         4.9 TAX LIABILITY. It has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or Autodaq or any of the Company's or Autodaq's agents with respect to such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

                                   SECTION 5
                     CONDITIONS TO CLOSING OF THE PURCHASERS

         Each Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company and Autodaq in Section 3 hereof shall be true and correct in all respects as of the date of the Closing other than any failures to be so true and correct as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or Autodaq. For purposes of this Section 5.1, "Material Adverse Effect" shall have the meaning ascribed to the term in Section 10.1 of the Merger Agreement.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and Autodaq on or prior to the date of the Closing shall have been performed or complied with in all material respects.

         5.3 OPINION OF AUTODAQ'S COUNSEL. The Purchasers shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Autodaq, an opinion addressed to the Purchasers, dated the date of the Closing, in substantially the form of EXHIBIT G-1.


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         5.4 OPINION OF THE COMPANY'S COUNSEL. The Purchasers shall have received from Gallagher & Kennedy, L.L.P., counsel to the Company, an opinion addressed to the Purchasers, dated as of the Closing, in substantially the form of EXHIBIT G-2.

         5.5 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock to the Purchasers.

         5.6 RESTATED CERTIFICATE. The Restated Certificate shall have been filed in the office of the Delaware Secretary of State and shall be in full force and effect.

         5.7 INVESTOR RIGHTS AGREEMENT. The Company and the holders of a majority of the Series A Preferred Stock of Autodaq, a majority of the Series B Preferred Stock of Autodaq and a majority of the Preferred Stock of Autodaq (voting together as a class on an as converted to Common Stock basis) shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT D.

         5.8 ROFR, CO-SALE AGREEMENT. The Company, Adam Boyden, Peter Kelly, Jorge Borbolla, Roger Butterwick, Mark Jensen and Andrew Iorgulescu, and the holders of a majority of the Series A Preferred Stock of Autodaq and a majority of the Series B Preferred of Autodaq shall have executed and delivered the ROFR, Co-Sale Agreement.

         5.9 VOTING AGREEMENT. The Company, Adam Boyden, Peter Kelly, Jorge Borbolla, Roger Butterwick, Mark Jensen and Andrew Iorgulescu, and the holders of a majority of the Series A Preferred Stock of Autodaq and a majority of the Series B Preferred Stock of Autodaq shall have executed and delivered the Voting Agreement.

         5.10 MERGER CLOSING CONDITIONS. The conditions set forth in Sections 8.1, 8.2(a)-(c), (g)-(k), (o), 8.3(a)-(c) and (f) of the Merger Agreement shall have been duly satisfied (without waiver or amendment of those conditions), and the Merger shall have been declared effective.

         5.11 COMPANY COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company in substantially the form attached hereto as EXHIBIT H-1, executed by the President of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.9 of this Agreement.

         5.12 AUTODAQ COMPLIANCE CERTIFICATE. Autodaq shall have delivered to the Purchasers a certificate of Autodaq in substantially the form attached hereto as EXHIBIT H-2, executed by the President of Autodaq, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.9 of this Agreement.

         5.13 COMPANY'S SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company in substantially the form attached hereto as EXHIBIT I-1, executed by the Secretary of the Company, dated as of the date of the Closing and attaching true and correct copies of the Company's (i) Restated Certificate, (ii) bylaws, (iii) a certification as to the

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effectiveness of the Merger, and (iv) resolutions adopted by the Board of
Directors and stockholders authorizing this Agreement and the transactions contemplated hereby.

         5.14 AUTODAQ'S SECRETARY'S CERTIFICATE. Autodaq shall have delivered to the Purchasers a certificate of Autodaq in substantially the form attached hereto as EXHIBIT I-2, executed by the Secretary of Autodaq, dated as of the date of the Closing and attaching true and correct copies of the Autodaq's (i) Certificate of Incorporation, (ii) Bylaws and (iii) resolutions adopted by the Board of Directors authorizing this Agreement and the transactions contemplated hereby.

         5.15 BOARD OF DIRECTORS. Upon the Closing, the authorized number of the Company's directors shall be nine (9), and the Company's Board of Directors shall consist of Adam Boyden, Jorge Borbolla, Mark Bronder, Benjamin Chereskin, Sandy Rogers, David Marquardt, R. Gary McCauley, L. David Sikes and Marvin Strait.

         5.16 INVENTION ASSIGNMENT AGREEMENT. Each employee, officer and consultant of the Company shall have executed an Employment, Confidential Information and Invention Assignment Agreement substantially in the form attached hereto as EXHIBIT J.

         5.17 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         5.18 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the special counsel for the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         5.19 AGGREGATE PROCEEDS. The Company shall have raised an aggregate of $3 million in the First Closing.

                                   SECTION 6
                      CONDITIONS TO CLOSING OF THE COMPANY

         The Company's obligation to sell and issue the Shares to each of the Purchasers is, unless waived in writing by the Company, subject to the fulfillment as of the date of Closing of the following conditions by that
Purchaser:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations made in
Section 4 hereof by the Purchaser shall be true and correct in all material respects as of the date of Closing.

         6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of Closing shall have been performed or complied with in all material respects.

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         6.3 BLUE SKY. The Company and Autodaq shall have obtained all necessary
Blue Sky law permits and qualifications or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock to the Purchaser.

         6.4 INVESTOR RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT D.

         6.5 ROFR, CO-SALE AGREEMENT. The Company, the holders of a majority of Autodaq's Series A Preferred Stock, a majority of Autodaq's Series B Preferred Stock, the Purchasers, Adam Boyden, Peter Kelly, Jorge Borbolla, Roger Butterwick, Mark Jensen and Andrew Iorgulescu shall have executed and delivered the ROFR, Co-Sale Agreement in the form attached hereto as EXHIBIT E.

         6.6 VOTING AGREEMENT. The Company, the holders of a majority of Autodaq's Series A Preferred Stock, a majority of Autodaq's Series B Preferred Stock, the Purchasers, Adam Boyden, Peter Kelly, Jorge Borbolla, Roger Butterwick, Mark Jensen and Andrew Iorgulescu shall have executed and delivered the Voting Agreement in the form attached hereto as EXHIBIT F.

                                    SECTION 7
                                  MISCELLANEOUS

         7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company, Autodaq and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         7.2 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; PROVIDED, HOWEVER, that the rights of a Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

         7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Purchasers and their affiliates who together hold at least 50% of the of the Series E Preferred Stock and the Company Common Stock issuable upon conversion of the Series E Preferred Stock.

         7.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed: if to a Purchaser, to the


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address or fax number listed after such Purchaser's name on the Schedule of
Purchasers attached hereto as EXHIBIT A or at such other address as such Purchaser shall have furnished to the Company, with a copy to:

                                    Gunderson, Dettmer, Stough,
                                    Villeneuve, Franklin & Hachigian, L.L.P.
                                    155 Constitution Drive
                                    Menlo Park, California 94025
                                    Attn.: Brooks Stough
                                    Fax: (650) 321-2800

              (c)      if to the Company or Autodaq, to:

                                    AutotradeCenter, Inc.
                                    1330 O'Brien Drive
                                    Menlo Park, California 94025
                                    Attention: Adam Boyden, President
                                    Fax:  (650) 532-6440

         or at such other address as the Company or Autodaq shall have furnished to the Purchasers, with a copy to:

                                    Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Attn:  Steven E. Bochner, Esq.
                                    Fax:  (650) 493-6811

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         7.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.


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         7.7 EXPENSES. The Company, Autodaq and the Purchasers shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby, except that, upon a successful completion of the offering and at Closing, the Company will pay the reasonable legal fees and expenses (but in no event more than $25,000) of Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, L.L.P. as counsel to the Purchasers.

         7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

         7.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

         7.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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                                      -21-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:                               PURCHASER:



AUTOTRADECENTER, INC.
a Delaware corporation                 -----------------------------------------
                                       (Please use exact name as it will appear on stock certificate)

By:                                    By:
    --------------------------------      --------------------------------------
    Roger Butterwick, President
                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

AUTODAQ:                               Address:
                                               ---------------------------------

                                       -----------------------------------------
AUTODAQ CORPORATION
a Delaware corporation                 -----------------------------------------
                                       Phone Number:
                                                    ----------------------------

By:
   ----------------------------------
    Adam Boyden, President







           [SIGNATURE PAGE TO AMENDED AND RESTATED SERIES E PREFERRED
                            STOCK PURCHASE AGREEMENT]




C:\WINDOWS\temp\EXHIBIT L Series E Stock Purchase Agreement.DOC

                                    EXHIBIT A

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                             SCHEDULE OF PURCHASERS

                                  FIRST CLOSING


     NAME AND ADDRESS            PURCHASE PRICE                 SHARES

  August Capital II L.P.         $2,000,000.00*





                                              ----------------------------------
TOTAL:                                           $       3,000,000.00

   * Including, at the option of Purchaser, cancellation of indebtedness.




C:\WINDOWS\temp\EXHIBIT L Series E Stock Purchase Agreement.DOC

                                   EXHIBIT B

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION














C:\WINDOWS\temp\EXHIBIT L Series E Stock Purchase Agreement.DOC

                                   EXHIBIT C-1

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                             SCHEDULE OF EXCEPTIONS

         The following are the exceptions to the representations and warranties of AutoTradeCenter, Inc. (the "Company") set forth in Section 3 of the Amended and Restated Series E Preferred Stock Purchase Agreement dated as of June 27, 2002 (the "AGREEMENT") to which this is an exhibit. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement. The section numbers below correspond to the section numbers in the Agreement. Anything disclosed under a section specified below that is applicable to any other section is deemed to be disclosed on the other such sections so long as its relevance to the latter section is reasonably ascertainably from its inclusion in the former section.

         [PLACEHOLDER]





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

                                   EXHIBIT C-2

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                             SCHEDULE OF EXCEPTIONS

         The following are the exceptions to the representations and warranties of Autodaq Corporation (the "Autodaq") set forth in Section 3 of the Amended and Restated Series E Preferred Stock Purchase Agreement dated as of June 27, 2002 (the "AGREEMENT") to which this is an exhibit. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement. The section numbers below correspond to the section numbers in the Agreement. Anything disclosed under a section specified below that is applicable to any other section is deemed to be disclosed on the other such sections so long as its relevance to the latter section is reasonably ascertainably from its inclusion in the former section.

         [PLACEHOLDER]




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



                                    EXHIBIT D

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                            INVESTOR RIGHTS AGREEMENT











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

                                    EXHIBIT E

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT







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

                                    EXHIBIT F

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                                VOTING AGREEMENT







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

                                   EXHIBIT G-1

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

            FORM OF LEGAL OPINION OF WILSON SONSINI GOODRICH & ROSATI







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

                                  EXHIBIT G -2

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                  FORM OF LEGAL OPINION OF GALLAGHER & KENNEDY







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

                                   EXHIBIT H-1

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                         COMPANY COMPLIANCE CERTIFICATE




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


                                   EXHIBIT H-2

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                         AUTODAQ COMPLIANCE CERTIFICATE






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



                                   EXHIBIT I-1

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                         COMPANY SECRETARY'S CERTIFICATE






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


                                   EXHIBIT I-2

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

                         AUTODAQ SECRETARY'S CERTIFICATE





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


                                    EXHIBIT J

      (To Amended and Restated Series E Preferred Stock Purchase Agreement)

     EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT






C:\WINDOWS\temp\EXHIBIT L Series E Stock Purchase Agreement.DOC

                                    EXHIBIT M
                          FORM OF STOCKHOLDER AGREEMENT

                              AUTOTRADECENTER, INC.

                                VOTING AGREEMENT


         This Voting Agreement (this "AGREEMENT") is made as of ____, 2002 by and among AutoTradeCenter, Inc., a Delaware corporation (the "COMPANY"), certain holders of the Company's Series A Preferred Stock (the "SERIES A HOLDERS"), certain holders of the Company's Series B Preferred Stock (the "SERIES B HOLDERS"), certain holders of the Company's Series C Preferred Stock (the "SERIES C HOLDERS"), certain holders of the Company's Series D Preferred Stock (the "SERIES D HOLDERS"), the purchasers of the Company's Series E Preferred Stock (the "SERIES E HOLDERS"), and Adam Boyden, Roger Butterwick, Peter Kelly, Jorge Borbolla, Andrew Iorgulescu and Mark Jensen (each an "EXECUTIVE" and collectively, the "EXECUTIVES"). The Executives, the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders are referred to collectively herein as the "STOCKHOLDERS." The Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders are also referred to collectively herein as the "PREFERRED STOCKHOLDERS."

                                    RECITALS

         A. Each of the Stockholders is the owner of the number of shares of the Company's capital stock set forth beneath such Stockholder's name on the signature page hereto.

         B. The Company and Autodaq Corporation, a Delaware corporation ("AUTODAQ"), have entered into an Agreement and Plan of Reorganization, dated as of June 27, 2002 (the "REORGANIZATION AGREEMENT") pursuant to which AUTC Autodaq Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, will merge with and into Autodaq (the "MERGER").

         C. The Company and the Series E Holders have entered into a Series E Preferred Stock Purchase Agreement, dated June 27, 2002 (the "PURCHASE AGREEMENT"), pursuant to which the Company desires to sell to the Series E Holders and the Series E Holders desire to purchase from the Company shares of the Company's Series E Preferred Stock. A condition to the Series E Holders' obligations under the Purchase Agreement is that the Company, the Executives and the Preferred Stockholders enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Preferred Stockholders and the Executives shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors. The Company, the Preferred Stockholders and the Executives each desire to facilitate the voting arrangements set forth in this Agreement and the sale and purchase of shares of Series E Preferred Stock pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth below.

         D. The Company's Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") sets forth three designated board seats for the Series A Holders, the Series B Holders and the Series E Holders. It is intended that Zilkha Venture Partners, L.P. or its affiliates, designate the Series A Preferred Director (as that term is defined in the Restated Certificate); that Madison Dearborn Capital Partners III, L.P. or its affiliates, designate the Series


1031376/15012.1

B Preferred Director; and that August Capital II, L.P. or its affiliates, designate the Series E Preferred Director.

         E. The Stockholders are entering into this Agreement immediately following the closing of the Merger, as described in the Reorganization Agreement and the Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. BOARD REPRESENTATION. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Executives and the Preferred Stockholders agree to vote or act with respect to their shares so as to elect:

              (a) So long as at least 50% of the Series A Preferred Stock remains outstanding, so as to elect one (1) member of the Company's Board of Directors designated by Zilkha Venture Partners, L.P. or its affiliates, which designee shall initially be Mark Bronder;

              (b) So long as at least 50% of the Series B Preferred Stock remains outstanding, so as to elect one (1) member of the Company's Board of Directors designated by Madison Dearborn Capital Partners III, L.P. or its affiliates, which designee shall initially be Benjamin Chereskin;

              (c) So long as at least 50% of the Series E Preferred Stock remains outstanding, so as to elect one (1) member of the Company's Board of Directors designated by August Capital or its affiliates, which designee shall initially be David Marquardt;

              (d) So as to elect two (2) members of the Company's Board of Directors designated by the Executives, one of whom shall be the Chief Executive Officer of the Company, which designees shall initially be Adam Boyden and Jorge Borbolla;

              (e) So as to elect one (1) independent member of the Company's Board of Directors who shall have relevant industry experience and be designated by the mutual agreement of the other designated members of the Board of Directors, which designee shall initially be M. Weldon Rogers IV; and

              (f) So as to elect R. Gary McCauley, L. David Sikes and Marvin Strait; provided, however, that the Executives and Preferred Stockholders shall not be obligated to vote or act with respect to their shares so as to elect the designees listed in this Section 1(f) following the first anniversary of the date hereof.

         2. NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

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1031376/15012.1

         3. PROXY. Upon the failure of any Stockholder to vote his, her or its respective shares in accordance with the terms of this Agreement, such Stockholder hereby grants to a stockholder designated by the Board of Directors of the Company a proxy coupled with an interest in all shares owned by such Stockholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 3 is amended to remove such grant of proxy in accordance with Section 9 hereof, to vote all such shares in the manner provided in Section 1 hereof.

         4. REMOVAL OF DIRECTORS. In the event of any vacancy on the Board of Directors, the Executives and the Preferred Stockholders will vote to fill such vacancy with a nominee designated in the same manner as the person who held the directorship so vacated. The parties hereto agree that no director may be removed from office without the approval of the parties required to elect such director in accordance with Section 1.

         5. CHANGE IN NUMBER. Except in accordance with Section 9 hereof, the Executives and Preferred Stockholders will not vote for any amendment or change to the Restated Certificate or Bylaws providing for the election of more or less than nine (9) directors, or any other amendment or change to the Restated Certificate or Bylaws inconsistent with the terms of this Agreement.

         6. LEGENDS. Each certificate representing shares of the Company's capital stock held by a Executive or Investor, or their respective transferees, successors or assigns shall be endorsed by the Company with a legend reading as follows:

              "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY
              INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

         7.   TERMINATION.

              7.1 TERMINATION EVENTS. This Agreement shall terminate upon the earlier of:

                    (a) a Qualified Initial Public Offering (as defined in the Investor Rights Agreement, dated as of the date hereof); or

                    (b) a merger or consolidation of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company (unless the stockholders of the Company immediately prior to such transaction hold (in substantially the same percentages) at least 50% of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets); provided, however, that a merger effected exclusively for the purpose of changing the domicile of the Company shall not result in a termination of this Agreement.

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1031376/15012.1

              7.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 7.1, any holder of a stock certificate legended pursuant to Section 6 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

         8. NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTOR. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any such party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors of the Company by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

         9. AMENDMENTS; WAIVERS. Any term hereof (other than Sections 1(a), 1(b) and 1(c)) may be amended or waived with the written consent of the Company, a majority in interest of the Preferred Holders (voting on an as-converted to Common Stock basis), and a majority in interest of the Executives; provided, however, that until the first anniversary of the date hereof, no amendment or waiver which would deprive the individuals listed in Section 1(f) of their right to a seat on the Company's Board of Directors shall be effective unless the individuals listed in Section 1(f) consent to such amendment or waiver. Sections 1(a), 1(b) and 1(c) hereof may be amended or waived as follows: (a) with respect to Section 1(a), only by the affirmative vote of a majority of the Series A Holders, (b) with respect to Section 1(b), only by the affirmative vote of a majority of the Series B Holders and (c) with respect to Section 1(c), only by the affirmative vote of a majority of the Series E Holders. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Executives, and each of their respective successors and assigns. Notwithstanding the foregoing, the Company may add any individual or entity who acquires securities of the Company hereinafter as a party hereto upon execution by such party of a signature page hereto.

         10. NOTICES. Except as otherwise specifically provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon confirmation of receipt of telecopy or telegram by the party to be notified or three days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to an Executive, at such address as such Executive shall have last furnished the Company in writing, (b) if to a Preferred Stockholder, at such address as such Preferred Stockholder shall have last furnished to the Company in writing or (c) if to the Company, at its principal office.

         11. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

         12. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to conflicts of laws provisions.

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1031376/15012.1

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         14. ENTIRE AGREEMENT; AGREEMENT BINDING. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         15. SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

         16. STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any issuance of shares of the Company's voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

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1031376/15012.1

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY                                    EXECUTIVES

AUTOTRADECENTER, INC.
                                           -------------------------------------
                                           Adam Boyden
By:                                        ________ shares of Common Stock
    ---------------------------------
    Adam Boyden, President

                                           -------------------------------------
                                           Jorge Borbolla
                                           ________ shares of Common Stock


                                           -------------------------------------
                                           Roger Butterwick
                                           ________ shares of Common Stock


                                           -------------------------------------
                                           Andrew Iorgulescu
                                           ________ shares of Common Stock


                                           -------------------------------------
                                           Mark Jensen
                                           ________ shares of Common Stock


                                           -------------------------------------
                                           Peter Kelly
                                           ________ shares of Common Stock





                      [SIGNATURE PAGE TO VOTING AGREEMENT]
1031376/15012.1

SERIES B HOLDERS

MADISON DEARBORN CAPITAL PARTNERS III, L.P.

By: MADISON DEARBORN PARTNERS III, L.P.
      ITS SOLE GENERAL PARTNER

By: MADISON DEARBORN PARTNERS, LLC
      ITS SOLE GENERAL PARTNER

By:
      ---------------------------------------
      Name:
      Title:


MADISON DEARBORN SPECIAL EQUITY III, L.P.

By: MADISON DEARBORN PARTNERS III, L.P.
      ITS SOLE GENERAL PARTNER

By: MADISON DEARBORN PARTNERS, LLC
      ITS SOLE GENERAL PARTNER

By:
   ------------------------------------------
      Name:
      Title:


SPECIAL ADVISORS FUND I, LLC

By: MADISON DEARBORN PARTNERS III, L.P.
      ITS SOLE GENERAL PARTNER

By: MADISON DEARBORN PARTNERS, LLC
      ITS MANAGER

By:
      ---------------------------------------
      Name:
      Title:



                      [SIGNATURE PAGE TO VOTING AGREEMENT]
1031376/15012.1

SERIES A HOLDERS


AUGUST CAPITAL II, L.P. for itself and as nominee for August Capital Strategic Partners II


By:    August Capital Management II, LLC,
       general partner of both of the foregoing

By:
     ------------------------------------------
      Mark G. Wilson, Member
      ________ shares of Series A Preferred Stock


DRW Venture Partners LP

By:   Dain Rauscher Corporation,
      general partner

By:
      -----------------------------------------
      Mary Zimmer
      Director, DRW Finance & Administration


CLAYTON VENTURE GROUP, LLC

By:
      -----------------------------------------
      M. Weldon Rogers IV, President


ZILKHA VENTURE PARTNERS

By:   Zilkha Ventures LLC

By:
      -----------------------------------------
      Donald Zilkha, Managing Member



-----------------------------------------------
Mark Bronder



                      [SIGNATURE PAGE TO VOTING AGREEMENT]
1031376/15012.1

SERIES E HOLDERS



---------------------------------------------
(Please use exact name as it will appear on stock certificate)

By:
      ---------------------------------------

Name:
       --------------------------------------

Title:
        -------------------------------------

Address:
          -----------------------------------

---------------------------------------------

---------------------------------------------

Phone Number:
               ------------------------------

Facsimile:
            ---------------------------------



                      [SIGNATURE PAGE TO VOTING AGREEMENT]
1031376/15012.1

                                   EXHIBIT N
                            MERGER STOCK ALLOCATION

AutoTradeCenter, Inc.'s Outstanding Common Stock
(Fully Diluted and not including the August Facilities
Use Warrant) Following Reincorporation (assumed)             107,643,582


                               PRE-MERGER HOLDINGS                               POST-MERGER HOLDINGS
                                                                          % OF OUT-
                                                                           STANDING
                                                                           SHARES                   % OF TOTAL                TYPE
                                          # OF SHARES      # OF SHARES     (FULLY     LIQUIDATION   LIQUIDATION  LIQUIDATION   OF
                                        (FULLY DILUTED)  (FULLY DILUTED)   DILUTED)    PREFERENCE   PREFERENCE    PER SHARE   STOCK

             AUTODAQ
Holders of Old ADAQ Common                 11,482,957      192,113,575     20.49%          N/A          N/A           N/A     Comm.
Holders of Old ADAQ Series A               10,040,000      167,972,439     17.91%    $2,407,996.12      8.14%      $0.0143    Pref.
Holders of Old ADAQ Series B                8,260,945      138,208,275     14.74%   $15,556,034.75     52.60%      $0.1126    Pref.
Holders of old ADAQ Series C                  636,840       10,654,539      1.14%    $1,199,221.78      4.05%      $0.1126    Pref.
Holders of old ADAQ Options                 3,455,961       57,819,342      6.17%          N/A          N/A           N/A     Comm.
ERAC Equity Obligations                       350,000        5,855,613      0.62%          N/A          N/A           N/A     Comm.
Holders of Old ADAQ Common Warrants           466,908        7,811,521      0.83%          N/A          N/A           N/A     Comm.
Holders of Old ADAQ Preferred Warrants        817,499       13,677,022      1.46%    $1,539,417.45      5.21%      $0.1126    Pref.
TOTAL                                      35,511,110      594,112,325     63.35%   $20,702,670.10     70.00%

        AUTOTRADECENTER INC. (AZ)
New Common Shares                         107,643,582      107,643,582     11.48%          N/A          N/A           N/A     Comm.
August Capital Facilities Use Warrant       5,327,869        5,327,869      0.57%
New Preferred Shares                                       141,648,117     15.10%    $8,872,572.90     30.00%      $0.0626    Pref.
TOTAL                                     112,971,451      254,619,568     27.15%    $8,872,572.90     30.00%

AUTC Management Options                                     42,202,138      4.50%          N/A          N/A           N/A     Comm.
AUTC Unallocated Option Pool                                46,891,265      5.00%          N/A          N/A           N/A     Comm.
TOTAL (NEW OPTIONS PLUS POOL)                               89,093,403      9.50%

TOTAL POST-MERGER                                          937,825,296    100.00%   $29,575,243.00    100.00%


OWNERSHIP DISTRIBUTION BETWEEN COMMON AND
PREFERRED (PRE-MONEY)                                   PERCENTAGE
Regulard Preferred Stock                                  55.63%
Common Stock                                              44.37%
Total                                                    100.00%


ADAQ DISTRIBUTION BETWEEN COMMON AND
PREFERRED (PRE)                                         PERCENTAGE
Preferred Stock                                           55.63%
Common Stock                                              44.37%
Total                                                    100.00%


ASSUMING THE NUMBER OF FULLY-DILUTED SHARES OF COMMON STOCK OF AUTOTRADECENTER INC. (AZ) IMMEDIATELY PRIOR TO THE REINCORPORATION MERGER IS 120,211,584, THE COMMON STOCK AND SERIES D PREFERRED STOCK OF AUTOTRADECENTER, INC. (DE) TO BE RECEIVED BY A HOLDER OF ONE SHARE OF COMMON STOCK (OR OPTIONS OR WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK) OF AUTOTRADECENTER INC. (AZ) IS AS FOLLOWS:

                                                    NO. OF SHARES PRE-          NO. OF SHARES POST-
                                                     REINCORPORATION             REINCORPORATION

Common Stock                                                       1                  1.00000
Preferred Stock Dividend per Share of Common Stock                 1                  1.25384
Option to purchase Common Stock                                    1                  1.00000
Warrant to purchase Common Stock                                   1                  1.00000

ASSUMING THE NUMBER OF FULLY-DILUTED SHARES OF COMMON STOCK OF AUTOTRADECENTER, INC. (DE) IMMEDIATELY PRIOR TO THE MERGER IS 120,211,584, THE AGGREGATE MERGER STOCK TO BE RECEIVED BY A HOLDER OF ONE SHARE OF EACH CLASS OF AUTODAQ'S CAPITAL STOCK IS AS FOLLOWS:

                                                           NO. OF SHARES PRE-MERGER        NO. OF SHARES POST-MERGER

Common Stock                                                                   1                      16.73032
Series A Preferred Stock                                                       1                      16.73032
Series B Preferred Stock                                                       1                      16.73032
Series C Preferred Stock*                                                      1                      16.73032
Option to purchase Common Stock                                                1                      16.73032
ERAC Equity Obligations**                                                      1                      16.73032
Warrant to purchase Common Stock                                               1                      16.73032
Warrant to purchase Series B Preferred Stock                                   1                      16.73032


*  Assumes issuance of Company Series C Earn-Out
** Assumes amendment to Agreement with The Crawford Group, Inc. which is contemplated to occur at or about the time of the signing of the Merger Agreement